1933 Act File No. 333-______

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2025
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box.
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check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
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Accelerated filer
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Smaller reporting company
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Nationwide Defined Protection® Annuity 2.0
Individual Single Purchase Payment Deferred Annuity Contract with Index-Linked Strategies
Issued by
NATIONWIDE LIFE INSURANCE COMPANY
Prospectus Dated May 1, 2025
This prospectus describes the Nationwide Defined Protection® Annuity 2.0 Contract (the "Contract"), including all material rights and obligations under the Contract, including material state variations and financial intermediary variations. Please read this prospectus carefully and keep it for future reference. Special terms used throughout this prospectus are defined under "Defined Terms."
The Contract is issued by Nationwide Life Insurance Company. Only one Purchase Payment is allowed under the Contract. The Contract is intended to be a long-term investment vehicle to assist investors in saving for and living in retirement. If the Contract is purchased as a Qualified Plan, IRA, Roth IRA, SEP IRA, or Simple IRA, the Contract will not provide any additional tax deferral benefits.
Nationwide has designed the Contract to offer features, pricing, and investment options that encourage long-term ownership.
The Contract exists in two separate phases: accumulation (savings) and annuitization (income). During the accumulation phase, the Contract offers as investment options a Fixed Strategy providing principal protection and a guaranteed fixed rate of interest, and Index Strategies that may be selected. At the end of a one-year or three-year Strategy Term, Index Strategy earnings can be positive, negative, or equal to zero and are based in part on the performance of a specified Index (market index or mutual fund) over that Strategy Term, subject to a level of protection against loss. At any time after the first two years of the Contract, the contract owner may elect to enter the annuitization phase, during which the investment options are no longer available, and Nationwide makes periodic income payments to the Annuitant.
Currently, each Index Strategy is linked to one of the following Indexes:
American Funds® The Growth Fund of America®-Class F-3*	BlackRock Select Factor Index	J.P. Morgan Mozaic IISM Index	MSCI EAFE Index**
NYSE® Zebra Edge® Index	SG Macro Compass Index	S&P 500® Average Daily Risk Control 10% USD Price Return Index**	S&P 500® Index**
* This is a mutual fund, not a market index, and the Index Value reflects the mutual fund’s total return.
** This is a price return index.
Nationwide reserves the right to add or remove the Index Strategies offered, change the Indexes, and limit the number of offered Index Strategies to only one. If all but one Index Strategy is terminated, the Contract Owner will be limited to investing in Strategies with terms that may not be acceptable to the Contract Owner.
An investment in an Index Strategy does not represent an investment in the linked Index or any securities or other assets included in the linked Index. If the linked Index is a mutual fund, the Contract Owner is not investing in the mutual fund itself – the Contract Owner will not be a shareholder or beneficial owner of the mutual fund and will have no rights with respect to the mutual fund. Actual investment results as a shareholder or beneficial owner of the fund may differ. Note: The Contract is not a variable annuity under the federal securities laws.
Each Strategy has a start and end date, and the duration between those two dates is referred to as the "Strategy Term." At the end of a Strategy Term, a contract owner may allocate Contract Value to the same Strategy, if available, or transfer Contract Value to another Strategy available for investment. Index Strategies available for a new Strategy Term may have different Crediting Factors. If Nationwide does not receive instructions, the Contract Value will be allocated to the same Strategy for another Strategy Term, but with the Crediting Factors that Nationwide declares for the upcoming Strategy Term. If the same Strategy is no longer available for investment, the Contract Value allocated to the maturing Strategy will be transferred to the Fixed Strategy for the upcoming Strategy Term. Transfers between Strategies are not permitted until the end of a Strategy Term unless a Contract Owner exercises the "Performance Lock" feature, which allows a one-time transfer from an Index Strategy to the Fixed Strategy during a Strategy Term if that Index Strategy's performance is above the floor provided by the Protection Level. The Daily ISE Percentage is used to calculate Index Strategy Earnings during a Strategy Term, and, if negative when amounts are transferred under the Performance Lock feature, may result in a loss subject to the floor provided by the Index Strategy’s Protection Level.

Your Contract will gain or lose value based on the performance of your Strategies. Your gains and losses depend on the application of important factors that make up the Strategy. In addition to the linked Index and the length of the Strategy Term, these factors include a "Protection Level," a "Participation Rate," and "Strategy Spread."
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The Protection Level is the amount of downside protection on negative Index Strategy Earnings for a given Strategy Term. The Protection Level is presented as a percentage and a higher Protection Level percentage provides more protection against loss than a lower Protection Level percentage. If you select a Strategy with a 90% Protection Level, your Index Strategy Earnings cannot be lower than -10%. If you select a Strategy with a 95% Protection Level, your Index Strategy Earnings cannot be lower than -5%. If you select a Strategy with a 100% Protection level, your Index Strategy Earnings cannot be lower than 0%. At the Contract’s minimum Protection Level of 75% (guaranteed for the life of the Contract), Index Strategy Earnings cannot be lower than -25% for any Strategy Term.
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The Participation Rate acts as a multiplier because it has the effect of multiplying the performance of the Index, positive or negative. If the Participation Rate is greater than 100%, it increases upside potential while also increasing risk of loss. Conversely, if the Participation Rate is lower than 100%, it decreases upside potential while also decreasing risk of loss. While Participation Rates may be set above 100%, the Minimum Participation Rate guaranteed for the life of the Contract is 5%. A low Participation Rate would cause a Strategy to participate in the performance of the linked Index to only a small extent. Application of the Participation Rate will not cause Index Strategy Earnings to drop below the floor protection provided by the Protection Level.
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The Strategy Spread is an annualized percentage used as a deduction in the calculation of gains and losses. The Strategy Spread operates to negatively impact the performance of the Strategy. This means it will reduce gains and potentially increase losses. The Strategy Spread can result in losses under a Strategy even if the linked Index has increased in value; however, application of the Strategy Spread will not cause the performance of an Index Strategy to drop below the floor protection provided by the Protection Level. For each Index Strategy, the maximum Strategy Spread guaranteed for the life of the Contract, is the initial Strategy Spread when that Strategy was first made available to that Contract plus 2%. The maximum total Strategy Spread guaranteed for any Index Strategy we may offer under the Contract at any time is 9%.
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The Participation Rate and the Strategy Spread may both be applied when calculating gains and losses for each Index Strategy. When a Strategy has both a Participation Rate less than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to reduce gains when Index Performance is positive. Additionally, when a Strategy has both a Participation Rate greater than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to increase losses when Index Performance is negative. Application of the Participation Rate and Strategy Spread will not cause the Index Strategy Earnings to drop below the floor protection provided by the Protection Level.
*The stated Strategy Spread is for a one-year period. For a Strategy with a 3-year Strategy Term, the Strategy Spread will be multiplied by 3 before being applied at the end of the Strategy Term.
Gains or losses related to the performance of a Strategy are referred to as "Index Strategy Earnings." Index Strategy Earnings may be positive, negative, or equal to zero. For examples of how the Protection Level, Participation Rate and Strategy Spread operate to impact Index Strategy Earnings at the end of a Strategy Term, please see the "How are earnings calculated for an Index Strategy at the end of a Strategy Term?" section of the Summary portion of this prospectus.
For Index Strategies with a Protection Level less than 100%, the value of an Index Strategy may be less than what the value was on the first day of the Strategy Term even if the value of the Index has increased since the beginning of the Strategy Term.
While the Contract offers varying levels of protection against loss, there is a risk of substantial loss of your principal investment. The risk of loss may be greater in the case of a partial withdrawal (including systematic withdrawals and required minimum distributions), a transfer under the Performance Lock feature, full surrender, Annuitization, and Death Benefit payments, which could significantly reduce the values under the Contract, including the Death Benefit and the amount of Index Strategy Earnings credited at the end of a Strategy Term, due to the use of the Daily ISE Percentage, proportionate withdrawal calculations, and any CDSC, MVA, income taxes and tax penalties applicable to these transactions. A prospective purchaser should not buy the Contract if they are not willing to assume the risks associated with the Contract. See "Risk Factors" beginning on page 19.
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When taking a withdrawal, the combined applicable CDSC, MVA, Daily ISE Percentage, proportionate withdrawal calculations, income taxes, and tax penalties may reduce Strategy Value by more than the net withdrawal amount and to less than the floor provided by the Protection Level of the Index Strategy(ies).

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An MVA and CDSC of up to 8% may apply to amounts withdrawn from the Contract during the first six Contract years. A negative MVA could result in a loss beyond the floor of the Protection Level and, under extreme circumstances, could result in a total loss of Contract Value. For Index Strategies with a 100% Protection Level and the Fixed Strategy, a negative MVA is limited to a value that would result in a full surrender value which is no less than the applicable minimum nonforfeiture value.
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The Daily ISE Percentage is used to calculate Index Strategy if amounts are locked in, withdrawn, or otherwise deducted from an Index Strategy before the end of its Strategy Term. The maximum potential loss from a negative Daily ISE Percentage is limited to the floor provided by the Protection Level. For example, a maximum loss of up to 25% in Index Strategy Value could occur if you are invested in an Index Strategy with a 75% Protection Level.
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The Contract may not be appropriate if an investor intends to take ongoing withdrawals, such as systematic withdrawals or required minimum distributions, particularly during an Index Strategy Term.
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Withdrawals taken before the end of a Strategy Term will reduce the strategy value proportionately, perhaps by substantially more than the amount withdrawn. All withdrawals will reduce the Death Benefit, perhaps by more than the amount withdrawn. All or a portion of any withdrawal may be subject to federal income taxes and withdrawals before age 59½ may be subject to a 10% penalty tax.
Index-linked annuity contracts are complicated investments. Prospective purchasers should consult with a financial professional about the Contract's features, benefits, risks, and fees and whether the contract is appropriate based upon his or her financial situation and objectives.
Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by Nationwide as insurance agents and that have selling agreements with Nationwide Investment Services Corporation ("NISC"), the principal underwriter for the Contracts. NISC will use its best efforts to sell the Contracts but is not required to sell any number or dollar amount of Contracts. Nationwide may stop offering the Contracts at any time.
Under state insurance laws, Contract Owners have the right, during a limited period of time that may be 10 days or longer, to examine their Contract and decide if they want to keep it or cancel it. This right is referred to as a "free look" right and no CDSC or MVA will apply to this cancellation. If the Contract Owner elects to cancel the Contract pursuant to the free look provision, Nationwide will cancel the Contract and, in most jurisdictions, the Purchase Payment will be refunded in full. Otherwise, where required by law, Nationwide will return the Contract Value, less any withdrawals from the Contract (including any CDSC, MVA and Daily ISE Percentage applied to those withdrawals), and applicable federal and state income tax withholding. If the Contract Value is returned, it may be more or less than the Purchase Payment and if a negative Daily ISE Percentage is applied, a loss may result (see "Right to Examine and Cancel").
This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.
All guarantees under the Contract are subject to our creditworthiness and claims-paying ability.
The Contract is not a bank deposit, is not FDIC insured, and is not insured or endorsed by any bank or government agency. The Contract may not be available in every state.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
For information on how to contact Nationwide, see Contacting the Service Center.

iii

Table of Contents (continued)

Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
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DEFINED TERMS
Provided below is a list of special terms used throughout this prospectus. Certain other special terms are defined in context where they first appear in this prospectus.
Adjusted Index Performance (AIP) - The percentage gain or loss in the Index Strategy Value at the end of the
Strategy Term, calculated using the Crediting Factors applied to the Index Performance, prior to the application of the Protection Level.

Annuitant - The person upon whose life any life-contingent annuity payments depend and the person whose death triggers payment of the Death Benefit. The Annuitant is also the person to whom annuity payments are made during
Annuitization.

Annuitization - The period during which annuity payments are received by the Annuitant.
Annuitization Date - The date on which annuity payments begin. Beginning on the Annuitization Date, the only value associated with the contract is the stream of annuity payments as specified in the annuity option elected by the
Annuitant.

Annuity Commencement Date - The date on which annuity payments are scheduled to begin. The Annuity
Commencement Date is designated by the Contract Owner at the time of application. If no Annuity Commencement
Date is designated at the time of application, Nationwide will establish the Annuity Commencement Date as the date the Annuitant reaches age 90. The Contract Owner may initiate a change to the Annuity Commencement Date at any time subject to the requirements of the "Annuity Commencement Date" section.

Beneficiary - A person designated by the Contract Owner who may receive certain benefits under the Contract, including the Death Benefit.
Business Day - Each day the New York Stock Exchange is open for regular trading. A Business Day ends at the same time that regular trading on the New York Stock Exchange closes (typically 4:00 p.m. Eastern Time).

CDSC Period - The period of time during which a CDSC may be assessed on any partial withdrawal or full surrender from the Contract. The CDSC Period is currently six years.
Charitable Remainder Trust - A trust meeting the requirements of Section 664 of the Code.
Co-Annuitant - The person designated by the Contract Owner to receive the benefit associated with the Spousal
Protection Feature. If there is a Co-Annuitant, references to Co-Annuitants will apply to both the Annuitant and Co-
Annuitant, and references to a Co-Annuitant will apply to either of them, unless the context requires otherwise.

Code - The Internal Revenue Code of 1986, as amended.
Contingent Annuitant - The person who becomes the Annuitant if the Annuitant dies before the Annuitization Date.
Contingent Beneficiary - The person or entity designated by the Contract Owner to receive any benefits accorded the Beneficiary if the Beneficiary is not living when the Annuitant dies.
Contingent Deferred Sales Charge (CDSC) - A charge that may be assessed if a partial withdrawal or full surrender is taken during the first six Contract Years.
Contract - The Nationwide Defined Protection® Annuity 2.0 Contract, the individual single purchase payment deferred annuity contract with Index-linked strategies described in this prospectus.
Contract Anniversary - Beginning with the Date of Issue, each recurring twelve month anniversary of the Date of Issue while the Contract remains in force.
Contract Owner - The person who owns all rights under the Contract prior to the Annuitization Date, along with any
Joint Owner. As the context requires, "you" refers to a potential or existing Contract Owner.

Contract Value - The value of the Contract calculated at the end of each Business Day. The Contract Value is equal to the sum of the Fixed Strategy Value and Index Strategy Values for each of the Index Strategies. At issue, the
Contract Value is equal to the Purchase Payment.

Contract Year - The twelve month period starting on the Date of Issue and each Contract Anniversary.

Crediting Factors - The different values that are used to calculate the gain or loss for the Strategies. For the Fixed
Strategy, the Crediting Factors are the Fixed Strategy Rate and Strategy Term. For Index Strategies, the Crediting
Factors are the Index, Strategy Term, Protection Level, Participation Rate, and Strategy Spread. See each Crediting
Factor’s definition in this "Defined Terms" section for a description of each Crediting Factor.

Daily Index Strategy Earnings Percentage (Daily ISE Percentage) - A percentage used to calculate Index Strategy
Earnings on any day during a Strategy Term other than the Strategy Term End Date. The Daily ISE Percentage does not apply to the Fixed Strategy. The Daily ISE Percentage is used to calculate Index Strategy Earnings during a
Strategy Term, and, if negative when amounts are locked in or removed prior to the end of the Strategy Term, may result in a loss subject to the floor provided by the Strategy’s Protection Level.

Daily Pre-Protection Level ISE Percentage - The percentage gain or loss in the Index Strategy Value from the start of the Strategy Term to the calculation date prior to applying the Protection Level.
Date of Issue - The date the Purchase Payment is applied to the Contract.
Death Benefit - The benefit payable upon the death of the Annuitant (or Co-Annuitant, if applicable) provided such death occurs before the Annuitization Date while the Contract is in force and there is no Contingent Annuitant.

Elapsed Term - The length of time between the first day of the Strategy Term of a Strategy and a specific day during that Strategy Term. It is calculated by dividing the number of calendar days that have elapsed during a Strategy
Term by 365.

Fixed Strategy - An investment option under the Contract offering guaranteed interest rates funded by the General Account of Nationwide.
Fixed Strategy Rate - The annualized interest rate credited daily to amounts allocated to the Fixed Strategy during a Strategy Term.
Fixed Strategy Minimum Nonforfeiture Rate(s) - The interest rate(s) used to calculate the Fixed Strategy Minimum
Nonforfeiture Value. The Fixed Strategy Minimum Nonforfeiture Rate is calculated on the Date of Issue and on each
Redetermination Date. The initial Fixed Strategy Minimum Nonforfeiture Rate is stated in the Contract.

Fixed Strategy Minimum Nonforfeiture Value ("Fixed Strategy MNV") - The minimum guaranteed value a Contract
Owner is entitled to upon a full surrender of amounts allocated to the Fixed Strategy and upon a full transfer from the
Fixed Strategy to an Index Strategy that does not offer an Index Strategy MNV.

Fixed Strategy Rate - The annualized interest rate credited daily to amounts allocated to the Fixed Strategy during a
Strategy Term. The initial Fixed Strategy Rate is stated in the Contract and may be different for each subsequent
Strategy Term but is guaranteed to be at least 0.25%.

Fixed Strategy Value - The value of the Fixed Strategy calculated at the end of each Business Day. The Fixed
Strategy’s Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited, less any withdrawals (including any applicable CDSC, MVA and taxes).

Free Withdrawal - Any portion of the Free Withdrawal Amount that is withdrawn from the Contract during the CDSC Period.
Free Withdrawal Amount - While the CDSC and MVA are in effect, the amount that the Contract Owner can withdraw from the Contract each Contract Year without incurring a CDSC or an MVA. It is described in the "Waiver or
Reduction of the CDSC or MVA" section.

General Account - All assets of Nationwide other than those of the Separate Account or in other separate accounts of Nationwide.
Home Office - Nationwide's main office located in Columbus, Ohio.
Index - The market index or mutual fund associated with an Index Strategy which will, in part, determine the amount of any Index Strategy Earnings applied to a Strategy during a given Strategy Term.
Index Performance – The change in an Index Value, expressed as a percentage, between the first day of a Strategy
Term and the last day of that Strategy Term. The Index Performance may be positive, negative, or equal to zero.

Index Strategy - An investment option under the Contract that is linked to the performance of an Index.

Index Strategy Basis - A value used to calculate the Index Strategy Value and the Index Strategy Earnings. On the
first day of a Strategy Term, the Index Strategy Basis equals the amount allocated to the Index Strategy. During a
Strategy Term the Index Strategy Basis is adjusted for withdrawals (including applicable CDSC and MVA), applicable premium taxes, fees, transfers out due to a Performance Lock, and the application of any applicable Term End ISE
Percentage.

Index Strategy Earnings - The amount applied to the Index Strategy Basis to determine an Index Strategy’s Index
Strategy Value. Index Strategy Earnings are represented as a dollar amount and can be positive, negative, or equal to zero. On the Strategy Term End Date, the Index Strategy Earnings are equal to the Term End ISE Percentage multiplied by the Index Strategy Basis. On any other day during a Strategy Term, Index Strategy Earnings are equal to the Daily ISE Percentage multiplied by the Index Strategy Basis.

Index Strategy Minimum Nonforfeiture Rate(s) - The interest rate(s) used to calculate the Index Strategy Minimum
Nonforfeiture Value. The Index Strategy Minimum Nonforfeiture Rate is calculated on the Date of Issue and on each
Redetermination Date. The initial Index Strategy Minimum Nonforfeiture Rate is stated in the Contract.

Index Strategy Minimum Nonforfeiture Value (Index Strategy MNV) -The minimum value a Contract Owner is entitled to upon a full surrender of the Contract Value allocated to all Index Strategies with a 100% Protection Level and upon a full transfer out of all Index Strategies with a 100% Protection Level to an Index Strategy(ies) that does not offer an Index Strategy MNV.

Index Strategy Value - The value of an Index Strategy calculated at the end of each Business Day. The Index
Strategy Value is equal to the Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero). The Index Strategy Value is the amount used when processing a withdrawal or full surrender, a Death
Benefit payment, a transfer among Strategies, the calculation of any applicable charge, or an annuitization request.

Index Value - On a Business Day, the closing value of the Index. For market indexes, the closing value is provided to
Nationwide by the Index provider. For mutual funds, the closing value is provided to Nationwide by the mutual fund’s investment adviser and reflects the mutual fund’s net asset value per share and reinvestment of dividends and other distributions as of the close of that Business Day (the total return value). If for any reason, an Index Value on a
Business Day is not provided to Nationwide as described above, the Index Value on that Business Day will be the most recent Index Value provided to Nationwide on a previous Business Day. On a day other than a Business Day, the Index Value for an Index will be the Index Value for the previous Business Day.

Individual Retirement Account - An account that qualifies for favorable tax treatment under Section 408(a) of the Code but does not include Roth IRAs.
Individual Retirement Annuity (IRA) - An annuity which qualifies for favorable tax treatment under Section 408(b) of the Code but does not include Roth IRAs or Simple IRAs.
Investment-Only Contract - A Contract purchased by a qualified pension, profit-sharing, or stock bonus plan as defined by Section 401(a) of the Code.
Joint Owner - The person designated as a second person (in addition to the Contract Owner) to possess an undivided interest in the Contract. If there is a Joint Owner, references to Contract Owner and Joint Owner will apply to both of them, or either of them, unless the context requires otherwise.

Market Value Adjustment (MVA) - An adjustment that may be applied if a partial withdrawal or full surrender is taken during the first six Contract Years. An MVA, when applied, may be positive, negative, or equal to zero. If an MVA is negative, it will decrease the withdrawal or full surrender amount.

MVA Base - The greater of: 1) zero; and 2) the amount withdrawn minus the Remaining Free Withdrawal Amount.
MVA Index -The index used to determine the Market Value Reference Rate. The MVA Index is stated in the Contract.
MVA Period - The length of time beginning on the Date of Issue that Nationwide may apply the MVA to partial withdrawals and a full surrender. The MVA Period is stated in the Contract.
Nationwide - Nationwide Life Insurance Company. As the context requires, "we," "us," and "our" refers to Nationwide.
Non-Qualified Contract - A Contract which does not qualify for favorable tax treatment as a Qualified Plan, IRA, Roth IRAs, SEP IRA, or Simple IRA.

Participation Rate - A percentage that represents the proportion of the Index Performance used in the calculation of the Term End ISE Percentage and also impacts the Daily ISE Percentage. An Index Strategy’s Participation Rate is
declared prior to each Strategy Term and may be different each Strategy Term.

Performance Lock - A feature that allows the Contract Owner to lock in the performance of an Index Strategy by transferring Index Strategy Value to the Fixed Strategy on a date other than a Strategy Term End Date if an Index
Strategy’s performance is greater than the floor provided by the Protection Level.

Protection Level - An amount of downside protection on negative Index Strategy Earnings for a given Strategy Term.
Purchase Payment - Money paid into the Contract by the Contract Owner.
Qualified Plan - A retirement plan that receives favorable tax treatment under Section 401 of the Code, including
Investment-Only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-
Only Contracts unless specifically stated otherwise.

Redetermination Date - The sixth Contract Anniversary and then every two Contract Anniversaries thereafter (i.e., eighth Contract Anniversary, tenth Contract Anniversary, twelfth Contract Anniversary, etc.).

Remaining Free Withdrawal Amount - The amount that the Contract Owner can withdraw from the Contract during the remainder of that Contract Year without incurring a CDSC or an MVA, based on the Free Withdrawals already taken that Contract Year.

Roth IRA - An annuity contract which qualifies for favorable tax treatment under Section 408A of the Code.
Separate Account – The Index-Linked Annuity Separate Account.
Service Center - The department of Nationwide responsible for receiving all service and transaction requests relating to the Contract. For service and transaction requests submitted other than by telephone (including fax requests), the
Service Center is Nationwide’s mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide’s operations processing facility. Information on how to contact the Service Center may be found under Contacting the Service Center.

Simple IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Code.
Simplified Employee Pension IRA (SEP IRA) - An annuity contract which qualifies for favorable tax treatment under Section 408(k) of the Code.
Strategies - Investment options under the Contract. Unless otherwise specified, the term Strategies refers to the Fixed Strategy and Index Strategies collectively.
Strategy Spread - An annualized percentage that acts as a deduction in the calculation of the Term End ISE
Percentage and also impacts the Daily ISE Percentage. The Strategy Spread reduces Index Strategy Earnings, subject to the amount of downside protection provided by the Protection Level. An Index Strategy’s Strategy Spread
is declared prior to each Strategy Term and may be different each Strategy Term.

Strategy Term – For the Fixed Strategy, the initial Strategy Term begins on the Date of Issue and ends on the first
Contract Anniversary, and each subsequent Strategy Term begins on each Contract Anniversary and ends on the following Contract Anniversary. For an Index Strategy, the Strategy Term is the total maturity time of the Index
Strategy, expressed in years.

Strategy Term End Date – The last day of a Strategy Term. A Strategy Term End Date is the same calendar day as the Date of Issue.
Surrender Value - The amount available upon full surrender of the Contract. It is equal to the Contract Value less any applicable CDSC and premium taxes, plus any applicable MVA, which may be positive or negative.

Term End Index Strategy Earnings Percentage (Term End ISE Percentage) – A percentage used to calculate
Index Strategy Earnings on the Strategy Term End Date. See, "Term End Index Strategy Earnings Percentage" for a
description of how the Term End ISE Percentage is calculated.

SUMMARY
This summary provides a brief overview of the Contract. You should carefully read the entire prospectus before you decide whether to purchase the Contract. This prospectus describes all Strategies, features, and benefits that Nationwide makes available under the Contract. The Contract may not be currently available in all states, may vary in your state, or may not be available through all selling firms or all financial professionals. In addition, a selling firm may elect to make available only certain Strategies, features, or benefits to its clients. A selling firm’s marketing materials may describe only those Strategies, features, and benefits available through the firm. A selling firm may limit the Strategies available through the firm when the Contract is purchased.
Who is Nationwide?
Nationwide is the issuer of the Contract. Nationwide is a stock life insurance company organized under Ohio law, with its home office located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities, and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
What is the purpose of the Contract?
The Contract in General
The Contract is intended to be a long-term investment vehicle to assist investors in saving for and living in retirement. It provides the Contract Owner with a stream of periodic income payments upon retirement. During the years leading up to those income payments, the Contract Owner manages his/her assets in the Contract according to their specific goals and risk preferences by directing the allocation and reallocation among a variety of investment options. The value of your Contract will increase or decrease depending on the amount of earnings that we apply to your Contract. When earnings are credited to your Contract you may experience a gain or a loss depending on whether the earnings are positive or negative. Contract growth is tax-deferred, meaning that gains in the Contract are not taxable until distributed from the Contract. Finally, in the event that the Annuitant dies before beginning income payments, the Contract offers a Death Benefit.
All payments under the Contract are subject to Nationwide’s financial strength and claims-paying ability, as well as the terms and conditions described in this prospectus.
While the Contract provides varying levels of protection against loss, you can lose money under the Contract. It is possible to lose a substantial amount of your principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See "Risk Factors." Additionally, you should not buy the Contract if you are looking for a short-term investment or if you plan to take withdrawals in excess of the Free Withdrawal Amount during the first six years of the Contract. The Contract may not be appropriate if an investor intends to take ongoing withdrawals, such as systematic withdrawals or required minimum distributions, particularly during an Index Strategy Term.
Investment Options
Prior to the Annuitization Date, the Contract offers a Fixed Strategy and Index Strategies as investment options. The Fixed Strategy provides principal protection and credits interest daily at a specified rate called the Fixed Strategy Rate that is guaranteed for each 1-year Strategy Term for which it is declared. Each Index Strategy offered is linked to an Index and has a Strategy Term of 1 or 3 years. Each Index Strategy includes a defined level of downside protection that limits the amount of loss you can experience during a Strategy Term. We refer to this defined downside protection as a "Protection Level." Each Strategy also includes a percentage that determines the proportion of the Index performance you receive over the course of a Strategy Term, subject to the defined level of downside protection, which is referred to as a "Participation Rate." A Strategy’s Participation Rate can be greater than 100%, but can be as low as 5%. The Participation Rate is declared prior to each Strategy Term and may be different for each Strategy Term. Some Strategies also have an annualized percentage that is used as a deduction in the calculation of an Index Strategy’s performance called a "Strategy Spread." See "Index Strategies."
Values Under the Contract
The value of the Contract is calculated at the end of each Business Day and is equal to the sum of the 1) Fixed Strategy Value and 2) Index Strategy Values for each of the Index Strategies, which in turn are calculated as follows:

1) Fixed Strategy Value: The Fixed Strategy has one-year Strategy Terms and credits interest daily at a fixed rate. The initial Fixed Strategy Rate is stated in the Contract and may be different for each subsequent Strategy Term, but is guaranteed to be at least 0.25%. The value of the Fixed Strategy is calculated at the end of each Business Day and equals the amount allocated to the Fixed Strategy plus any interest credited at the Fixed Strategy Rate. Withdrawals from the Fixed Strategy will reduce the value by the amount of the withdrawal (including any applicable CDSC, MVA and taxes).
2) Index Strategy Value: The value of an Index Strategy is calculated at the end of each Business Day and is equal to the Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero).
To calculate the Index Strategy Value, Nationwide first calculates the Index Strategy Basis, which is the amount the Contract Owner allocated to the Index Strategy at the beginning of the Strategy Term, minus adjustments for any withdrawals (using proportionate withdrawal calculations which reflect the Daily ISE Percentage, and including any applicable CDSC, MVA and taxes), and any fees taken during the Strategy Term. Nationwide then calculates the dollar amount of gain or loss which is referred to as Index Strategy Earnings.
The calculation of Index Strategy Earnings depends on at what point in time during a Strategy Term the Strategy Value is calculated:
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On the Strategy Term End Date: Index Strategy Earnings are calculated differently on the Strategy Term End Date, which is the last day of a Strategy Term, than they are on any other day during the Strategy Term.
On the Strategy Term End Date, Index Strategy Earnings are equal to the Term End ISE Percentage multiplied by the Index Strategy Basis. The Term End ISE Percentage is calculated on the Strategy Term End Date using the Participation Rate and Strategy Spread applied to the actual Index Performance between the beginning and end of a Strategy Term (i.e., on a "point-to-point" basis) for each Index Strategy. The Index Strategy Earnings applied to each Strategy is the greater of this calculation, which we call the "Adjusted Index Performance (AIP)" and the floor provided by the Protection Level. The Index Strategy Earnings, regardless of whether they are positive or negative, are then added to the Index Strategy Basis to determine the Index Strategy Value for that day. See "Valuing the Contract," "Index Strategy Earnings," and "Term End Index Strategy Earnings Percentage (Term End ISE Percentage)" sections.
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On any day other than the Strategy Term End Date: On any other day other than the Strategy Term End Date, the Index Strategy Value is calculated by multiplying the Daily ISE Percentage by the Index Strategy Basis.
The Daily ISE Percentage is the greater of:
1) The floor provided by the Protection Level (calculated as the Protection Level minus 100%) and
2) the Daily Pre-Protection Level ISE Percentage.
While the Term End ISE Percentage is calculated using the Crediting Factors applied to the actual net Index Performance (point to point), the Daily Pre-Protection Level ISE Percentage is instead calculated using a proxy fair market value methodology to value hypothetical investments in derivatives that provides an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date (a Black Scholes model) and is not directly related to the actual Index Performance.
The Index Strategy Earnings calculated using this method, regardless of whether they are positive or negative, are then added to the Index Strategy Basis to determine the Index Strategy Value for that day. See "Valuing the Contract" and "Index Strategy Earnings."
This method of calculating the Index Strategy Value could result in a negative Daily ISE Percentage even if the performance of the Index is positive which may be due to the application of the Strategy Spread and factors used in calculating the Daily Pre-Protection Level ISE Percentage. This may result in losses prior to the Strategy Term End Date, subject to the floor provided by the Index Strategy’s Protection Level.
Note: The Daily ISE Percentage calculation will not impact the Term End Index Strategy Value unless amounts are removed from the Index Strategy prior to the end of the Strategy Term. This includes if there is a partial withdrawal (including Systematic Withdrawals and required minimum distributions), a transfer under the Performance Lock feature, a full surrender, a Death Benefit payment, the calculation of any applicable charge, or an annuitization request.

See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
Withdrawals
The Contract Owner may take partial withdrawals or fully surrender the Contract Value at any time prior to the Annuitization Date by submitting a withdrawal request to Nationwide’s Service Center. Partial withdrawals or a full surrender taken in the first six years of the Contract may be subject to a Contingent Deferred Sales Charge (CDSC) and a negative Market Value Adjustment (MVA) may also apply, both of which will reduce the amount of the withdrawal that the Contract Owner receives. See "What fees or adjustments are assessed if a Contract Owner takes a partial withdrawal or a full surrender of the Contract?". Also see "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for example calculations.
During the first six Contract Years, the Contract Owner may take withdrawals, called Free Withdrawals, that do not incur a CDSC or MVA. The total dollar amount of Free Withdrawals that can be taken each Contract Year is the Free Withdrawal Amount, which is the greater of 10% of the Contract Value as calculated on the first day of that Contract Year, or the amount required to meet minimum distribution requirements for this Contract under the Code. If amounts are withdrawn from an Index Strategy before the end of a Strategy Term, a loss may result if the Daily ISE Percentage is negative, even for Free Withdrawals made under the Contract.
All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
Death Benefit
The Contract provides a Death Benefit that may be triggered prior to the Annuitization Date upon the death of the Annuitant (or Co-Annuitant, if applicable). The Death Benefit depends upon the age of the Annuitant (and Co-Annuitant if applicable) at the time of application for the Contract. If the age of both the Annuitant and Co-Annuitant is less than or equal to age 75 at the time of application the Death Benefit will be the greater of the Contract Value or the Purchase Payments made to the Contract reduced by any withdrawals in the proportion that such withdrawals reduced the Contract Value on the date of the withdrawal. If the age of either the Annuitant or Co-Annuitant is greater than age 75 at the time of application, then the Death Benefit will be the Contract Value. The Daily ISE Percentage is used to calculate Index Strategy Earnings during a Strategy Term, and if a Death Benefit is paid from an Index Strategy before the end of a Strategy Term, a loss may result if the Daily ISE Percentage is negative. If the Death Benefit is based on return of premium instead of Contract Value, the Death Benefit will be reduced in the same proportion that the Index Strategy Value is reduced by any withdrawals taken prior to the end of a Strategy Term. The Death Benefit is not subject to a CDSC or MVA. See "Death Benefit and Succession Rights."
Annuitization
Upon the Annuitization Date, Nationwide pays guaranteed income in the form of annuity payments. The duration and dollar amount of the annuity payments will depend on the dollar amount annuitized and the annuity payment option selected. See "Annuitizing the Contract."
How can the Contract be categorized under the Code?
The Contract can be categorized under the Code as a:
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Charitable Remainder Trust
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Individual Retirement Annuity (IRA)
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Investment-Only Contract (Qualified Plans)
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Non-Qualified Contract
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Roth IRA
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Simplified Employee Pension IRA ("SEP IRA")
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Simple IRA
If the Contract is purchased as a Qualified Plan, IRA, Roth IRA, SEP IRA, or Simple IRA the Contract will not provide any additional tax deferral benefits.
See "Contract Types and Federal Tax Considerations" for additional detail.

How does a prospective purchaser purchase the Contract?
The Contract may be purchased by completing an application and submitting a Purchase Payment of at least $25,000 to the Service Center. Only one Purchase Payment is allowed under the Contract. Nationwide may agree to accept multiple payments as part of a single Purchase Payment. If Nationwide permits multiple payments as part of a single Purchase Payment, the Contract will not be issued until all such payments are received.
What fees or adjustments are assessed?
Partial withdrawals or a full surrender during the first six Contract Years that are in excess of the Free Withdrawal Amount are subject to a Contingent Deferred Sales Charge (CDSC) and a Market Value Adjustment (MVA). The Daily ISE Percentage is used to calculate Index Strategy Earnings during a Strategy Term, and if amounts are withdrawn or fully surrendered from an Index Strategy before the end of a Strategy Term, a loss may result if the Daily ISE Percentage is negative.
Withdrawals from an Index Strategy before the end of its Strategy Term will reduce the Index Strategy Basis in the same proportion that the Index Strategy Value is reduced (rather than on a dollar-for-dollar basis). The reduction to the Index Strategy Basis will be for the remainder of the Term, and the proportionate reduction may be greater than the dollar amount of the withdrawal. Similarly, if the Death Benefit is based on return of premium instead of Contract Value, the Death Benefit will be reduced in the same proportion that the Index Strategy Value is reduced.
Daily ISE Percentage
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings. The method used to calculate the Daily ISE Percentage may result in losses even when the performance of the Index has increased since the beginning of the Strategy Term. If amounts are withdrawn or fully surrendered from an Index Strategy before the end of a Strategy Term, including for a Performance Lock, payment of the Death Benefit or Annuitization, a loss may result if the Daily ISE Percentage is negative. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
Contingent Deferred Sales Charges (CDSC)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to a CDSC. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to CDSCs.
When a CDSC is imposed, the charge will equal the applicable "CDSC Percentage" multiplied by the dollar amount of the withdrawal. The CDSC Percentage will depend on the number of Contract Years you have completed when you take a withdrawal. The CDSC Percentage schedule is set forth below.
Number of Completed Contract Years	CDSC Percentage
0	8%
1	8%
2	7%
3	6%
4	5%
5	4%
6+	0%
Market Value Adjustments (MVA)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to an MVA. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to an MVA. An MVA may be positive or negative, and is in addition to any applicable CDSC.
When an MVA is imposed, the MVA will equal the calculated "MVA Factor" multiplied by the dollar amount of the withdrawal less the Remaining Free Withdrawal Amount. For a partial withdrawal or full surrender from the Fixed Strategy or an Index Strategy that offers Minimum Nonforfeiture Value, the MVA amount applicable will never be larger (either positive or negative) than amounts defined herein. See "Market Value Adjustment (MVA)" for an explanation of how the MVA Factor and amount is calculated, as well as "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for example MVA calculations.

Example Impact of CDSC and Negative MVA
If applicable, a CDSC and negative MVA will reduce a withdrawal (perhaps significantly). For example, assume a Contract Owner takes a $1,000 withdrawal. Further, assume an 8% CDSC and a 3% negative MVA. As a result of the CDSC and MVA, $110 would be deducted from the $1,000 withdrawal (i.e., (8% x $1,000) + (3% x $1,000) = $110). This reduction in the withdrawal amount is in addition to a potential reduction of the Index Strategy Value as a result of any proportionate withdrawal calculations and the Daily ISE Percentage. See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for additional example calculations.
When do CDSCs and MVAs not apply to partial withdrawals or a full surrender?
After the sixth Contract Year, no withdrawals, including a full surrender, are subject to a CDSC or MVA. In addition, during the first six Contract Years, Nationwide will waive CDSC and MVA for withdrawals up to each Contract Year’s Free Withdrawal Amount. At the beginning of each Contract Year the Free Withdrawal Amount is calculated as the greater of (1) 10% of the Contract Value on the first day of that Contract Year (immediately prior to any partial withdrawal or full surrender on that date); or (2) the amount required to meet minimum distribution requirements for this Contract under the Code. In addition, no CDSC or MVA is assessed:
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upon the payment of the Death Benefit or on any partial withdrawal or full surrender taken after the Death Benefit is paid;
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upon Annuitization of the Contract if it has been in force for at least two years;
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if the withdrawal qualifies as a Long-Term Care or Terminal Illness or Injury Event as described in the "Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver)" section; and
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if, under certain contract exchanges, Nationwide decides not to charge a CDSC or MVA if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies.
While a CDSC and MVA may not apply to certain withdrawals or a full surrender, the Daily ISE Percentage is used to calculate Index Strategy Earnings during a Strategy Term, and if amounts are withdrawn or fully surrendered from an Index Strategy before the end of a Strategy Term, a loss may result if the Daily ISE Percentage is negative. In addition, withdrawals from an Index Strategy before the end of its Strategy Term will reduce the Index Strategy Basis in the same proportion that the Index Strategy Value is reduced (rather than on a dollar-for-dollar basis). Similarly, if the Death Benefit is based on return of premium instead of Contract Value, the Death Benefit will be reduced in the same proportion that the Index Strategy Value is reduced.
What are the investment options under the Contract?
Prior to the Annuitization Date, the Contract Owner may allocate money to the Fixed Strategy and/or to one or more of the available Index Strategies.
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Fixed Strategy - the Fixed Strategy credits interest daily at a Fixed Strategy Rate. The initial Fixed Strategy Rate is stated in the Contract and may be different for each subsequent Strategy Term, but is guaranteed to be at least 0.25%. The Fixed Strategy Rate is declared by Nationwide prior to each Strategy Term and is guaranteed for that Strategy Term only.
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Index Strategies - each Index Strategy is linked to the performance of an Index and has multiple components that impact your Index Strategy Earnings, either by adjusting the Index Performance or otherwise increasing or decreasing gain or loss. Earnings based on actual Index Performance are credited at the end of a Strategy Term. During a Strategy Term, the Index Strategy Value is calculated using the Daily ISE Percentage that is applied at the end of each Business Day. (The Term End Index Strategy Value is only impacted by this calculation if amounts were withdrawn or otherwise deducted during a Strategy Term.) Each Index Strategy has a Strategy Term of 1 or 3 years and includes a defined level of downside protection that limits the amount of loss you can experience during a Strategy Term. We refer to this defined downside protection as a "Protection Level."
Each Index Strategy also includes a percentage that determines the proportion of the Index performance you receive over the course of a Strategy Term, which is referred to as a "Participation Rate." A Strategy’s Participation Rate can be as low as 5%. The Participation Rate is declared prior to each Strategy Term and may be different each Strategy Term. See "Index Strategies." A "Strategy Spread" is also included for each Index Strategy, which, if above 0%, reduces earnings."
For currently offered Strategies and Strategies offered in the future, the Index, Strategy Term and Protection Level will not change for as long as we continue to offer the Strategy, while the Participation Rate and Strategy Spread can change for Strategies offered in the future.

Each Index is described in more detail under "Indexes – Market Exposures and Investment Risks" and "Indexes – Descriptions of the Indexes."
The Participation Rate and Strategy Spread do not apply in the same way when calculating the Index Strategy Value during a Strategy Term as they do when calculating the Index Strategy Value on the Strategy Term End Date. See "How are earnings calculated for an Index Strategy during a Strategy Term?"
The currently offered Index Strategies are*:
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American Funds® The Growth Fund of America®-Class F-3, 1 Year, 100% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 1 Year, 95% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 1 Year, 90% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 3 Year, 100% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 3 Year, 95% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 3 Year, 90% Protection Level Strategy**
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BlackRock Select Factor Index, 1 Year, 100% Protection Level Strategy
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BlackRock Select Factor Index, 1 Year, 95% Protection Level Strategy
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BlackRock Select Factor Index, 1 Year, 90% Protection Level Strategy
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BlackRock Select Factor Index, 3 Year, 100% Protection Level Strategy
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BlackRock Select Factor Index, 3 Year, 95% Protection Level Strategy
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BlackRock Select Factor Index, 3 Year, 90% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 1 Year, 100% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 1 Year, 95% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 1 Year, 90% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 3 Year, 100% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 3 Year, 95% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 3 Year, 90% Protection Level Strategy
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MSCI EAFE Index, 1 Year, 100% Protection Level Strategy***
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MSCI EAFE Index, 1 Year, 95% Protection Level Strategy***
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MSCI EAFE Index, 1 Year, 90% Protection Level Strategy***
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MSCI EAFE Index, 3 Year, 100% Protection Level Strategy***
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MSCI EAFE Index, 3 Year, 95% Protection Level Strategy***
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MSCI EAFE Index, 3 Year, 90% Protection Level Strategy***
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NYSE® Zebra Edge® Index, 1 Year, 100% Protection Level Strategy
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NYSE® Zebra Edge® Index, 1 Year, 95% Protection Level Strategy
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NYSE® Zebra Edge® Index, 1 Year, 90% Protection Level Strategy
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NYSE® Zebra Edge® Index, 3 Year, 100% Protection Level Strategy
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NYSE® Zebra Edge® Index, 3 Year, 95% Protection Level Strategy
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NYSE® Zebra Edge® Index, 3 Year, 90% Protection Level Strategy
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SG Macro Compass Index, 1 Year, 100% Protection Level Strategy
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SG Macro Compass Index, 1 Year, 95% Protection Level Strategy
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SG Macro Compass Index, 1 Year, 90% Protection Level Strategy
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SG Macro Compass Index, 3 Year, 100% Protection Level Strategy
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SG Macro Compass Index, 3 Year, 95% Protection Level Strategy

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SG Macro Compass Index, 3 Year, 90% Protection Level Strategy
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 100% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 95% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 90% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 100% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 95% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 90% Protection Level Strategy***
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S&P 500® Index, 1 Year, 100% Protection Level Strategy***
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S&P 500® Index, 1 Year, 95% Protection Level Strategy***
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S&P 500® Index, 1 Year, 90% Protection Level Strategy***
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S&P 500® Index, 3 Year, 100% Protection Level Strategy***
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S&P 500® Index, 3 Year, 95% Protection Level Strategy***
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S&P 500® Index, 3 Year, 90% Protection Level Strategy***
* For information on the Participation Rate and Strategy Spread for each Strategy, see "What factors will affect my investment gains or losses under the Contract?". Each Strategy has its own Minimum Participation Rate that will never be less than 5%, and each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread when that Strategy was first made available to that Contract plus 2%. When a Strategy has both a Participation Rate less than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to reduce gains when Index Performance is positive. Additionally, when a Strategy has both a Participation Rate greater than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to increase losses when Index Performance is negative. Application of the Participation Rate and Strategy Spread will not cause the Index Strategy Earnings to drop below the floor protection provided by the Protection Level.
** Unlike the other Indexes, the American Funds® Growth Fund of America®: Class F-3 is not a market Index. It is a mutual fund, and its Index Value reflects the mutual fund’s total return. If you select a mutual fund-linked Index Strategy for investment, you will not be investing in the linked mutual fund. You will not be a shareholder or beneficial owner of the fund and you will have no rights with respect to the fund. Actual investment results as a shareholder or beneficial owner of the fund may differ. Note: The Contract is not a variable annuity under the federal securities laws.
*** This is a price return index.
Each Index is described in more detail under "Indexes – Market Exposures and Investment Risks" and "Indexes – Descriptions of the Indexes."
Nationwide reserves the right to add or remove any Index Strategies at any time, but any such changes will not affect Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. We reserve the right to make Strategies available for investment that use Indexes other than those listed above. There is no guarantee that a Strategy using any of the Indexes listed above will always be available for investment; however, there will always be at least one Index Strategy option available, and that option will be identical or similar to one of the options disclosed in this prospectus. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
Once you reach the Annuitization Date, the Strategies are not available for investment.
You should understand that Index Performance is important, but it is not the only factor used to calculate gains or losses under the Contract. Each Strategy has multiple components that impact your Index Strategy Earnings, either by adjusting the Index Performance or otherwise increasing or decreasing gain or loss.
What is the maximum number of Strategies in which the Contract Owner can invest?
The Contract Owner may invest in no more than ten Index Strategies at any given time (the Fixed Strategy does not count towards the maximum number of Index Strategies). If the Contract Owner is simultaneously invested in the same Index Strategy for Strategy Terms that began on different dates, those investments will be considered separate Index Strategies. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
What factors will affect my investment gains and losses under the Index Strategies?

Each Index Strategy has the following five Crediting Factors: (1) an Index, which is the market index or mutual fund linked to a Strategy; (2) a Strategy Term, which represents the duration of the Strategy in years; (3) a Protection Level, which represents an amount of downside protection under an Index Strategy for a Strategy Term; (4) a Participation Rate, which represents the proportion of the Index Performance reflected in the Index Strategy’s performance; and (5) a Strategy Spread, which is an annualized percentage used as a deduction in the calculation of an Index Strategy’s performance. The Index, Strategy Term and Protection Level will not change for as long as we continue to offer the Strategy, while the Participation Rate and Strategy Spread can change for future Strategy Terms.
When selecting an Index Strategy for investment, you should not select an Index Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for an Index Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Index Strategy is appropriate for you based on your financial needs and goals. You should consult a financial professional prior to selecting an Index Strategy for investment.
The following provides a brief description of the five Crediting Factors. See "Crediting Factors" for additional information.
1. Index
The index is the market index or mutual fund to which an Index Strategy is linked. The currently offered Indexes are:
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American Funds® The Growth Fund of America®-Class F-3*
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BlackRock Select Factor Index
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J.P. Morgan Mozaic IISM Index
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MSCI EAFE Index**
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NYSE® Zebra Edge® Index
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SG Macro Compass Index
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S&P 500® Average Daily Risk Control 10% USD Price Return Index**
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S&P 500® Index**
* This is a mutual fund, not a market index, and the Index Value reflects the mutual fund’s total return.
** This is a price return index.
The different Indexes under the Contract provide exposure to different markets and asset classes, all of which may perform differently compared to each other and during different time periods.
When we calculate Index Strategy Earnings at the end of a Strategy Term, if the Index Performance is negative, you will lose money under your Contract unless the Strategy’s downside protection protects you from the loss. When the Index Performance is positive, you may gain money, lose money, or earn nothing under your Contract, depending on the impact of the Strategy Spread.
Because we calculate Index Performance on the Strategy Term End Date by comparing the value of the Index between two specific points in time (i.e., the start and end of the Strategy Term), Index Performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time. This is true even for Index Strategies with Strategy Terms longer than one year.
When a Strategy is linked to the performance of a market index, the Index’s methodology for calculating return may negatively impact Index Performance, particularly over the course of time, and may lower a Strategy’s returns. In this regard:
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Some Indexes calculate the return on component securities on a "price return" basis. The performance of a price return Index does not reflect any dividends or other distributions paid by component companies. The exclusion of dividends and other distributions may negatively impact Index Performance.
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Some Indexes apply performance drags in the form of regular deductions from the value of the Index. Such deductions are generally intended to more closely align the performance of the Index with the performance of a managed portfolio that takes similar positions as the Index, as such a portfolio would be subject to costs of investing. Performance drags result in reduced Index Performance.
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Some Indexes are comprised of futures contracts and calculate return on such futures contracts on an "excess return" basis. Excess return calculations do not include any income from collateral associated with investments in futures contracts. The exclusion of collateral return reduces Index Performance.

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Some Indexes are comprised of foreign issuers and include exchange rate methodologies that may negatively impact Index Performance.
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The BlackRock Select Factor Index has exposure to underlying ETFs. The underlying ETFs are subject to management fees, other expenses, and transaction costs that negatively impact their performance and market prices and, consequently, negatively impact the performance of the Index. These negative impacts on performance are compounded by the performance drag deducted from Index Values as part of the Index’s methodology.
When a Strategy is linked to the performance of a mutual fund, the fund’s management fees and other operating expenses, including transaction costs, will negatively impact Index Performance, particularly over the course of time, and will reduce a Strategy’s returns. See "Crediting Factors – Indexes."
Nationwide reserves the right to add or remove any Index in the future and there is no guarantee that an Index Strategy using any of the Indexes listed above will always be available for investment. The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide reserves the right to substitute the Index during a Strategy Term at any time, subject to any applicable regulatory approval. Nationwide may substitute the Index if any of the following events occur: (a) the Index is discontinued, (b) there is a substantial change to the calculation of the Index, (c) Index Values are unavailable, (d) Nationwide’s permission or license to use an Index is revoked, (e) Nationwide is unable to hedge risks associated with the Index, or for any other reason approved by a regulator with jurisdiction over the operation of the Contract. If Nationwide substitutes an Index during a Strategy Term, the new Index will be similar in composition to the old Index, and the Index Performance for the Index Strategy will be equal to the result of compounding the performance of the old index prior to the substitution date and the performance of the new index after the substitution date. See "Index Substitution During a Strategy Term."
2. Strategy Term
The Strategy Term represents the duration of the Strategy, expressed in years. Currently, the Index Strategies offered under the Contract have Strategy Terms of either 1 or 3 years. If you select a one-year Strategy Term, the performance of your investment will depend on the performance of the Index for up to a one-year period. If you select a three-year Strategy Term, the performance of your investment will depend on the performance of the Index for up to a three-year period.
3. Protection Level
The Protection Level represents an amount of downside protection under an Index Strategy for a Strategy Term. The Protection Level is presented as a percentage (currently, 100%, 95%, or 90%). A higher Protection Level provides more protection against loss than a lower Protection Level. If you select an Index Strategy with a 90% Protection Level, your rate of return that is calculated at the end of the Strategy Term or at any time during the Strategy Term cannot be lower than -10%. If you select an Index Strategy with a 95% Protection Level, your rate of return that is calculated at the end of the Strategy Term or at any time during the Strategy Term cannot be lower than -5%. If you select an Index Strategy with a 100% Protection level, your rate of return that is calculated at the end of the Strategy Term or at any time during the Strategy Term cannot be lower than 0%. Each Strategy has its own Minimum Protection Level. Regardless of the Strategy, a Protection Level will never be lower than 75% for any Strategy Term.
It is possible to lose a substantial amount of your principal investment under this Contract. The CDSC and MVA may also result in a loss of principal and related earnings if you take a Withdrawal from your Contract during the first six Contract Years. This risk exists even if you are invested in a Strategy with an Index that is performing positively as of the date of your withdrawal.
4. Participation Rate
The Participation Rate represents the proportion of the Index Performance that is reflected in the Index Strategy’s performance. The Participation Rate is presented as a percentage greater or less than, or equal to, 100% (e.g., 50% or 150%). The Participation Rate for a Strategy Term is for the entire term and is not applied on an annual basis. The Participation Rate may have the effect of increasing or decreasing gains or losses as follows:
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If the Participation Rate is greater than 100%, it will increase your upside potential when the Index Performance is positive. For example, if your Participation Rate is 150%, we will multiply any positive Index Performance by 150%. A Participation Rate greater than 100% also increases your downside risk. For example, if your Participation Rate is 150%, we will multiply any negative Index Performance by 150% (subject to any applicable defined downside protection).
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If the Participation Rate is less than 100%, it will decrease your upside potential when the Index Performance is positive. For example, if your Participation Rate is 90%, we will apply only 90% of the positive Index

Performance. A Participation Rate lower than 100% also decreases your downside risk when Index Performance is negative. For example, if your Participation Rate is 90%, we will only apply 90% of the negative Index Performance (subject to any applicable defined downside protection).
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If the Participation Rate is equal to 100%, it will neither increase nor decrease your upside potential or downside risk.
We declare a new Participation Rate at the start of each Strategy Term, which may be different than the prior Participation Rate for the same Index Strategy. A Participation Rate may be set as low as 5%. A low Participation Rate would cause an Index Strategy to participate in the performance of the linked Index to only a small extent. An Index Strategy’s Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
5. Strategy Spread
The Strategy Spread is an annualized percentage used as a deduction in the calculation of an Index Strategy’s performance. A Strategy Spread greater than 0% always has the effect of reducing an Index Strategy’s performance. An Index Strategy will never have a Strategy Spread lower than 0%.
The impact of a Strategy Spread increases over the course of the Strategy Term, reaching its full impact on the Strategy Term End Date. For instance, if a Strategy with a 1-year Strategy Term has a Strategy Spread of 2%, the impact of the Strategy Spread will not reach 2% until the Strategy Term End Date. If a Strategy with a 3-year Strategy Term has a Strategy Spread of 2%, the impact of the Strategy Spread will not reach 6% (2% per year) until the Strategy Term End Date.
A Strategy Spread can result in negative Index Strategy Earnings even if you have positive Index performance.
We declare a new Strategy Spread at the start of each new Strategy Term, which may be different than the prior Strategy Spread for the same Index Strategy. Each Index Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread when that Strategy was first made available to that Contract plus 2%. A Strategy’s Strategy Spread for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
How do I know what the Crediting Factors are for an Index Strategy that I want to invest in?
As long as we continue to offer any Index Strategy listed above under "What are the investment options under the Contract," its Index, Strategy Term, and Protection Level will not change.
The Participation Rate and Strategy Spread for each Index Strategy will be declared prior to the beginning of each Strategy Term and are subject to change from Strategy Term to Strategy Term. Such changes will be subject to the following conditions and considerations:
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The Participation Rate is guaranteed to never be lower than the "Minimum Participation Rate" applicable to that Index Strategy. Each Index Strategy has its own Minimum Participation Rate. Regardless, a Participation Rate will never be less than 5%.
When the Participation Rate increases from one Strategy Term to the next, your upside potential will increase, but your risk of loss also increases.
When the Participation Rate decreases from one Strategy Term to the next, your upside potential decreases, but your risk of loss also decreases.
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The Strategy Spread is guaranteed never to be greater than the "Maximum Strategy Spread" applicable to that Index Strategy. The Maximum Strategy Spread for each Index Strategy will equal the initial Strategy Spread for that Strategy when that Strategy was first made available to that Contract plus 2%.
When the Strategy Spread increases from one Strategy Term to the next, the Strategy Spread will have a greater impact on your gains and losses, decreasing gains and potentially increasing losses.
Before purchasing this Contract, you should contact the Service Center or your financial professional for information on the available Strategies and the current Participation Rates and Strategy Spreads. For existing Contract Owners, at least 30 days prior to the end of the Strategy Term, we will send you a notice stating (i) the Strategies that will be available for investment at the end of the Strategy Term, (ii) their respective Crediting Factors, including the Participation Rate and Strategy Spread that we declared for the upcoming Strategy Term, and (iii) how to communicate your instructions to us regarding what to do with your money invested in the maturing Strategy.

When selecting a Strategy for investment, you should understand that your gains or losses for an Index Strategy will not equal the gains or losses in the Index you choose. Each Index Strategy has multiple components that impact your Index Strategy Earnings, either by adjusting the Index Performance or otherwise increasing or decreasing gain or loss. You should not select an Index Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for an Index Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult a financial professional prior to selecting a Strategy for investment.
What are the different values under the Contract?
Nationwide calculates the Contract Value at the end of each Business Day. The Contract Value is equal to the sum of the Fixed Strategy Value and Index Strategy Value for each of the Index Strategies. At issue, the Contract Value is equal to the Purchase Payment.
The Fixed Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited, less any withdrawals (including any applicable CDSC, MVA and taxes).
An Index Strategy’s Index Strategy Value is equal to its Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero). See "How are earnings calculated for an Index Strategy at the end of a Strategy Term?" and "How are earnings calculated for an Index Strategy during a Strategy Term?"
The Index Strategy Basis is used to calculate both the Index Strategy Earnings and Index Strategy Value for an Index Strategy. On the first day of a Strategy Term, the Index Strategy Basis equals the amount allocated to the Index Strategy. On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus adjustments for any partial withdrawals (including adjustments for any applicable CDSC, MVA and taxes) and any fees that occurred during the Strategy Term, and increased by the same percentage of any adjustment to the Index Strategy Value under any applicable death benefit under the Contract. The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered.
How are earnings calculated for an Index Strategy at the end of a Strategy Term?
On the Strategy Term End Date, Nationwide uses the Term End ISE Percentage to calculate Index Strategy Earnings. A Term End ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. A Term End ISE Percentage can be positive, negative, or equal to zero.
We calculate your Strategy Earnings at the end of a Strategy Term using the following process:
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First, we calculate the Index Performance. The Index Performance will be the percentage change in the value of the Index between the first day of the Strategy Term and the Strategy Term End Date.
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Second, we calculate the Adjusted Index Performance (AIP). The AIP reflects the application of the Participation Rate and the Strategy Spread to the Index Performance. The formula for calculating the AIP is as follows: (Index Performance x Participation Rate) – (Strategy Spread x Elapsed Term).
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Third, we calculate your rate of return, which will be applied as a percentage of the Index Strategy Basis. We refer to this rate of return as the "Term End Index Strategy Earnings Percentage" ("Term End ISE Percentage"). The Term End ISE Percentage will equal the greater of (a) the AIP or (b) the Protection Level minus 100%.
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Fourth, using the Term End ISE Percentage, we calculate the dollar amount of gains or losses that will be applied to your Contract. We calculate that dollar amount by multiplying the Term End ISE Percentage by the Index Strategy Basis.
The table below provides examples of how your Strategy Earnings are calculated at the end of a Strategy Term. It assumes:
(i) a one-year Strategy Term;
(ii) a Protection Level of 90%;
(iii) a Participation Rate of 100%;
(iv) a Strategy Spread of 2%;
(v) the Index Strategy Basis at the beginning of the Strategy Term equals $10,000; and

(vi) no withdrawals were taken during the Strategy Term.
Example – Table 1
Index Performance	Strategy Earnings applied at end of a Strategy Term
Index Performance = 10%
Your Strategy Earnings would be +$800

●  The AIP equals 8%. This is calculated as follows: (10% x 100%) – (2% x 1) = 8%.

●  The Term End ISE Percentage equals 8%. The AIP (8%) is greater than the Protection Level minus 100% (-10%).

●  The Strategy Earnings equal +$800. This is calculated by multiplying the Term End ISE
Percentage (8%) by the value of the investment ($10,000).

● The value of your investment would now equal $10,800.

Index Performance = -5%
Your Strategy Earnings will be -$700

● The AIP equals -7%. This is calculated as follows: (-5% x 100%) – (2% x 1) = -7%.

● The Term End ISE Percentage equals -7%. The AIP (-7%) is greater than the Protection Level minus 100% (-10%).

●  The Strategy Earnings equal -$700. This is calculated by multiplying the Term End ISE
Percentage (-7%) by the value of the investment ($10,000).

●  The Index Strategy Basis would now equal $9,300.

In this scenario, the 90% Protection Level did not limit the amount of negative Strategy Earnings that were applied to the Contract.

Index Performance = -15%
Your Strategy Earnings will be -$1,000

●  The AIP equals -17%. This is calculated as follows: (-15% x 100%) – (2% x 1) = -17%.

●  The Term End ISE Percentage equals -10%. The Protection Level minus 100% (-10%) is greater than the AIP (-17%).

●  The Strategy Earnings equal -$1,000. This is calculated by multiplying the Term End ISE
Percentage (-10%) by the value of the investment ($10,000).

●  The Index Strategy Basis would now equal $9,000.

In this scenario, the 90% Protection Level limited the amount of negative Strategy Earnings that were applied to the Contract. If there was no downside protection, the Strategy Earnings would have been
-$1,700.

The examples above assume a Participation Rate of 100%, which means that the Participation Rate neither increased nor decreased upside potential or downside risk. The table below compares how the Strategy Earnings in Example – Table 1 would change if the Participation Rate was increased to 110% or decreased to 90% and all other assumptions remained the same.
Example – Table 2
Index Performance	Strategy Earnings applied at end of a Strategy Term using different Participation Rates based on stated assumptions
	100% Participation Rate (Example – Table 1)	110% Participation Rate	90% Participation Rate
Index Performance = 10%	+$800	+$900	+$700
Index Performance = -5%	-$700	-$750	-$650
Index Performance = -15%	-$1,000	-$1,000	-$1,000
As illustrated in the table above, compared to Example – Table 1 which assumed a 100% Participation Rate:
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A 110% Participation Rate increased gains when the Index performed positively, but also increased losses when the Index performed negatively.
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Conversely, a 90% Participation Rate decreased gains when the Index performed positively, but also decreased losses when the Index performed negatively.
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In all cases, when the Index Performance was so negative that the AIP was below the Strategy’s defined downside protection, the Protection Level limited the realized losses.
See "Term End Index Strategy Earnings Percentage (Term End ISE Percentage)" for more information and examples of the calculations.
How are earnings calculated for an Index Strategy during a Strategy Term?
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings. The Daily ISE Percentage is not directly related to the Index Performance (although the performance of the Index Performance impacts the Daily ISE Percentage) and in general will be different than the Index Performance.
The Daily ISE Percentage may result in a loss even when the performance of the Index has increased since the beginning of the Strategy Term. Losses may be realized if a Death Benefit is processed or if the Contract Owner takes a withdrawal, exercises a Performance Lock, begins Annuitization, or in some jurisdictions, cancels the Contract pursuant to the "Right to Examine and Cancel" provision.
Withdrawals taken during the first six Contract Years may be assessed a CDSC and MVA.
A Daily ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. A Daily ISE Percentage can be positive, negative, or equal to zero. The Daily ISE Percentage is multiplied by the Index Strategy Basis to determine the Index Strategy Earnings for that Index Strategy. The Index Strategy Earnings, regardless of whether they are positive or negative, are then added to the Index Strategy Basis to determine the Index Strategy Value for that day.
See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
What options does a Contract Owner have at the end of a Strategy Term?
At least 30 days prior to a Strategy Term End Date, Nationwide will send a notification to the Contract Owner stating (i) the Strategies that will be available for investment, (ii) their respective Crediting Factors and their values for the upcoming Strategy Term, and (iii) how to communicate the Contract Owner’s instructions to Nationwide. Prior to the close of business on the Strategy Term End Date, the Contract Owner may:
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Allocate some or all of the Contract Value in the maturing Strategy to the same Strategy for another Strategy Term (with the Crediting Factors that we declare for the upcoming Strategy Term), assuming that the Strategy is available for investment.
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Allocate, free of charge, some or all of the Contract Value in the maturing Strategy to another Strategy that is available for investment.

If Nationwide does not receive instructions prior to the close of business on a Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), the Contract Value in the maturing Strategy will be allocated to the same Strategy for another Strategy Term, but with the Crediting Factors that Nationwide declares for the upcoming Strategy Term. If the same Strategy is no longer available for investment, the Contract Value allocated to the maturing Strategy will be transferred to the Fixed Strategy for the upcoming Strategy Term.
How can I access my Contract Value?
Prior to the Annuitization Date or death of the Annuitant, the Contract Owner may access the Contract Value by taking a partial withdrawal or full surrender of the Contract. Withdrawals taken during the first six Contract Years may be assessed a CDSC and MVA. Partial withdrawals will be taken proportionally from the Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the request. See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for example calculations.
Partial withdrawals reduce an Index Strategy’s Index Strategy Basis in the same proportion that the partial withdrawal reduced the Index Strategy’s Index Strategy Value on the date of the withdrawal. When the Index Strategy Basis is greater than the Index Strategy Value at the time of a withdrawal, a proportional reduction will reduce the Index Strategy Basis by more than the dollar amount of the withdrawal.
There is no limit to the number of withdrawals that may be taken in a Contract Year. However, partial withdrawals must be at least $100.
All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
What death benefit does the Contract provide?
Prior to the Annuitization Date, the Death Benefit is triggered on the death of the Annuitant (or Co-Annuitant, if applicable), provided that (i) the death occurs prior to the Annuitization Date; (ii) the Contract is in force at the time of the death; and (iii) there is no Contingent Annuitant.
If the Annuitant dies after the Annuitization Date, any benefit that may be payable will be paid according to the selected annuity payment option.
The Death Benefit will be determined as follows, depending on the age of the Annuitant (and Co-Annuitant if applicable), on the date the application for the Contract is signed:
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If the age of the Annuitant and Co-Annuitant, if applicable, is less than or equal to age 75, then the Death Benefit will be the greater of the Contract Value or the total Purchase Payment made to the Contract reduced by any withdrawals in the proportion that such withdrawals reduced the Contract Value on the date of the withdrawal.
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If the age of either the Annuitant or Co-Annuitant is greater than age 75, then the Death Benefit will be the Contract Value.
Under certain circumstances, if the Contract Owner is changed or the Contract is assigned prior to the death of the Annuitant, the Death Benefit will be the Surrender Value.
See "Calculation of the Death Benefit."
What annuity payment options are available on the Annuitization Date?
Subject to certain restrictions described in this prospectus, you may select from the available annuity payment options under the Contract. The options currently available include:
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Single life annuity;
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Standard Joint and Survivor Annuity; or
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Single life annuity with 10 or 20-year term certain.
Other annuity payment options may be available, and the available options may change.

Notwithstanding any other provision in the Contract, if the life expectancy of a 65-year-old has increased by 3 or more years using the prevailing annuity valuation mortality table at the time of annuitization compared to the life expectancy using the Annuity 2012 Basic Mortality table, the available annuity payment options may be limited to a single life annuity with a term certain equal to the Annuitant's life expectancy or a joint life annuity with term certain equal to the longer of the Annuitant's or Joint Annuitant's life expectancy. See "Annuitizing the Contract."
If no annuity payment option is selected prior to the latest possible Annuitization Date, we will automatically set it as either 1) a fixed Single Life Annuity With 240 Monthly Payments Guaranteed or 2) a fixed Single Life Annuity With Term Certain with a guaranteed period of payments equal to the Annuitant's life expectancy, calculated using the prevailing annuity valuation mortality table at the time of annuitization, whichever is available on the Annuitization Date. Once an annuity payment option is selected, whether by the Annuitant or automatically by Nationwide, it may not be changed. All annuity payments are paid on a fixed basis.
How do you contact Nationwide?
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
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by telephone at 1-800-848-6331 (TDD 1-800-238-3035)
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by mail to P.O. Box 182021, Columbus, Ohio 43218-2021
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by fax at 1-888-634-4472
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by Internet at www.nationwide.com.
RISK FACTORS
RISK OF LOSS
An investment in this Contract is subject to the risk of loss. Each Strategy's defined downside protection, provided by its Protection Level, does not provide complete protection from loss. You may lose money, including a substantial amount of your principal investment and previously credited earnings. Your losses may be significant.
During a Strategy Term, the Index Strategy Value is determined using an estimated present value of what the Index Strategy Value will be on the Strategy Term End Date. This method of calculating the Index Strategy Value could result in a loss during a Strategy Term even when the performance of the Index is positive. There is a risk of a substantial loss of your principal and previously earned Index Strategy Earnings, and the loss is realized if a Death Benefit is processed or if the Contract Owner takes a withdrawal, exercises a Performance Lock, begins Annuitization, or, in some jurisdictions, cancels the Contract pursuant to the "Right to Examine and Cancel" provision. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
Withdrawals during the first six Contract Years may be subject to a CDSC and MVA which can result in the loss of principal and previously earned Index Strategy Earnings.
LIQUIDITY RISK
The Contract is designed to be a long-term investment, not a short-term investment. Partial withdrawals or a full surrender may be taken at any time prior to the Annuitization Date or death of the Annuitant, but there may be negative consequences for doing so if the withdrawal amount exceeds the Remaining Free Withdrawal Amount. Withdrawals in excess of the Remaining Free Withdrawal Amount may be subject to a CDSC and a negative MVA, which will negatively impact the amount of your withdrawal. See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for example calculations.
In addition, any partial withdrawal or full surrender may also be subject to a 10% additional federal tax if taken before age 59½. This Contract may not be appropriate if you plan on taking partial withdrawals or a full surrender prior to age 59½.
If you are invested in multiple Strategies at the time that you request a partial withdrawal, you cannot select the specific Strategy(ies) from which the partial withdrawal is to be taken. Your partial withdrawal will be allocated among all of your Strategies so that after the withdrawal is processed, the Strategy Values are allocated in the same proportion as before the withdrawal. This means that when you take a withdrawal you may be required to withdraw money from a Strategy that is performing negatively even if you have other Strategies performing positively at the time of the withdrawal.

Nationwide may defer payment for a partial withdrawal or full surrender under this Contract for up to six months if the insurance regulatory authority of the state in which the Contract is issued approves such deferral. There are other circumstances under which Nationwide may delay the payment of partial withdrawals or full surrenders, as described in this prospectus. See "Withdrawals."
It is not possible to take withdrawals or surrender the Contract on or after the Annuitization Date.
INVESTMENT RISK
The following describe various investment risks associated with the Contract:
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When you invest in a Strategy, you have no rights in the Index to which the Strategy is linked. When the Index is a market index, you are not investing in the Index (which is impossible), and you have no rights with respect to the Index, the Index provider, or any aspect of the Index or any companies whose securities comprise the Index. When the Index is a mutual fund, you are not purchasing shares of a fund and you are not a shareholder or beneficial owner in the fund; you have no voting, dividend, liquidation, or other rights that would otherwise be attributed to shareholders or beneficial owners. Actual investment results as a shareholder or beneficial owner of the fund may differ.
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You will be exposed to the investment risks associated with the Index linked to any Strategy you select. The performance of the Index Strategy will depend (in part) on the performance of its Index. The performance of the Index will be based on changes in the values of the securities or other assets that comprise the Index (in the case of a market index) or in which the Index is invested (in the case of a mutual fund). Such securities and other assets will be subject to a variety of investment risks, many of which are complicated and interrelated. You will be exposed to those risks. These risks may affect capital markets generally, specific market segments, specific issuers, or specific asset types. If you invest in a Strategy that has an Index with higher investment risks, your investment in that Strategy indirectly exposes you to those higher investment risks. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index Performance may cause you to realize investment losses. Your investment losses may be significant. For a description of particular investment risks to which the Indexes are subject, see "Indexes – Market Exposures and Investment Risks."
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The historical performance of an Index or an Index Strategy does not guarantee future results. It is impossible to predict whether an Index or an Index Strategy will perform positively or negatively over the course of a Strategy Term.
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Because the Indexes under the Contract are all comprised of, defined by, or invested in (at least in part) a collection of equity securities, each Index is exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security or asset to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
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Index Performance is calculated by comparing the value of the Index between two specific points in time which means Index Performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time.
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When a Strategy is linked to the performance of a market Index, the Index’s methodology for calculating return may result in lower Index Performance, particularly over the course of time, and may lower a Strategy’s returns. In this regard:
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Some Indexes calculate the return on component securities on a "price return" basis. The performance of a price return Index does not reflect any dividends or other distributions paid by component companies. The exclusion of dividends and other distributions results in lower Index Performance.
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Some Indexes apply performance drags in the form of regular deductions from the value of the Index. Such deductions are generally intended to more closely align the performance of the Index with the performance of a managed portfolio that takes similar positions as the Index, as such a portfolio would be subject to costs of investing. Performance drags result in lower Index Performance.
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Some Indexes are comprised of futures contracts and calculate return on such futures contracts on an "excess return" basis. Excess return calculations do not include any income from collateral associated with investments in futures contracts. The exclusion of collateral return results in lower Index Performance.
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Some Indexes are comprised of foreign issuers and include exchange rate methodologies that may lower Index Performance.

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The BlackRock Select Factor Index has underlying ETFs. The underlying ETFs are subject to management fees, other expenses, and transaction costs that negatively impact their performance and market prices and, consequently, negatively impact the performance of the Index. These negative impacts on performance are compounded by the performance drag deducted from Index Values as part of the Index's methodology.
See "Crediting Factors - Indexes" for additional information and risks related to Index methodologies.
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When a Strategy is linked to the performance of a mutual fund, the fund’s management fees and other operating expenses, including transaction costs, will negatively impact Index Performance, particularly over the course of time, and will reduce a Strategy’s returns. See "Crediting Factors – Indexes."
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In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets has been impacted by several interrelating factors such as, but not limited to, the COVID-19 pandemic, geopolitical turmoil, rising inflation, changes in interest rates, and actions by governmental authorities. It is not possible to predict with certainty the future performance of the markets.
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Nationwide relies on third-parties who sponsor, administer, or manage the Indexes to provide Nationwide with Index Values which are used to calculate the performance of the Index Strategies. In general, Index Values are to be provided to Nationwide each Business Day. However, there may be short or extended periods of time when Nationwide is not provided Index Values for an Index. This may occur for a variety of reasons that are not within Nationwide’s control, including severe market disruptions. If Nationwide is not provided with an Index Value, it will use the most recent Index Value provided to Nationwide when calculating the performance of the Index Strategies linked to the applicable Index. If Nationwide is provided an Index Value for a prior Business Day for which Nationwide was not originally provided an Index Value, Nationwide will take reasonable steps to recalculate impacted Contract Values and Contract transactions.
RISKS ASSOCIATED WITH THE INDEXES
If you allocate money to an Index Strategy for a Strategy Term, the value of your investment will depend in part on the performance of the applicable Index or Indexes. The performance of an Index is based on changes in the values of the securities or other instruments that comprise or define the Index (in the case of a market index) or in which the Index is invested (in the case of a mutual fund). The securities and instruments that impact the performance of the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. You will be exposed to those risks. These risks may affect capital markets generally, specific market segments, specific issuers, or specific asset types. If you invest in a Strategy that has an Index with higher investment risks, your investment in that Strategy indirectly exposes you to those higher investment risks.
The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to lose money on your investment in the Contract. The historical performance of an Index or an Index Strategy does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Strategy Term.
Because each Index is comprised of, defined by, or invested in (at least in part) a collection of securities, each Index is largely exposed to market risk and issuer risk.
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Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably.
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Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
For more information on the other important, specific investment risks to which each particular Index is exposed, see "Market Exposures and Investment Risks" in the "Index Strategies" section.
DAILY INDEX STRATEGY EARNINGS PERCENTAGE (DAILY ISE PERCENTAGE) RISK
A Daily ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. The Daily Index Strategy Earnings Percentage is equal to the greater of the Protection Level minus 100% and the Daily Pre-Protection Level Index Strategy Earnings (ISE) Percentage.
The Daily ISE Percentage is not directly related to the Index Performance (although performance of the Index impacts the Daily Pre-Protection Level ISE Percentage calculation) and the Daily ISE Percentage may be negative even when the performance of the Index is positive.

The Daily ISE Percentage may result in a loss even when the performance of the Index has increased since the beginning of the Strategy Term. The Daily ISE Percentage is used to calculate Index Strategy Earnings during a Strategy Term, and if a Death Benefit is processed or if the Contract Owner takes a withdrawal, exercises a Performance Lock, begins Annuitization before the end of a Strategy Term, or, in some jurisdictions, cancels the Contract pursuant to the "Right to Examine and Cancel" provision, a loss may result if the Daily ISE Percentage is negative.
LIMITED GROWTH POTENTIAL RISK (STRATEGY SPREAD AND PARTICIPATION RATE RISK)
When you invest in a Strategy, the growth (or upside) potential of your investment is not capped, but the Strategy Spread will reduce the upside potential of your investment. In addition, if the Participation Rate is less than 100%, the Participation Rate will also decrease the upside potential of your investment.
As part of the process for calculating Index Strategy Earnings on the Strategy Term End Date, we calculate the Adjusted Index Performance (AIP), which is then used to calculate the Term End Index Strategy Earnings Percentage. The AIP is the percentage gain or loss in the Strategy Value at the end of the Strategy Term, calculated using the Crediting Factors applied to the underlying values, prior to the application of any Protection Level. See "Calculation of Index Strategy Earnings." The AIP is the Index Performance after the application of the Strategy Spread and the Participation Rate.
The Strategy Spread represents an annualized percentage rate that, when greater than 0%, always has the effect of reducing the AIP at the end of the term, and indirectly impacts the Daily ISE Percentage.
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When comparing Strategies with Strategy Terms that are the same length and all other Crediting Factors are the same, you should understand that a higher Strategy Spread is always more unfavorable to you than a lower Strategy Spread.
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When determining the maximum impact that a Strategy Spread will have on your Index Performance, multiply the Strategy Spread by the number of years in the Strategy Term (e.g., if the Strategy Spread is 2% and the Strategy Term is 3 years, this will reduce the Index Performance (after it has been multiplied by the Participation Rate) by 6% at the end of the Strategy Term). See the "Strategy Spread" subsection in the "Index Strategies" section.
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When comparing Strategies with Strategy Terms that differ in length, a higher Strategy Spread will always be more unfavorable to you on an annual basis, but the overall impact of a lower Strategy Spread over a multi-year Strategy Term may be more unfavorable to you than the overall impact of a higher Strategy Spread over a shorter Strategy Term.
The Participation Rate represents the proportion of Index Performance that is reflected in the AIP and may have the effect of amplifying or decreasing the Index Performance.
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If the Participation Rate is greater than 100%, there will be more upside potential when the Index Performance is positive but more downside potential when the Index Performance is negative (subject to the amount of downside protection provided by the Strategy’s Protection Level).
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If the Participation Rate is less than 100%, there will be less upside potential when the Index Performance is positive but less downside potential when the Index Performance is negative (subject to the amount of downside protection provided by the Strategy’s Protection Level).
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If the Participation Rate is equal to 100%, the Participation Rate will neither increase nor decrease the Index Performance.
The Participation Rate for a Strategy Term is for the entire term and is not applied on an annual basis.
The Participation Rate and the Strategy Spread may both be applied when calculating gains and losses for each Index Strategy. When a Strategy has both a Participation Rate less than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to reduce gains when Index Performance is positive. Additionally, when a Strategy has both a Participation Rate greater than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to increase losses when Index Performance is negative. Application of the Participation Rate and Strategy Spread will not cause the Index Strategy Earnings to drop below the floor protection provided by the Protection Level.

When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor, including the Participation Rate or the Strategy Spread. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.
REINVESTMENT RISK
Except in the limited circumstances under which we may substitute an Index, the Index, Strategy Term and Protection Level will not change for as long as we offer a Strategy. However, the Participation Rate and Strategy Spread may change from Strategy Term to Strategy Term. The Index Strategies available for a new Strategy Term may have different Crediting Factors, and we may add or remove the Index Strategies offered. You do not have the right to reject any Participation Rate or Strategy Spread that we declare for a future Strategy Term. If you do not wish to invest in any of the Strategies at some point in the future, your only option will be to fully surrender your Contract or annuitize your Contract (subject to limitations). A full surrender may be subject to a CDSC and an MVA, and may also have negative tax consequences.
The ability to transfer Contract Value among the Strategies is restricted. Except when exercising a Performance Lock, Contract Value allocated to a Strategy cannot be transferred until the end of the Strategy Term, even if Nationwide substitutes an Index during the Strategy Term, and Contract Value cannot be transferred into a Strategy while its Strategy Term is ongoing. This restricts the ability to react to changes in market conditions during a Strategy Term other than through withdrawals and by exercising the Performance Lock feature, which also has risks. You should consider whether the inability to reallocate Contract Value at any time is consistent with your financial needs.
In order to transfer Strategy Value from a Strategy on the Strategy Term End Date to another Strategy that is available for investment, we must receive your transfer request prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date). If Nationwide does not receive the transfer instructions by this time, the Contract Value will remain allocated to the currently elected Strategies using the Crediting Factors applicable for the upcoming Strategy Term. If an Index Strategy is not available for reinvestment, the entire Index Strategy Value allocated to the Index Strategy will be transferred to the Fixed Strategy.
RISK OF CHANGES TO PARTICIPATION RATE AND/OR STRATEGY SPREAD
Except in the limited circumstances under which we may substitute an Index, the Crediting Factors for a Strategy will not change for the duration of an ongoing Strategy Term. Also, except in the limited circumstances under which we may substitute an Index, the Index, Strategy Term and Protection Level will not change for as long as we offer a Strategy. However, the Participation Rate and Strategy Spread may change from Strategy Term to Strategy Term. Other than the guaranteed minimums and maximums associated with a Strategy’s Participation Rate and Strategy Spread, which will not change for the entire time that the Strategy is offered under the Contract, there is no guarantee that a Strategy’s current Participation Rate and Strategy Spread will remain the same while you own the Contract.
You do not have the right to reject any Participation Rate or Strategy Spread that we declare for a future Strategy Term. If you do not wish to invest in any of the Strategies at some point in the future, your only option will be to fully surrender your Contract or annuitize your Contract (subject to limitations). A full surrender may be subject to a CDSC and an MVA. A full surrender may also have negative tax consequences.
You should evaluate whether our ability to change the Participation Rate and Strategy Spread, and your inability to reject such changes, is consistent with your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate for you based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described throughout this prospectus.
PERFORMANCE LOCK RISK
Under the Performance Lock feature, if an Index Strategy’s Index Strategy Value exceeds its Strategy Basis multiplied by its Protection Level, the Contract Owner may transfer such Index Strategy Value to the Fixed Strategy prior to the Strategy Term End Date. This means that a Performance Lock is available for an Index Strategy so long as the Daily Pre-Protection Level ISE Percentage is greater than the floor provided by the Protection Level for that Strategy. If a Contract Owner exercises the Performance Lock feature, the Index Strategy Value transferred to the Fixed Strategy will be the Index Strategy Value at the end of the Business Day on which the Performance Lock request is received by Nationwide. If the Performance Lock request is received by Nationwide on a day that is not a Business Day, or after the close of a Business

Day, Nationwide will use the next Business Day’s Index Strategy Value. If a Performance Lock is requested but the Index Strategy Value falls below the Strategy Basis multiplied by its Protection Level at the close of the Business Day on which the transfer is to occur, the Performance Lock will not be exercised.
Amounts transferred under the Performance Lock feature from an Index Strategy to the Fixed Strategy before the end of a Strategy Term are subject to a loss if the Daily ISE Percentage is negative.
Once the money is transferred to the Fixed Strategy it cannot be transferred out of the Fixed Strategy until the end of the Fixed Strategy’s Strategy Term (which would be the next Contract Anniversary). A Contract Owner should consider the following risks related to the Performance Lock feature:
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The Performance Lock feature can only be used once during an Index Strategy’s Strategy Term and only the full Index Strategy Value can be transferred. Performance Lock requests for partial amounts of Index Strategy Value will not be accepted. Once a Performance Lock request is received by Nationwide, it may not be revoked.
•
Because the Index Strategy Value will not be calculated until the end of the Business Day that the Contract Owner’s Performance Lock request is received, the Contract Owner will not know the Index Strategy Value at the time they decide to lock in that value.
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While a Contract Owner will earn interest in the Fixed Strategy at the Fixed Strategy Rate, once a Performance Lock for an Index Strategy is exercised, the Contract Owner will no longer participate in the Index Strategy’s performance even if the Index Strategy performs positively.
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Nationwide does not provide advice or notify Contract Owners regarding whether they should exercise the Performance Lock feature or the optimal time for doing so, if one exists. Contract Owners bear the risk that they will fail to exercise the Performance Lock at the optimal time during a Strategy Term.
•
Contract Owners also bear the risk that they will exercise the Performance Lock at a time during a Strategy Term when they miss out on gains that occur after the Performance Lock, or lock in losses that would not have occurred had the Performance Lock been exercised at a later date or not at all. Nationwide is not responsible for any losses related to a decision whether or not to exercise a Performance Lock. It is impossible to know with certainty whether or not a Performance Lock should be exercised.
•
Nationwide is not responsible for any losses related to a decision whether or not to exercise a Performance Lock. It is impossible to know with certainty whether or not a Performance Lock should be exercised.
You may obtain information about your current Index Strategy Value(s) by contacting your financial professional or our Service Center. Because of the risks described herein, you should speak to your financial professional before exercising a Performance Lock.
INDEX SUBSTITUTION RISK
The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide may substitute the Index during a Strategy Term in limited circumstances. Subject to any applicable regulatory approval, Nationwide may substitute the Index if any of the following events occur: (a) the Index is discontinued, (b) there is a substantial change to the calculation of the Index, (c) Index Values are unavailable, (d) Nationwide’s permission or license to use an Index is revoked, (e) Nationwide is unable to hedge risks associated with the Index, or for any other reason approved by a regulator with jurisdiction over the operation of the Contract. If Nationwide substitutes an Index, the new Index will be similar in composition to the old Index. Nationwide will seek to notify Contract Owners at least 30 days prior to substituting an Index for any Index Strategy in which they are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of Nationwide’s control, Nationwide will provide notice of the substitution as soon as practicable.
A Contract Owner will have no right to reject the substitution of an Index. If Nationwide substitutes the Index for an Index Strategy in which a Contract Owner is invested, unless a Performance Lock is requested, the Contract Owner will not be permitted to transfer the Index Strategy Value until the end of the Strategy Term. See "Reinvestment Risk" above.
If Nationwide substitutes the Index for an Index Strategy, the performance of the new Index may differ significantly from the performance of the old Index. This may negatively affect the Index Strategy Earnings applied to an Index Strategy.

INVESTMENT RISK DURING THE RIGHT TO EXAMINE PERIOD
Under state insurance laws, a Contract Owner has the right, during a limited period of time, to examine the Contract and decide to keep it or cancel it. This right is referred to as a "free look" right. The length of this time period depends on state law and may vary depending on whether the purchase is a replacement of another annuity contract. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue.
If the Contract Owner elects to cancel the Contract pursuant to the free look provision, Nationwide will cancel the Contract and, in most jurisdictions, the Purchase Payment will be refunded in full. Otherwise, where required by law, Nationwide will return the Contract Value as of the date of the cancellation, less any withdrawals from the Contract (including any CDSC, MVA and Daily ISE Percentage applied to those withdrawals), and any applicable federal and state income tax withholding. If the Contract Value is returned, there is a risk that the performance of the Index Strategies will decrease the Contract Value during the free look period and the Contract Value will be less than the Purchase Payment.
NATIONWIDE’S FINANCIAL STRENGTH AND CLAIMS PAYING ABILITY RISK
Nationwide’s general account assets support its obligations under the Contract and are subject to claims by its creditors. As such, guarantees under the Contract are subject to Nationwide’s financial strength and claims-paying ability. There is a risk that Nationwide may default on those guarantees. Contract Owners need to consider Nationwide’s financial strength and claims-paying ability in meeting its guarantees under the Contract. Contract Owners may obtain information on Nationwide’s financial condition by reviewing its financial statements included in this prospectus. Additionally, information concerning Nationwide’s business and operations is set forth under "Appendix E: Nationwide Life Insurance Company Management’s Discussion & Analysis and Statutory Financial Statements and Supplemental Schedules."
To request additional information about Nationwide, contact the Service Center.
CYBER SECURITY RISK
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners and service providers. This makes Nationwide susceptible to operational and information security risks resulting from a cybersecurity incident. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on systems or websites and other operational disruptions that could severely impede Nationwide’s ability to conduct its businesses and administer the contract (e.g., calculate Contract Values or process transactions).
Financial services companies and their third-party service providers are increasingly the targets of cyber-attacks involving the encryption and/or threat to disclose personal or confidential information (e.g., ransomware) or disruptions of communications (e.g., denial of service) to extort money or for other malicious purposes. The techniques used to attack systems and networks change frequently, are becoming more sophisticated, and can originate from a wide variety of sources. The use of remote or flexible work arrangements, remote access tools, and mobile technology have expanded potential targets for cyber-attack.
Cyber-attacks affecting Nationwide, Index providers, intermediaries, and service providers may adversely affect Nationwide and Contract Values. As a result of a cybersecurity incident, Nationwide may be subject to regulatory fines, private claims, and financial losses and/or reputational damage. There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict. Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid cybersecurity incidents affecting Contract Owners in the future. It is possible that a cybersecurity incident could persist for an extended period of time without detection.
In the event that Contract administration or Contract Values are adversely affected as a result of a failure of Nationwide’s cybersecurity controls, Nationwide will take reasonable steps to take corrective action and restore Contract Values to the levels that they would have been had the cybersecurity incident not occurred. Nationwide will not, however, be responsible for any adverse impact to Contracts or Contract Values that result from the Contract Owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks or to protect personal information.

BUSINESS CONTINUITY RISK
Nationwide is exposed to risks related to natural and man-made disasters, such as storms, fires, earthquakes, public health crises, geopolitical disputes, military actions, and terrorist acts, which could adversely affect Nationwide’s ability to administer the contracts. Nationwide has adopted business continuity policies and procedures that may be implemented in the event of a natural or man-made disaster, but such business continuity plans may not operate as intended or fully mitigate the operational risks associated with such disasters.
Nationwide outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While Nationwide closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond Nationwide’s control. If one or more of the third parties to whom Nationwide outsources such critical business functions experience operational failures, Nationwide’s ability to administer the contract could be impaired.
FEES AND DEDUCTIONS
CONTINGENT DEFERRED SALES CHARGES (CDSC)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to a CDSC. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to CDSCs.
When a CDSC is imposed, the charge will equal the applicable "CDSC Percentage" multiplied by the dollar amount of the withdrawal. The CDSC Percentage will depend on the number of Contract Years you have completed when you take a withdrawal. The CDSC Percentage schedule starts at 8% for the first two Contract Years and then declines with each completed Contract Year thereafter until it reaches 0% after six completed Contract Years. The CDSC Percentage schedule is as follows:
Number of Completed Contract Years	CDSC Percentage
0	8%
1	8%
2	7%
3	6%
4	5%
5	4%
6+	0%
CDSCs are intended to reimburse Nationwide for expenses that we incur in connection with the sale of the Contract.
MARKET VALUE ADJUSTMENTS (MVA)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to an MVA. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to an MVA. An MVA, when applied, may be positive, negative, or equal to zero. If an MVA is negative, it will decrease the withdrawal. If an MVA is positive, it will increase the withdrawal. If an MVA is equal to zero, it will have no effect on withdrawal. MVAs are assessed in addition to any applicable CDSC. A negative MVA could result in a loss beyond the floor of the Protection Level and, under extreme circumstances, could result in a total loss of Contract Value. For Index Strategies with a 100% Protection Level and the Fixed Strategy, a negative MVA is limited to a value that would result in a full surrender value which is no less than the minimum nonforfeiture value.
The Contract is designed to be a long-term investment. When a Contract Owner takes a withdrawal, Nationwide may be required to liquidate interest rate sensitive fixed-income assets that it holds in order to satisfy its payment obligations under the Contract. The MVA is intended to approximate, without duplicating, Nationwide’s investment experience when it liquidates those assets. Nationwide utilizes a market value reference rate to determine this approximation. When liquidating assets, Nationwide may realize either a gain or a loss. If the market value reference rate has increased relative to the market value reference rate on the Date of Issue, the MVA will be negative. Conversely, if the market value reference rate has decreased relative to the market value reference rate on the Date of Issue, the MVA will be positive.
The MVA is the sum of the MVA applicable to the Fixed Strategy, Index Strategies with Minimum Nonforfeiture Values, and Index Strategies that do not have Minimum Nonforfeiture Values. The amount of the MVA for each is calculated as follows:
MVA = MVA Base x MVA Factor.
In the formula above, the MVA Base equals the dollar amount of the withdrawal minus the Remaining Free Withdrawal Amount. If the dollar amount of the withdrawal minus the Remaining Free Withdrawal Amount is less than or equal to zero, then an MVA is not applicable to the withdrawal.
We calculate the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date we process the withdrawal
N = Number of whole (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that we process the withdrawal.
In addition, for any MVA applicable to a full surrender or a partial withdrawal from the Fixed Strategy, the MVA amount applicable to the Fixed Strategy will never be larger (either positive or negative) than the following, calculated immediately prior to the full surrender or partial withdrawal:
M x A, where:
M = MVA Base attributable to the Fixed Strategy / (Fixed Strategy Value – Remaining Free Withdrawal Amount attributable to the Fixed Strategy)
A = Fixed Strategy Value minus the CDSC applicable to the Fixed Strategy, if any, that would apply on full surrender, minus the Fixed Strategy Minimum Nonforfeiture Value, but not less than zero.
In addition, for any MVA applicable to a full surrender or a partial withdrawal from Index Strategies with Index Strategy Minimum Nonforfeiture Value, the MVA amount applicable to the Index Strategies with Index Strategy Minimum Nonforfeiture Value will never be larger (either positive or negative) than the following, calculated immediately prior to the full surrender or partial withdrawal:
M x A, where:
M = MVA Base attributable to the Index Strategies with Index Strategy Minimum Nonforfeiture Value / (Index Strategy Value for Index Strategies with Index Strategy Minimum Nonforfeiture Value – Remaining Free Withdrawal Amount attributable to all Index Strategies with Index Strategy Minimum Nonforfeiture Value)
A = Index Strategy Value of all Index Strategies with Index Strategy Minimum Nonforfeiture Value minus the CDSC applicable to all Index Strategies with Index Strategy Minimum Nonforfeiture Value, if any, that would apply on full surrender, minus the Index Strategy Minimum Nonforfeiture Value, but not less than zero.
In the formulas above, the MVA Scaling Factor will be greater or less than, or equal to, 1.0. The MVA Scaling Factor is declared by Nationwide and is stated in your Contract. Within the formula, the MVA Scaling Factor serves to amplify or dampen the MVA Factor for purposes of the MVA calculation. An MVA Scaling Factor greater than 1.0 increases the magnitude of the MVA, an MVA Scaling Factor less than 1.0 dampens the magnitude of the MVA. An MVA Scaling Factor equal to 1 has no effect on the MVA.
The Market Value Reference Rate refers to the yield of the MVA Index, which is the Bloomberg U.S. Corporate Index. The Market Value Reference Rate of the MVA Index as of the Date of Issue (the Initial Market Value Reference Rate) is included in your Contract. The daily Market Value Reference Rate may be obtained thereafter by contacting the Service Center.
If the daily Market Value Reference Rate is not available on any day on which the value is needed, Nationwide will use the Market Value Reference Rate for the previous Business Day. If the MVA Index provider later publishes a yield for the MVA Index for a Business Day when the yield was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the yield provided to Nationwide by the MVA Index provider. This recalculation could result in changes to transactions and Contract Values that occurred when the yield was not published by the MVA Index provider.
If the Market Value Reference Rate is no longer available, or if Nationwide at its sole discretion determines that the Market Value Reference Rate is no longer appropriate for purposes of calculating the MVA, Nationwide will substitute another method for determining the MVA, subject to any required regulatory approval. Nationwide will notify the Contract Owner of any such change.
See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for examples of the MVA calculation.
WAIVER OR REDUCTION OF THE CDSC OR MVA
During the first six Contract Years, the Contract Owner may withdraw an amount up to that Contract Year’s Free Withdrawal Amount without incurring a CDSC or MVA. The Free Withdrawal Amount is the greater of:
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10% of the Contract Value on the first day of that Contract Year (immediately prior to any partial withdrawal or full surrender on that date); or
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the amount required to meet minimum distribution requirements for this Contract under the Code.
At the start of each Contract Year, the Remaining Free Withdrawal Amount is set equal to the Free Withdrawal Amount. Each Free Withdrawal during the Contract Year decreases the Remaining Free Withdrawal Amount by the Free Withdrawal, but not to less than zero.
Each Contract Year’s Free Withdrawal Amount is non-cumulative. This means any portion of the Free Withdrawal Amount not taken by the Contract Owner in a given Contract Year cannot be added to the Free Withdrawal Amount in any later Contract Year.
In addition, no CDSC or MVA will be assessed:
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upon the payment of the Death Benefit or on any partial withdrawal or full surrender after the Death Benefit is paid;
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upon the Annuitization of the Contract if it has been in force for at least two years;
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on any partial withdrawal or full surrender taken after the sixth Contract Year;
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if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies, Nationwide may decide not to charge a CDSC and/or apply an MVA. If another contract issued by Nationwide or one of its affiliates is exchanged for the Contract, Nationwide may reduce the CDSC and/or waive part of the MVA on the Contract. A CDSC and/or MVA may apply to the contract received in exchange for the Contract.
While a CDSC and MVA may not apply to certain withdrawals or a full surrender, taxes and tax penalties may be incurred. In addition, the Daily ISE Percentage is used to calculate Index Strategy Earnings during a Strategy Term, and if amounts are withdrawn or fully surrendered from an Index Strategy before the end of a Strategy Term, a loss may result if the Daily ISE Percentage is negative. In addition, withdrawals from an Index Strategy before the end of its Strategy Term will reduce the Index Strategy Basis in the same proportion that the Index Strategy Value is reduced (rather than on a dollar-for-dollar basis). Similarly, if the Death Benefit is based on return of premium instead of Contract Value, the Death Benefit will be reduced in the same proportion that the Index Strategy Value is reduced.
INCREASE IN REMAINING FREE WITHDRAWAL AMOUNT AFTER A LONG-TERM CARE AND TERMINAL ILLNESS OR INJURY (CDSC AND MVA WAIVER)
General
After the occurrence of a Long-Term Care Event ("LTC Event") or Terminal Illness or Injury Event ("TI Event"), Nationwide will increase the Remaining Free Withdrawal Amount for the current and all subsequent Contract Years so that all partial withdrawals or a full surrender after the occurrence of the event are Free Withdrawals. This CDSC and MVA waiver is only available if the Contract Owner and Annuitant are the same person, and as of the Date of Issue that person is no older than 80 years old. If the Contract has a Joint Owner, either the Contract Owner or Joint Owner must be named as Annuitant and the age of the older of the Contract Owner and Joint Owner must be no older than 80 years old as of the Date of Issue.

In addition, for purposes of this CDSC and MVA waiver, for Contracts that have a non-natural person as Contract Owner as an agent for a natural person, the Annuitant may exercise the right of the Contract Owner. However, if the non-natural Contract Owner does not own the Contract as an agent for a natural person (e.g., the Contract Owner is a corporation or a trust for the benefit of an entity), the Annuitant may not exercise the rights of the Contract Owner.
There are no charges associated with these waivers.
Long-Term Care Event
An LTC Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to a Long-Term Care Facility or Hospital beginning after the Date of Issue and is confined for a continuous period of 90 days or more. If there is a Joint Owner, the confinement of the Contract Owner or Joint Owner may qualify as an LTC Event. An LTC Event waiver claim (including written proof of confinement) must be received by Nationwide while the confinement is ongoing or within 90 days after the confinement ends. If it was not reasonably possible to give written proof of confinement in the time required, Nationwide will not reduce or deny the increase in the Remaining Free Withdrawal Amount if such proof is given as soon as reasonably possible. In any event, the written proof required must be given no later than one year from after the confinement ends unless the Contract Owner was legally incapacitated.
A "Hospital" is defined as a state licensed facility which is operated as a hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); is supervised by a staff of physicians; and has medical and diagnostic facilities.
A "Long-Term Care Facility" is defined as a state licensed skilled nursing facility or intermediate care facility that does not include: a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner's immediate family.
Terminal Illness or Injury Event
A TI Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness or Injury beginning after the Date of Issue. If there is a Joint Owner, the Terminal Illness or Injury of the Contract Owner or Joint Owner may qualify as a TI Event.
A "Terminal Illness or Injury" is defined as an illness or injury diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis.
DAILY ISE PERCENTAGE
The Daily ISE Percentage is used to calculate Index Strategy Earnings during a Strategy Term, and if amounts are withdrawn or otherwise deducted from an Index Strategy (including partial withdrawals, systematic withdrawals, required minimum distributions, exercise of the Performance Lock, full surrender, Annuitization and Death Benefit payments) before the end of a Strategy Term, a loss may result if the Daily ISE Percentage is negative. For example, in any given Strategy Term, a maximum loss of up to 25% in Index Strategy Value could occur if you are invested in an Index Strategy with a 75% Protection Level. Over the life of the Contract, there is no limit to the maximum potential loss from a negative Daily ISE Percentage, other than it is limited to the floor provided by the Protection Level and to the minimum nonforfeiture value for Index Strategies with a 100% Protection Level. This means that there could be significantly less money available under your Contract for withdrawals, Annuitization, and the Death Benefit. The Daily ISE Percentage does not apply to the Fixed Strategy.
See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
PREMIUM TAXES
Certain states or other governmental entities charge premium tax on purchase payments. Nationwide will charge against the Contract Value any premium taxes levied by a state or other government entity. Premium tax rates currently range from 0% to 3.5% and vary from state to state. The range is subject to change. Nationwide will assess premium taxes to the Contract at the time Nationwide is assessed the premium taxes by the state. Premium taxes may be deducted from Death Benefit proceeds.

GENERAL INFORMATION ABOUT THE CONTRACT
THE CONTRACT
This prospectus describes the Contract. The Contract is an agreement between Nationwide and the Contract Owner or Joint Owner. The Contract has two separate phases: accumulation (savings) and Annuitization (income). During the accumulation phase, the Contract offers a Fixed Strategy and Index Strategies to which the Contract Owner can allocate and reallocate his/her Contract Value. The Fixed Strategy offers a fixed rate of return while the Index Strategies vary with the performance of an Index and are subject to Crediting Factors that also impact the performance of the Index Strategies. During the Annuitization phase, Nationwide makes periodic income payments to the Annuitant.
At the time of Annuitization, the Contract Owner elects the duration of the annuity payments – either for a fixed period of time or for the duration of the Annuitant’s (and possibly the Annuitant’s spouse’s) life. After Annuitization begins, the only value associated with the Contract is the stream of annuity payments and funds are no longer invested in any Strategy. Unless otherwise specified in the annuity option, amounts cannot be withdrawn from the Contract over and above the annuity payments. Additionally, once Annuitization has begun, there is no Death Benefit, which means that upon the death of the Annuitant (and the Annuitant’s spouse if a joint annuity option was elected), all payments stop and the Contract terminates, unless the particular Annuitization option provides otherwise. The Contract is available as a Non-Qualified Contract, which will provide certain tax deferral features under the Code. On the other hand, if the Contract is purchased as a Qualified Plan, IRA, Roth IRA, SEP IRA, or Simple IRA, the Contract will not provide any additional tax deferral benefits.
STATE VARIATIONS
This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. The state in which the Contract is issued also governs whether certain features will vary under the Contract. All material rights and obligations under the Contract will be included in the Contract or in riders or endorsements attached to the Contract. To review a copy of your Contract and any riders or endorsements, contact the Service Center. For more detailed information regarding provisions that vary by state, please see "Appendix B: State Variations" later in this prospectus.
CONTESTABILITY
Except in certain circumstances involving fraud and where permitted by state law, Nationwide will not contest the contract after it has been in force during the lifetime of the Annuitant for two years after the Date of Issue or effective date of certain contract changes, as defined in the contract.
NON-PARTICIPATING
The Contract is non-participating, meaning that the Contract will not share in Nationwide’s profits or surplus.
MONEY LAUNDERING
In order to comply with the USA PATRIOT Act and rules promulgated thereunder, Nationwide has implemented procedures designed to prevent contracts described in this prospectus from being used to facilitate money laundering or the financing of terrorist activities. If mandated under applicable law, Nationwide may be required to reject a purchase payment and/or block a Contract Owner’s account and thereby refuse to process any request for transfers, withdrawals, surrenders, or death benefits until instructions are received from the appropriate regulators. Nationwide may also be required to provide additional information about a Contract Owner or a Contract Owner’s account to governmental regulators.
PAYMENTS TO MINORS
Nationwide will not pay insurance proceeds directly to minors. Contact a legal advisor for options to facilitate the timely availability of monies intended for a minor’s benefit.

ASSIGNMENT
To the extent allowed by state law, Nationwide reserves the right to refuse its consent to any assignment at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. The Contract Owner may request to assign or transfer rights under the Contract by sending Nationwide a signed and dated request. Nationwide will not be bound by an assignment until it acknowledges the assignment.
If Nationwide consents to an assignment, the assignment takes effect on the date it is signed, unless otherwise specified by the request. Nationwide is not responsible for the validity of an assignment, any tax consequences of any assignment, or for any payment or other settlement made prior to our receipt and consent of and assignment.
Upon assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value unless the requirements specified under "Calculation of the Death Benefit" are satisfied.
BENEFICIALLY OWNED CONTRACTS
A beneficially owned contract is a contract that is inherited or purchased by a beneficiary and the beneficiary holds the contract as a beneficiary (as opposed to treating the contract as his/her own) to facilitate the distribution of a Death Benefit or Contract Value in accordance with the applicable federal tax laws (see "Required Distributions"). An owner of a beneficially owned contract is referred to as a "beneficial owner."
There are two types of beneficially owned contracts, a "continued beneficially owned contract" and a "purchased beneficially owned contract." A continued beneficially owned contract is when a beneficiary inherits a contract and continues that contract as a beneficial owner. A "purchased beneficially owned contract" is when a beneficiary purchases a new contract using a death benefit or contract value that the beneficiary inherited under a different annuity contract.
Not all options and features described in this prospectus are available to beneficially owned contracts:
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Withdrawals under beneficially owned contracts are subject to applicable CDSC and MVA except when the withdrawals are made from a continued beneficially owned contract that is inherited as death benefit proceeds (as opposed to inherited contract value).
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A beneficial owner must be both the Contract Owner and the Annuitant of a beneficially owned contract, and no additional parties may be named, except that a purchased beneficially owned contract may name a Co-Annuitant, if applicable.
•
No changes to the parties will be permitted on any beneficially owned contract, except that a beneficial owner may request changes to their successor beneficiary(ies).
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Beneficially owned contracts cannot be assigned, except that a beneficial owner may assign rights to the distribution payments.
•
There is no death benefit payable on a on a continued beneficially owned contract. After the death of the beneficial owner, any remaining death benefit or contract value to be distributed will be payable to a successor beneficiary in accordance with applicable federal tax laws.
A beneficiary who is the surviving spouse of a contract owner has the option under the tax laws to continue the contract as the sole contract owner and treat the contract as the spouse’s own. If a spouse continues the contract as the sole contract owner, the spouse will not be treated as a beneficial owner and this section will not apply.
PURCHASING THE CONTRACT
PURCHASE PAYMENT
The Contract is issued in consideration of the single Purchase Payment paid by the Contract Owner. Only one Purchase Payment is allowed under the Contract. A Purchase Payment should be made payable to Nationwide Life Insurance Company and submitted to the Service Center. All purchase payments must be paid in the currency of the United States of America. The minimum Purchase Payment is $25,000.
Nationwide reserves the right to reject a Purchase Payment that is comprised of multiple payments paid to Nationwide over a period of time. If Nationwide permits multiple payments as part of a Purchase Payment, the Contract will not be issued until all such payments are received. Nationwide reserves the right to hold such multiple payments in a non-interest bearing account until the Date of Issue.

Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide or its affiliates or subsidiaries on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. Its decision as to whether or not to accept a purchase payment in excess of that amount will be based on one or more factors, including, but not limited to: age, spouse age (if applicable), Annuitant age, state of issue, total purchase payments, optional benefits elected, current market conditions, and current hedging costs. All such decisions will be based on internally established actuarial guidelines and will be applied in a nondiscriminatory manner. In the event that Nationwide does not accept a purchase payment under these guidelines, the purchase payment will be immediately returned in its entirety in the same manner as it was received. Any references in this prospectus to purchase payment amounts in excess of $1,000,000 are assumed to have been approved by Nationwide.
Nationwide reserves the right to refuse any application for the Contract. If Nationwide refuses an application, it will return the Purchase Payment.
ALLOCATING THE PURCHASE PAYMENT
The Purchase Payment is allocated according to Contract Owner instructions on the application. The Purchase Payment may be allocated to the Fixed Strategy and up to ten Index Strategies. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
DATE OF ISSUE
The Date of Issue is the date Nationwide issues the Contract. The Purchase Payment is applied to the Contract on the Date of Issue. The Date of Issue will be the date as of which Nationwide has both received the Purchase Payment and approved the Contract application.
RIGHT TO EXAMINE AND CANCEL
The Contract Owner has the right to examine and cancel the Contract. If the Contract Owner elects to cancel the Contract, he/she may return it to the Service Center within a certain period of time known as the "free look" period and no CDSC or MVA will apply to this cancellation. Depending on the state in which the Contract was purchased (and, in some states, if the Contract is purchased as a replacement for another annuity contract), the free look period may be 10 days or longer. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue regardless of the state in which your Contract was issued.
If the Contract Owner elects to cancel the Contract pursuant to the free look provision, Nationwide will cancel the Contract and, in most jurisdictions, the Purchase Payment will be refunded in full. Otherwise, where required by law, Nationwide will return the Contract Value as of the date of the cancellation, less any withdrawals from the Contract (including any CDSC, MVA and Daily ISE Percentage applied to those withdrawals), and any applicable federal and state income tax withholding. The Contract Value returned may be more or less than the Purchase Payment and if a negative Daily ISE Percentage is applied, a loss may result.
PARTIES TO THE CONTRACT AND RELATED PERSONS
Nationwide and the Contract Owner (including any Joint Owner) are the parties to the Contract. Other related persons—including any Annuitant, Contingent Annuitant, Beneficiary, and Contingent Beneficiary—have certain rights under the Contract. If the person purchasing the Contract names someone else as the Contract Owner, the purchaser will have no rights under the Contract unless he or she is named under the Contract as one of the other related persons listed above.
NATIONWIDE
Nationwide issues the Contract to the Contract Owner (and any Joint Owner). Nationwide assumes certain risks and promises to make certain payments under the Contract, as described in this prospectus.
CONTRACT OWNER
Prior to the Annuitization Date, the Contract Owner has all rights under the Contract, unless a Joint Owner is named. If a Joint Owner is named, each Joint Owner has all rights under the Contract. Purchasers who name someone other than themselves as the Contract Owner will have no rights under the contract.

On the Annuitization Date, the Contract Owner cedes all ownership rights to the Annuitant and the Annuitant becomes the Contract Owner, unless the Contract Owner is a Charitable Remainder Trust. If the Contract Owner is a Charitable Remainder Trust, the Charitable Remainder Trust continues to be the Contract Owner after Annuitization.
JOINT OWNER
Prior to Annuitization, Joint Owners each own an undivided interest in the Contract.
Non-Qualified Contract Owners can name a Joint Owner at any time before the Annuitization Date. However, Joint Owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal Joint Owners. Joint ownership is not permitted for Contracts owned by a non-natural Contract Owner.
Generally, the exercise of any ownership rights under the Contract must be in writing and signed by both Joint Owners. However, if a written election, signed by both Contract Owners, authorizing Nationwide to allow the exercise of ownership rights independently by either Joint Owner is submitted, Nationwide will permit Joint Owners to act independently. If such an authorization is submitted, Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either Joint Owner.
If either Joint Owner dies before the Annuitization Date, the Contract continues with the surviving Joint Owner as the remaining Contract Owner.
On the Annuitization Date, both Joint Owners cede all ownership rights to the Annuitant and the Annuitant becomes the Contract Owner.
ANNUITANT
Prior to the Annuitization Date, the Annuitant has no interest in the contract, but must be named in the application. Only Non-Qualified Contract Owners may name someone other than himself/herself as the Annuitant. This Annuitant must be age 85 or younger on the date the application is signed, unless Nationwide approves a request for an Annuitant of greater age. Prior to the Annuitization Date, the Annuitant’s death triggers payment of the Death Benefit.
On the Annuitization Date, the Annuitant becomes the new owner and has all ownership rights in the contract. The Annuitant is the person who receives annuity payments and the person upon whose continuation of life any annuity payment involving life contingencies depends.
CONTINGENT ANNUITANT
Prior to the Annuitization Date, if the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant and all provisions of the Contract that are based on the Annuitant’s death prior to the Annuitization Date will be based on the death of the Contingent Annuitant. Only Non-Qualified Contract Owners may name a Contingent Annuitant. Once the Contingent Annuitant becomes the Annuitant, a new Contingent Annuitant cannot be named.
On the date the application is signed, the Contingent Annuitant must be age 85 or younger unless Nationwide approves a request to name an older Contingent Annuitant.
CO-ANNUITANT
Prior to the Annuitization Date, a Co-Annuitant is entitled to receive the benefit of the Spousal Protection Feature, provided all of the requirements set forth in the "Spousal Protection Feature" section are met. A Co-Annuitant, if named, must be the Annuitant’s spouse. If either Co-Annuitant dies before the Annuitization Date, the surviving Co-Annuitant may continue the Contract and will receive the benefit of the Spousal Protection Feature.
After the Annuitization Date, the Co-Annuitant has no interest in the Contract.
JOINT ANNUITANT
Prior to Annuitization, there is no joint annuitant.
At Annuitization, if applicable, a joint annuitant is named. The joint annuitant is designated as a second person (in addition to the Annuitant) upon whose continuation of life any annuity payment involving life contingencies depends.

BENEFICIARIES AND CONTINGENT BENEFICIARIES
Prior to Annuitization, the Beneficiary is the person who is entitled to the Death Benefit if the Annuitant (and Contingent Annuitant, if applicable) dies before the Annuitization Date. The Contract Owner can name more than one Beneficiary. Multiple Beneficiaries will share the death benefit equally, unless otherwise specified.
A Contingent Beneficiary will succeed to the rights of the Beneficiary if no Beneficiary is alive when a Death Benefit is paid. The Contract Owner can name more than one Contingent Beneficiary. Multiple Contingent Beneficiaries will share the Death Benefit equally, unless otherwise specified.
After Annuitization, the Beneficiaries and Contingent Beneficiaries have no interest in the Contract.
CHANGES TO PERSONS NAMED UNDER THE CONTRACT
To the extent allowed by state law, we reserve the right to refuse our consent to any request to change the Contract Owner at any time on a non-discriminatory basis if the change would violate or result in noncompliance with any applicable state or federal law or regulation. Prior to the Annuitization Date (and subject to any existing assignments), the Contract Owner may request to change the following:
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Contract Owner (Non-Qualified Contracts only);
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Joint Owner (must be the Contract Owner’s spouse);
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Annuitant (subject to Nationwide’s underwriting and approval);
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Contingent Annuitant (subject to Nationwide’s underwriting and approval);
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Co-Annuitant (subject to the conditions of the Spousal Protection Feature; must be the Annuitant’s spouse);
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Beneficiary; or
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Contingent Beneficiary.
The Contract Owner must submit the request to Nationwide in writing and Nationwide must receive the request at the Service Center before the Annuitization Date. Once Nationwide receives and records the change request, the change will be effective as of the date the written request was signed (unless otherwise specified by the Contract Owner), whether or not the Contract Owner or Annuitant is living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded. Nationwide reserves the right to reject any change request that would alter the nature of the risk that Nationwide assumed when it originally issued the Contract.
If the Contract Owner is not a natural person and there is a change of the Annuitant, distributions will be made as if the Contract Owner died at the time of the change, regardless of whether the Contract Owner named a Contingent Annuitant.
Any request to change the Contract Owner must be signed by the existing Contract Owner and the person designated as the new Contract Owner. Nationwide may require a signature guarantee. Changes in contract ownership may result in federal income taxation and may be subject to state and federal gift taxes. Certain features under the Contract may have specific requirements as to who can be named as the Contract Owner, Annuitant, Co-Annuitant, and/or Beneficiary in order to receive the benefit of the feature. Changes to the parties to the Contract may result in the termination or loss of benefit of these features.
If Nationwide permits an assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value unless the requirements specified under "Calculation of the Death Benefit" are satisfied.
COMMUNITY PROPERTY STATES
In community property states, the Contract Owner’s spouse may have a community property interest in the proceeds of an annuity contract even if the spouse is not a named party on the Contract. Changes of beneficiary and/or ownership, assignment, and certain financial transactions may impede the spouse’s community property interest. The spouse may need to consent to these types of transactions. The Contract Owner should seek legal advice regarding the applicability of community property laws to the contract and whether spousal consent is necessary. Nationwide is not responsible for determining the applicability of community property laws to the Contract.

FIXED STRATEGY
The Fixed Strategy is an investment option under the Contract that credits interest daily at a Fixed Strategy Rate. Nationwide declares Fixed Strategy Rates prior to each Strategy Term and the Fixed Strategy Rate is guaranteed for the Strategy Term in which it is declared. Fixed Strategy Rates are determined at the sole discretion of Nationwide, but Fixed Strategy Rates are guaranteed to be at least 0.25%. Fixed Strategy Rates may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
The Fixed Strategy has one-year Strategy Terms. The initial Strategy Term begins on the Date of Issue and ends on the first Contract Anniversary. Thereafter, each subsequent Strategy Term begins on each Contract Anniversary and ends on the following Contract Anniversary.
The Fixed Strategy’s Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited. Withdrawals from the Fixed Strategy will reduce the value by the amount of the withdrawal (including any applicable CDSC, MVA and taxes).
If there is no Contract Value allocated to the Fixed Strategy and Index Strategy Value is transferred into the Fixed Strategy under the Performance Lock feature, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary. See "Performance Lock." The Fixed Strategy Rate that is applicable to the value transferred to the Fixed Strategy via a Performance Lock request is the Fixed Strategy Rate that was set at the beginning of the Contract Year in which the Performance Lock is made.
See "Fixed Strategy Minimum Nonforfeiture Value" for information regarding the Minimum Nonforfeiture Value for the Fixed Strategy.
INDEX STRATEGIES
GENERAL
An Index Strategy is an investment option under the Contract that varies with the performance of an Index and is subject to certain Crediting Factors that impact the gains and losses under the Index Strategy. Nationwide calculates a separate Index Strategy Value for each Index Strategy that has Contract Value allocated to it.
The Contract Owner may allocate Contract Value to no more than ten Index Strategies. The Fixed Strategy is not considered an Index Strategy for purposes of the maximum number of Index Strategies. If the Contract Owner is simultaneously invested in the same Index Strategy for Strategy Terms that began on different dates, those investments are considered separate Index Strategies for purposes of determining the maximum number of Index Strategies.
Nationwide reserves the right to add or remove any Index Strategies at any time, but any such changes will not affect Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
CREDITING FACTORS
Each Strategy has Crediting Factors that serve different purposes and impact your investment differently. We use the Crediting Factors to calculate the Index Strategy Earnings for each Strategy. Each Strategy has the following five Crediting Factors:
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Index;
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Strategy Term;
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Protection Level;
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Participation Rate; and
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Strategy Spread.
The table below briefly summarizes how the various Crediting Factors impact a Strategy
Index	The market index or mutual fund to which the Strategy is linked

Strategy Term	The duration of the Strategy in years
Protection Level	A factor in the Strategy’s defined downside protection. A higher Protection Level means a higher amount of downside protection. A lower Protection Level means a lower amount of downside protection.
Participation Rate
A factor that amplifies or dampens the Strategy’s performance compared to the Index Performance. A higher Participation Rate means greater upside potential but also greater downside potential (subject to the downside protection). A lower Participation Rate means less upside potential but also less downside potential (also subject to the downside protection).

Strategy Spread
A factor used as a deduction in calculating a Strategy’s performance. In general, a higher Strategy
Spread will reduce a Strategy’s performance more than a lower Strategy Spread (also subject to the downside protection).

When selecting a Strategy for investment, you should not select a Strategy based on any single Crediting Factor in isolation. While one Crediting Factor for a Strategy may be more or less favorable or attractive to you, the other Crediting Factors also impact whether that Strategy is appropriate for you based on your financial needs and goals. You should consult with a financial professional prior to selecting a Strategy for investment.
Except in the limited circumstances under which we may substitute an Index (see "Indexes" below), the Crediting Factors for a Strategy will not change for the duration of a given Strategy Term. The Index, Strategy Term and Protection Level will not change for as long as we continue offering a Strategy. However, the Participation Rate and Strategy Spread may change from Strategy Term to Strategy Term, subject to guaranteed minimums and maximums. More specifically:
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For those Strategies that are available for initial investment under your Contract on the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be described in your Contract.
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For any new Strategies that we make available for investment under your Contract after the Date of Issue, their Crediting Factors (as well as any associated guaranteed minimums and maximums) will be declared by us at least 30 days prior to the beginning of their first Strategy Terms.
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For all Strategies, after their first Strategy Terms, we will declare their Participation Rates and Strategy Spreads at least 30 days prior to the beginning of an upcoming Strategy Term, subject to their associated guaranteed minimums and maximums.
A Strategy’s Participation Rate and Strategy Spread for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
The remainder of this section provides information about the Crediting Factors and the purposes that they serve under the Contract.
INDEX
The Index Performance is determined by the Index linked to each Index Strategy. The performance of an Index Strategy will therefore depend on the performance of a particular market index or mutual fund, as applicable, over the course of a Strategy Term.
The Indexes under the Contract provide exposure to different markets and asset classes, all of which may perform differently compared to each other and during different time periods. When we calculate Index Strategy Earnings, if the Index Performance is negative, you will lose money under your Contract unless the Strategy’s downside protection protects you from the loss. When the Index Performance is positive, a loss may still occur under your Contract.
The Index Performance is calculated on a point-to-point basis, which is done by comparing the Index Value of the Index on the first day of the Strategy Term to the Index Value of the Index on a specific future date during the Strategy Term.
The Contract currently offers Index Strategies with the following Indexes:
Market Indices
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BlackRock Select Factor Index
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J.P. Morgan Mozaic IISM Index
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MSCI EAFE Index*
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NYSE® Zebra Edge® Index

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SG Macro Compass Index
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S&P 500® Average Daily Risk Control 10% USD Price Return Index*
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S&P 500® Index*
Mutual Funds**
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American Funds® The Growth Fund of America®-Class F-3***
*This is a price return index.
**The mutual funds serve as Indexes. If you select a mutual fund-linked Index Strategy for investment, you are not purchasing shares of a fund and you are not a shareholder or beneficial owner in the fund; you will not have any rights that would otherwise be attributed to shareholders or beneficial owners of a mutual fund. Actual investment results as a shareholder or beneficial owner of the fund may differ. Note: The Contract is not a variable annuity under the federal securities laws.
***The Index Value reflects the mutual fund’s total return.
See "Additional Index Information" for more information on the Indexes.
Nationwide reserves the right to add or remove any Index in the future. There is no guarantee that an Index Strategy using any of the Indexes listed above will always be available for investment. The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. Subject to any applicable regulatory approval, Nationwide may substitute the Index if any of the following events occur: (a) the Index is discontinued, (b) there is a substantial change to the calculation of the Index, (c) Index Values are unavailable, (d) Nationwide’s permission or license to use an Index is revoked, (e) Nationwide is unable to hedge risks associated with the Index, or for any other reason approved by a regulator with jurisdiction over the operation of the Contract. Before a substitute index is used, Nationwide will notify Contract Owners (and any assignee) of the substitution. See "Index Substitution During a Strategy Term."
MARKET EXPOSURES AND INVESTMENT RISKS
The table below reflects each Index’s primary market exposures and associated investment risks. The risks and/or returns related to each Index cannot be determined from the table alone. A description of each investment risk immediately follows the table.
	American Funds® The Growth Fund of America®- Class F-3	BlackRock Select Factor Index	J.P. Morgan Mozaic IISM Index	MSCI EAFE Index	NYSE® Zebra Edge® Index	SG Macro Compass Index	S&P 500® Average Daily Risk Control 10% USD Price Return Index	S&P 500® Index
Primary Market Exposures
U.S. Equity	√	√	√		√	√	√	√
Non-U.S. Equity	√		√	√		√
Fixed Income		√	√		√	√
Commodities			√			√
Investment Risks
Commodities Risk			√			√
Debt Risk		√	√		√	√
Equity Risk	√	√	√	√	√	√	√	√
Futures Risk			√		√	√
Government Bond Risk		√	√		√	√
Growth-Oriented Stock Style Risks	√

	American Funds® The Growth Fund of America®- Class F-3	BlackRock Select Factor Index	J.P. Morgan Mozaic IISM Index	MSCI EAFE Index	NYSE® Zebra Edge® Index	SG Macro Compass Index	S&P 500® Average Daily Risk Control 10% USD Price Return Index	S&P 500® Index
Income-Oriented Stock Style Risk
Issuer Risk	√	√	√	√	√	√	√	√
Large-Capitalization Company Risk	√	√	√	√	√	√	√	√
Liquidity Risk			√		√	√
Market Index Methodology Risk – Currency Conversion			√	√		√
Market Index Methodology Risk – Leverage			√		√	√
Market Index Methodology Risk - Market Non-Participation		√	√		√	√	√
Market Index Methodology Risk – Performance Drag		√				√
Market Index Methodology Risk – Volatility Control		√	√		√	√	√
Market RIsk	√	√	√	√	√	√	√	√
Mid- or Small- Capitalization Company Risk	√	√	√	√
Momentum Risk			√
Mortgage-Related and other Asset-Backed Securities Risk
Mutual Fund Management Risk	√
Mutual Fund Fees and Expenses Risk	√
Non-U.S. Securities Risk	√		√	√		√
U.S. Government Securities Risk		√	√		√	√
Underlying ETF Risks		√
Commodities Risk. The performance of commodity investments can be extremely volatile and unpredictable. Prices of commodities are primarily affected by global supply and demand, but they are also significantly influenced by, among other factors, speculative actions, currency exchange rates, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities, and sudden disruptions in supply.
Debt Risk. The prices of and the income generated by debt instruments, such as bonds or other fixed income assets, may be affected by factors such as interest rates, maturities, and credit quality. Rising interest rates will generally cause the prices of debt instruments to fall. Also, when interest rates rise, issuers of debt instruments that may be prepaid at any time, such as mortgage- or other asset-backed securities, are less likely to refinance, causing the average life of such instruments to extend. A general change in interest rates may cause investors to sell debt instruments on a large scale, which could also adversely affect the price and liquidity of debt instruments. Falling interest rates may cause an issuer to redeem, call, or refinance a debt instrument before its stated maturity, which may result in lower yield. Longer maturity debt instruments generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt instruments.
Debt instruments are also subject to credit risk, which is the possibility that the credit strength of an issuer or guarantor will weaken or be perceived to be weaker, and/or an issuer of a debt instrument will fail to make timely payments of principal or interest and will go into default. Changes in actual or perceived creditworthiness may occur quickly. A downgrade or default could cause the value of a debt instrument to decrease significantly. Lower quality debt instruments generally have higher rates of interest and may be subject to greater price fluctuations than higher quality debt instruments. Credit risk is gauged, in part, by the credit ratings of issuers and debt instruments. However, ratings are only the opinions of rating agencies or other credit analysists and are not guarantees as to credit quality or an evaluation of market risk.
Equity Risk. Equity securities (e.g., common stocks) are subject to changes in value. The values of equity securities may be volatile and can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.
Futures Risk. A futures contract is a financial instrument in which a party agrees to pay a fixed price for the delivery of an asset or commodity, or based on the performance of a fund, index, or financial instrument, at a specified future date. The price of a futures contract reflects the expected value of the referenced investment in the future, whereas the spot price reflects the immediate value of the investment. A variety of factors can lead to a disparity between the expected future price and the spot price at a given point in time. In addition, futures markets are subject to disruptions due to various factors, including lack of liquidity, participation of speculators, and government regulation and intervention. There may be an increased risk of prolonged disruptions to futures markets during geopolitical or military conflict. Such disruptions may adversely impact the performance of the Index or the calculation or availability of Index Values. Futures contracts are subject to the risk of default by obligors. These factors and others can cause the price of futures contracts to be volatile. Futures contracts may be subject to legal and regulatory uncertainty, particularly futures contracts that are not traded on regulated exchanges.
Government Bond Risk. The prices of government bonds are significantly influenced by the creditworthiness of the governments that issue them. Any decline or perceived decline in a government’s creditworthiness, as a result of a credit rating downgrade or otherwise, may cause the prices of that government’s bonds to fall, perhaps significantly, and may cause increased volatility in local or global credit markets. In recent years, U.S. rating agencies have downgraded the creditworthiness and/or assigned negative outlooks to many governments worldwide, including the U.S., U.K., Germany, and Japan, and may do so again in the future.
Growth-Oriented Stock Style Risk. Growth-oriented common stocks and other equity-type securities (such as preferred stocks, convertible preferred stocks and convertible bonds) may involve larger price swings and greater potential for loss than other types of investments.
Income-Oriented Stock Style Risk. The value of and the income produced by common stocks or other equity-type securities (such as preferred stocks, convertible preferred stocks and convertible bonds) may be reduced by changes in the dividend policies of, and the capital resources available for dividend payments at, the issuers of such securities.
Issuer Risk. The prices of and the income generated by securities may decline in response to various factors directly related to the issuers of such securities, including reduced demand for an issuer’s goods or services, poor management performance, major litigation, investigations or other controversies related to the issuer, changes in the issuer’s financial condition or credit rating, changes in government regulations affecting the issuer or its competitive environment and strategic initiatives such as mergers, acquisitions or dispositions and the market response to any such initiatives. An individual security may also be affected by factors relating to the industry or sector of the issuer or the securities markets as a whole, and conversely an industry or sector or the securities markets may be affected by a change in financial condition or other event affecting a single issuer.
Large-Capitalization Company Risk. In general, large-capitalization companies may be less able than smaller-capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller-capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.

Liquidity Risk. Securities and other financial instruments may be or may become difficult or impossible to sell, particularly during times of market turmoil. Liquidity may be impacted by the lack of an active market for a holding, legal or contractual restrictions on resale, or the reduced number and capacity of market participants to make a market in such holding. Market prices for less liquid or illiquid assets may be volatile or difficult to determine, and reduced liquidity may have an adverse impact on the market price of such assets.
Market Index Methodology Risk – Currency Conversion. The Index includes a methodology for converting foreign currencies into U.S. dollars. The methodology takes into account conversion costs and/or exchange rates. The conversion of foreign currencies into U.S. dollars may negatively impact the performance of the Index. This risk can be impacted by many factors, such as existing and expected rates of inflation; existing and expected interest rate levels; political, civil, or military unrest; the extent of governmental surpluses or deficits; fiscal and trade policies pursued by governments; and the Index’s specific methodology for currency conversions. Currency exchange rates can be very volatile and can change quickly and unpredictably.
Market Index Methodology Risk – Leverage. The Index may use leverage as part of its methodology. When the Index is leveraged, its market exposure will be greater than 100%. Depending on the Index’s methodology, an Index may use leverage with respect to all components or only particular components. When an Index is leveraged, any price movements in its leveraged components will result in greater changes in the value of the Index than if the Index were not leveraged. In particular, the use of leverage will magnify any negative performance which, in turn, could adversely affect the value of the Index (perhaps significantly). Leverage may significantly increase an Index’s volatility, even if leverage is being used as part of a volatility control overlay.
Market Index Methodology Risk – Market Non-Participation. At times, the Index may have less than 100% total market exposure. Any portion of the Index without market exposure will not participate in positive market movements and may not earn any returns. An Index may not have full market exposure because it has a cash component, or an Index may have a methodology that partially reduces or entirely removes the Index’s exposure to a particular market or all markets for a period of time. Market non-participation could cause an Index to miss a potential recovery in the market or in an underlying asset class.
Market Index Methodology Risk – Performance Drag. Even though the Index tracks the performance of securities or other financial instruments, it is not an actual portfolio of investments and does not incur the fees or other costs generally associated with managing and owning a portfolio of investments. Nonetheless, in order to more closely align the performance of the Index with the performance of a managed portfolio that takes similar positions as the Index, the Index (and one underlying index, in the case of the SG Macro Compass Index) includes deductions from the value of the Index as part of its methodology. These deductions negatively impact the performance of the Index. The performance of the Index would be higher if these deductions were not applied.
In addition, with respect to the BlackRock Select Factor Index, which tracks the performance of multiple exchange-traded funds ("ETFs"), the underlying ETFs are subject to management fees, other expenses, and transaction costs that negatively impact their performance and market prices and, consequently, negatively impact the performance of the Index. These negative impacts on performance are compounded by the annualized rate that the BlackRock Select Factor Index deducts from its value as part of its methodology.
The drags on Index Values as described above, potentially together with the Strategy Spread and Participation Rate under a Strategy, increase your risk of loss, subject to the downside protection provided by the Strategy.
Market Index Methodology Risk – Volatility Control. The Index includes a volatility control overlay or other volatility contract methodologies. Volatility is a measure of the degree of variation in the returns of an asset over a period of time. If an Index includes a volatility control overlay or other volatility control methodologies, the Index may reduce its exposure to one or more markets during periods of volatility in order to mitigate dramatic changes in the value of the Index. To the extent that an Index reduces its market exposure in response to volatility, the Index will not be fully participating in any growth in that market. Reducing market exposure during periods of volatility may mitigate the impact of short-term, significant market fluctuations in the Index’s return, but may also cause the Index to not fully participate in market recoveries. There is no guarantee that any volatility control methodology will be successful.
Because volatility control may limit an Index’s participation in rising markets, volatility control may ultimately limit your gains (if any) under a Strategy. In addition, each Strategy already provides limited downside protection in the form of its Protection Level. You should therefore consider whether selecting a Strategy that is linked to an Index that also includes volatility control is consistent with your risk tolerances and investment goals.

Market Risk. The Index may perform negatively over short periods due to short-term market movements and over longer periods during more prolonged market downturns. The prices of or the income generated by securities or other financial instruments may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries or companies; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; changes in inflation rates; and currency exchange rate, interest rate and commodity price fluctuations.
Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease), bank failures and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, the value of securities or other financial instruments from one country or region may be negatively affected by developments in other countries and regions.
Mid- or Small-Capitalization Company Risk. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies. All of the risks associated with mid-capitalization companies are magnified with respect to small-capitalization companies.
Momentum Risk. Momentum investing generally seeks to capitalize on positive trends in the returns of financial instruments. However, there is no guarantee that recent trends in returns will continue in the future. Momentum investing may not perform well in markets characterized by short-term volatility.
Mortgage-Related and Other Asset-Backed Securities Risk. Mortgage-related securities, such as mortgage-backed securities, and other asset-backed securities, include debt obligations that represent interests in pools of mortgages or other income-bearing assets, such as consumer loans or receivables. While such securities are subject to the risks associated with investments in debt instruments generally (for example, credit, extension and interest rate risks), they are also subject to other and different risks. Mortgage-backed and other asset-backed securities are subject to changes in the payment patterns of borrowers of the underlying debt, potentially increasing the volatility of the securities. When interest rates fall, borrowers are more likely to refinance or prepay their debt before its stated maturity. This may result in the owner of the security having to reinvest the proceeds in lower yielding securities, effectively reducing an investor’s income. Conversely, if interest rates rise and borrowers repay their debt more slowly than expected, the time in which the mortgage-backed and other asset-backed securities are paid off could be extended, reducing the cash an investor has available for reinvestment in higher yielding securities. Mortgage-backed securities are also subject to the risk that underlying borrowers will be unable to meet their obligations and the value of property that secures the mortgages may decline in value and be insufficient, upon foreclosure, to repay the associated loans. Investments in asset-backed securities are subject to similar risks.
Mutual Fund Management Risk. Indexes that are mutual funds are managed by the fund’s investment adviser. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results. This could cause the fund to lose value or its investment results to lag relevant benchmarks or other funds with similar objectives.
Mutual Fund Fees and Expenses Risk. Indexes that are mutual funds are subject to management fees and other expenses, including transaction costs, that negatively impact fund performance. The fund’s fees, expenses, and costs are not deducted from your Contract. However, the fund’s fees, expenses, and costs will negatively impact Index Values, particularly over the course of time, and will reduce the Strategy’s returns. A fund’s operating expenses and transaction costs will vary from year-to-year.
Fund fees and expenses, potentially together with the Strategy Spread and Participation Rate under a Strategy, increase your risk of loss, subject to the downside protection provided by the Strategy.
Non-U.S. Securities Risk. Securities and other financial instruments of issuers domiciled outside the United States or with significant operations or revenues outside the United States, and securities and other financial instruments tied economically to countries outside the United States, may lose value because of adverse political, social, economic or market developments (including social instability, regional conflicts, terrorism and war) in the countries or regions in which the issuers are domiciled, operate or generate revenue or to which the securities or instruments are tied economically. These securities or other financial instruments may also lose value due to changes in foreign currency exchange rates against the U.S. dollar and/or currencies of other countries. Issuers of these securities or other financial instruments may be more susceptible to actions of foreign governments, such as nationalization, currency blockage or the imposition of price controls, sanctions, or punitive taxes, each of which could adversely impact the value of such securities or instruments. Non-U.S. markets may be more volatile and/or less liquid than those in the United States.
Investments outside the United States may also be subject to different regulatory, legal, accounting, auditing, financial reporting and recordkeeping requirements, and may be more difficult to value, than those in the United States. In addition, the value of investments outside the United States may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement, which could negatively impact liquidity. The risks of investing outside the United States may be heightened in connection with investments in emerging markets.
U.S. Government Securities Risk. Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Notwithstanding that these securities are backed by the full faith and credit of the U.S. government, circumstances could arise that would prevent or delay the payment of interest or principal on these securities, which could adversely affect their value. Such an event could lead to significant disruptions in U.S. and global markets. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government. U.S. government securities are subject to market risk and debt risk.
Underlying ETF Risks. The ETFs that underlie the BlackRock Select Factor Index are subject to several investment risks. Such risks may adversely affect the ETFs’ performance and, consequently, the performance of the Index.
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Risks Common to the Underlying ETFs. All of the underlying ETFs are subject to "Market Risk" and "Issuer Risk" as described above. In addition, all of the underlying ETFs are subject to the following risks:
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Tracking Error Risk. Each ETF seeks to track the investment results of a specific market index. There is no guarantee that an ETF’s investment results will have a high degree of correlation to the performance of the index that it seeks to track, or that the ETF will achieve its investment objective. Each ETF may be subject to tracking error, which is the divergence of an ETF’s performance from that of the index it seeks to track. This risk may be heightened during times of increased market volatility or other unusual market conditions. Among other reasons, tracking error may result because an ETF incurs fees and expenses while the index does not. Certain ETFs may experience higher tracking error than is typical for ETFs that track a market index.
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Market Trading Risks. Each ETF faces numerous market trading risks, including the potential lack of an active market for fund shares, losses from trading in secondary markets, periods of high volatility, and disruptions in the creation/redemption process. Any of these factors, among others, may lead to an ETF’s shares trading at a premium or discount to net asset value.
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Risks Common to the Underlying Equity ETFs. The underlying equity ETFs are subject to "Equity Risk," "Large-Capitalization Company Risk," and "Mid- or Small-Capitalization Company Risk" as described above.
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Risks Common to the Underlying Fixed Income ETFs. The underlying fixed income ETFs are subject to "Debt Risk," "Government Bond Risk," and "U.S. Government Securities Risk," as described above.
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Risks Specific to Particular Underlying ETFs
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iShares MSCI USA Value Factor ETF – Value Securities Risk. This ETF primarily invests in stocks deemed to be undervalued. Stocks that are perceived as undervalued may fail to appreciate for long periods of time and may never realize their full potential value. Value securities have generally performed better than non-value securities during periods of economic recovery (although there is no assurance that they will continue to do so). Value securities may go in and out of favor over time.
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iShares MSCI USA Momentum Factor ETF – Momentum Securities Risk. This ETF primarily invests in stocks that are deemed to exhibit relatively higher price momentum characteristics (i.e., stocks exhibiting strong recent price trends). Stocks that previously exhibited high momentum characteristics may not experience positive momentum in the future or may experience more volatility than the market as a whole.
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iShares MSCI USA Quality Factor ETF – Quality Stock Risk. This ETF primarily invests in stocks that are deemed to have quality characteristics identified through certain fundamental metrics. Even if a stock is deemed to be a quality stock, there is no guarantee that the past performance of that stock will continue. Companies that issue these stocks may experience lower than expected returns or may experience negative growth, as well as increased leverage, resulting in lower than expected or negative returns. Many factors can affect a stock's quality and performance, and the impact of these factors on a stock or its price can be difficult to predict.
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iShares MSCI USA Size Factor ETF – Low Size Securities Risk. From a defined universe of large- and mid-capitalization companies, this ETF emphasizes investments in stocks with relatively smaller average market capitalization. Relative to the larger companies within the investable universe, stocks of such smaller companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
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iShares MSCI USA Min Vol Factor ETF – Volatility Risk. This ETF emphasizes investments in U.S. equities that, in the aggregate, are deemed to have lower volatility characteristics relative to the broader U.S. equity market. There is no guarantee that such securities will be any less volatile than the market as a whole or any other stocks, and could be more volatile. The ETF may experience more than minimum volatility.
DESCRIPTION OF THE INDEXES
Provided below is a description of each Index. You may obtain additional information about any Index, including information about its components/holdings, performance, and methodologies/strategies, and similar information about any ETFs or other indexes that underlie an Index, by contacting your financial professional or our Service Center. The Index Strategies are not investments in an Index. You do not acquire any ownership interest or any rights in any Index when you purchase the Contract or select an Index Strategy.
American Funds® The Growth Fund of America®-Class F-3 (Ticker: GAFFX)
Investment Objective
The investment objective of the American Funds® The Growth Fund of America®-Class F-3 is to provide growth of capital.
Principal Investment Strategies
The American Funds® The Growth Fund of America®-Class F-3 invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. The fund invests primarily in common stocks of large and mid-capitalization issuers. The fund may invest up to 25% of its assets outside the United States.
The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the fund is divided into segments managed by individual managers.
The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to invest in attractively valued companies that, in its opinion, represent good, long-term investment opportunities. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities.
Investment Adviser
Capital Research and Management Company (CRMC). CRMC is not affiliated with Nationwide.
Calculation of Index Values
Index Values for the American Funds® The Growth Fund of America®-Class F-3 will be reported to Nationwide by the fund’s investment adviser. Index Values will be calculated on a total return basis, reflecting the fund’s net asset value per share (Class F-3) and reinvestment of dividends and other distributions.
Fees and Expenses
The American Funds® The Growth Fund of America®-Class F-3 is subject to management fees and other operating expenses. Class F-3 shares are not subject to distribution and/or service (12b-1) fees. The total annual fund operating expenses for Class F-3 shares were 0.30% as of the prospectus dated November 1, 2024. The fund also pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs. These costs, which are not reflected in annual fund operating expenses, affect the fund’s investment results. During the fund’s fiscal year ended August 31, 2024, the fund’s portfolio turnover rate was 25% of the average value of its portfolio.

The fees, expenses, and costs of the American Funds® The Growth Fund of America®-Class F-3 are not deducted from your Contract. However, if you select a Strategy linked to the American Funds® The Growth Fund of America®-Class F-3, the fund’s fees, expenses, and costs will negatively impact Index Values, particularly over the course of time, and will reduce the Strategy’s returns.
Additional Information
Additional information about the American Funds® The Growth Fund of America®-Class F-3 is available on the SEC’s website at www.sec.gov and copies of that information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file number for the American Funds® The Growth Fund of America®-Class F-3 is 002-14728, Class Id. C000180003. Please note that such information is not prepared by Nationwide and is generally intended for shareholders. You will not be a shareholder or beneficial owner of the American Funds® The Growth Fund of America®-Class F-3 by investing in a Strategy linked to the American Funds® The Growth Fund of America®-Class F-3. Actual investment results as a shareholder or beneficial owner of the fund may differ. You may also request additional information about the American Funds® The Growth Fund of America®-Class F-3 from Nationwide or your financial professional.
BlackRock Select Factor Index (Ticker: BSELFCTX)
Summary
The BlackRock Select Factor Index is designed to provide diversified, multi-asset exposure, while seeking to maintain a target volatility. The Index has dynamic exposure (as discussed further below) to up to eight ETFs that are actively traded on a U.S. stock exchange (NYSE Arca), including up to five ETFs that invest in equities ("Equity ETFs"), up to two ETFs that invest in fixed income instruments ("Fixed Income ETFs"), and up to one ETF against which the Index may take a short position ("Hedged ETF") in order to partially hedge its exposure to equity markets. The Index also has a cash constituent.
Each Equity ETF tracked by the Index emphasizes one of the following equity strategies:
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Value – Stocks with lower valuations based on fundamentals
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Momentum – Stocks exhibiting strong recent price trends
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Quality – Stocks with strong and stable balance sheets
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Size – Stocks of relatively smaller, more nimble companies
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Minimum Volatility – Stocks with lower levels of historical volatility
Each Fixed Income ETF tracked by the Index primarily invests in U.S. Treasury obligations, one investing in short-term bonds and the other investing in long-term bonds.
The Index is considered to be "dynamic" because the Index adjusts its market exposures in response to changing market conditions. All such adjustments are performed pursuant to a rules-based methodology. The Index adjusts its market exposures primarily by changing the target weightings of the ETFs that the Index tracks. In general, when markets are volatile, the Index reduces its exposure to the U.S. equity market (generally by reducing the target weightings of the Equity ETFs) and shifts its fixed income exposure from short-term bonds to long-term bonds (by changing the target weightings among the Fixed Income ETFs). Conversely, when markets are more favorable, the Index increases its exposure to the U.S. equity market (generally by increasing the target weightings of the Equity ETFs) and shifts its fixed income exposure from long-term bonds to short-term bonds (by changing the target weightings among the Fixed Income ETFs). Similarly, the Index may adjust the weighting of its short position on the Hedged ETF or the cash component in response to changing market conditions.
The performance of the Index reflects the reinvestment of ETF dividends back into the Index after the close of trading on the ex-dividend date. Return generated from the Index’s exposure to cash is included in the return of the Index.
Blackrock Index Services, LLC ("BIS") is the index provider for this Index. BIS is not affiliated with Nationwide.
Underlying ETFs
General

BlackRock Fund Advisors ("BFA") serves as the investment adviser for each underlying ETF. Each ETF seeks to track the investment results of a particular market index. BFA uses a representative sampling indexing strategy to manage each ETF. "Representative sampling" is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the applicable market index.
BFA is not affiliated with either Nationwide or the index providers for the ETFs’ underlying indexes. Nor is Nationwide affiliated with any of the index providers for the ETFs’ underlying indexes. BFA and BIS are affiliates.
Information about the Equity ETFs
Provided below is a brief description of the five Equity ETFs. Each Equity ETF seeks to track the investment results of a variant index of the MSCI USA Index. MSCI Inc. is the index provider for the MSCI USA Index and the variant indexes.
The MSCI USA Index is a weighted index that includes U.S. large- and mid- capitalization stocks, as defined by MSCI Inc. As of February 28, 2025, the MSCI USA Index had 589 component companies with a capitalization range (from largest to smallest) of approximately $3.7 trillion to $4.3 billion. The stocks included in each variant index are selected from the stocks included in the broader MSCI USA Index (except for the variant MSCI USA Low Size Index, which includes all the stocks from the MSCI USA Index, as discussed further below).
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iShares MSCI USA Value Factor ETF: This ETF seeks to track the investment results of the MSCI USA Enhanced Value Index, a weighted index composed of stocks with value characteristics and relatively lower valuations. The MSCI USA Enhanced Value Index includes stocks that exhibit certain higher value characteristics based on price-to-book value, price-to-forward earnings, and enterprise value-to-cash flow from operations relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector.
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iShares MSCI USA Momentum Factor ETF: This ETF seeks to track the investment results of the MSCI USA Momentum SR Variant Index, a weighted index composed of stocks exhibiting relatively higher price momentum characteristics. In general, momentum stocks are stocks that exhibit strong recent price trends. The MSCI USA Momentum SR Variant Index selects stocks based on the stocks’ momentum scores. MSCI Inc. calculates momentum scores by analyzing the stocks’ excess returns and deviations in weekly returns over historical periods.
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iShares MSCI USA Quality Factor ETF: This ETF seeks to track the investment results of the MSCI USA Sector Neutral Quality Index, a weighted index composed of stocks with quality characteristics as identified through certain fundamental metrics. The MSCI USA Sector Neutral Quality Index selects stocks that exhibit certain higher quality characteristics (i.e., high return on equity, low earnings variability, and low leverage) relative to their peers within the corresponding Global Industry Classification Standard (GICS®) sector.
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iShares MSCI USA Size Factor ETF: This ETF seeks to track the investment results of the MSCI USA Low Size Index, a weighted index that emphasizes relatively smaller average market capitalizations within the capitalization range of the MSCI USA Index. The MSCI USA Low Size Index includes all stocks in the MSCI USA Index, and is therefore comprised of only large- and mid-capitalization stocks. However, the MSCI USA Low Size Index reweights the stocks such that the weightings of the companies on the lower end of the capitalization range are greater than the companies on the higher end of the capitalization range.
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iShares MSCI USA Min Vol Factor ETF: This ETF seeks to track the investment results of the MSCI USA Minimum Volatility (USD) Index, a weighted index composed of stocks that, in the aggregate, have lower volatility characteristics relative to the U.S. large- and mid-cap equity market. The MSCI USA Minimum Volatility (USD) Index selects stocks using a rules-based methodology that is designed to construct a portfolio with the lowest absolute volatility. "Lowest absolute volatility" is measured by MSCI Inc. using a multi-factor risk model and an optimization tool that aims to determine the least volatile index composition based on the projected market risk of the securities in the MSCI USA Index and certain weighting constraints.
Information about the Fixed Income ETFs
Provided below is a brief description of the two Fixed Income ETFs. Each Fixed Income ETF seeks to track the investment results of an index that measures the performance of public obligations of the U.S. Treasury within a range of remaining maturities. The index provider for these indexes is ICE Data Indices, LLC or its affiliates.
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iShares 1-3 Year Treasury Bond ETF: This ETF seeks to track the investment results of the ICE U.S. Treasury 1-3 Year Bond Index, which is composed of U.S. Treasury bonds with remaining maturities between one and three years.

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iShares 20+ Year Treasury Bond ETF: This ETF seeks to track the investment results of the ICE U.S. Treasury 20+ Year Bond Index, which is composed of U.S. Treasury bonds with remaining maturities greater than 20 years.
Information about the Hedged ETF
As discussed under "Volatility Control" immediately below, the Index may partially hedge its exposure to the U.S. equity market by taking a short position against the iShares Core S&P 500® ETF. This ETF seeks to track the investment results of the S&P 500® Index. Please see the description of the S&P 500® Index later in this section for information about that index.
The Index creates this short position by assigning a negative weighting to the Hedged ETF within the Index’s equity allocation.
In general, when the Hedged ETF is negatively weighted within the Index’s equity allocation:
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The value of the Index’s equity position will be lower when the Hedged ETF performs positively, and
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The value of the Index’s equity position will be higher when the Hedged ETF performs negatively.
The impact on the value of the Index’s equity position will be proportionate to the Hedged ETF’s negative weighting. In the most defensive market state, the negative weighting is set to a target weight of -50%. In a neutral market state, the negative weighting is set to a target weight of -33.33%. In an aggressive market state, the negative weighting is set to a target weight of 0%. To the extent that the target weighting is less than 0%, this Index will not be fully participating in any equity market growth.
Volatility Control
The Index seeks to maintain a target annualized volatility of 5%. In accordance with its rules, the Index may manage volatility by dynamically adjusting the target weightings of (i) the Equity ETFs and Fixed Income ETFs, (ii) the cash component, and (iii) the short position against the Hedged ETF as discussed in this section. Depending on market conditions, the Index’s target weighting for its cash component may be greater than its target weightings for its other components.
Weighting and Rebalancing
On a monthly basis, as part of the Index’s dynamic adjustments, the Index computes the target weightings of the Equity ETFs based on its rule-based methodology reflecting factors such as (i) the current stage of the economic cycle (i.e., contraction, expansion, recovery, or slowdown), (ii) the extent to which an Equity ETF offers attractive value (based on market prices of underlying stocks) relative to underlying fundamentals (based on financial reporting metrics of constituent companies); and (iii) the extent to which daily adjusted returns demonstrate above-market price momentum. Any changes to the Equity ETFs’ target weightings are introduced in equal increments over a rebalancing period that generally extends for 10 business days.
On a daily basis, the Index uses market signals derived from the high-yield bond market to compute the target weightings of the Fixed Income ETFs and the Index’s short position against the Hedged ETF. Changes to these target weightings are introduced in equal increments over a period that generally extends for 5 business days. The Index also uses these market signals to maintain the Index’s volatility control overlay on a daily basis. The resulting adjustments for the volatility control overlay are implemented with a one business day lag.
Performance Drag
The performance of the Index reflects the deduction of an annualized rate of 0.50% plus a rate equal to the effective federal funds rate (i.e., a rate that banks pay when borrowing funds from each other) applied to ETF positions having positive weight in the Index. In addition, the underlying ETFs are subject to management fees, other expenses, and transaction costs.
Exclusive Licensing
Use of the Index in connection with annuity contracts has been exclusively licensed to Nationwide. The exclusive licensing agreement automatically renews annually on or about May 1, unless terminated by the parties. If the exclusive licensing agreement is not renewed, the Index may become available through other investment vehicles or may be discontinued.

New Index
This Index has a more limited performance history, and less publicly available information, compared to more established market indexes.
J.P. Morgan Mozaic IISM Index (Ticker: JMOZAIC2)
Summary
The J.P. Morgan Mozaic IISM Index provides exposure to the performance of futures contracts referencing a diversified group of equities, fixed income assets, and commodities. The Index generally includes nine components selected on a monthly basis from a defined universe of 15 potential components. The Index emphasizes high momentum (i.e., positive trends in the returns) when selecting and weighting its components. The Index also targets a level volatility.
A futures contract is a financial instrument in which a party agrees to pay a fixed price for the delivery of an asset at a specified future date. The market value of a futures contract is affected by the price or value of the underlying asset referenced by the contract. In general, although the value of a futures contract may or may not track the price or value of the referenced asset, as the price or value of the referenced asset rises (or falls), the market value of the futures contract will generally rise (or fall). The Index, through its exposure to its potential constituents (which include indexes that track commodity futures), is currently exposed solely to futures contracts that are traded on regulated futures exchanges, but the Index may in the future be exposed to over-the-counter contracts traded through facilities that are subject to lesser degrees of regulation or no substantive regulation.
Returns from investing in futures contracts are generally derived from three sources: (a) changes in the price of the relevant futures contracts (which is known as the "price return"); (b) any profit or loss realized when replacing the relevant futures contract as it reaches its expiration date with a similar futures contract that has a later expiration date (which is known as the "roll return,"); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the "collateral return"). The Index, which is an "excess return index," measures the "price return" and "roll return" associated with an investment in uncollateralized future contracts. In contrast, a "total return" index would also measure the "collateral return" as well as the "price return" and "roll return."
J.P. Morgan Securities plc ("JPMS plc") is the index provider. JPMS plc is not affiliated with Nationwide.
Possible Index Components
Described below are the Index’s possible equity, fixed income, and commodities components.
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Equity Components. The possible equity components are futures contracts that provide exposure to the performance of equity indexes. There are six possible equity components, each represented by futures contracts referencing the:
1)
S&P 500® Index (comprised of large-capitalization U.S. companies);
2)
Nasdaq-100 Index® (comprised of large-capitalization non-financial U.S. and foreign companies traded on The Nasdaq Stock Market);
3)
Russell 2000® Index (comprised of small-capitalization U.S. companies);
4)
DAX® Index (comprised of large-capitalization companies traded on the Frankfurt Stock Exchange);
5)
FTSE® 100 Index (comprised of large-capitalization companies traded on the London Stock Exchange); or
6)
Tokyo Stock Price Index (TOPIX®) (comprised of large-capitalization companies traded on the Tokyo Stock Exchange).
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Fixed Income Components. The possible fixed income components are futures contracts that provide exposure to the performance of U.S and foreign government bonds. There are six possible fixed income components, each represented by futures contracts referencing a particular group of bonds. The six referenced groups of bonds are:
1)
Short-term U.S. Treasury notes (i.e., notes issued by the U.S. government);
2)
Medium-term U.S. Treasury notes;
3)
Long-term U.S. Treasury notes;
4)
Euro Bunds (bonds issued by the German federal government);

5)
Gilts (bonds issued by the U.K. government); and
6)
JBGs bonds issued by the Japanese government).
The Index’s exposure to fixed income components may be greater, perhaps significantly greater, than its exposure to equity or commodities components. If the Index has greater exposure to fixed income components, a change in the value of the Index’s fixed income futures contracts may have a greater impact on the Index’s return than a change in the value of the Index’s equity or commodities components.
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Commodities Components. The possible commodities components are indexes that track the performance of futures contracts referencing commodities in the energy, industrial metal, and precious metal sectors. There are three possible commodities components. The three underlying indexes are:
1)
Bloomberg Energy SubindexSM (comprised of futures referencing the commodities included in the relevant sector within the Bloomberg Commodity IndexSM);
2)
Bloomberg Industrial Metals SubindexSM (comprised of futures referencing the commodities included in the relevant sector within the Bloomberg Commodity IndexSM); and
3)
Bloomberg Precious Metals SubindexSM (comprised of futures referencing the commodities included in the relevant sector within the Bloomberg Commodity IndexSM).
The index provider for these indexes is Bloomberg Index Services Limited. Bloomberg Index Services Limited is not affiliated with JPMS plc or Nationwide.
Volatility Control
The Index seeks to maintain a target annualized volatility of 4.2%. In general, when assigning a weight to a selected component as discussed under "Weighting and Rebalancing" below, if the recent volatility (calculated as the highest annualized volatility observed over 22, 65 and 130 day periods) of the selected component is greater than the target volatility, the component will be assigned a lesser weight within the Index. Conversely, if the recent volatility of a selected component is less than the target volatility, the component will be assigned a greater weight within the Index. During periods of high volatility, the total weight of the Index’s components may be lower than 100%. A total weight of less than 100% means that the Index is partially uninvested.
The Index also includes an "exposure flattening" feature. If on any day the Index’s overall weekly return on a rolling basis is less than -3%, the Index progressively decreases its overall market exposure to 0% (i.e., completely uninvested). After five weekdays, the Index will restore its market exposures by progressively increasing its exposure to each component until that exposure has been fully restored, subject to the initiation of further exposure flattening.
Leverage
The Index may be subject to increased volatility due to the potential use of significant leverage. The Index may use leverage to increase return from its components or manage volatility in accordance with its rule-based methodology. When the Index uses leverage, the total weight of the Index components will be greater than 100%, up to a maximum of 300%. The Index’s individual fixed income components can be significantly leveraged, with maximum weights ranging from 45% up to 250%. By comparison, no individual equity or commodity component can represent more than 15% in total weight. In general, the Index is most likely to use leverage when recent volatility is lower than the target volatility.
Weighting and Rebalancing
The Index utilizes a rules-based methodology based on momentum and target volatility to select, weight, and rebalance its components. On a monthly basis, the Index selects for inclusion the nine components with the highest performance over the previous six-month period and then assigns weights to those components based on recent volatility and the Index’s target volatility, all subject to the Index’s rules-based constraints (such as weight caps on individual components and total weight). The composition of the Index is then implemented at the beginning of the following calendar month over a five-day rebalancing period, determined separately for each component. The Index may provide exposure to more or fewer than nine components while it is being rebalanced each month. Depending on recent volatility, it is possible that fewer than nine components could be selected for inclusion.

Exclusive Licensing
Use of the Index in connection with annuity contracts has been exclusively licensed to Nationwide. The exclusivity term under the licensing agreement will expire on December 31, 2025, unless terminated earlier by J.P. Morgan Securities LLC or extended by the parties. If the exclusive licensing agreement is not renewed, the Index may become available through other investment vehicles or may be discontinued.
New Index
This Index has a more limited performance history, and less publicly available information, compared to more established market indexes.
MSCI EAFE Index (Ticker: MXEA)
The MSCI EAFE Index is designed to represent the performance of common stocks of large- and mid-capitalization companies across 21 developed markets, including countries in Europe, Australasia, and the Far East, excluding the U.S. and Canada. The Index is available for a number of regions and market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries. As of February 28, 2025, the Index had a capitalization range (from largest to smallest) of approximately $289.5 billion to $1.9 billion.
The Index is a price return index and does not include dividends declared by any of the companies in the Index.
The index provider for this Index is MSCI Inc. MSCI Inc. is not affiliated with Nationwide.
NYSE® Zebra Edge® Index (Ticker: ZEDGENY)
General
The NYSE® Zebra Edge® Index is an equally-weighted index that uses a rules-based, contrarian methodology. The Index selects stocks from the NYSE® U.S. Large Cap Equal Weight IndexTM, which is comprised of large-capitalization companies. As of March 1, 2025, the NYSE® U.S. Large Cap Equal Weight IndexTM had a capitalization range (from largest to smallest) of approximately $3.6 trillion to $10 billion.
The Index favors "cool" stocks over "hot" stocks. Cool stocks are stocks that have experienced lower trading frequency over the last two years and lower volatility over the last three months and one year. Hot stocks are stocks that have experienced the highest trading frequency over the last two years and the highest volatility over the last three months and one year.
The index provider for this Index is ICE Data Indices, LLC. ICE Data Indices, LLC is not affiliated with Nationwide.
Construction
The Index is reconstructed on a quarterly basis. From the universe of 500 stocks in the NYSE® U.S. Large Cap Equal Weight IndexTM, the Index removes the 150 most popular names and the 250 most long- and short-term volatile names. The remaining stocks are selected and weighted equally within the Index. The equity portion of this Index rebalances quarterly on the last day of trading in February, May, August, and November.
Volatility Control
To mitigate the effects of volatility on returns, the Index uses a risk control process. Rebalancing under the risk control process occurs daily. If recent volatility in the Index’s equity exposure exceeds 5%, the Index moves a portion of its equity allocation to U.S. Treasury futures. If recent volatility in the Index’s total exposure exceeds 5%, the Index moves a portion of its allocation to cash. If recent volatility is below 5%, the Index maintains equity exposure of at least 100%.
Leverage
The Index may be subject to increased volatility due to the potential use of significant leverage. Subject to the Index’s risk control process, when recent volatility is below 5%, the Index’s equity exposure may be increased beyond 100% up to a 150% maximum.

SG Macro Compass Index (Ticker: SGMACRO)
Summary
The SG Macro Compass Index is a rules-based index tracking the performance of thirteen underlying indexes, providing exposure to a diversified group of equity, fixed income, and commodities futures. Eleven of the underlying indexes are composed of (or reference) equities, fixed income, or commodities futures contracts. The remaining two underlying indexes are composed of U.S. stocks. The Index also seeks to maintain a target volatility.
The index provider for this Index and all of the underlying indexes is Société Générale or an affiliate thereof. Société Générale is not affiliated with Nationwide.
Underlying Futures Indexes
A futures contract is a financial instrument in which a party agrees to pay a fixed price for the delivery of an asset at a specified future date. The market value of a futures contract is affected by the price or value of the underlying asset referenced by the contract. In general, although the value of a futures contract may or may not track the price or value of the referenced asset, as the price or value of the referenced asset rises (or falls), the market value of the futures contract will generally rise (or fall). The Index is exposed solely to futures contracts that are traded on regulated futures exchanges.
Returns from investing in futures contracts are generally derived from three sources: (a) changes in the price of the relevant futures contract (which is known as the "price return"); (b) any profit or loss realized when replacing the relevant futures contract as it reaches its expiration date with a similar futures contract that has a later expiration date (which is known as the "roll return"); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contract (which is known as the "collateral return"). The underlying futures indexes are "excess return" indexes, meaning they measure the "price return" and "roll return" associated with an investment in uncollateralized future contracts, rather than a "total return" index which would also measure the "collateral return."
Provided below is a brief description of the eleven underlying indexes composed of (or referencing) futures contracts.
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Equity Futures Indexes – IND1CUE1, IND1CEE1, IND1CJE1: The three equity futures underlying indexes provide the SG Macro Compass Index with exposure to stock markets. Each underlying index gains exposure to stock market performance by including specific futures contracts that track certain U.S. and foreign stock market indexes. The underlying indexes’ futures contracts reference, respectively, the S&P 500® Index (comprised of large-capitalization U.S. companies), the DAX® Index (comprised of large-capitalization companies traded on the Frankfurt Stock Exchange), and the Nikkei 225® Index (comprised of large-capitalization companies traded on the Tokyo Stock Exchange).
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Fixed Income Futures Indexes – IND1BJB, IND1BFV, IND1BTY, IND1BUS, IND1BOE, IND1CER1, IND1BUB: The seven fixed income futures underlying indexes provide the SG Macro Compass Index with exposure to the performance of groups of U.S. and foreign government bonds. Each underlying index gains exposure to these government bonds by including futures contracts that reference U.S. Treasury notes (5, 10, and 20 year notes issued by the U.S. government), Euro Bunds (5, 10, and 30 year bonds issued by the German federal government), and JGBs (10 year bonds issued by the Japanese government).
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Commodities Futures Index – IND1CARC: The commodities futures underlying index exposes the SG Macro Compass Index to the performance of commodities. The underlying index gains exposure to these commodities by including futures contracts that reference natural gas, WTI crude, Brent crude oil, gasoline blendstock, heating oil, corn, soybean, soybean oil, soybean meal, cotton, coffee, sugar, live cattle, lean hogs, copper, aluminum, nickel, gas oil, and zinc.
Underlying U.S. Stock Indexes
The two underlying indexes composed of U.S. stocks further expose the SG Macro Compass Index to the U.S. stock market. Both underlying indexes employ rules-based methodologies to select and track stocks included in the S&P 500® Index. Please see the description of the S&P 500® Index later in this section for information about that index.
Provided below is a brief description of the two underlying indexes composed of U.S. stocks.
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SGI Low Vol 200 Index: The SGI Low Vol 200 Index selects on a monthly basis the 200 stocks that, subject to a liquidity threshold, have exhibited the lowest relative volatility over the previous year. It then weights those stocks inversely proportional to their volatility, with stocks exhibiting lower volatility receiving greater weighting.
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SGI Equity Value US Index: The SGI Equity Value US Index selects on a quarterly basis an equally weighted basket of the 100 stocks that score the highest according to a value methodology. The index’s value methodology seeks to identify undervalued stocks by comparing stocks according to five fundamental ratios: book to price; earnings to price; one year forward earnings to price; earnings before interest, taxes, depreciation, and amortization (EBITDA) to enterprise value; and free cash flow to price.
Volatility Control
The Index seeks to maintain a target annualized volatility of approximately 5%. In accordance with its rules-based methodology, during periods of high volatility, the Index may reduce its exposure to any basket of underlying indexes, in which case the Index may be only partially invested. During periods of low volatility, the Index may increase its exposure to any basket of underlying indexes, in which case the Index may have an exposure greater than 100%.
Leverage
The Index may be subject to increased volatility due to the potential use of significant leverage. The Index may use leverage to manage volatility or increase returns in accordance with its rules-based methodology. When the Index uses leverage, the Index may increase its total exposure up to a maximum of 200%.
Weighting and Rebalancing
The underlying indexes have predetermined weights based on an algorithmic model that looks at real GDP growth and inflation expectations in order to identify a current market state, either "expansion," "contraction," or "neutral." A neutral or contraction market state will result in the underlying fixed income indexes being weighted significantly greater than the equity or commodities indexes. An expansion market state will result in the equity indexes being weighted significantly greater than the fixed income or commodities indexes. When the Index has greater exposure to a particular market, which is done by weighting the corresponding underlying indexes to a greater extent, fluctuations in that market will have a greater impact on the Index’s return than fluctuations in the other markets.
On a quarterly basis, the Index identifies the current market state and rebalances the weights of the underlying fixed income and equity indexes accordingly.
The commodities-based underlying index has a constant weighting regardless of the market state.
Performance Drag
The performance of the Index reflects the deduction of transaction and replication costs from the returns of the underlying indexes. The transaction and replication costs, deducted as an annualized percentage on a daily basis, are fixed for each underlying index and range from 0.22% to 0.69%. The "transaction costs" represent an estimate of the costs that would be incurred to buy and sell the index components each time the Index rebalances due to changes in weightings of the Index components. The "replication costs" represent an estimate of the financing costs that would be incurred in holding an investment in the index components. The deduction of these costs occurs at the Index level (i.e., the return on the Index is reduced based on the applicable transaction and replication costs). One underlying index also includes replication costs which serve to reduce its return.
Exclusive License
Use of the Index in connection with annuity contracts has been exclusively licensed to Nationwide. The exclusive licensing agreement will expire on or about March 8, 2026, unless extended by the parties. If the exclusive licensing agreement is not renewed, the Index may become available through other investment vehicles or may be discontinued.
New Index
This Index has a more limited performance history, and less publicly available information, compared to more established market indexes.
S&P 500® Average Daily Risk Control 10% USD Price Return Index (Ticker: SPXAV10P)
The S&P 500® Average Daily Risk Control 10% USD Price Return Index seeks to limit the volatility of the S&P 500® Index to a target level of 10%.
This Index has exposure to two components: its underlying index (the S&P 500® Index) and a cash component. Please see "S&P 500® Index" below for a description of the underlying index. The Index is dynamically adjusted based on its target volatility. The Index is considered to be "dynamically adjusted" because the Index adjusts its market exposures in response to changing market conditions. The Index assesses market conditions on a daily basis and adjusts its weightings based on its methodology. Generally, if volatility increases, the Index moves weight out of the underlying index and into cash. Conversely, if volatility decreases, the Index moves more weight into the underlying index and weights less in cash.

This Index is a price return index and does not include dividends declared by any of the companies in the underlying index as part of its return. Return is generated within the Index by the cash component when equity exposure is less than 100%.
The index provider for this Index is S&P Dow Jones Indices LLC ("SPDJI"). SPDJI is not affiliated with Nationwide.
S&P 500® Index (Ticker: SPX)
The S&P 500® Index is widely regarded as the best single gauge of large-cap U.S. equities. The Index includes 500 leading companies and captures approximately 80% coverage of available market capitalization.
This Index is a price return index and does not include dividends declared by any of the companies in this Index.
The index provider for this Index is SPDJI. SPDJI is not affiliated with Nationwide.
ADDITIONAL INDEX INFORMATION
UNAVAILABLE INDEX VALUES
If an Index Value is not provided to Nationwide by an Index provider or is otherwise unavailable on a Business Day, the Index Value will be the most recent Index Value provided to us on a previous Business Day. If an Index provider later publishes an Index Value for a Business Day when the Index Value was not provided to Nationwide or was otherwise not available Nationwide will recalculate the impacted transactions and Contract Values according to the Index Value provided to Nationwide by the Index provider. This recalculation could result in changes to transactions, Index Values, and Contract Values that occurred when an Index Value was not published by an Index provider.
INDEX SUBSTITUTION DURING A STRATEGY TERM
The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide reserves the right to substitute the Index during a Strategy Term at any time, in limited circumstances. Subject to any applicable regulatory approval, Nationwide may substitute the Index if any of the following events occur: (a) the Index is discontinued, (b) there is a substantial change to the calculation of the Index, (c) Index Values are unavailable, (d) Nationwide’s permission or license to use an Index is revoked, (e) Nationwide is unable to hedge risks associated with the Index, or for any other reason approved by a regulator with jurisdiction over the operation of the Contract. If Nationwide substitutes an Index, the new Index will be similar in composition to the old Index. Nationwide will seek to notify the Contract Owner at least 30 days prior to substituting an Index for any Index Strategy in which the Contract Owner is invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of Nationwide’s control, Nationwide will provide notice of the substitution as soon as practicable.
If Nationwide substitutes an Index during a Strategy Term, the performance of the Index for the Index Strategy will be equal to the result of compounding the performance of the old index prior to the substitution date and the performance of the new index after the substitution date. This is equal to (1+A) x (1+B) -1 where:
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A is equal to the percentage change in the value of the old Index between the first day of the Strategy Term (or the first day during the Strategy Term on which the old Index was used, whichever is later) and the value of the Index on the date of substitution; and
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B is equal to the percentage change in the value of the new Index between the date of substitution and the relevant later date in the Strategy Term.
For example, assume that Nationwide substitutes the Index for an Index Strategy on a date during the Strategy Term. Also assume that the performance of the Index for the old Index between the first day of the Strategy Term and the substitution date was 10%, and that the performance of the Index for the new Index between the substitution date and the Strategy Term End Date was 5%. In this scenario, the Index Performance between the first day of the Strategy Term and the Strategy Term End Date would be 15.5%, i.e. (1+10%) x (1 + 5%) -1.
STRATEGY TERM
Each Index Strategy has a Strategy Term which is the total maturity time of the Index Strategy, expressed in years. The Contract currently offers Index Strategies with Strategy Terms of 1 and 3 years. A Strategy Term begins on the date Contract Value is allocated to the Index Strategy and ends on the Strategy Term End Date, which will always be a Contract Anniversary. The Strategy Term for an Index Strategy will not change for as long as that Index Strategy is offered. Strategy Terms for newly-created Index Strategies that are made available for investment after the Date of Issue will be no shorter than 1 year and will be no longer than 6 years. Because you are not permitted to transfer Contract Value during a Strategy

Term, except under the Performance Lock feature, you should understand that a Strategy with a longer Strategy Term provides less flexibility to allocate your Contract Value than a Strategy with a shorter Strategy Term. This means if you invest in Strategies with longer Strategy Terms, you will have fewer opportunities to transfer Contract Value among the Strategies.
PROTECTION LEVEL
The Protection Level represents an amount of downside protection under a Strategy for a Strategy Term. The Protection Level is presented as a percentage (currently, 100%, 95%, or 90%). A higher Protection Level provides more protection against loss than a lower Protection Level. If you select a Strategy with a 90% Protection Level, your rate of return that is calculated at the end of the Strategy Term or at any time during the Strategy Term cannot be lower than -10%. If you select a Strategy with a 95% Protection Level, your rate of return that is calculated at the end of the Strategy Term or at any time during the Strategy Term cannot be lower than -5%. If you select a Strategy with a 100% Protection level, your rate of return that is calculated at the end of the Strategy Term or at any time during the Strategy Term cannot be lower than 0%. The Protection Level for a Strategy will not change for as long as we offer that Strategy. Each Strategy has its own Minimum Protection Level. Regardless of the Strategy, a Protection Level will never be lower than 75% for any Strategy Term.
You should understand that a Protection Level less than 100% provides only limited protection against downside potential and does not provide absolute protection against negative Index Strategy Earnings. You may lose money, and it is possible to lose a substantial amount of your principal investment under this Contract. When comparing Strategies with different Protection Levels, a higher Protection Level provides more protection against loss than a lower Protection Level.
You should also understand that the downside protection provided by a Strategy’s Protection Level only applies to a single Strategy Term. If you remain invested in the Strategy over multiple Strategy Terms, you can experience losses up to the downside protection each Strategy Term. In effect, the cumulative losses over multiple Strategy Terms could significantly exceed the level of downside protection provided by the Protection Level for one Strategy Term.
Example:
The table below illustrates the impact of the Protection Level.
Protection Level	Your Maximum Amount of Loss* for 1 and 3 Year Strategy Terms
100%	0%
95%	-5%
90%	-10%
*Does not include CDSC and MVA
PARTICIPATION RATE
Each Index Strategy has a Participation Rate which is a percentage that represents the proportion of the Index Performance used in the calculation of the AIP. The Participation Rate applies to both positive and negative Index Performance. The Participation Rate is presented as a percentage greater or less than, or equal to, 100% (e.g., 50% or 150%). The Participation Rate for a Strategy Term is for the entire term and is not applied on an annual basis. The Participation Rate may have the effect of increasing gains or losses (or neither) as follows:
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If the Participation Rate is greater than 100%, it will increase the upside potential when the Index Performance is positive. For example, if the Participation Rate is 150%, it will multiply any positive Index Performance by 150%. A Participation Rate greater than 100% also increases your downside risk. For example, if your Participation Rate is 150%, we will multiply any negative Index Performance by 150% (subject to any applicable defined downside protection).
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If the Participation Rate is equal to 100%, it will neither increase nor decrease your upside potential or downside risk.

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If the Participation Rate is less than 100%, it will decrease your upside potential when the Index Performance is positive. For example, if your Participation Rate is 90%, we will apply only 90% of the positive Index Performance. A Participation Rate lower than 100% also decreases your downside risk when Index Performance is negative. For example, if your Participation Rate is 90%, we will only apply 90% of the negative Index Performance (subject to any applicable defined downside protection).
The Participation Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Participation Rate may change for future Strategy Terms. The Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts. The Participation Rate for a Strategy is guaranteed to never be lower than the applicable "Minimum Participation Rate." Each Strategy has its own Minimum Participation Rate, which will never be less than 5%.
Example:
The table below illustrates the impact of the Participation Rate on the AIP, which is effectively the Index Performance adjusted for the Participation Rate and Strategy Spread. The formula for the AIP may be found under "Calculation of Strategy Earnings – Adjusted Index Performance."
Index Performance	Participation Rate	Adjusted Index Performance* (Assuming 0% Strategy Spread)
+10%	125%	+12.5%
+10%	100%	+10%
+10%	50%	+5%
+10%	15%	1.5%
-10%	125%	-12.5%
-10%	100%	-10%
-10%	50%	-5%
-10%	15%	-1.5%
*The example does not include the downside protection provided by the Protection Level.
STRATEGY SPREAD
The Strategy Spread is an annualized percentage used as a deduction in the calculation of a Strategy’s AIP. A Strategy Spread greater than 0% always has the effect of reducing a Strategy’s performance (subject to any applicable defined downside protection). A Strategy will never have a Strategy Spread lower than 0%. With all other Crediting Factors being equal, a Strategy Spread allows Nationwide to offer a higher Participation Rate for a Strategy than what would be offered on the same Strategy without the Strategy Spread.
The Strategy Spread will not change for the duration of a Strategy Term. However, we may change a Strategy’s Strategy Spread for future Strategy Terms. The Strategy Spread is guaranteed to never be greater than the applicable "Maximum Strategy Spread." For each Index Strategy, the Maximum Strategy Spread guaranteed for the life of the Contract, is the initial Strategy Spread when that Strategy was first made available to that Contract plus 2%.
To calculate the Strategy Spread’s impact at the end of a Strategy Term, it is multiplied by the Elapsed Term. For example, a 2% Strategy Spread on a 3-year Strategy Term will reduce earnings calculated at the end of the Strategy Term by 6% (subject to the downside protection of the Protection Level).
A Strategy Spread can result in negative Index Strategy Earnings even if you have positive Index performance. See "Limited Growth Potential Risk (Strategy Spread and Participation Rate Risk)" for additional risk information about the Strategy Spread.

Examples:
The table below illustrates the impact of the Strategy Spread on a Strategy with a one-year Strategy Term. The Strategy Spread is used to calculate the Adjusted Index Performance (AIP), which is effectively the Index Performance adjusted for the Participation Rate and Strategy Spread. The table assumes the AIP is calculated at the end of the Strategy Term. See "Calculation of Strategy Earnings – Adjusted Index Performance."
Index Performance	Strategy Spread*	Adjusted Index Performance* (Assuming 100% Participation Rate)
+10%	2%	+8.0%
+5%	2%	+3.0%
+1%	2%	-1.0%
-5%	2%	-7.0%
-10%	2%	-12.0%
* This column assumes that the Strategy has a Strategy Spread of 2%.
CURRENT INDEX STRATEGIES
The Contract currently offers the following Index Strategies*:
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American Funds® The Growth Fund of America®-Class F-3, 1 Year, 100% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 1 Year, 95% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 1 Year, 90% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 3 Year, 100% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 3 Year, 95% Protection Level Strategy**
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American Funds® The Growth Fund of America®-Class F-3, 3 Year, 90% Protection Level Strategy**
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BlackRock Select Factor Index, 1 Year, 100% Protection Level Strategy
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BlackRock Select Factor Index, 1 Year, 95% Protection Level Strategy
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BlackRock Select Factor Index, 1 Year, 90% Protection Level Strategy
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BlackRock Select Factor Index, 3 Year, 100% Protection Level Strategy
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BlackRock Select Factor Index, 3 Year, 95% Protection Level Strategy
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BlackRock Select Factor Index, 3 Year, 90% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 1 Year, 100% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 1 Year, 95% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 1 Year, 90% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 3 Year, 100% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 3 Year, 95% Protection Level Strategy
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J.P. Morgan Mozaic IISM Index, 3 Year, 90% Protection Level Strategy
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MSCI EAFE Index, 1 Year, 100% Protection Level Strategy***
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MSCI EAFE Index, 1 Year, 95% Protection Level Strategy***
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MSCI EAFE Index, 1 Year, 90% Protection Level Strategy***
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MSCI EAFE Index, 3 Year, 100% Protection Level Strategy***
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MSCI EAFE Index, 3 Year, 95% Protection Level Strategy***
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MSCI EAFE Index, 3 Year, 90% Protection Level Strategy***
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NYSE® Zebra Edge® Index, 1 Year, 100% Protection Level Strategy

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NYSE® Zebra Edge® Index, 1 Year, 95% Protection Level Strategy
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NYSE® Zebra Edge® Index, 1 Year, 90% Protection Level Strategy
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NYSE® Zebra Edge® Index, 3 Year, 100% Protection Level Strategy
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NYSE® Zebra Edge® Index, 3 Year, 95% Protection Level Strategy
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NYSE® Zebra Edge® Index, 3 Year, 90% Protection Level Strategy
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SG Macro Compass Index, 1 Year, 100% Protection Level Strategy
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SG Macro Compass Index, 1 Year, 95% Protection Level Strategy
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SG Macro Compass Index, 1 Year, 90% Protection Level Strategy
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SG Macro Compass Index, 3 Year, 100% Protection Level Strategy
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SG Macro Compass Index, 3 Year, 95% Protection Level Strategy
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SG Macro Compass Index, 3 Year, 90% Protection Level Strategy
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 100% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 95% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 1 Year, 90% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 100% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 95% Protection Level Strategy***
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S&P 500® Average Daily Risk Control 10% USD Price Return Index, 3 Year, 90% Protection Level Strategy***
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S&P 500® Index, 1 Year, 100% Protection Level Strategy***
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S&P 500® Index, 1 Year, 95% Protection Level Strategy***
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S&P 500® Index, 1 Year, 90% Protection Level Strategy***
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S&P 500® Index, 3 Year, 100% Protection Level Strategy***
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S&P 500® Index, 3 Year, 95% Protection Level Strategy***
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S&P 500® Index, 3 Year, 90% Protection Level Strategy***
* See "Crediting Factors" for information on the Participation Rate and Strategy Spread for each Strategy. Each Strategy has its own Minimum Participation Rate which will never be less than 5%, and each Strategy has its own Maximum Strategy Spread that will never be greater than the initial Strategy Spread when that Strategy was first made available to that Contract plus 2%. When a Strategy has both a Participation Rate less than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to reduce gains when Index Performance is positive. Additionally, when a Strategy has both a Participation Rate greater than 100% and a Strategy Spread greater than zero, the Participation Rate and Strategy Spread combine to increase losses when Index Performance is negative.
** Unlike the other Indexes, the American Funds® Growth Fund of America®: Class F-3 is not a market Index. It is a mutual fund, and its Index Value reflects the mutual fund’s total return. If you select a mutual fund-linked Index Strategy for investment, you will not be investing in the linked mutual fund. You will not be a shareholder or beneficial owner of the fund and you will have no rights with respect to the fund. Actual investment results as a shareholder or beneficial owner of the fund may differ. Note: The Contract is not a variable annuity under the federal securities laws.
*** This is a price return index.
ACTIONS ON STRATEGY TERM END DATES
GENERAL
The following options are available at the end of a Strategy Term:
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Allocate Contract Value in the maturing Strategy to the same Strategy for another Strategy Term (with the Crediting Factors that Nationwide declares for the upcoming Strategy Term), assuming that the Strategy is available for investment.
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Transfer some or all of the Contract Value in the maturing strategy to another Strategy that is available for investment for a Strategy Term (with the Crediting Factors that Nationwide declares for the upcoming Strategy Term).

At least 30 days prior to a Strategy Term End Date, Nationwide will send a notification to the Contract Owner stating (i) the Strategies that will be available for investment, (ii) their respective Crediting Factors and their values for the upcoming Strategy Term, and (iii) how to communicate the Contract Owner’s instructions to Nationwide.
If Nationwide does not receive instructions from the Contract Owner prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), the Contract Value in the maturing Strategy will be reinvested in the same Strategy, but with the Crediting Factors that Nationwide declares for the upcoming Strategy Term. If the same Strategy is no longer available for investment, the Contract Value allocated to the maturing Strategy will be transferred to the Fixed Strategy for the upcoming Strategy Term.
TRANSFERS BETWEEN STRATEGIES
On a Strategy Term End Date, the Contract Owner may transfer, free of charge, Contract Value in the maturing Strategy to another Strategy that is available for investment.
Except under the Performance Lock feature, transfers from a Strategy are not permitted other than on its Strategy Term End Date. Transfers into a Strategy are not permitted if its Strategy Term is ongoing.
If the Strategy Term End Date is a Business Day, a transfer request must be received by the Service Center prior to the close of business on that Business Day. If Nationwide does not receive a transfer request prior to the close of business on that Business Day, the transfer will not occur. If the Strategy Term End Date is not a Business Day, a transfer request must be received by the Service Center at least one Business Day prior to the Strategy Term End Date. If Nationwide does not receive a transfer request at least one Business Day prior to the Strategy Term End Date, the transfer will not occur. Transfer requests may be submitted in writing to the Service Center and must be signed by the Contract Owner. At Nationwide’s discretion, it may accept transfer requests by telephone or, if available, by Internet.
A transfer request will not be deemed to be received by the Service Center until it is in good order. To be in good order, the transfer request must identify:
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the Contract number;
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The date of the first day of the upcoming Strategy Term;
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The Strategy (or Strategies) from which Contract Value is being transferred out; and
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The Strategy (or Strategies) to which Contract Value is being transferred in.
Upon a full transfer out of the Index Strategy(ies) that offers Index Strategy MNV, the following occurs:
1) For amounts transferred to investment options under the Contract where minimum nonforfeiture does not apply, the amount transferred to the investment options will be the greater of the Index Strategy Value applied proportionately or the Index Strategy MNV, applied proportionately.
2) For amounts transferred to the Fixed Strategy, the amount transferred will be the Index Strategy Value, applied proportionately, and the amount transferred to the Fixed Strategy MNV will be the Index Strategy MNV, applied proportionately.
See "Fixed Strategy Minimum Nonforfeiture Value" and "Index Strategy Minimum Nonforfeiture Value."
A full transfer out of the Fixed Strategy Value is subject to minimum amounts required by state law. Nationwide guarantees that any full transfer out of the Fixed Strategy Value will be at least equal to the minimums required by state law.
PERFORMANCE LOCK
GENERAL
During a Strategy Term, if an Index Strategy’s Index Strategy Value exceeds its Strategy Basis multiplied by its Protection Level, the Contract Owner may request a Performance Lock. The Performance Lock feature provides the Contract Owner with a one-time transfer during a Strategy Term of the full Index Strategy Value to the Fixed Strategy. For each Index Strategy, the Performance Lock feature may be exercised only once during a Strategy Term. If Contract Value is allocated to multiple Index Strategies, the Performance Lock may be exercised for any, all, or none of the Index Strategies during their respective Strategy Terms, but only if each selected Index Strategy’s Index Strategy Value exceeds its Strategy Basis multiplied by its Protection Level. The Contract Owner can request a Performance Lock for only the full Index Strategy Value. Requests for a Performance Lock of partial amounts of an Index Strategy’s Index Strategy Value will not be accepted. A Performance Lock once exercised is irrevocable.
On any Business Day other than the Strategy Term End Date, the Contract Owner may submit a request to the Service Center to exercise a Performance Lock. If Nationwide receives the request prior to the close of business on a Business Day, the Index Strategy Value transferred to the Fixed Strategy will be the Index Strategy Value at the end of the Business Day on which the Performance Lock request is received by Nationwide. If the Performance Lock request is received by Nationwide on a day that is not a Business Day, or after the close of a Business Day, Nationwide will use the next Business Day’s Index Strategy Value. If a Performance Lock is requested but the Index Strategy Value falls below the Strategy Basis multiplied by its Protection Level at the close of the Business Day on which the transfer is to occur, the Performance Lock will not be exercised.
See "Performance Lock Risk" for additional information on the risks associated with the Performance Lock.
If there is no Contract Value allocated to the Fixed Strategy and a Performance Lock is exercised, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary. The Fixed Strategy Rate that is applicable to the value transferred to the Fixed Strategy via a Performance Lock request is the Fixed Strategy Rate that was set at the beginning of the Contract Year in which the Performance Lock is made.
The amount transferred into the Fixed Strategy will earn interest at the Fixed Strategy Rate until the next Contract Anniversary at which time the Contract Owner can elect to either transfer out some or all of the Fixed Strategy to one or more available Index Strategies or remain in the Fixed Strategy subject to a newly declared Fixed Strategy Rate.
Once the Contract Value has been transferred into the Fixed Strategy, if no election is made prior to the Fixed Strategy’s Strategy Term End Date, the amount allocated to the Fixed Strategy as a result of the Performance Lock will remain in the Fixed Strategy for the next Strategy Term at the Fixed Strategy Rate in effect for that Strategy Term.
PERFORMANCE LOCKS EXERCISED WITHIN 45 DAYS OF A CONTRACT ANNIVERSARY
If a Performance Lock is requested within 45 days prior to a Contract Anniversary, the Contract Owner will not receive notification of the available Strategies and applicable Crediting Factors 30 days prior to the Fixed Strategy’s Strategy Term End Date as described in the "Actions on Strategy Term End Dates" section. Instead, the following will apply:
•
If the Performance Lock is requested through Nationwide’s Service Center via the website or by telephone, the Contract Owner will receive the available Strategies and Crediting Factors at the time of the request; or
•
If the Performance Lock is requested by mail, the Contract Owner will need to contact the Service Center for the available Strategies and applicable Crediting Factors prior to the Strategy Term End Date.
VALUING THE CONTRACT
CONTRACT VALUE AND STRATEGY VALUES
The Contract Value is calculated each Business Day and is the sum of the Fixed Strategy Value and the Index Strategy Values for each of the Index Strategies.
The Fixed Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited, less any withdrawals (including any applicable CDSC, MVA and taxes).
The Index Strategy Value is calculated separately for each Index Strategy and is equal to the Index Strategy’s Index Strategy Basis plus the Index Strategy Earnings (which may be positive, negative, or equal to zero).
INDEX STRATEGY BASIS
The Index Strategy Basis is a value used to calculate the Index Strategy Value and the Index Strategy Earnings. The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered, although it is a component of the Index Strategy Value which represents the value that can be surrendered.
On the first day of a Strategy Term, the Index Strategy Basis of an Index Strategy equals the amount allocated to the Index Strategy. On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus adjustments for any partial withdrawals

(including any applicable CDSC, MVA and taxes) and any fees that occurred during the Strategy Term, and increased by the same percentage of any adjustment to the Index Strategy Value under any applicable death benefit under the Contract. On the Strategy Term End Date, after the Index Strategy Value is calculated, the Index Strategy Basis is reset to equal the Index Strategy Value.
Partial withdrawals, fees, and premium taxes reduce the Index Strategy Basis in the same proportion that the partial withdrawal, fee, or premium tax reduced the Index Strategy’s Index Strategy Value on the date the transaction occurs. Specifically, the reduction to an Index Strategy’s Index Strategy Basis is calculated as follows:
Total partial withdrawal, fee, and/or premium tax deducted from Index Strategy Value on a specific date	X	Index Strategy Basis on the date of the transaction
Index Strategy Value on the date of the transaction
The practical effect of this formula is that when the Index Strategy Basis is greater than the Index Strategy Value at the time of the transaction, the Index Strategy Basis will be reduced by more than the dollar amount of the withdrawal, fee, and/or premium tax. For example, if a $4,500 withdrawal (assuming no fees or premium taxes) is taken and on that date the Index Strategy Value is $135,000 and the Index Strategy Basis is $150,000, the Index Strategy Value will be reduced by $4,500 and the Index Strategy Basis will be reduced by $5,000 ($4,500/$135,000 x $150,000 = $5,000).
SURRENDER VALUE
The Surrender Value is the amount available upon full surrender of the Contract. The Surrender Value is equal to the Contract Value less any applicable CDSC and premium taxes, plus any applicable MVA. Nationwide may deduct taxes from the Surrender Value.
A full surrender of the Fixed Strategy Value is subject to minimum amounts required by state law. Nationwide guarantees that any full surrender of the Fixed Strategy Value will be at least equal to the minimums required by state law. A full surrender of any Index Strategies that offer Index Strategy MNV will never be less than the Index Strategy MNV.
See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for example calculations.
INDEX STRATEGY EARNINGS
Index Strategy Earnings can be positive, negative, or equal to zero. How Index Strategy Earnings are calculated depends on the day of the Strategy Term in which they are calculated. Index Strategy Earnings are calculated differently on a Strategy Term End Date than on any other day during the Strategy Term, as described below.
TERM END INDEX STRATEGY EARNINGS
On a Strategy Term End Date, the Index Strategy Earnings that will be applied to a Strategy are equal to the Index Strategy Basis on the Strategy Term End Date multiplied by the Term End ISE Percentage. On a Strategy Term End Date, Index Strategy Earnings are always calculated using the Term End ISE Percentage, which differs from Daily Index Strategy Earnings calculated on any other day during the Strategy Term, which uses the Daily ISE Percentage.
TERM END INDEX STRATEGY EARNINGS PERCENTAGE (TERM END ISE PERCENTAGE)
The Term End ISE Percentage is based on the AIP, which is the percentage gain or loss in the Strategy Value at the end of the Strategy Term, calculated using the Crediting Factors applied to the Index Performance, prior to the application of the Protection Level.
The Term End ISE Percentage is equal to the greater of the Adjusted Index Performance (AIP) and the Protection Level minus 100%. The AIP is calculated as the Participation Rate multiplied by the Index Performance less the Strategy Spread multiplied by the Elapsed Term in years. The Index Performance is the change in an Index Value, expressed as a percentage, between the first day of a Strategy Term and the last day of a Strategy Term.
Term End ISE Percentage Calculation Examples:
The following examples assume an Index Strategy with a 1-year Strategy Term, a Participation Rate of 80%, a Strategy Spread of 2% and a Protection Level of 95%:

•
If the Index Performance at the end of the Strategy Term is 10%, then the AIP on that date would be 6% (10% Index Performance x 80% Participation Rate minus 2% Strategy Spread x Elapsed Term of 1). The Term End ISE Percentage would be 6% (the greater of the AIP (i.e., 6%) and the Protection Level minus 100% (i.e., -5%)).
•
If the Index Performance at the end of the Strategy Term is 1%, then the AIP on that date would be -1.2% (1% Index Performance x 80% Participation Rate minus 2% Strategy Spread x Elapsed Term of 1). The Term End ISE Percentage would be -1.2% (the greater of the AIP (i.e., -1.2%) and the Protection Level minus 100% (i.e., -5%)).
•
If the Index Performance at the end of the Strategy Term is -10%, then the AIP on that date would be -10% (-10% Index Performance x 80% Participation Rate minus 2% Strategy Spread x Elapsed Term of 1). The Term End ISE Percentage would be -5% (the greater of the AIP (i.e., -10%) and the Protection Level minus 100% (i.e., -5%)).
Term End Strategy Earnings Examples
The following examples assume a Strategy Basis of $50,000.
Term End Index Strategy Earnings = Strategy Basis x Term End ISE Percentage.
•
If the Term End ISE Percentage equals 10%, then the term end Index Strategy Earnings would be $5,000 ($50,000 x 10%)
•
If the Term End ISE Percentage equals 0%, then the term end Index Strategy Earnings would be $0 ($50,000 x 0%)
•
If the Term End ISE Percentage equals -8%, then the term end Index Strategy Earnings would be -$4,000 ($50,000 x -8%)
DAILY INDEX STRATEGY EARNINGS
On any Business Day other than the Strategy Term End Date, the Index Strategy Earnings that will be applied to a Strategy are equal to the Index Strategy Basis on that day multiplied by the Daily ISE Percentage. Daily Index Strategy Earnings are always calculated using the Daily ISE Percentage, which differs from term end Index Strategy Earnings, which uses the Term End ISE Percentage.
DAILY INDEX STRATEGY EARNINGS PERENTAGE (DAILY ISE PERCENTAGE)
A Daily ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. The Daily ISE Percentage is equal to the greater of the floor provided by the Protection Level (which is the Protection Level minus 100%) and the Daily Pre-Protection Level ISE Percentage.
The Daily Pre-Protection Level ISE Percentage is the percentage of gain or loss in the Index Strategy Value from the start of the Strategy Term to the calculation date prior to applying the Protection Level.
The Daily Pre-Protection Level ISE Percentage is not directly related to the Index Performance (although performance of the Index impacts the Daily Pre-Protection Level ISE Percentage) and the Daily Pre-Protection Level ISE Percentage may be negative even when the performance of the Index is positive due to market factors that impact the inputs used to value the hypothetical investment in the derivatives used to calculate the Daily Pre-Protection Level ISE Percentage.
To calculate the Daily Pre-Protection Level ISE Percentage, Nationwide uses a proxy fair market value methodology to value hypothetical investments in derivatives that provides an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date. The estimated present value takes into account the impact of the applicable Participation Rate and Strategy Spread; however, they do not apply in the same way as they do when calculating the Term End ISE Percentage.
The Daily Pre-Protection Level ISE Percentage is reduced by an amount reflecting the cost of instruments used to provide the performance offered by the Contract. At the start of the Strategy Term, this deduction is equal to the cost, on that date, of hypothetical derivatives which provide the Term End Strategy Earnings, and this deduction declines to zero over the course of the Strategy Term. The Daily Pre-Protection Level ISE Percentage is also reduced by a trading cost, which is an amount intended to represent the additional cost of selling hypothetical options.
The valuation of the hypothetical investments is based on standard methods for valuing derivatives and, where possible, based on inputs from third party vendors. The methodology used to value these hypothetical investments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical investments. More specifically, the Daily Pre-Protection Level ISE Percentage is calculated using the following formula:

A + Fixed Income Proxy – C – 1, defined as follows:
A = A proxy of the fair value, expressed as a percentage, as of the current date, of financial instruments that represent Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
Fixed Income Proxy = (1 – B) ((T – t) / T), where:
B = A proxy of the fair value, expressed as a percentage, as of the first day of the Strategy Term, of financial instruments that represent Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
t = Time elapsed since the first day of the Strategy Term, in years
T = Strategy Term length
C = trading cost, which is calculated as the greater of:
Zero; or
the trading cost rate (as stated in the Contract) multiplied by (T-t).
See "Appendix D: Daily Index Strategy Earnings Percentage" for more information and examples of the Daily ISE Percentage calculation.
MINIMUM NONFORFEITURE VALUE
FIXED STRATEGY MINIMUM NONFORFEITURE VALUE
The Fixed Strategy Minimum Nonforfeiture Value ("Fixed Strategy MNV") is the minimum guaranteed value a Contract Owner is entitled to upon a full surrender of amounts allocated to the Fixed Strategy and upon a full transfer from the Fixed Strategy to an Index Strategy with a Protection Level less than 100%.
On the Date of Issue, the Fixed Strategy MNV is equal to the Purchase Payment allocated to the Fixed Strategy multiplied by the Nonforfeiture Purchase Payment Factor. The Nonforfeiture Purchase Payment Factor is declared by Nationwide and stated in your Contract.
After the Date of Issue, the Fixed Strategy MNV will:
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increase by the interest credited at the applicable Fixed Strategy Minimum Nonforfeiture Rate;
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increase by transfers from an Index Strategy that does not offer Index Strategy MNV (the Nonforfeiture Purchase Payment Factor is applied to the Index Strategy Value transferred to the Fixed Strategy);
•
increase by transfers from an Index Strategy that offers Index Strategy MNV (Index Strategy MNV times the ratio of the Index Strategy Value being transferred from the Index Strategy that offers Index Strategy MNV divided by the total Index Strategy Value of Index Strategies that offer Index Strategy MNV);
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decrease by transfers to an Index Strategy that does not offer Index Strategy MNV (the Fixed Strategy MNV is reduced by the Strategy Value transferred);
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decrease by transfers to an Index Strategy that offers Index Strategy MNV (Fixed Strategy MNV times the ratio of the Fixed Strategy Value being transferred divided by the total Fixed Strategy Value); and
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decrease by the amount of any withdrawals from the Fixed Strategy.
If the Fixed Strategy Value is zero, the Fixed Strategy MNV is zero. The Fixed Strategy MNV can never be less than zero.
See the Examples below for how the Fixed Strategy MNV is calculated.
The Fixed Strategy MNV may be greater than or less than both the Surrender Value attributable to the Fixed Strategy prior to applying the MNV or the amount of the full transfer out of the Fixed Strategy prior to applying the MNV.
Upon a full transfer out of Fixed Strategy, the following occurs:
1) For amounts transferred to Index Strategies that do not have a 100% Protection Level, the amount transferred will be the greater of the Fixed Strategy Value applied proportionately and the Fixed Strategy MNV, applied proportionately.

2) For amounts transferred to an Index Strategy with a 100% Protection Level, the amount transferred will be the Fixed Strategy Value, applied proportionately, and the amount transferred to the Index Strategy MNV will be the Fixed Strategy MNV, applied proportionately.
See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for example calculations.
Any paid-up annuity, cash Surrender Value or Death Benefit that may become payable from the Fixed Strategy will never be less than the minimum benefits required by applicable state law.
The Fixed Strategy Minimum Nonforfeiture Rate(s) is the interest rate(s) used to calculate the Fixed Strategy Minimum Nonforfeiture Value. The initial Fixed Strategy Minimum Nonforfeiture Rate is stated in your Contract. Thereafter, the Fixed Strategy Minimum Nonforfeiture Rate is recalculated on each Redetermination Date. The Fixed Strategy Minimum Nonforfeiture Rate will be at least the average of the weekly 5-year Constant Maturity Treasury rate for the calendar quarter, excluding the last week (rounded to the nearest 1/20th of 1%), preceding the Date of Issue or a Redetermination Date minus 1.25%, but it will never be greater than 3.0%, nor will it be less than the minimum required by applicable state law. The Fixed Strategy Minimum Nonforfeiture Rate may be equal to or greater than the minimum nonforfeiture rate used to calculate an Index Strategy Minimum Nonforfeiture Value.
Examples of Fixed Strategy MNV
The following examples assume that the Nonforfeiture Purchase Payment Factor is 87.5%.
Example 1—Fixed Strategy MNV on the Date of Issue
Assume the purchase payment is $100,000 and $20,000 is allocated to the Fixed Strategy.
On the Date of Issue, the Fixed Strategy MNV is calculated as (87.5% x $20,000), which is $17,500.
Example 2—Partial Transfer out of the Fixed Strategy on the Contract Anniversary
Assume the following on a Contract Anniversary:
•
All money is in the Fixed Strategy
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The Fixed Strategy Value is $10,000
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The Fixed Strategy MNV is $11,000
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The Contract Owner transfers $3,000 of Strategy Value from the Fixed Strategy to an Index Strategy with a 90% Protection Level.
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The Contract Owner transfers $2,000 of Strategy Value from the Fixed Strategy to an Index Strategy with a 100% Protection Level.
Then the Fixed Strategy MNV is decreased by the following:
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The Index Strategy with a 90% Protection Level does not offer Index Strategy MNV. For the transfer to that Strategy, the Fixed Strategy MNV is reduced by $3,000 (i.e., the Strategy Value transferred)
•
The Index Strategy with a 100% Protection Level does offer Index Strategy MNV. For the transfer to that Strategy, the Fixed Strategy MNV is reduced by $2,200. (This is calculated as $11,000 x $2,000 / $10,000, where $11,000 is the Fixed Strategy MNV, and $2,000 / $10,000 represents the proportion of the Fixed Strategy Value that is transferred to the Index Strategy with a 100% Protection Level.)
The resulting Fixed Strategy MNV is $5,800 (i.e., $11,000 - $3,000 - $2,200).
The Strategy Values are impacted as follows:
The Fixed Strategy Value is decreased by the amount of Strategy Value transferred out and the resulting Fixed Strategy Value is $5,000 (i.e., $10,000 - $3,000 - $2,000).
The Strategy Value for the Index Strategy with a 90% protection Level is increased by $3,000. The Fixed Strategy MNV is not reflected since there was not a full transfer out of the Fixed Strategy.
The Strategy Value for the Index Strategy with a 100% protection Level is increased by $2,000.
Example 3—Full Transfer out of the Fixed Strategy on the Contract Anniversary
Assume the following on a Contract Anniversary:
•
All money is in the Fixed Strategy

•
The Fixed Strategy Value is $10,000
•
The Fixed Strategy MNV is $11,000
•
The Contract Owner elects a full transfer out of the Fixed Strategy as follows:
•
The Contract Owner transfers $6,000 of Strategy Value from the Fixed Strategy to an Index Strategy with a 90% Protection Level.
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The Contract Owner transfers $4,000 of Strategy Value from the Fixed Strategy to an Index Strategy with a 100% Protection Level.
Because this is a full transfer out of the Fixed Strategy, the Fixed Strategy Value and Fixed Strategy MNV will be zero after the transfer.
The Index Strategy MNV is increased by $4,400. (This is calculated as $11,000 x $4,000 / $10,000, where $11,000 is the Fixed Strategy MNV, and $4,000 / $10,000 represents the proportion of the Fixed Strategy Value that is transferred to the Index Strategy with a 100% Protection Level.)
The Strategy Values are impacted as follows:
Because there is a full transfer out of the Fixed Strategy, the increase in Strategy Value for the Index Strategy with a 90% protection Level is calculated as the greater of the following:
•
$6,000 (This is the amount of Strategy Value transferred)
•
$6,600 (This is the portion of the Fixed Strategy MNV allocated to the Index Strategy with a 90% protection level. It is calculated as $11,000 x $6,000 / $10,000, where $11,000 is the Fixed Strategy MNV, and $6,000 / $10,000 represents the proportion of the Fixed Strategy Value that is transferred to the Index Strategy with a 90% Protection Level.)
As a result, the Strategy Value for the Index Strategy with a 90% Protection Level is increased by $6,600 and the Strategy Value for the Index Strategy with a 100% Protection Level is increased by $4,000.
See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for an example of the impacts of a full surrender out of the Fixed Strategy on the Contract Anniversary.
INDEX STRATEGY MINIMUM NONFORFEITURE VALUE
The Index Strategy Minimum Nonforfeiture Value ("Index Strategy MNV") is the minimum value a Contract Owner is entitled to upon a full surrender of the Contract Value allocated to all Index Strategies with a 100% Protection Level and upon a full transfer out of all Index Strategies with a 100% Protection Level to an Index Strategy(ies) that does not offer an Index Strategy MNV.
On the Date of Issue, the Index Strategy MNV is equal to the total Purchase Payment allocated to all Index Strategies with 100% Protection Levels, multiplied by the Nonforfeiture Purchase Payment Factor as stated in the Contract.
After the Date of Issue, the Index Strategy MNV will:
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increase by interest credited at the applicable Index Strategy Minimum Nonforfeiture Rate;
•
increase by transfers from an Index Strategy that does not offer Index Strategy MNV (the Nonforfeiture Purchase Payment Factor is applied to the Index Strategy Value transferred to the Index Strategy offering Index Strategy MNV);
•
increase by transfers from the Fixed Strategy (Fixed Strategy MNV times the ratio of the Fixed Strategy Value being transferred divided by the total Fixed Strategy Value);
•
decrease by transfers to an Index Strategy that does not offer Index Strategy MNV (the Index Strategy MNV is reduced by the Strategy Value transferred);
•
decrease by transfers to the Fixed Strategy (Index Strategy MNV times the ratio of the Index Strategy Value that offers Index Strategy MNV being transferred divided by the total Index Strategy Value of Index Strategies that offer Index Strategy MNV); and
•
decrease by the amount of any withdrawals from Index Strategies with a 100% Protection Level.
If the Index Strategy Value of all Index Strategies that offer Index Strategy MNV is zero, the Index Strategy MNV is zero. The Index Strategy MNV can never be less than zero.

See the Examples below for how the Index Strategy MNV is calculated.
The Index Strategy MNV may be greater than or less than both the Surrender Value attributable to those Index Strategies that offer Index Strategy MNV before applying the Index Strategy MNV or the amount of the full transfer out of it before applying the Index Strategy MNV.
Upon a full transfer out of Index Strategy(ies) with a 100% Protection Level, the following occurs:
1) For amounts transferred to Index Strategies that do not have a 100% Protection Level, the Strategy Value transferred into the Index Strategies that do not have a 100% Protection Level will be the greater of the Index Strategy Value applied proportionately and the Index Strategy MNV, applied proportionately.
2) For amounts transferred to the Fixed Strategy, the Strategy Value transferred into the Fixed Strategy will be the Index Strategy Value, applied proportionately, and the amount transferred to the Fixed Strategy MNV will be the Index Strategy MNV, applied proportionately.
Upon full surrender of all Index Strategies that offer Index Strategy MNV, the Contract Owner will receive the greater of the portion of the Surrender Value attributable to those Strategies, or the Index Strategy Minimum Nonforfeiture Value. See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for example calculations.
Any paid-up annuity, cash Surrender Value or Death Benefit that may become payable from any Index Strategies that offer Index Strategy MNV will never be less than the Index Strategy MNV.
The Index Strategy Minimum Nonforfeiture Rate(s) is the interest rate(s) used to calculate the Index Strategy Minimum Nonforfeiture Value. The Index Strategy Minimum Nonforfeiture Rate is calculated on the Date of Issue and on each Redetermination Date. The initial Index Strategy Minimum Nonforfeiture Rate is stated in the Contract. The Index Strategy Minimum Nonforfeiture Rate may be equal to or less than the Fixed Strategy Minimum Nonforfeiture Rate, but will not be less than the minimum rate required by applicable state law.
Examples of Index Strategy MNV
The following examples assume that the Nonforfeiture Purchase Payment Factor is 87.5%.
Example 1—On the Date of Issue
Assume the Purchase Payment is $100,000 and $30,000 is allocated to Index Strategies that offer Minimum Nonforfeiture Values (i.e., Index Strategies with a 100% Protection Level).
On the Date of Issue, the Index Strategy MNV is $26,250, calculated as (87.5% x $30,000)
Example 2— Partial Transfer Out of Index Strategy with MNV on the Contract Anniversary
Assume the following on a Contract Anniversary:
•
All money is in Index Strategy B with a 100% Protection Level
•
The Strategy Value for Strategy B is $12,000
•
The Index Strategy MNV is $11,000
•
The Contract Owner transfers $4,000 of Strategy Value from Index Strategy B to an Index Strategy with a 90% Protection Level.
•
The Contract Owner also transfers $3,000 of Strategy Value from Index Strategy B to the Fixed Strategy.
Then the Index Strategy MNV is decreased by the following:
•
The Index Strategy with a 90% Protection Level does not offer Index Strategy MNV. For the transfer to that Strategy, the Index Strategy MNV is reduced by $4,000 (i.e., the Strategy Value transferred).
•
The Fixed Strategy offers Index Strategy MNV. For the transfer to that Strategy, the Index Strategy MNV is reduced by $2,750. (This is calculated as $11,000 x $3,000 / $12,000, where $11,000 is the Index Strategy MNV, and $3,000 / $12,000 represents the proportion of the Strategy Value for Strategy B that is transferred to the Fixed Strategy.)
The resulting Index Strategy MNV is $4,250 ($11,000 - $4,000 - $2,750)
Example 3 - Full Transfer out of Index Strategy with MNV on the Contract Anniversary
Assume the following on a Contract Anniversary:

•
All money is in Index Strategy B with a 100% Protection Level
•
The Strategy Value for Strategy B is $12,000
•
The Index Strategy MNV is $11,000
•
The Contract Owner elects a full transfer out of Index Strategy B as follows:
•
The Contract Owner transfers $8,400 of Strategy Value from Index Strategy B to an Index Strategy with a 90% Protection Level.
•
The Contract Owner transfers $3,600 of Strategy Value from Index Strategy B to the Fixed Strategy.
Because this is a full transfer out of Index Strategies which offer an Index Strategy MNV, the Index Strategy MNV will be zero after the transfer.
The Fixed Strategy MNV is increased by $3,300. (This is calculated as $11,000 x $3,600 / $12,000, where $11,000 is the Index Strategy MNV, and $3,600 / $12,000 represents the proportion of the Index Strategy Value for Index Strategies with a 100% Protection Level that is transferred to the Fixed Strategy)
The Strategy Values are impacted as follows:
Because there is a full transfer out of the Index Strategies with a 100% Protection Level, the increase in Strategy Value for the Index Strategy with a 90% Protection Level is calculated as the greater of the following:
•
$8,400 (This is the amount of Strategy Value transferred)
•
$7,700 (This is the portion of the Index Strategy MNV allocated to the Index Strategy with a 90% Protection Level. It is calculated as $11,000 x $8,400 / $12,000, where $11,000 is the Fixed Strategy MNV, and $8,400 / $12,000 represents the proportion of the Index Strategy Value for Index Strategies with a 100% Protection Level that is transferred to the Index Strategy with a 90% Protection Level.)
As a result, the Strategy Value for the Index Strategy with a 90% Protection Level is increased by $8,400.
The Strategy Value for the Fixed Strategy is increased by $3,600.
See "Appendix C: MVA, Partial Withdrawal, and Surrender Examples" for an example of the impacts of a full surrender out of the Fixed Strategy on the Contract Anniversary.
WITHDRAWALS
The Contract Owner may take a partial withdrawal or full surrender of the Contract at any time prior to the Annuitization Date or the death of the Annuitant. Withdrawals from the Contract may be subject to a CDSC and MVA. Withdrawals from the Contract may also be subject to federal income tax and/or a tax penalty (see "Contract Types and Federal Tax Considerations").
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings, which may result in losses even when the performance of the Index has increased since the beginning of the Strategy Term. These losses are realized when a partial withdrawal or full surrender is taken. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
The Contract Owner must submit a request for a partial withdrawal or full surrender to the Service Center. Nationwide will not process a request until it is received by Nationwide in good order. Nationwide will not consider the request to be in good order unless the request (i) is in writing or another form that Nationwide deems acceptable and (ii) includes all the information necessary for Nationwide to process the request. For a partial withdrawal, the withdrawal must be at least $100. Nationwide reserves the right to require that the signature(s) associated with any partial withdrawal or full surrender request be guaranteed by a qualifying institution or other firm qualified to give such a guaranty.
Nationwide has the right to suspend or delay the date of any partial withdrawal or full surrender payment when the partial withdrawal or full surrender request is in a form that is not acceptable to Nationwide. Nationwide further reserves the right to delay payment of a partial withdrawal or full surrender for up to six months from the date the request is received by Nationwide, subject to regulatory approval.

When Nationwide receives a completed partial withdrawal or full surrender request (including all information necessary for Nationwide to process the partial withdrawal or full surrender), Nationwide will process the request by deducting the amount requested from the Contract Value. The amount received by the Contract Owner will be equal to the amount of the partial withdrawal or full surrender requested, minus any applicable CDSC and any applicable taxes (including premium taxes), plus any applicable MVA.
Partial withdrawals will be taken proportionally from the Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the request. In addition, partial withdrawals reduce the Index Strategy Basis in the same proportion that the partial withdrawal reduces the Index Strategy’s Index Strategy Value on the date the partial withdrawal occurs. When the Index Strategy Basis is greater than the Index Strategy Value at the time of a withdrawal, a proportional reduction will reduce the Index Strategy Basis by more than the dollar amount of the withdrawal.
If a full surrender of the Contract is requested, the Contract Owner will receive the Surrender Value. See "Surrender Value." A full surrender terminates the Contract.
For tax purposes, a withdrawal will be treated as a withdrawal of earnings first.
PARTIAL WITHDRAWAL TREATED AS A FULL SURRENDER
Nationwide may treat a request for a partial withdrawal as a request for a full surrender of the Contract if: (a) the partial withdrawal would reduce the Contract Value to an amount less than $5,000; and (b) the Purchase Payment minus the sum of any withdrawals is less than $5,000.
SYSTEMATIC WITHDRAWALS
The Contract Owner may elect in writing on a form provided by Nationwide to take systematic withdrawals of a specified dollar amount on a monthly, quarterly, semi-annual, or annual basis. The minimum withdrawal amount allowed for this type of systematic transaction is $100. A CDSC and MVA may apply to systematic withdrawals. Unless otherwise instructed, Nationwide will withhold federal income taxes from each systematic withdrawal. Systematic withdrawals will be taken proportionally from Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the systematic withdrawal. Systematic withdrawals may be discontinued at any time by notification to Nationwide in writing or other form acceptable to Nationwide.
Systematic withdrawals are not available prior to the expiration of the Right to Examine and Cancel period. See "Right to Examine and Cancel."
DEATH BENEFIT AND SUCCESSION RIGHTS
DEATH PRIOR TO ANNUITIZATION
Death of Contract Owner who is not the Annuitant
If the deceased Contract Owner (or Joint Owner) is not an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, no Death Benefit is payable. Under such circumstances, contractual rights under the Contract will succeed as follows:
1)
Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor becomes the sole Contract Owner. The Contract otherwise continues uninterrupted.
2)
Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.
3)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.
4)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner becomes the new Contract Owner.

Death of Contract Owner who is the Annuitant
If the deceased Contract Owner (or Joint Owner) is an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. There will no longer be a Contingent Annuitant under the Contract.
If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
1)
Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor is entitled to the Death Benefit.
2)
Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) is (are) entitled to the Death Benefit.
3)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
4)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.
Death of Annuitant who is not the Contract Owner
If the deceased Annuitant is not the Contract Owner (or Joint Owner), and the deceased Annuitant dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is a Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. The Contract otherwise continues without interruption and there will no longer be a Contingent Annuitant under the Contract.
If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
1)
Beneficiary(ies). The Beneficiary(ies) is (are) entitled to the Death Benefit.
2)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
DEATH AFTER ANNUITIZATION
After the Annuitization Date, under no circumstances will the Death Benefit become payable. All payments under the Contract depend on the annuity payment option selected.
PAYMENT OF THE DEATH BENEFIT
When the Death Benefit becomes payable, Nationwide will not pay the Death Benefit until it receives in writing at the Service Center each of the following:
•
Proper proof of death;
•
Instructions regarding the method of distribution; and
•
Any forms required by a state or other jurisdiction.
Proper proof of death includes:
•
A certified copy of the death certificate of the deceased Annuitant;
•
A copy of a certified decree of a court of competent jurisdiction as to the finding of death;
•
A written statement by a medical doctor who attended the deceased; or
•
Any other proof of death that we deem acceptable.
The methods of distribution depend on the person (or people) to whom the Death Benefit will be paid. Under all circumstances, the method of distribution selected must comply with any applicable requirements under the Code.

The following applies to the payment of the Death Benefit:
1)
If the person entitled to receive the Death Benefit is the surviving spouse of the deceased Contract Owner, the surviving spouse can do one of the following:
a.
Elect to receive their portion of the Death Benefit as a lump sum;
b.
Elect to receive their portion of the Death Benefit as an annuity;
c.
Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide; or
d.
Elect to continue the Contract with his or her portion of the Death Benefit and become the new Contract Owner.
2)
For any other person(s) entitled to receive the Death Benefit, he or she can do one of the following:
a.
Elect to receive their portion of the Death Benefit as a lump sum;
b.
Elect to receive their portion of the Death Benefit as an annuity; or
c.
Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.
Premium taxes may be deducted from the Death Benefit.
If the Contract has more than one Beneficiary entitled to the Death Benefit, the Contract Value will continue to be allocated to the applicable Strategies until the first Beneficiary provides Nationwide with all the information necessary to pay that Beneficiary’s portion of the Death Benefit. At the time the first Beneficiary’s proceeds are paid, the remaining portion(s) of the Death Benefit that is allocated to the Strategies will be reallocated to the Fixed Strategy until instructions are received from the remaining Beneficiary(ies).
Except for a surviving spouse that is continuing the Contract, if any Beneficiary entitled to receive the Death Benefit elects to continue the Contract as the new contract owner or becomes a beneficial owner of the Contract, the Beneficiary’s entire portion of the Death Benefit will be automatically reallocated to the Fixed Strategy. This reallocation to the Fixed Strategy will occur on the date the Beneficiary’s election is received in good order. The Fixed Strategy’s Strategy Term will begin on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Fixed Strategy. For as long as Nationwide declares Fixed Strategy Rates for new business, the Fixed Strategy Rate will be the new business Fixed Strategy Rate in effect on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Fixed Strategy. If Nationwide no longer declares new business Fixed Strategy Rates, Nationwide will declare Fixed Strategy Rates for beneficially owned contracts at its sole discretion which are guaranteed to be at least 0.25%.
For a surviving spouse that continues the Contract under the Spousal Protection Feature, see "Spousal Protection Feature" below. A surviving spouse that is continuing the Contract under the Spousal Protection Feature will not be reallocated to the Fixed Strategy as described above.
CALCULATION OF THE DEATH BENEFIT
Prior to the Annuitization Date while the Contract is in force, the dollar amount of the Death Benefit will be determined as follows:
1)
On the date the application for the Contract is signed, if the age of the Annuitant and Co-Annuitant, if applicable, is less than or equal to age 75, then the Death Benefit will be the greater of the Contract Value or the total Purchase Payment made to the Contract reduced by any withdrawals in the proportion that such withdrawals reduced the Contract Value on the date of the withdrawal. On the date the Death Benefit is payable, the Contract Value is adjusted to equal the greater of the Contract Value on that date or the Purchase Payment reduced by a proportional adjustment for any partial withdrawals. This adjustment to the Contract Value is considered payment of the Death Benefit. Unless a surviving spouse is continuing the Contract under the Spousal Protection Feature (see "Spousal Protection Feature"), the Death Benefit will be paid in accordance with the "Payment of the Death Benefit" section.
2)
On the date the application for the Contract is signed, if the age of either the Annuitant or Co-Annuitant is greater than age 75, then the Death Benefit will be the Contract Value.
After the Death Benefit is paid, partial withdrawals or a full surrender are not subject to a CDSC or MVA.

Impact of Ownership Changes and Assignment on the Death Benefit
If the Contract Owner is changed, or if the Contract is assigned, prior to the Death Benefit becoming payable, the Death Benefit will equal the Surrender Value, except in any of the following circumstances:
1)
The new Contract Owner or assignee assumes full ownership of the Contract. We reserve the right to determine when such circumstances occur in our sole discretion. Examples of such circumstances may include (a) when ownership is transferred from an individual to a revocable trust for the benefit of the same individual; (b) when ownership changes due to a change in a Contract Owner’s spouse; or (c) when ownership changes because there is a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime.
2)
Ownership of a Contract as an IRA or Roth IRA is being changed from one custodian to another, from the Contract Owner to a custodian, or from a custodian to the Contract Owner.
3)
The assignment is for the purpose of effectuating an exchange pursuant to Section 1035 of the Code.
4)
The change is the removal of a Contract Owner or Joint Owner when the Contract is jointly owned.
SPOUSAL PROTECTION FEATURE
The Death Benefit includes a Spousal Protection Feature at no additional charge. The Spousal Protection Feature is not available for contracts issued as Charitable Remainder Trusts. The Spousal Protection Feature allows the surviving spouse to continue the contract while receiving any economic benefit of the Death Benefit upon the death of the other spouse. When the surviving spouse continues the Contract under the Spousal Protection Feature, the Contract will remain allocated to the same Strategies through the end of the current Strategy Terms, and the Death Benefit will not be automatically reallocated to the Fixed Strategy. After the first Death Benefit is paid, neither CDSC nor MVA will apply to any partial withdrawal or a full surrender. Upon the death of the surviving spouse, provided such death occurs before the Annuitization Date, the Death Benefit will again become payable.
The Spousal Protection Feature is available provided the conditions described below are satisfied:
1)
One or both spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as the Contract Owner. For contracts issued as an IRA or Roth IRA, only the person for whom the IRA or Roth IRA was established may be named as the Contract Owner;
2)
The spouses must be Annuitant and Co-Annuitant;
3)
On the date the application is signed, both spouses must be age 85 or younger;
4)
Both spouses must be named as Beneficiaries;
5)
No person other than the spouse may be named as Contract Owner, Annuitant, Contingent Annuitant, or primary beneficiary;
6)
If both spouses are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose continuation of life any annuity payments involving life contingencies depend (for an IRA or Roth IRA contract, this person must be the Contract Owner); and
7)
If the Contract Owner requests to add a Co-Annuitant after the Date of Issue, the date of marriage must be after the Date of Issue and Nationwide will require the Contract Owner to provide a copy of the marriage certificate. In addition, the Co-Annuitant that is added must have been no older than age 85 on the date the application was signed.
If a surviving spouse continues the contract under the Spousal Protection Feature, then all Strategies remain in their current Strategy Term, and on the date the Death Benefit is payable, the Contract Value is adjusted as follows:
•
If the Contract Value is greater than or equal to the Death Benefit, no adjustment is made to the Contract Value.
•
If the Death Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Death Benefit. The increase to each Strategy’s Strategy Value will be made proportionally based on the Contract Value in the Strategies at the time the adjustment is made. Additionally, each Index Strategy’s Strategy Basis, as defined in the Index Strategy Endorsement, will increase by the same percentage that the Strategy Value increased due to this adjustment.

The process described above is considered payment of the first Death Benefit. Thereafter, the Contract Value may increase or decrease, and partial withdrawals or a full surrender are not subject to a CDSC. The surviving spouse may then name a new Beneficiary but may not name another Co-Annuitant. If the surviving spouse dies before the Annuitization Date, the second Death Benefit becomes payable.
If the marriage of the Annuitant and Co-Annuitant terminates due to divorce, dissolution, or annulment, the Spousal Protection Feature terminates, and the Contract Owner is not permitted to cover a subsequent spouse.
The Spousal Protection Feature may not apply if certain changes to the parties or assignments are made to the Contract. Contract Owners contemplating changes to the parties to the Contract, including assignments, should contact their financial professional to determine how the changes impact the Spousal Protection Feature.
ANNUITY COMMENCEMENT DATE
The Annuity Commencement Date is the date on which annuity payments are scheduled to begin. Generally, the Contract Owner designates the Annuity Commencement Date at the time of application. If no Annuity Commencement Date is designated at the time of application, Nationwide will establish the Annuity Commencement Date as the date the Annuitant reaches age 90. The Contract Owner may initiate a change to the Annuity Commencement Date at any time. Additionally, Nationwide will notify the Contract Owner approximately 90 days before the impending Annuity Commencement Date of the opportunity to change the Annuity Commencement Date or Annuitize the Contract.
Any request to change the Annuity Commencement Date must meet the following requirements:
•
the request is made prior to the Annuitization Date;
•
the requested date is at least two years after the Date of Issue;
•
the requested date is not later than the first day of the first calendar month after the Annuitant’s 115th birthday unless approved by Nationwide; and
•
the request for change is made in writing, submitted to the Service Center and approved by Nationwide.
Generally, Nationwide will not initiate Annuitization until specifically directed to do so. However, for Non-Qualified Contracts only, Nationwide will automatically initiate Annuitization within 45 days after the Annuity Commencement Date (whether default or otherwise), unless (1) Nationwide has had direct contact with the Contract Owner (indicating that the contract is not abandoned); or (2) the Contract Owner has taken some type of action which is inconsistent with the desire to annuitize.
ANNUITIZING THE CONTRACT
ANNUITIZATION
Annuitization is the period during which annuity payments are received. Annuitization is irrevocable once annuity payments have begun. Upon the Annuitization Date, the Contract Owner must elect an annuity payment option.
On the Annuitization Date, the Contract Value, less any premium tax, will be applied under the annuity payment option selected. Annuity purchase rates are used to determine the amount of the annuity payments based upon the annuity payment option elected. Actual purchase rates used to determine annuity payments will be those in effect on the Annuitization Date. Annuity benefits at the time of their commencement will not be less than those that would be provided by the application of the Surrender Value to purchase a single premium immediate annuity contract at purchase rates offered by Nationwide at the time to the same class of annuitants.
Any optional death benefit that the Contract Owner elects will automatically terminate upon Annuitization.
Fixed Annuity Payments
Fixed annuity payments provide for level annuity payments. The fixed annuity payments will remain level unless the annuity payment option provides otherwise.
Lump sum annuity payment options are not available.
Frequency and Amount of Payments
Annuity payments are based on the annuity payment option elected.

Nationwide reserves the right to change the frequency of payments if the amount of any payment becomes less than $100. The payment frequency will be changed to an interval that will result in payments of at least $100. Nationwide will send annuity payments no later than 10 Business Days after each annuity payment date.
Annuity Payment Options
The Annuitant must elect an annuity payment option before the Annuitization Date.
For Contracts issued before the later of April 1, 2025, or state approval, if no annuity payment option is selected prior to the latest possible Annuitization Date, we will automatically set it as either 1) a fixed Single Life Annuity With 240 Monthly Payments Guaranteed or 2) a fixed Single Life Annuity With Term Certain with a guaranteed period of payments equal to the annuitant's life expectancy, calculated using the prevailing annuity valuation mortality table at the time of annuitization, whichever is available on the Annuitization Date.
For Contracts issued on or after the later of April 1, 2025, or state approval, if no annuity payment option is selected prior to the latest possible Annuitization Date, we will automatically set it as either 1) a fixed Single Life Annuity With 240 Monthly Payments Guaranteed or 2) a fixed Single Life Annuity With Term Certain with a guaranteed period of payments equal to the greater of five years or the annuitant's life expectancy, calculated using the prevailing annuity valuation mortality table at the time of annuitization, whichever is available on the Annuitization Date.
Once an annuity payment option is selected, whether by the Annuitant or automatically by Nationwide, it may not be changed. All annuity payments are paid on a fixed basis.
Not all of the annuity payment options may be available in all states. Additionally, the annuity payment options available may be limited based on the Annuitant’s age (and the joint annuitant’s age, if applicable) or requirements under the Code.
Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. If a Contract Owner does not submit purchase payments in excess of $1,000,000, or if Nationwide has refused to accept purchase payments in excess of $1,000,000, the references in this provision to purchase payments in excess of $1,000,000 will not apply. If the Contract Owner is permitted to submit purchase payments in excess of $1,000,000, additional restrictions apply, as follows.
Annuity Payment Options for Contracts with Total Purchase Payments and/or Contract Value Annuitized Less Than or Equal to $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Contract Value annuitized is less than or equal to $2,000,000, the annuity payment options currently available are:
•
Single life;
•
Joint and survivor; and
•
Single life with a 10-year or 20-year term certain.
Each of the annuity payment options is discussed more thoroughly below. Other annuity payment options may be made available, and the available options may change.
Single Life
The single life annuity payment option provides for annuity payments to be paid during the lifetime of the Annuitant. This option is not available if the Annuitant is 86 or older on the Annuitization Date.
Payments will cease with the last payment before the Annuitant’s death. For example, if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one payment. The Annuitant will only receive two annuity payments if he or she dies before the third payment date, and so on. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Joint and Survivor
The joint and survivor annuity payment option provides for annuity payments to continue during the joint lifetimes of the Annuitant and joint annuitant. After the death of either the Annuitant or joint annuitant, payments will continue for the life of the survivor. This option is not available if the Annuitant or joint annuitant is 86 or older on the Annuitization Date.

Payments will cease with the last payment due prior to the death of the last survivor of the Annuitant and joint annuitant. As is the case of the single life annuity payment option, there is no guaranteed number of payments. Therefore, it is possible that if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one annuity payment. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Single Life with a 10-Year or 20-Year Term Certain
The single life with a 10-year or 20-year term certain annuity payment option provides that monthly annuity payments will be paid during the Annuitant’s lifetime or for the term selected, whichever is longer. The term may be either 10 or 20 years.
If the Annuitant dies before the end of the 10-year or 20-year term, payments will be paid to the beneficiary for the remainder of the term.
No withdrawals other than the scheduled annuity payments are permitted.
Notwithstanding any other provision, if the life expectancy of a 65-year-old has increased by 3 or more years using the prevailing annuity valuation mortality table at the time of annuitization compared to the life expectancy using the Annuity 2012 Basic Mortality table, the available annuity payment options may be limited to a single life annuity with a term certain equal to the Annuitant's life expectancy or a joint life annuity with term certain equal to the longer of the Annuitant's or Joint Annuitant's life expectancy.
Any Other Option
Annuity payment options not set forth in this provision may be available. Any annuity payment option not set forth in this provision must be approved by Nationwide.
Annuity Payment Options for Contracts with Total Purchase Payments and/or Contract Value Annuitized Greater Than $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Contract Value to be annuitized is greater than $2,000,000, Nationwide may limit the available annuity payment option to a fixed Single Life Annuity with a guaranteed period of payments equal to the annuitant’s life expectancy, calculated using the prevailing annuity valuation mortality table at the time of annuitization.
ANNUITIZATION OF AMOUNTS GREATER THAN $5,000,000
Additionally, Nationwide may limit the amount that may be annuitized on a single life to $5,000,000. If the total amount to be annuitized is greater than $5,000,000 under this contract and/or for all Nationwide issued annuity contracts with the same Annuitant, the Contract Owner must:
1)
reduce the amount to be annuitized to $5,000,000 or less by taking a partial withdrawal from the Contract;
2)
reduce the amount to be annuitized to $5,000,000 or less by exchanging the portion of the Contract Value in excess of $5,000,000 to another annuity contract; or
3)
annuitize the portion of the Contract Value in excess of $5,000,000 under an annuity payment option with a term certain, if available.
CONTRACT TYPES AND FEDERAL TAX CONSIDERATIONS
Types of Contracts
The contracts described in this prospectus are classified according to the tax treatment to which they are subject under the Code. Following is a general description of the various contract types. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on contract type.

Non-Qualified Contracts
A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Code, such as deductibility of purchase payments, and which is not an IRA, Roth IRA, SEP IRA, Simple IRA, or part of a pension plan or employer-sponsored retirement program.
Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required period.
Non-Qualified Contracts that are owned by natural persons allow the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed. Non-Qualified Contracts that are owned by non-natural persons, such as trusts, corporations, and partnerships are generally subject to current income tax on the income earned inside the contract, unless the non-natural person owns the contract as an agent of a natural person.
Charitable Remainder Trusts
Charitable Remainder Trusts are trusts that meet the requirements of Section 664 of the Code. An annuity that has a Charitable Remainder Trust endorsement is not a Charitable Remainder Trust; the endorsement is merely to facilitate ownership of the contract by a Charitable Remainder Trust. Non-Qualified Contracts that are issued to Charitable Remainder Trusts will differ from other Non-Qualified Contracts in three respects:
1.
Waiver of sales charges. In addition to any sales load waivers included in the contract, Charitable Remainder Trusts may also withdraw the difference between:
a.
the contract value on the day before the withdrawal; and
b.
the total amount of purchase payments made to the contract (less an adjustment for amounts surrendered).
2.
Contract ownership at annuitization. On the annuitization date, if the contract owner is a Charitable Remainder Trust, the Charitable Remainder Trust will continue to be the contract owner and the annuitant will NOT become the contract owner.
3.
Recipient of death benefit proceeds. With respect to the death benefit proceeds, if the contract owner is a Charitable Remainder Trust, the death benefit is payable to the Charitable Remainder Trust. Any designation in conflict with the Charitable Remainder Trust’s right to the death benefit will be void.
While these provisions are intended to facilitate a Charitable Remainder Trust’s ownership of this contract, the rules governing Charitable Remainder Trusts are numerous and complex. A Charitable Remainder Trust that is considering purchasing this contract should seek the advice of a qualified tax and/or financial professional prior to purchasing the contract.
Individual Retirement Annuities (IRAs)
IRAs are contracts that satisfy the provisions of Section 408(b) of the Code, including the following requirements:
•
the contract is not transferable by the owner;
•
the premiums are not fixed;
•
if the contract owner is younger than age 50, the annual premium cannot exceed $7,000; if the contract owner is age 50 or older, the annual premium cannot exceed $8,000 (although rollovers of greater amounts from Qualified Plans, tax sheltered annuities, certain 457 governmental plans, and other IRAs can be received);
•
certain minimum distribution requirements must be satisfied after the owner attains their applicable age as defined in the Code;
•
the entire interest of the owner in the contract is nonforfeitable; and
•
after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.
As used herein, the term "individual retirement plans" shall refer to both individual retirement annuities and individual retirement accounts that are described in Section 408 of the Code.
For further details regarding IRAs, refer to the disclosure statement provided when the IRA was established and the annuity contract’s IRA endorsement.

Roth IRAs
Roth IRA contracts are contracts that satisfy the provisions of Section 408A of the Code, including the following requirements:
•
the contract is not transferable by the owner;
•
the premiums are not fixed;
•
if the contract owner is younger than age 50, the annual premium cannot exceed $7,000; if the contract owner is age 50 or older, the annual premium cannot exceed $8,000 (although rollovers of greater amounts from other Roth IRAs and other individual retirement plans can be received);
•
the entire interest of the owner in the contract is nonforfeitable; and
•
after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.
A Roth IRA can receive a rollover from an individual retirement plan or another eligible retirement plan; however, the amount rolled over from the individual retirement plan or other eligible retirement plan to the Roth IRA is required to be included in the owner’s federal gross income at the time of the rollover, and will be subject to federal income tax. However, a rollover or conversion of an amount from an IRA or eligible retirement plan cannot be recharacterized back to an IRA.
For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established and the annuity contract’s IRA endorsement.
Simplified Employee Pension IRAs (SEP IRA)
A SEP IRA is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.
An employee may make deductible contributions to a SEP IRA subject to the same restrictions and limitations as an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Code and the written plan.
A SEP IRA plan must satisfy:
•
minimum participation rules;
•
top-heavy contribution rules;
•
nondiscriminatory allocation rules; and
•
requirements regarding a written allocation formula.
In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.
Simple IRAs
•
vesting requirements;
•
participation requirements; and
•
administrative requirements.
The funds contributed to a Simple IRA cannot be commingled with funds in other individual retirement plans or SEP IRAs.
A Simple IRA cannot receive rollover distributions except from another Simple IRA.
Investment Only (Qualified Plans)
Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.
Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.

Federal Tax Considerations
The tax consequences of purchasing a contract described in this prospectus will depend on:
•
the type of contract purchased;
•
the purposes for which the contract is purchased; and
•
the personal circumstances of individual investors having interests in the contracts.
See Synopsis of the Contracts for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.
Existing tax rules are subject to change, and may affect individuals differently depending on their situation. Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.
If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, IRAs, and custodial accounts as described in Sections 401 and 408(a) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.
The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:
•
IRAs;
•
SEP IRAs;
•
Simple IRAs;
•
Roth IRAs; and
•
Non-Qualified Contracts.
IRAs, SEP IRAs and Simple IRAs
Distributions from IRAs, SEP IRAs and Simple IRAs are generally taxed when received. If any portion of the amount contributed to the IRA was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.
The portion of a distribution that is excludable from income is based on the ratio of the amount by which non-deductible purchase payments exceed prior non-taxable distributions to total account balances at the time of the distribution. The owner of an IRA, SEP IRA, or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed nontaxable distributions for all years, and the total balance of all IRAs, SEP IRAs, or Simple IRAs. Depending on the circumstance of the owner, all or a portion of the contributions (purchase payments) made to the account may be deducted for federal income tax purposes.
IRAs may receive rollover contributions from other individual retirement accounts, other individual retirement annuities, tax sheltered annuities, certain 457 governmental plans, and qualified retirement plans (including 401(k) plans).
When the owner of an IRA attains their applicable age, the IRA owner is required to begin taking certain minimum distributions. In addition, upon the death of the owner of an IRA, the Code imposes mandatory distribution requirements to ensure distribution of the entire contract value within the required statutory period. Due to the Treasury Regulation’s valuation rules, the amount used to compute the mandatory distributions may exceed the contract value.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for estate tax purposes.

One-Rollover-Per-Year Limitation
A contract owner can receive a distribution from an IRA and roll it into another IRA within 60 days from the date of the distribution and not have the amount of the distribution included in taxable income. Only one rollover per year from a contract owner’s IRA is allowed. The one-year period begins on the date the contract owner receives the IRA distribution, and not on the date the IRA was rolled over.
The one-rollover-per-year limitation applies in the aggregate to all the IRAs that a taxpayer owns. This means that a contract owner cannot make an IRA rollover distribution if, within the previous one-year period, an IRA rollover distribution was taken from any other IRAs owned by the taxpayer. Also, rollovers between an individual’s Roth IRAs would prevent a separate rollover between the individual’s traditional IRAs within the one-year period, and vice versa.
Direct transfers of IRA funds between IRA trustees are not subject to the one rollover per year limitation because such transfers are not considered rollover distributions. Also, a rollover from a traditional IRA to a Roth IRA (a conversion) is not subject to the one rollover per year limitation, and such a rollover is disregarded in applying the one rollover per year limitation to other rollovers.
Roth IRAs
Distributions of earnings from Roth IRAs are taxable or nontaxable depending upon whether they are "qualified distributions" or "nonqualified distributions." A "qualified distribution" is nontaxable if it is made after the Roth IRA has satisfied the five-year rule and meets one of the following requirements:
•
it is made on or after the date on which the contract owner attains age 59½;
•
it is made to a beneficiary (or the contract owner’s estate) on or after the death of the contract owner;
•
it is attributable to the contract owner’s disability; or
•
it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.
The five-year rule is satisfied if a five-taxable year period has passed. The five taxable-year period begins with the first taxable year in which a contribution is made to any Roth IRA established for the owner.
A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner's gross income in the year that is distributed to the contract owner.
A Roth IRA can receive a rollover from an individual retirement plan or another eligible retirement plan; however, the amount rolled over from the individual retirement plan or other eligible retirement plan to the Roth IRA is required to be included in the owner's federal gross income at the time of the rollover and will be subject to federal income tax. However, a rollover or conversion of an amount from an IRA or eligible retirement plan cannot be recharacterized back to an IRA.
Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999, if the owner elected the special four-year income averaging provisions that were in effect for 1998.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for tax purposes.
10% Additional Tax for Early Withdrawal
If distributions of income from an IRA, SEP IRA, Simple IRA, or Roth IRA are made prior to the date that the owner attains the age of 59½ years, the income is subject to an additional penalty tax of 10% unless an exception applies. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the 2-year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:
made to a beneficiary on or after the death of the owner;
attributable to the owner becoming disabled (as defined in the Code);
part of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary. Substantially equal periodic payments must continue until the later of reaching age 59½ or five years from the date of the first periodic payment. Modification of payments during that time period will result in retroactive application of the 10% additional penalty tax;

used for qualified higher education expenses; or
used for expenses attributable to the purchase of a home for a qualified first-time buyer.
Non-Qualified Contracts - Natural Persons as Contract Owners
Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.
Distributions before the Annuitization Date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner's investment at the time of the distribution. In general, the investment in the contract is equal to the purchase payments made with after-tax dollars, reduced by any nontaxable distributions. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.
In determining the taxable amount of a distribution that is made prior to the annuitization date, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.
A special rule applies to distributions from contracts that have investments in the contract that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the Annuitization Date are treated first as the nontaxable recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.
With respect to annuity distributions on or after the Annuitization Date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner's investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant's death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.
The Internal Revenue Code provides that a portion of a nonqualified annuity contract may be annuitized for either (a) a period of 10 years or greater, or (b) for the life or lives of one or more persons. The portion of the contract annuitized would be treated as if it were a separate annuity contract. This means that an Annuitization Date can be established for a portion of the annuity contract annuitized and the above description of the taxation of annuity distributions after the Annuitization Date would apply to the portion of the contract that has been annuitized. The investment in the contract is required to be allocated pro rata between the portion of the contract that is annuitized and the portion that is not. All other benefits under the contract (e.g., death benefit) would also be reduced pro rata. For example, if 1/3 of the cash value of the contract were to be annuitized, the death benefit would also be reduced by 1/3.
The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59½. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:
•
the result of a contract owner’s death;
•
the result of a contract owner’s disability (as defined in the Internal Revenue Code);
•
one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner. Substantially equal periodic payments must continue until the later of reaching age 59½ or five years. Modification of payments during that time period will result in retroactive application of the 10% additional penalty tax; or
•
is allocable to an investment in the contract before August 14, 1982.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for estate tax purposes.

Non-Qualified Contracts - Non-Natural Persons as Contract Owners
The previous discussion related to the taxation of Non-Qualified Contracts owned by natural persons (individuals). Different rules (the so-called non-natural persons rules) apply if the contract owner is not a natural person.
Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a nonnatural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.
The non-natural persons rules do not apply to all entity-owned contracts. For purposes of the rule that annuity contracts that are owned by non-natural persons are not treated as annuity contracts for tax purposes, a contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would allow the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.
The non-natural persons rules also do not apply to contracts that are:
•
acquired by the estate of a decedent by reason of the death of the decedent;
•
issued in connection with certain qualified retirement plans and individual retirement plans;
•
purchased by an employer upon the termination of certain qualified retirement plans; or
•
immediate annuities within the meaning of Section 72(u) of the Internal Revenue Code.
If the annuitant, who is the individual treated as owning the contract, dies before the contract is completely distributed, the balance may be included in the annuitant's gross estate for estate tax purposes, depending on the obligations that the non-natural owner may have owed to the annuitant.
Exchanges
As a general rule, federal income tax law treats an exchange of property in the same manner as a taxable sale of the property. However, pursuant to Section 1035 of the Internal Revenue Code, an annuity contract may be exchanged tax-free for another annuity contract, provided that the obligee (the person to whom the annuity obligation is owed) is the same for both contracts. If the exchange includes the receipt of other property, such as cash, in addition to another annuity contract special rules may cause a portion of the transaction to be taxable to the extent of the value of the other property.
Tax Treatment of a Partial 1035 Exchange With Subsequent Withdrawal
Partial exchanges may be treated as a tax-free exchange under Section 1035 of the Code. IRS Rev. Proc. 2011-38 addresses the income tax consequences of the direct transfer of a portion of the cash value of an annuity contract in exchange for the issuance of a second annuity contract (a partial exchange). A direct transfer that satisfies the revenue procedure will be treated as a tax-free exchange under Section 1035 of the Code if, for a period of at least 180 from the date of the direct transfer, there are no distributions or surrenders from either annuity contract involved in the exchange. In addition, the 180 day period will be deemed to have been satisfied with respect to amounts received as an annuity for a period of 10 years or more, or as an annuity for the life of one or more persons. The taxation of distributions (other than distributions described in the immediately preceding sentence) received from either contract within the 180 day period will be determined using general tax principles. For example, they could be treated as taxable "boot" in an otherwise tax-free exchange, or as a distribution from the new contract. Please discuss any tax consequences concerning any contemplated or completed transactions with a professional tax advisor. See, also, Non-Qualified Contracts - Natural Persons as Contract Owners, above.
Additional Medicare Tax
Section 1411 of the Internal Revenue Code imposes a surtax of 3.8% on certain net investment income received by individuals and certain trusts and estates. The surtax is imposed on the lesser of (a) net investment income or (b) the excess of the modified adjusted gross income over a threshold amount. For individuals, the threshold amount is $250,000 (married filing jointly); $125,000 (married filing separately); or $200,000 (other individuals). The threshold for estates and trusts is $15,650.
Modified adjusted gross income is equal to gross income with several modifications. Consult with a qualified tax advisor regarding how to determine modified adjusted gross income for purposes of determining the applicability of the surtax.

Net investment income includes, but is not limited to, interest, dividends, capital gains, rent and royalty income, and income from nonqualified annuities. Net investment income does not include, among other things, distributions from certain qualified plans (such as IRAs, Roth IRAs, and plans described in Internal Revenue Code Sections 401(a), 401(k), 403(a), 403(b) or 457(b)); however, such distributions, to the extent that they are includible in income for federal income tax purposes, are includible in modified adjusted gross income.
Same-Sex Marriages, Domestic Partnership and Other Similar Relationships
The Treasury issued final regulations that address what relationships are considered a marriage for federal tax purposes. The final regulations definition of marriage reflects the United States Supreme Court holdings in Windsor and Obergefell, as well as Rev. Proc. 2017-13.
The final regulations define the terms spouse, husband, wife, and husband and wife to be gender neutral so that such terms can apply equally to same sex couples and opposite sex couples. The regulations adopt the place of celebration rule to determine marital status for federal tax purposes. Therefore, a marriage of two individuals is recognized for federal tax purposes if the marriage is recognized by a state, possession, or territory of the US in which the marriage was entered into, regardless of the couples place of domicile.
Consistent with IRS Rev. Proc. 2013-17, the final regulations provide that relationships entered into as civil unions, or registered domestic partnerships that is not denominated as marriages under state law are not marriages for federal tax purposes. Therefore, the favorable income-tax deferral options afforded by federal tax law to a married spouse under Code Sections 72 and 401(a)(9) are not available to individuals who have entered into these formal relationships.
Withholding
The taxable portion of a distribution from a contract is subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. Under some circumstances, the Code will not permit contract owners to waive withholding. Such circumstances include:
•
if the payee does not provide Nationwide with a taxpayer identification number; or
•
if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.
If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject withholding rates established by Section 3405 of the Internal Revenue Code and is applied against the amount of income that is distributed.
Non-Resident Aliens
Generally, the taxable portion of a distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:
1.
provide Nationwide with a properly completed withholding certificate claiming the treaty benefit of a lower tax rate or exemption from tax; and
2.
provide Nationwide with an individual taxpayer identification number.
If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.
Another exemption from the 30% withholding is available if the non-resident alien provides Nationwide with sufficient evidence that:
1.
the distribution is connected to the non-resident alien's conduct of business in the United States;
2.
the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes; and
3.
provide Nationwide with a properly completed withholding certificate claiming the exemption.
Note that for the preceding exemption, the distributions would be subject to the same withholding rules that are applicable to payments to United States persons.

This prospectus does not address any tax matters that may arise by reason of application of the laws of a non-resident alien’s country of citizenship and/or country of residence. Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the applicability of laws of those jurisdictions to the purchase or ownership of a contract.
FATCA
Under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), distributions from a Contract to a foreign financial institution or to a nonfinancial foreign entity, each as described by FATCA, may be subject to United States tax withholding at a flat rate equal to 30% of the taxable amount of the distribution, irrespective of the status of any beneficial owner of the Contract or of the distribution. Nationwide may require you to provide certain information or documentation (e.g., Form W-9 or Form W-8BEN) to determine its withholding requirements under FATCA.
Federal Estate, Gift, and Generation Skipping Transfer Taxes
The following transfers may be considered a gift for federal gift tax purposes:
•
a transfer of the contract from one contract owner to another; or
•
a distribution to someone other than a contract owner.
Upon the contract owner's death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.
Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a "direct skip" and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:
a)
an individual who is two or more generations younger than the contract owner; or
b)
certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not two or more generations younger than the contract owner).
If the contract owner is not an individual, then for this purpose only, contract owner refers to any person:
•
who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or
•
who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.
If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.
Charge for Tax
Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.
Tax Changes
SECURE Act 2.0 was enacted on December 29, 2022, and made changes to the Code that are effective as of January 1, 2023. They include but are not limited to the following:
•
Increasing the age a contract owner must begin RMDs under IRAs and certain qualified plans from age 72 to age 75 in two phases. The age is first increased from age 72 to age 73 for those who turn age 72 after 2022. And starting in 2033, the age is then increased to age 75 for those who turn age 73 after 2032. If the contract owner was born in 1959, the owner should consult their tax advisor regarding their applicable age because it is not clear under SECURE 2.0, as enacted, whether the applicable age is age 73 or age 75.
•
Reducing the RMD excise tax for failure to take an RMD from 50% to 25%.
•
Creating additional exceptions to the 10% additional penalty tax for early withdrawals that include but are not limited to the following: distributions to terminally ill individuals, distribution of net income on excess IRA contributions, and disaster recovery distributions.

State Taxation
The tax rules across the various states and localities are not uniform and therefore are not discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
REQUIRED DISTRIBUTIONS
The Internal Revenue Code requires that certain distributions be made from the contracts issued in conjunction with this prospectus. Following is an overview of the required distribution rules applicable to each type of contract. Please consult a qualified tax or financial professional for more specific required distribution information.
Required Distributions - General Information
In general, depending on the type of contract, the Internal Revenue Code requires that minimum distributions begin during the contract owner’s lifetime. In addition, the Internal Revenue Code requires that upon the death of the contract owner, minimum distributions must be made to the contract owner’s beneficiary. A beneficiary is an individual or other entity that the contract owner designates to receive death proceeds upon the contract owner’s death. The distribution rules in the Internal Revenue Code make a distinction between "beneficiary" and "designated beneficiary" when determining the life expectancy that may be used for payments that are made after the death of the contract owner from IRAs, SEP IRAs, Simple IRAs, Roth IRAs, and Non-Qualified Contracts. A designated beneficiary is a natural person (individual) who is designated by the contract owner as the beneficiary under the contract. Non-natural beneficiaries (e.g. charities, estates, or certain trusts) are not designated beneficiaries for the purpose of required distributions and the life expectancy of such a beneficiary is zero.
Life expectancies and joint life expectancies will be determined in accordance with the relevant guidance provided by the Internal Revenue Service and the Treasury Department, including but not limited to Treasury Regulation 1.72-9 and Treasury Regulation 1.401(a)(9)-9.
Required distributions paid upon the death of the contract owner are paid to the beneficiary or beneficiaries stipulated by the contract owner. How quickly the distributions must be made may be determined with respect to the life expectancies of the beneficiaries. For Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period are those in effect on the date of the contract owner's death. For contracts other than Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period do not have to be determined until September 30th of the year following the contract owner's death. Any beneficiary that is not a designated beneficiary has a life expectancy of zero.
Required Distributions for Non-Qualified Contracts
Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:
•
If any contract owner dies on or after the Annuitization Date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner’s death.
•
If any contract owner dies before the Annuitization Date, then the entire interest in the contract (consisting of either the death benefit or the Contract Value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner’s death, provided however:
•
any interest payable to or for the benefit of a designated beneficiary may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner’s death unless otherwise permitted by federal income tax regulations; and
•
if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse’s death.
In the event that the contract owner is not a natural person (e.g., a trust or corporation), for purposes of these distribution provisions:

a)
the death of the annuitant will be treated as the death of a contract owner;
b)
any change of annuitant will be treated as the death of a contract owner; and
c)
in either case, the appropriate distribution will be made upon the death or change, as the case may be.
These distribution provisions do not apply to any contract exempt from Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.
The Code does not require that minimum distributions during the contract owner’s lifetime.
Required Distributions for IRAs, SEP IRAs, Simple IRAs, and Roth IRAs
Required Distributions During the Life of the Contract Owner
Distributions from an IRA, SEP IRA or Simple IRA must begin no later than the required beginning date which is April 1 of the calendar year following the calendar year in which the contract owner reaches their applicable age. The applicable age is 73 (age 72 if born after June 30, 1949 and before January 1, 1951, or age 70½ if born before July 1, 1949).
Distributions may be paid in a lump sum or in substantially equal payments over:
a)
the life of the contract owner or the joint lives of the contract owner and the contract owner’s designated beneficiary; or
b)
a period not longer than the period determined under the table in Treasury Regulation 1.401(a)(9)-9, which is the deemed joint life expectancy of the contract owner and a person 10 years younger than the contract owner. If the designated beneficiary is the spouse of the contract owner, the period may not exceed the longer of the period determined under such table or the joint life expectancy of the contract owner and the contract owner’s spouse, determined in accordance with Treasury Regulation.
For IRAs, SEP IRAs, and Simple IRAs, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another IRA, SEP IRA, or Simple IRA of the contract owner.
The rules for Roth IRAs do not require distributions to begin during the contract owner's lifetime, therefore, the required beginning date is not applicable to Roth IRAs.
Required Distributions Upon Death of a Contract Owner
For death of contract owner before January 1, 2020, please consult your tax advisor or legal counsel regarding the post death minimum distribution rules that apply. If the contract owner dies on or after January 1, 2020 and the designated beneficiary is not an eligible designated beneficiary as defined under Code Section 401(a)(9), then the entire balance of the contract must be distributed by December 31 of the tenth year following the contract owner’s death. This 10-year post-death distribution period applies regardless of whether the contract owner dies before or after the contract owner’s required beginning date. Where a contract owner dies after their required beginning date, a designated beneficiary who is not an eligible designated beneficiary must continue to take annual distributions during the 10-year post-death distribution period, based generally on their life expectancy, with the entire balance of the contract required to be distributed by the end of the 10-year post-death period. Please discuss with your tax advisor about the impact this may have on your situation.
In the case of an eligible designated beneficiary, which includes (1) the contract owner’s surviving spouse, (2) a minor child of the contract owner, (3) a disabled individual, (4) a chronically ill individual, or (5) an individual not more than 10 years younger than the contract owner, the entire balance of the contract can be distributed over a period not exceeding the life or life expectancy of the eligible designated beneficiary, provided that distributions begin within one year of death. If an eligible designated beneficiary dies before the entire interest is distributed, the remaining interest must be distributed by December 31st of the tenth year following the eligible designated beneficiary’s death.
A distribution in the form of annuity payments (an annuitization) that began on or after January 1, 2020 while the contract owner was alive may need to be commuted or modified after the contract owner’s death in order to comply with the postdeath distribution requirements. However, distributions in the form of annuity payments (an annuitization) that began prior to January 1, 2020, while the contract owner was alive, can continue under that method after the death the contract owner without modification.
In addition, a beneficiary who is not an eligible designated beneficiary or a designated beneficiary must withdraw the entire account balance by December 31st of the fifth year following the contract owner’s death.

Regardless of whether the contract owner dies before, or on or after January 1, 2020, a designated beneficiary who is the surviving spouse of the deceased contract owner may choose to become the contract owner. Any distributions required under these distribution rules will be made upon that spouse’s death.
If the above distribution requirements are not met, a penalty tax of 25% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year. The penalty tax is reduced to 10% if the required distribution not taken is distributed within a correction window as defined under the Code.
Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
OTHER INFORMATION
CONTACTING THE SERVICE CENTER
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
•
By telephone at 1-800-848-6331 (TDD 1-800-238-3035)
•
By mail to P.O. Box 182021, Columbus, Ohio 43218-2021
•
By Internet at www.nationwide.com
Nationwide will use reasonable procedures to confirm that instructions are genuine and will not be liable for following instructions that it reasonably determined to be genuine. Nationwide may record telephone requests. Telephone and computer systems may not always be available. Any telephone system or computer can experience outages or slowdowns for a variety of reasons. The outages or slowdowns could prevent or delay processing. Although Nationwide has taken precautions to support heavy use, it is still possible to incur an outage or delay. To avoid technical difficulties, submit transaction requests by mail.
Nationwide may be required to provide information about the Contract to government regulators. If mandated under applicable law, Nationwide may be required to reject a Purchase Payment and to refuse to process transaction requests under the Contract until instructed otherwise by the appropriate regulator.
DISTRIBUTION
Nationwide Investment Services Corporation ("NISC"), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"). NISC’s address is One Nationwide Plaza, Columbus, Ohio 43215. In Michigan only, NISC refers to Nationwide Investment Svcs. Corporation. NISC is a wholly owned subsidiary of Nationwide.
Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of FINRA broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements.
Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 8% of Purchase Payments (on a present value basis) for sales of the contracts described in this prospectus.
ABOUT NATIONWIDE
Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.
To request additional information about Nationwide, contact the Service Center.

See "Appendix E: Nationwide Life Insurance Company Management’s Discussion & Analysis and Statutory Financial Statements and Supplemental Scheduled".
Nationwide may use the proceeds from this offering for any legitimate corporate purpose.
GENERAL ACCOUNT AND SEPARATE ACCOUNTS
The assets in Nationwide’s general account are chargeable with claims by any of its contract owners and creditors, and are subject to the liabilities arising from any of its businesses. Nationwide’s general account assets do not include the assets in the Index-Linked Annuity Separate Account, an insulated separate account where Nationwide holds assets to support future Index Strategy Earnings. Nationwide’s general account assets also do not include the assets in any other insulated Nationwide separate accounts.
Nationwide exercises sole discretion over the investment of its general account assets, and Nationwide bears the associated investment risk. Contract Owners will not share in the investment experience of Nationwide’s general account assets. Nationwide invests its general account assets in accordance with state insurance law.
The Index-Linked Annuity Separate Account is a non-unitized separate account and is not registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940. Nationwide owns and controls the assets in the Index-Linked Annuity Separate Account and Contract Owners do not have any interest in or claim to the assets in the Index-Linked Annuity Separate Account. Unlike some variable annuities that utilize separate accounts, Contract Owners do not share in the investment performance of the assets in the Index-Linked Annuity Separate Account. The Index-Linked Annuity Separate Account was established under the laws of Ohio. The assets in the Index-Linked Annuity Separate Account are not subject to claims by Nationwide’s creditors or subject to liabilities arising from any of Nationwide’s other businesses.
Nationwide may invest the assets of the Index-Linked Annuity Separate Account in any asset permitted under state law, including hedging instruments such as derivative contracts. Nationwide may move assets between the Index-Linked Annuity Separate Account and the general account. Where permitted by applicable law, Nationwide reserves the right to make certain changes to the structure and operation of the Index-Linked Annuity Separate Account. Nationwide will not make any such changes without receiving any necessary approval of any applicable state insurance department.
EXEMPTION FROM PERIODIC REPORTING
Nationwide is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
STATEMENTS TO CONTRACT OWNERS
Prior to the Annuitization Date, statements will be sent to the Contract Owner’s last known address. Contract Owners should promptly notify the Service Center of any address change.
Nationwide will mail to Contract Owners:
•
statements showing the Contract’s quarterly activity; and
•
confirmation statements showing transactions that affect the Contract’s value.
Contract Owners can receive information from Nationwide faster and reduce the amount of mail they receive by signing up for Nationwide’s eDelivery program. Nationwide will notify Contract Owners by email when important documents (statements, prospectuses and other documents) are ready to view, print, or download from Nationwide’s secure server. To choose this option, go to nationwide.com/login.
Contract Owners should review statements carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the Contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements are correct.
MISSTATEMENTS OF AGE OR SEX
If the age or sex of the Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary is misstated, all payments and benefits under the Contract will be adjusted. Payments and benefits will be based on the correct age or sex. Proof of age of any of these individuals may be required at any time, in a form satisfactory to Nationwide. When the age or sex of any individual named in the application, including any supplemental applications, has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract.
The dollar amount of any underpayment made by Nationwide as a result of an age or sex misstatement will be paid in full with the next payment due under the Contract. The dollar amount of any overpayment made by Nationwide as a result of an age or sex misstatement will reduce the next payment due under the Contract, and will continue to reduce subsequent payments under the Contract, until all of the overpayment is recouped. Any adjustment for overpayment or underpayment will include interest charged or credited, as applicable, at the rate required by law, but not exceeding 6%.
EXPERTS
The statutory financial statements and financial statement schedules of Nationwide Life Insurance Company as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The KPMG LLP report dated March 20, 2025 of Nationwide Life Insurance Company includes explanatory language that states that the financial statements are prepared by Nationwide Life Insurance Company using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the KPMG LLP audit report states that the financial statements are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
The KPMG LLP report dated March 20, 2025 of Nationwide Life Insurance Company also contains an emphasis of matter paragraph that states that Nationwide Life Insurance Company’s subsidiary received permission from the Ohio Department of Insurance in 2023 to account for an excess of loss reinsurance recoverable as an admitted asset. Under prescribed statutory accounting practices, the excess of loss reinsurance recoverable would not be an admitted asset. As of December 31, 2024 and 2023, that permitted accounting practice increased statutory surplus over what it would have been had that prescribed accounting practice been followed. KPMG LLP’s opinions are not modified with respect to this matter.
LEGAL OPINION
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Nationwide, its authority to issue the contracts under Ohio law, and the validity of the contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
LEGAL PROCEEDINGS
Nationwide Life Insurance Company
Nationwide Financial Services, Inc. (NFS, or collectively with its subsidiaries, the "Company") was formed in November 1996. NFS is the holding company for Nationwide Life Insurance Company (NLIC), Nationwide Life and Annuity Insurance Company (NLAIC) and other companies that comprise the life insurance and retirement savings operations of the Nationwide group of companies (Nationwide). This group includes Nationwide Financial Network (NFN), an affiliated distribution network that markets directly to its customer base. NFS is incorporated in Delaware and maintains its principal executive offices in Columbus, Ohio.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the Internal Revenue Service, the Office of the Comptroller of the Currency, and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A: ADDITIONAL INDEX DISCLOSURES
AMERICAN FUNDS® THE GROWTH FUND OF AMERICA®- Class F-3
The Index Strategies linked to The Growth Fund of America® from American Funds® are not market indexes. They are based on a retail mutual fund whose investment returns are used to determine the performance of the associated Index Strategies. You will not become a shareholder of the mutual fund by investing in the Index Strategies, nor will you have any voting, dividend, liquidation, or any other rights typically afforded to the mutual fund’s shareholders. Actual investment results as a shareholder of the mutual fund may differ. American Funds’ The Growth Fund of America and its trademarks and data have been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company. All Capital Group trademarks mentioned are owned by The Capital Group Companies, Inc. ("Capital Group") or an affiliated company or fund. All other company and product names mentioned are the property of their respective companies. This Product is not sponsored, endorsed, recommended, offered, sold, issued or promoted by Capital Group or any of its affiliates, or any of their respective third-party licensors. Capital Group has no obligation or liability in connection with the administration or marketing of this Product. Capital Group makes no representation or warranty, express or implied, to the owners of this Product or any member of the public regarding the suitability or advisability of investing in this Product or any Index Strategy. Capital Group has not prepared any part of this document and no statements made herein should be attributed to Capital Group.
The Product is not an investor in The Growth Fund of America, and The Growth Fund of America is managed by Capital Group without regard to Nationwide or the Product. Capital Group is not an investment adviser to, and owes no fiduciary duty to, Nationwide, the Product, or the owners of the Product. Capital Group is under no obligation to continue managing or sponsoring The Growth Fund of America and may change its investment strategies, portfolio management team, portfolio investments, or other features at any time without regard to Nationwide or the Product.
Past performance of The Growth Fund of America is not an indication or guarantee of future results, and there can be no assurance that The Growth Fund of America will provide positive investment returns. More information about the investment strategies and risks of The Growth Fund of America can be found in The Growth Fund of America’s prospectus.
Neither this document nor any other efforts by Nationwide or its affiliates to administer or market this Product or the Index Strategies associated with The Growth Fund of America is, or is intended to be, an offer to purchase shares of or otherwise invest in The Growth Fund of America.
BLACKROCK SELECT FACTOR INDEX
The BlackRock Select Factor Index (the "Index") is a product of BlackRock Index Services, LLC and has been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company ("Licensee").
The Index does not guarantee future income or protect against loss of principal. There can be no assurance that an investment strategy or financial product based on or in any way tracking the Index will be successful. Indexes are unmanaged and one cannot invest directly in an index.
This Product is not sponsored, endorsed, marketed, sold, or distributed by BlackRock Index Services, LLC, BlackRock, Inc., or any of its affiliates, or any of their respective third party licensors (including the Index calculation agent, as applicable) (collectively, "BlackRock"). BlackRock makes no representation or warranty, express or implied, to the owners of this Product or any member of the public regarding the advisability of investing in this Product or the ability of the Index to meet its stated objectives. BlackRock’s only relationship to Licensee with respect to the Index is the licensing of the Index and certain trademarks of BlackRock. The Index is created, compiled, and calculated by BlackRock Index Services, LLC without regard to Licensee or this Product. BlackRock Index Services, LLC has no obligation to take the needs of Licensee or the owners of this Product into consideration in calculating the Index. BlackRock is not responsible for and has not participated in the determination of the benefits and charges of this Product or the timing of the issuance or sale of this Product or in the determination or calculation of the equation by which this Product is to be converted into cash, surrendered or redeemed, as the case may be. BlackRock has no obligation or liability in connection with the administration of this Product. There is no assurance that products based on the Index will accurately track index performance or provide positive investment returns. BlackRock Index Services, LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by BlackRock to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, BlackRock, Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to this Product currently being issued by Licensee, but which may be similar to and competitive with this Product. In addition, BlackRock, Inc. and its affiliates may trade financial products which are linked to the performance of the Index.
THE INDEX AND THE INDEX DATA ARE PROVIDED "AS-IS" AND "AS AVAILABLE". BLACKROCK DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. BLACKROCK SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. BLACKROCK MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, TITLE, NON-INFRINGEMENT, OR AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THIS PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA CONTAINED THEREIN OR RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL BLACKROCK BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN BLACKROCK AND LICENSEE.
BlackRock®, BlackRock Select Factor Index and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. or its subsidiaries. All rights reserved.
BLOOMBERG U.S. CORPORATE INDEX
BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. BARCLAYS® is a trademark and service mark of Barclays Bank Plc, used under license. Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited ("BISL") (collectively, "Bloomberg"), or Bloomberg’s licensors own all proprietary rights in the "Bloomberg U.S. Corporate Index."
Neither Barclays Bank PLC, Barclays Capital Inc., nor any affiliate (collectively "Barclays") nor Bloomberg is the issuer or producer of Nationwide Defined Protection® Annuity 2.0 and neither Bloomberg nor Barclays has any responsibilities, obligations or duties to purchasers in Nationwide Defined Protection® Annuity 2.0. The Bloomberg U.S. Corporate Index is licensed for use by Nationwide Life Insurance Company ("Nationwide") as the Issuer of Nationwide Defined Protection® Annuity 2.0. The only relationship of Bloomberg and Barclays with the Issuer in respect of Bloomberg U.S. Corporate Index is the licensing of the Bloomberg U.S. Corporate Index, which is determined, composed and calculated by BISL, or any successor thereto, without regard to the Issuer of Nationwide Defined Protection® Annuity 2.0 or the owners of Nationwide Defined Protection® Annuity 2.0.
Additionally, Nationwide may for itself execute transaction(s) with Barclays in or relating to Bloomberg U.S. Corporate Index in connection with Nationwide Defined Protection® Annuity 2.0. Purchasers acquire Nationwide Defined Protection® Annuity 2.0 from Nationwide and purchasers neither acquire any interest in Bloomberg U.S. Corporate Index nor enter into any relationship of any kind whatsoever with Bloomberg or Barclays upon making a purchase in Nationwide Defined Protection® Annuity 2.0. Nationwide Defined Protection® Annuity 2.0 is not sponsored, endorsed, sold or promoted by Bloomberg or Barclays. Neither Bloomberg nor Barclays makes any representation or warranty, express or implied, regarding the advisability of the purchase of Nationwide Defined Protection® Annuity 2.0 or the advisability of purchasing securities generally or the ability of the Bloomberg U.S. Corporate Index to track corresponding or relative market performance. Neither Bloomberg nor Barclays has passed on the legality or suitability of Nationwide Defined Protection® Annuity 2.0 with respect to any person or entity. Neither Bloomberg nor Barclays is responsible for or has participated in the determination of the timing of, prices at, or quantities of Nationwide Defined Protection® Annuity 2.0 to be issued. Neither Bloomberg nor Barclays has any obligation to take the needs of the Issuer or the owners of Nationwide Defined Protection® Annuity 2.0 or any other third party into consideration in determining, composing or calculating the Bloomberg U.S. Corporate Index. Neither Bloomberg nor Barclays has any obligation or liability in connection with administration, marketing or trading of Nationwide Defined Protection® Annuity 2.0.
The licensing agreement between Bloomberg and Barclays is solely for the benefit of Bloomberg and Barclays and not for the benefit of the owners of Nationwide Defined Protection® Annuity 2.0, investors or other third parties. In addition, the licensing agreement between Nationwide Financial Services, Inc. and Bloomberg is solely for the benefit of Nationwide Financial Services, Inc. and Bloomberg and not for the benefit of the owners of Nationwide Defined Protection® Annuity 2.0, investors or other third parties.

NEITHER BLOOMBERG NOR BARCLAYS SHALL HAVE ANY LIABILITY TO THE ISSUER, INVESTORS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE BLOOMBERG U.S. CORPORATE INDEX. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE INVESTORS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN. BLOOMBERG RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE BLOOMBERG U.S. CORPORATE INDEX, AND NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED OR INTERRUPTED PUBLICATION WITH RESPECT TO ANY OF THE BLOOMBERG U.S. CORPORATE INDEX. NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBLITY OF SUCH, RESULTING FROM THE USE OF THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA INCLUDED THEREIN OR WITH RESPECT TO NATIONWIDE DEFINED PROTECTION® ANNUITY 2.0.
None of the information supplied by Bloomberg or Barclays and used in this publication may be reproduced in any manner without the prior written permission of both Bloomberg and Barclays Capital, the investment banking division of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167, registered office 1 Churchill Place London E14 5HP.
J.P. MORGAN MOZAIC II INDEX
The J.P. Morgan Mozaic IISM Index ("J.P. Morgan Index") has been licensed to Nationwide Life Insurance Company (the "Licensee") for the Licensee’s benefit. Neither the Licensee nor the Contract (the "Product") is sponsored, operated, endorsed, sold or promoted by J.P. Morgan Securities LLC ("JPMS") or any of its affiliates (together and individually, "J.P. Morgan"). J.P. Morgan makes no representation and no warranty, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a "Contract Owner"): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the J.P. Morgan Index in seeking to achieve any particular objective. It is for those taking an exposure to the Product and/or the J.P. Morgan Index to satisfy themselves of these matters and such persons should seek appropriate professional advice before making any investment. J.P. Morgan is not responsible for and does not have any obligation or liability in connection with the issuance, administration, marketing or trading of the Product. The publication of the J.P. Morgan Index and the referencing of any asset or other factor of any kind in the J.P. Morgan Index do not constitute any form of investment recommendation or advice in respect of any such asset or other factor by J.P. Morgan and no person should rely upon it as such. J.P. Morgan does not act as an investment adviser or investment manager in respect of the J.P. Morgan Index or the Product and does not accept any fiduciary duties in relation to the J.P. Morgan Index, the Licensee, the Product or any Contract Owner.
The J.P. Morgan Index has been designed and is compiled, calculated, maintained and sponsored by J.P. Morgan without regard to the Licensee, the Product or any Contract Owner. The ability of the Licensee to make use of the J.P. Morgan Index may be terminated on short notice and it is the responsibility of the Licensee to provide for the consequences of that in the design of the Product. J.P. Morgan does not accept any legal obligation to take the needs of any person who may invest in a Product into account in designing, compiling, calculating, maintaining or sponsoring the J.P. Morgan Index or in any decision to cease doing so.
J.P. Morgan does not give any representation, warranty or undertaking, of any type (whether express or implied, statutory or otherwise) in relation to the J.P. Morgan Index, as to condition, satisfactory quality, performance or fitness for purpose or as to the results to be achieved by an investment in the Product or any data included in or omissions from the J.P. Morgan Index, or the use of the J.P. Morgan Index in connection with the Product or the veracity, currency, completeness or accuracy of the information on which the J.P. Morgan Index is based (and without limitation, J.P. Morgan accepts no liability to any Contract Owner for any errors or omissions in that information or the results of any interruption to it and J.P. Morgan shall be under no obligation to advise any person of any such error, omission or interruption). To the extent any such representation, warranty or undertaking could be deemed to have been given by J.P. Morgan, it is excluded save to the extent that such exclusion is prohibited by law. To the fullest extent permitted by law, J.P. Morgan shall have no liability or responsibility to any person or entity (including, without limitation, to any Contract Owners) for any losses, damages, costs, charges, expenses or other liabilities howsoever arising, including, without limitation, liability for any special, punitive, indirect or consequential damages (including loss of business or loss of profit, loss of time and loss of goodwill), even if notified of the possibility of the same, arising in connection with the design, compilation, calculation, maintenance or sponsoring of the J.P. Morgan Index or in connection with the Product."
The J.P. Morgan Index is the exclusive property of J.P. Morgan. J.P. Morgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the J.P. Morgan Index and may delegate or transfer to a third party some or all of its functions in relation to the J.P. Morgan Index.
J.P. Morgan may independently issue or sponsor other indices or products that are similar to and may compete with the J.P. Morgan Index and the Product. J.P. Morgan may also transact in assets referenced in the J.P. Morgan Index (or in financial instruments such as derivatives that reference those assets). It is possible that these activities could have an effect (positive or negative) on the value of the J.P. Morgan Index and the Product.
No actual investment which allowed tracking of the performance of the Index was possible before December 2016. Any hypothetical "back-tested" information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the Indices) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented herein and such hypothetical "back-tested" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Indices. J.P. Morgan expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical "back-tested" information, (ii) any errors or omissions in computing or disseminating the hypothetical "back-tested" information, and (iii) any uses to which the hypothetical "back-tested" information may be put by any recipient of such information.
Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.
MSCI EAFE INDEX
The product referred to herein is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based. The Contract contains a more detailed description of the limited relationship MSCI has with Nationwide and any related funds.
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO

RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
NYSE® ZEBRA EDGE® INDEX
The mark NYSE® is a registered trademark of NYSE Group, Inc., Intercontinental Exchange, Inc. or their affiliates and is being utilized by ICE Data Indices, LLC under license and agreement. The marks Zebra® and Zebra Edge® are registered trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by ICE Data Indices, LLC under license and agreement.
ICE Data Indices, LLC owns all intellectual and other property rights to the NYSE® Zebra Edge® Index (the "Index"), including the composition and the calculation of the Index, excluding the methodology and formula for the Index. Zebra Capital Management, LLC owns all intellectual and other property rights to the methodology and formula for the Index, which are being used by ICE Data Indices, LLC under license from Zebra Capital Management, LLC (together with its subsidiaries and affiliates, "Zebra").
The Index has been licensed by ICE Data Indices, LLC (together with its subsidiaries and affiliates, "IDI") to UBS AG and sub-licensed by UBS AG (together with its subsidiaries and affiliates, "UBS") to Nationwide Life Insurance Company ("Nationwide"). Neither Nationwide nor the Contract (the "Product") is sponsored, operated, endorsed, recommended, sold or promoted by Zebra, IDI or UBS. Neither Zebra, IDI nor UBS makes any representation or gives any warranty, express or implied, regarding the advisability or possible benefits of purchasing the Product or any other financial product. Clients should undertake their own due diligence and seek appropriate professional advice before purchasing any financial product, including the Product.
The Index and other information disseminated by IDI are for informational purposes only, are provided on an "as is" basis, and are not intended for trading purposes. Neither Zebra nor IDI makes any warranty, express or implied, as to, without limitation, (i) the correctness, accuracy, reliability or other characteristics of the Index, (ii) the results to be obtained by any person or entity from the use of the Index for any purpose, or (iii) relating to the use of the Index and other information covered by the Product, including, but not limited to, express or implied warranties of merchantability, fitness for a particular purpose or use, title or non-infringement. IDI does not warrant that the Index will be uninterrupted and is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index.
The Index (including the methodology(ies) and formula(s) therefor) has been designed and is compiled, calculated, maintained and sponsored without regard to any financial products that reference the Index (including the Product), any licensee, sub-licensor or sub-licensee of the Index, any client or any other person. Zebra, IDI and UBS may independently issue and/or sponsor other indices and products that are similar to and/or may compete with the Index and the Product. Zebra, IDI and UBS may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets), including those which could have a positive or negative effect on the value of the Index and the Product.
None of Zebra, IDI or UBS shall bear any responsibility or liability, whether for negligence or otherwise, with respect to (i) any inaccuracies, omissions, mistakes or errors in the methodology(ies) and formula(s) for, or computation of, the Index (and shall not be obligated to advise any person of and/or to correct any such inaccuracies, omissions, mistakes or errors), (ii) the use of and/or reference to the Index by Zebra, IDI, UBS or any other person in connection with any financial product or otherwise, or (iii) any economic or other loss which may be directly or indirectly sustained by any client or other person dealing with any such financial product or otherwise. Any client or other person dealing with such financial products does so, therefore, in full knowledge of this disclaimer and can place no reliance whatsoever on Zebra, IDI or UBS nor bring claims, actions or legal proceedings in any manner whatsoever against any of them.

SG MACRO COMPASS INDEX
The SG Macro Compass Index (the "SG Macro Index") has been licensed to Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively, the "Licensee") for the Licensee’s benefit. The Contract (the "Product") is not sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced by SG Americas Securities, LLC ("SGAS") or any of its affiliates (collectively, "SG"). SG makes no representation whatsoever and no warranty, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a "Contract Owner"): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the SG Macro Index in seeking to achieve any particular objective, including meeting its stated target volatility. Contract Owners should seek independent financial, tax, accounting, insurance, legal, and other professional advice prior to making any investment in the Product or any other product linked to the SG Macro Index. SG is not responsible for and does not have any obligation or liability in connection with the design, issuance, administration, actions of the Licensee, marketing, trading or performance of the Product. SG has not prepared any part of this prospectus and no statements made herein (including, without limitation, any disclosures relating to the SG Macro Index) can be attributed to SG. Publication of the SG Macro Index and the constituents thereof do not constitute an investment recommendation or advice in respect of the SG Macro Index or any constituent thereof by SG and no person should rely upon it as such. SG does not act as an investment adviser or investment manager in respect of the SG Macro Index or the Product and does not accept any fiduciary or other duties in relation to the SG Macro Index, the Licensee, the Product or any Contract Owner.
The SG Macro Index has been designed and is maintained and sponsored by SG without regard to the Licensee, the Product or any Contract Owner. The ability of the Licensee to make use of the SG Macro Index may be terminated on short notice and it is the responsibility of the Licensee to provide for the consequences of that in the design of the Product. SG has no obligation to, and will not, take the needs of the Licensee or any Contract Owner into consideration in sponsoring, maintaining, determining, composing or calculating the SG Macro Index or in any decision to cease doing so.
SG makes no representation or warranty whatsoever, whether express or implied, and hereby expressly disclaim all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use), with respect to the SG Macro Index or any data included therein or relating thereto, and in particular disclaims any guarantee or warranty either as to the quality, accuracy, timeliness and/or completeness of the SG Macro Index or any data included therein, the results obtained from the use of the SG Macro Index and/or the calculation or composition of the SG Macro Index, or calculations made with respect to the Product at any particular time on any particular date or otherwise. SG shall not be liable (whether in negligence or otherwise) to any person for any error or omission in the SG Macro Index or in the calculation of the SG Macro Index, and SG is under no obligation to advise any person of any error therein, or for any interruption in the calculation of the SG Macro Index. SG shall not have any liability to any party for any act or failure to act by SG in connection with the determination, adjustment or maintenance of the SG Macro Index. Without limiting the foregoing, in no event shall SG have any liability for any direct damages, lost profits or any special, incidental, punitive, indirect or consequential damages, even if notified of the possibility of such damages.
The SG Macro Index is the exclusive property of SG. SG is under no obligation to continue compiling, calculating, maintaining or sponsoring the SG Macro Index and may delegate or transfer to a third party some or all of its functions in relation to the SG Macro Index. SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) ("S&P") to maintain and calculate the SG Macro Index. The SG Macro Index is not sponsored, promoted, sold, or supported in any other manner by S&P, nor does S&P offer any express or implicit guarantee or assurance either with regard to the results of using the SG Macro Index and/or trademarks of the Index or the levels of the SG Macro Index at any time or in any other respect. "SG Americas Securities, LLC", "SGAS", "Société Générale", "SG", "Société Générale Indices", "SGI", and "SG Macro Compass Index" are trademarks or service marks used by SG.
SG may enter into derivative transactions or issue financial instruments linked to the SG Macro Index and may independently issue or sponsor other indices or products that are similar to and may compete with the SG Macro Index and the Product. SG may also transact in assets referenced in the SG Macro Index (or in financial instruments such as derivatives that reference those assets). The roles of the different teams involved within SG in the design, maintenance or replication of the SG Macro Index have been strictly defined. Where SG holds a product having the SG Macro Index as its underlying and other positions exposing it to the SG Macro Index for its own account, the replication of the SG Macro Index is made in the same manner by a single team within SG, be it for the purpose of hedging the product held by external investors and consumers or for the purpose of the positions held by SG acting for its own account. SG may take positions in the market of the financial instruments or of other assets involved in the composition of the SG Macro Index, including as liquidity provider. It is possible that these activities could have an effect (positive or negative) on the value of the SG Macro Index and the Product.
No actual investment which allowed tracking of the performance of the SG Macro Index was possible before August 28, 2020. Any hypothetical "back-tested" information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the SG Macro Index) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented by SG and such hypothetical "back-tested" information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the SG Macro Index. SG expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical "back-tested" information, (ii) any errors or omissions in computing or disseminating the hypothetical "back-tested" information, and (iii) any uses to which the hypothetical "back-tested" information may be put by any recipient of such information. Any back-tested information provided herein is intended for use only by professional financial advisers and institutional investors within the meaning of FINRA Rule 2210.
Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.
S&P 500® AVERAGE DAILY RISK CONTROL 10% INDEX
The S&P 500 Average Daily Risk Control 10% USD Price Return Index ("S&P 500 Average Daily Risk Control USD Price Return Index") is a product of S&P Dow Jones Indices LLC or its affiliates ("SPDJI"), and has been licensed for use by Nationwide. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices do not make any representation or warranty, express or implied, to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly or the ability of the S&P 500 Average Daily Risk Control 10% USD Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 Average Daily Risk Control 10% USD Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. S&P 500 Average Daily Risk Control 10% USD Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Product. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Product into consideration in determining, composing or calculating the S&P 500 Average Daily Risk Control 10% USD Price Return Index /. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Product or the timing of the issuance or sale of the product or in the determination or calculation of the equation by which the Product is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Product. There is no assurance that investment products based on the S&P 500 Average Daily Risk Control 10% USD Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 AVERAGE DAILY RISK CONTROL 10% USD PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE PRODUCT, OR ANY

OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 AVERAGE DAILY RISK CONTROL USD PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
S&P 500® INDEX
The "S&P 500" is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Nationwide Life Insurance Company ("Nationwide"). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); DJIA®, The Dow®, Dow Jones® and Dow Jones Industrial Average are trademarks of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. Nationwide the Contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 to track general market performance. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Contract. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Contract into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Contract. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Contract currently being issued by Nationwide, but which may be similar to and competitive with the Contract. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

APPENDIX B: STATE VARIATIONS
Described below are the variations to certain prospectus disclosures resulting from state law or the instruction provided by state insurance authorities as of the date of this prospectus. Information regarding a state’s requirements does not mean that Nationwide currently offers contracts within that jurisdiction. These variations are subject to change without notice and additional variations may be imposed as required by specific states.
For Contracts issued on or after April 1, 2025:
State	State Law Variations
California
● The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract.
● Contingent Deferred Sales Charge is referred to as Surrender Charge.
● The CDSC and MVA waiver under the Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver) section is not available.

Florida
● Purchase Payments for any other annuity contract issued by Nationwide to the Contract
Owner, Annuitant, or Contingent Annuitant will not be considered for purposes of determining whether the Purchase Payment under this Contract exceeds $1,000,000.
● The Annuity Commencement Date must be at least one year after the Date of Issue.
● The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract.

For Contracts issued before April 1, 2025:
State	State Law Variations
California
● The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract.
● Contingent Deferred Sales Charge is referred to as Surrender Charge.
● The CDSC and MVA waiver under the Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver) section is not available.

Connecticut
● The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract.
● Under the Long-Term Care Event subsection of the Increase in Remaining Free
Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And
MVA Waiver) section, an LTC Event must be after the second Contract Anniversary.

Florida
● Purchase Payments for any other annuity contract issued by Nationwide to the Contract
Owner, Annuitant, or Contingent Annuitant will not be considered for purposes of determining whether the Purchase Payment under this Contract exceeds $1,000,000.
● The Annuity Commencement Date must be at least one year after the Date of Issue.
● The Death Benefit does not change to Surrender Value upon assignment or a change in ownership of the Contract.

Hawaii	● Joint Owners are not limited to spouses.
Illinois
● The Contract will not be contested.
● Misstatements made as to the sex of the Contract Owner, Joint Owner, Annuitant, Co-
Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary are excluded from the Misstatements of Age or Sex section.

Maryland	● The CDSC and MVA waiver under the Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver) section is not available.
New Jersey
● The Annuitant, Co-Annuitant, Contingent Annuitant, Contract Owner, Joint Owner,
Beneficiary and Contingent Beneficiary are excluded from the Misstatements of Age or
Sex section.
● Joint Owners are not limited to spouses.
● Under the Purchase Payment section, purchase payments for any other annuity contract issued by Nationwide with the same Contract Owner, Annuitant or Contingent Annuitant does not apply to Nationwide’s reservation of right to refuse any Purchase in excess of
$1,000,000 under this Contract.

State	State Law Variations
Texas
● Certain Contract Exchanges provision has been removed. Waiver of CDSC in cases other than those associated with Long Term Care and Terminal Illness (disability) are not permitted.
● Under the Purchase Payment section, purchase payments for any other annuity contract issued by Nationwide with the same Contract Owner, Annuitant or Contingent Annuitant does not apply to Nationwide’s reservation of right to refuse any Purchase in excess of
$1,000,000 under this Contract.

Utah	● After receipt of proper proof of death, the number of days allowed for payment of the Death Benefit is fifteen (15) days.
Washington
● The Surrender Value of the Fixed Strategy shall be no less than the present value, at time of surrender, of the Fixed Strategy Value then guaranteed at the later of the tenth
Contract Anniversary or the Contract Anniversary next following the Annuitant’s 70th birthday.

APPENDIX C: MVA, PARTIAL, WITHDRAWAL, AND SURRENDER EXAMPLES
Nationwide calculates the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date the withdrawal is processed
N = Number of whole months (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that the withdrawal is processed
All examples assume the following:
•
The MVA Scaling Factor is 1.0
•
The Initial Market Value Reference Rate is 3.50%
Example 1: MVA Factor Calculation
Assume:
•
The MVA is calculated 13-1/2 months after the Date of Issue
•
The Market Value Reference Rate on that date is 4.00%
Then the MVA Factor is calculated using the following values:
•
A is 3.50%
•
B is 4.00%
•
N is 59 (i.e., there are 58-1/2 months remaining in the MVA Period (72 months – 13-1/2 months), which is rounded up to 59 months)
The MVA Factor on that date is -2.46% (i.e., 1.00 x (3.50% - 4.00%) x 59/12)
Example 2: Partial Withdrawal
Assume:
•
The MVA is calculated 39 months after the Date of Issue
•
The Market Value Reference Rate on that date is 6.10%
•
The Contract Value is $150,000. There are three Strategies: the Fixed Strategy Value is $20,000; Index Strategy A has a Protection Level of 90% and a Strategy Value of $100,000; Index Strategy B has a Protection Level of 100% and a Strategy Value of $30,000
•
The Fixed Strategy MNV is $13,520
•
Strategy A does not have a Minimum Nonforfeiture Value
•
The Index Strategy MNV is $27,900 and applies to Strategy B
•
The Remaining Free Withdrawal Amount is $15,000
Then the MVA Factor is calculated using the following values:
•
A is 3.50%
•
B is 6.10%
•
N is 33 (i.e., there are 33 months remaining in the MVA Period 72 months – 39 months)
•
The CDSC percentage rate 39 months after the Date of Issue is 6%
The MVA Factor on that date is -7.15% (i.e., 1.00 x (3.50% - 6.10%) x 33/12)
Assume the Contract Owner makes a partial withdrawal of $60,000. Partial withdrawals will be taken proportionally from the Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the request, meaning $8,000 is withdrawn from the Fixed Strategy, $40,000 is withdrawn from Index Strategy A, and $12,000 is withdrawn from Index Strategy B.
The MVA amount applicable to the Fixed Strategy will never be larger (either positive or negative) than M x A and is referred to as the MVA limit. It is calculated as follows:
•
The amount of Remaining Free Withdrawal Amount attributable to the Fixed Strategy is $2,000 (i.e., 15,000 x 20,000 / 150,000)
•
The limit on the MVA attributable to the Fixed Strategy is equal to M x A, where:
•
M = (8,000 –2,000) / (20,000 –2,000) = 0.3333
•
A = The greater of zero or 20,000 – (20,000 – 2,000) x 6% –13,520 = $5,400

•
M x A = $1,800
The limit applies both positively and negatively. The MVA attributable to the Fixed Strategy cannot be more than $1,800 or less than -$1,800.
The MVA amount appliable to Index Strategies with Nonforfeiture Values (Index Strategy B) will never be larger (either positive or negative) than M x A and is referred to as the MVA limit. It is calculated as follows:
•
The amount of Remaining Free Withdrawal Amount attributable to Index Strategies with Nonforfeiture Values is $3,000 (i.e., 15,000 x 30,000 / 150,000)
•
The limit on the MVA attributable to Index Strategy B is equal to M x A, where:
•
M = (12,000 – 3,000) / (30,000 – 3,000) = 0.3333
•
A = The greater of zero or 30,000 – (30,000 – 3,000) x 6% –27,900 = $480
•
M x A = $160
The limit applies both positively and negatively. The MVA attributable to Index Strategies with Nonforfeiture Values cannot be more than $160 or less than -$160.
•
For Index Strategies without Nonforfeiture Values (Index Strategy A):
The amount of Remaining Free Withdrawal Amount attributable to Index Strategies without Nonforfeiture Values is $10,000 (i.e., 15,000 x 100,000 / 150,000)
Before applying the limit, the MVA amounts are equal to:
Index Strategy A: MVA Base x MVA Factor = (40,000 – 10,000) x -7.15% = -$2,145
Fixed Strategy: MVA Base x MVA Factor = (8,000 – 2,000) x -7.15% = -$429
Index Strategy B: MVA Base x MVA Factor = (12,000 – 3,000) x -7.15% = -$643.50
With the limit, the MVA applicable to the Fixed Strategy cannot be lower than -$1,800. This has no impact on the MVA. Therefore, the MVA for this Strategy is -$429.
With the limit, the MVA applicable to Index Strategies with Nonforfeiture Values (i.e. Index Strategy B) cannot be lower than -$160. Therefore, the MVA for these Strategies is -$160.
Therefore, the total MVA is -$2,734 (i.e., -2,145 + (-429) + (-160)).
The withdrawal proceeds are calculated using the following steps:
Step 1: Calculate Withdrawal proceeds for Fixed Strategy
The proceeds are calculated as follows:
•
The Strategy Value withdrawn for this Strategy is $8,000.
•
The CDSC for this Strategy is $360 (i.e., (8,000 – 2,000) x 6%)
•
The MVA for this Strategy is -$429 (as derived above)
•
The resulting withdrawal proceeds are $7,211 (i.e., 8,000 – 360 + (-429))
Step 2: Calculate Withdrawal proceeds for Strategies which offer Minimum Nonforfeiture Values
The proceeds are calculated as follows:
•
The Strategy Value withdrawn for these Strategies is $12,000
•
The CDSC for these strategies is $540 (i.e., (12,000 – 3,000) x 6%)
•
The MVA for these strategies is -$160 (as derived above)
•
The resulting withdrawal proceeds are $11,300 (i.e., $12,000 – $540 + (-$160))
Step 3: Calculate Withdrawal proceeds for Strategies which do not offer Minimum Nonforfeiture Values
The proceeds are calculated as follows:
•
The Strategy Value withdrawn for these Strategies is $40,000.
•
The CDSC for these strategies is $1,800 (i.e. (40,000 – 10,000) x 6%)

•
The MVA for these strategies is -$2,145 (as derived above)
•
The resulting withdrawal proceeds are $36,055 (i.e., 40,000 – 1,800 + (-2,145))
Step 4: Calculate Total Surrender Value
The total withdrawal proceeds are $54,566 (i.e., 7,211 + 11,300 + 36,055)
Example 3: Full Surrender
Assume the same contract as Example 2. Assume the Contract Owner surrenders the Contract in full, meaning $20,000 is withdrawn from the Fixed Strategy, $100,000 is withdrawn from Index Strategy A, and $30,000 is withdrawn from Index Strategy B.
The MVA limit for the Fixed Strategy is calculated as follows:
•
The amount of Remaining Free Withdrawal Amount attributable to the Fixed Strategy is $2,000 (i.e., 15,000 x 20,000 / 150,000)
•
The limit on the MVA attributable to the Fixed Strategy is equal to M x A, where:
•
M = (20,000 – 2,000) / (20,000 – 2,000) = 1
•
A = The greater of zero or 20,000 – (20,000 – 2,000) x 6% –13,520 = $5,400
•
M x A = $5,400
The limit applies both positively and negatively. The MVA attributable to the Fixed Strategy cannot be more than $5,400 or less than -$5,400.
•
The MVA limit for Index Strategies with Nonforfeiture Values (Index Strategy B) is calculated as follows:
The amount of Remaining Free Withdrawal Amount attributable to Index Strategies with Nonforfeiture Values is $3,000 (i.e., 15,000 x 30,000 / $150,000)
•
The limit on the MVA attributable to Index Strategy B is equal to M x A, where:
•
M = (30,000 – 3,000) / (30,000 – 3,000) = 1
•
A = The greater of zero or 30,000 – (30,000 – 3,000) x 6% –27,900 = $480
•
M x A = $480
The limit applies both positively and negatively. The MVA attributable to Index Strategies with Nonforfeiture Values cannot be more than $480 or less than -$480.
For Index Strategies without Nonforfeiture Values (Index Strategy A):
•
The amount of Remaining Free Withdrawal Amount attributable to Index Strategies without Nonforfeiture Values is $10,000 (i.e. 15,000 x 100,000 / 150,000)
Before applying the limit, the MVA amounts are equal to:
Index Strategy A: MVA Base x MVA Factor = (100,000 – 10,000) x -7.15% = -$6,435
Fixed Strategy: MVA Base x MVA Factor = (20,000 – 2,000) x -7.15% = -$1,287
Index Strategy B: MVA Base x MVA Factor = (30,000 – 3,000) x -7.15% = -$1,930.50
With the limit, the MVA applicable to the Fixed Strategy cannot be lower than -$5,420. This has no impact on the MVA. Therefore, the MVA for this Strategy is -$1,287
With the limit, the MVA applicable to Index Strategies with Nonforfeiture Values cannot be lower than -$480. Therefore, the MVA for these Strategies is -$480.
Therefore, the total MVA is -$8,202 (i.e., -6,435 + (-1,287) + (-480)).
The Surrender Value is calculated using the following steps:
Step 1: Calculate Surrender Value for Fixed Strategy
•
Prior to the Minimum Nonforfeiture Value, the Surrender Value is calculated as follows:
The Strategy Value for this Strategy is $20,000
•
The CDSC for this Strategy is $1,080 (i.e., (20,000 –2,000) x 6%)

•
The MVA for this Strategy is -$1,287 (as derived above)
•
The resulting Surrender Value is $17,633 (i.e., 20,000 –1,080 + (-1,287))
The Minimum Nonforfeiture Value for this Strategy is $13,520.
The Surrender Value is the greater of the two values, which is $17,633.
Step 2: Calculate Surrender Value for Index Strategies which offer Minimum Nonforfeiture Values
•
Prior to the Minimum Nonforfeiture Value, the Surrender Value is calculated as follows:
The Strategy Value for these Strategies is $30,000
•
The CDSC for these strategies is $1,620 (i.e., (30,000 – 3,000) x 6%)
•
The MVA for these strategies is -$480 (as derived above)
•
The resulting Surrender Value is $27,900 (i.e., 30,000 –1,620 + (-480))
The Minimum Nonforfeiture Value for these Strategies is $27,900
The Surrender Value is the greater of the two values, which is $27,900
Step 3: Calculate Surrender Value for Strategies which do not offer Minimum Nonforfeiture Values
•
The Surrender Value is calculated as follows:
The Strategy Value for these Strategies is $100,000
•
The CDSC for these strategies is $5,400 (i.e., (100,000 – 10,000) x 6%)
•
The MVA for these strategies is -$6,435 (as derived above)
•
The resulting Surrender Value is $88,165 (i.e., 100,000 – 5,400 + (-6,435))
Step 4: Calculate Total Surrender Value
The total Surrender Value is $133,698 (i.e., 17,633 + 27,900 + 88,165).

APPENDIX D: DAILY INDEX STRATEGY EARNINGS PERCENTAGE
The Daily ISE Percentage is calculated as the greater of 1) the Protection Level minus 100%, or 2) the Daily Pre-Protection Level ISE Percentage.
The Daily Pre-Protection Level ISE Percentage is calculated using the following formula:
A + Fixed Income Proxy – C – 1, where:
A: A proxy of the fair value, as of the current date, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
Fixed Income Proxy: (1 – B) ((T – t) / T)
B: A proxy of the fair value, as of the first day of the Strategy Term, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
t: Time elapsed since the first day of the Strategy Term, in years
T: Strategy Term length
C: trading cost, which is calculated as the greater of zero or the trading cost rate (as stated in the Contract) multiplied by (T – t).
Proxy Fair Value of the Hypothetical Derivatives
The proxy fair value of the hypothetical derivatives is calculated using an options valuation model called the Black Scholes model. The model uses a variety of market inputs to estimate the derivative’s value on a specific day. See, "Market Inputs" below for detail on the inputs that Nationwide uses.
The valuation of these financial instruments is based on standard methods for valuing derivatives and based on inputs from third party vendors where possible. The methodology used to value these financial instruments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical financial instruments. Nationwide may, but is not required to, hold actual investments corresponding to the hypothetical derivatives.
For any Business Day when a value needed to calculate the Daily ISE Percentage is unavailable, Nationwide will use the unavailable value’s previous Business Day’s value to calculate the Daily ISE Percentage. If a third party that provides these values later provides a value for a Business Day when the value was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the value provided to Nationwide. This recalculation could result in changes to transactions and Contract Values that occurred when a value was not provided by the third party provider.
Types of Derivatives
Nationwide uses the following derivatives in its fair value methodology. Note that for the 100% Protection Level, only the first of these options is used:
•
Call Option (CO) – an option to buy a position in the Index on the Strategy Term End Date at the strike price of [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)]. On a Term End Date, the Call Option’s value is equal to the {Index Performance - [(Strategy Spread) x (Strategy Term) / (Participation Rate)]}, but no less than 0.
•
First Put Option (FPO) – an option to sell a position in the Index on the Strategy Term End Date at the strike price of {1 + [(Protection Level – 1) + (Strategy Spread) x (Strategy Term)] / (Participation Rate)}. On a Term End Date, the First Put’s value is equal to {[(Protection Level – 1) + (Strategy Spread) x (Strategy Term )] / (Participation Rate) - Index Performance}, but no less than 0.
•
Second Put Option (SPO) – an option to sell a position in the Index on the Strategy Term End Date at the strike price of [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)]. On a Term End Date, the Second Put’s value is equal to [(Strategy Spread) x (Strategy Term) / (Participation Rate) - Index Performance], but no less than 0.
The proxy fair value for Index Strategies is calculated as follows:
•
For Index Strategies with a 100% Protection Level, the proxy fair value is equal to: Participation Rate x CO.
•
For other Index Strategies, the proxy fair value is equal to: Participation Rate x (CO + FPO – SPO).

Market Inputs
Nationwide uses the following market inputs to value the derivatives:
•
Index Performance
•
Strike price – the strike price varies by each derivative as follows:
•
For the Call Option (CO), the strike price is equal to [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)].
•
For the First Put Option (FPO), the strike price is equal to {1 + [(Protection Level – 1) + (Strategy Spread) x (Strategy Term)] / (Participation Rate)}
•
For the Second Put Option (SPO), the strike price is equal to [1 + (Strategy Spread) x (Strategy Term) / (Participation Rate)]
•
Risk-free Rate – interest rate derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input.
•
Dividend Yield – For price return indexes, the implied dividend rate for the entire Index derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input. For excess return indexes this is based on the risk-free rate. For strategies linked to a total return Index, the Dividend Yield is zero.
•
Volatility – implied option volatility using quotes from Bloomberg or another independent third-party financial institution. The quotes may be approximated using observed option prices. Direct sources for implied volatility are generally not available because options in the marketplace do not directly align with the time remaining in the Strategy Term and strike prices for each of the hypothetical derivatives underlying the calculation of Index Strategy Value for each Index Strategy. For each derivative, linear interpolation is used to derive the volatility corresponding to the exact moneyness and Time Remaining needed for the input.
•
Time Remaining – the number of days remaining in the Strategy Term divided by 365.25
For Indexes where third-party option quotes are not publicly available, Nationwide may use values from its own option transactions and known index properties (such as target volatility) and/or current or prior contractual hedging agreements to determine an input.
Examples
Assumptions:
	1-Year	3-Year
Strategy Term Start Date
Strategy Term	1	3
Participation Rate	40%	115%

Strategy Spread	1.00%	1.50%
Protection Level	100%	90%
Index Performance	0%	0%
Risk-free Rate	3.0%	3.5%
Dividend Yield	1.5%	1.5%
Strike Price - CO	1.0250	1.0391
Strike Price - FPO	N/A	0.9522
Strike Price - SPO	N/A	1.0391
Volatility - CO	23%	20%
Volatility - FPO	N/A	18%
Volatility - SPO	N/A	20%

	1-Year	3-Year

Strategy Basis[i]	$1,000	$1,000
Strategy Value	$1,000	$1,000

CO	8.591%	14.053%
FPO	N/A	6.968%
SPO	N/A	12.008%

Proxy Fair Value (B)	3.437%	10.364%
Unless Otherwise Noted, Examples Use the Following Time Input
Years Elapsed since Strategy Term start (t)	0.5	0.5
Years Remaining in Strategy Term	0.5	2.5
Index Performance of -25%, other inputs changed
Index Performance	-25%	-25%

CO	0.166%	2.746%
FPO	N/A	18.417%
SPO	N/A	25.713%

Proxy Fair Value[i] (A)	0.066%	-5.233%
Fixed Income Proxyii	98.267%	91.286%
Trading Cost (C)iii	0.05%	0.25%

Daily Pre-Protection Level ISE Percentageiv	-1.717%	-14.198%

Daily ISE PercentageV	0.000%	-10.000%

Index Strategy Earnings	$0.00	-$100.00
Strategy Value	$1,000.00	$900.00
The Strategy Values in the next
row show what the Strategy
Values would be at the end of
the Strategy Term when
calculated with the Term End
ISE Percentage, assuming all
assumptions in the example
above did not change until the
end of the Strategy Term. Not
all of the assumptions above
are used in the Term End ISE
Percentage calculation. See the
Index Strategy Earnings section
of the prospectus for details on
the Term End ISE Percentage
calculation.

	1-Year	3-Year
Strategy Value at the end of the Strategy Term	$1,000.00	$900.00
Index Performance of -5%, other inputs unchanged
Index Performance	-5%	-5%

CO	3.537%	9.968%
FPO	N/A	8.122%
SPO	N/A	13.672%

Proxy Fair Value[i] (A)	1.415%	5.081%
Fixed Income Proxyii	98.267%	91.286%
Trading cost (C)iii	0.05%	0.25%
Daily Pre-Protection Level ISE Percentageiv	-0.368%	-3.883%
Daily ISE Percentage[v]	0.000%	-3.883%
Index Strategy Earnings	$0.00	-$38.83
Strategy Value	$1,000.00	$961.17
The Strategy Values in the next
row show what the Strategy
Values would be at the end of
the Strategy Term when
calculated with the Term End
ISE Percentage, assuming all
assumptions in the example
above did not change until the
end of the Strategy Term. Not
all of the assumptions above
are used in the Term End ISE
Percentage calculation. See the
Index Strategy Earnings section
of the prospectus for details on
the Term End ISE Percentage
calculation.

Strategy Value at the end of the Strategy Term	$1,000.00	$900.00
Index Performance of 0%, other inputs unchanged
Index Performance	0%	0%

CO	5.664%	12.595%
FPO	N/A	6.463%
SPO	N/A	11.483%

Proxy Fair Value [i](A)	2.266%	8.712%
Fixed Income Proxyii	98.267%	91.286%
Trading cost (C)iii	0.05%	0.25%
Daily Pre-Protection Level ISE Percentageiv	0.482%	-0.252%

	1-Year	3-Year
Daily ISE Percentage[v]	0.482%	-0.252%
Index Strategy Earnings	$4.82	-$2.52
Strategy Value	$1,004.82	$997.48
The Strategy Values in the next
row show what the Strategy
Values would be at the end of
the Strategy Term when
calculated with the Term End
ISE Percentage, assuming all
assumptions in the example
above did not change until the
end of the Strategy Term. Not
all of the assumptions above
are used in the Term End ISE
Percentage calculation. See the
Index Strategy Earnings section
of the prospectus for details on
the Term End ISE Percentage
calculation.

Strategy Value at the end of the Strategy Term	$1,000.00	$955.00
Index Performance of 0%, Time Remaining = 0.25 years
Time in years Elapsed since Strategy Term start (t)	0.75	2.75
Time Remaining in Strategy Term	0.25	0.25
Index Performance	0%	0%

CO	3.639%	2.572%
FPO	N/A	1.471%
SPO	N/A	5.954%

Proxy Fair Value[i] (A)	1.455%	-2.198%
Fixed Income Proxyii	99.130%	99.092%
Trading Cost (C)iii	0.025%	0.025%
Daily Pre-Protection Level ISE Percentageiv	0.560%	-3.130%
Daily ISE Percentage[v]	0.560%	-3.130%
Index Strategy Earnings	$5.60	-$31.20
Strategy Value	$1,005.60	$968.70

	1-Year	3-Year
The Strategy Values in the next
row show what the Strategy
Values would be at the end of
the Strategy Term when
calculated with the Term End
ISE Percentage, assuming all
assumptions in the example
above did not change until the
end of the Strategy Term. Not
all of the assumptions above
are used in the Term End ISE
Percentage calculation. See the
Index Strategy Earnings section
of the prospectus for details on
the Term End ISE Percentage
calculation.

Strategy Value at the end of the Strategy Term	$1,000.00	$955.00
Index Performance of +25%, other inputs unchanged
Index Performance	25%	25%

CO	23.980%	29.660%
FPO	N/A	1.866%
SPO	N/A	4.467%

Proxy Fair Value[i] (A)	9.592%	31.117%
Fixed Income ProxyII	98.267%	91.286%
Trading Cost (C)iii	0.05%	0.25%
Daily Pre-Protection Level ISE Percentageiv	7.809%	22.153%
Daily ISE Percentage[v]	7.809%	22.153%
Index Strategy Earnings	$78.09	$221.53
Strategy Value	$1,078.09	$1,221.53
The Strategy Values in the next
row show what the Strategy
Values would be at the end of
the Strategy Term when
calculated with the Term End
ISE Percentage, assuming all
assumptions in the example
above did not change until the
end of the Strategy Term. Not
all of the assumptions above
are used in the Term End ISE
Percentage calculation. See the
Index Strategy Earnings section
of the prospectus for details on
the Term End ISE Percentage
calculation.

Strategy Value at the end of the Strategy Term	$1,090.00	$1,242.50
Index Performance of -5%, Risk-free Rate down 0.50%, other inputs

	1-Year	3-Year
Index Performance	-5%	-5%
Risk-free Rate	2.50%	3.00%

CO	3.460%	9.512%
FPO	N/A	8.669%
SPO	N/A	14.413%

Proxy Fair Value[i] (A)	1.384%	4.334%
Fixed Income Proxyii	98.267%	91.286%
Trading cost (C)iii	0.05%	0.25%
Daily Pre-Protection Level ISE Percentageiv	0.399%	-4.631%
Daily ISE Percentage[v]	0.000%	-4.631%
Index Strategy Earnings	$0.00	-$46.31
Strategy Value	$1,000.00	$953.69
The Strategy Values in the next
row show what the Strategy
Values would be at the end of
the Strategy Term when
calculated with the Term End
ISE Percentage, assuming all
assumptions in the example
above did not change until the
end of the Strategy Term. Not
all of the assumptions above
are used in the Term End ISE
Percentage calculation. See the
Index Strategy Earnings section
of the prospectus for details on
the Term End ISE Percentage
calculation.

Strategy Value at the end of the Strategy Term	$1,000.00	$900.00
Index Performance of 0%, dividend up 2%, volatility down 4%, other
Index Performance	0%	0%
Dividend Yield	3.5%	3.5%
Volatility - CO	19%	16%
Volatility - FPO	N/A	14%
Volatility - SPO	N/A	16%

CO	4.090%	7.718%
FPO	N/A	5.882%
SPO	N/A	11.303%

Proxy Fair Value[i] (A)	1.636%	2.641%
Fixed Income Proxyii	98.267%	91.286%
Trading Cost (C)iii	0.05%	0.25%

	1-Year	3-Year
Daily Pre-Protection Level ISE Percentageiv	-0.147%	-6.323%
Daily ISE Percentage[v]	0.000%	-6.323%
Index Strategy Earnings	$0.00	-$63.23
Strategy Value	$1,000.00	$936.77
The Strategy Values in the next
row show what the Strategy
Values would be at the end of
the Strategy Term when
calculated with the Term End
ISE Percentage, assuming all
assumptions in the example
above did not change until the
end of the Strategy Term. Not
all of the assumptions above
are used in the Term End ISE
Percentage calculation. See the
Index Strategy Earnings section
of the prospectus for details on
the Term End ISE Percentage
calculation.

Strategy Value at the end of the Strategy Term	$1,000.	$955.00
i For Index Strategies with a 100% Protection Level, the Proxy Fair Value is equal to Participation Rate x CO. For other Index Strategies, the Proxy Fair Value is equal to Participation Rate x (CO + FPO – SPO)
ii Fixed Income Proxy is equal to (1 – B) ((T – t) / T)
iii Trading cost is equal to trading cost rate x (T – t). The examples use a trading cost rate of 0.10%
iv Daily Pre-Protection Level ISE Percentage is equal to A + Fixed Income Proxy – C – 1
v Daily ISE Percentage is equal to the greater of 1) the Protection Level minus 100%, or 2) the Daily Pre-Protection Level ISE Percentage..

APPENDIX E: NATIONWIDE LIFE INSURANCE COMPANY MANAGEMENT'S DISCUSSION & ANALYSIS AND STATUTORY FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
NATIONWIDE LIFE INSURANCE COMPANY
(A Wholly Owned Subsidiary of Nationwide Financial Services, Inc.)
2024 Form S-1 MD&A, Statutory Financial Statements and Supplemental Schedules

BUSINESS
Overview
Nationwide Life Insurance Company ("NLIC" or "the Company") is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies ("Nationwide"), which is comprised of Nationwide Mutual Insurance Company ("NMIC") and all of its affiliates and subsidiaries.
All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. ("NFS"), a holding company formed by Nationwide Corporation ("Nationwide Corp."), a wholly-owned subsidiary of NMIC.
The Company is a leading provider of long-term savings and retirement products in the United States of America ("U.S."). The Company develops and sells a wide range of products and services, which include fixed, variable and registered index-linked annuities, public and private sector group retirement plans including retirement plan guarantee products, life insurance, investment advisory services, pension risk transfer ("PRT") contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc., Nationwide Securities, LLC and Nationwide Financial General Agency, Inc. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Wholly-owned subsidiaries of NLIC as of December 31, 2024 include Nationwide Life and Annuity Insurance Company ("NLAIC") and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC ("Olentangy") and Nationwide SBL, LLC ("NWSBL"), Jefferson National Life Insurance Company ("JNL") and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York ("JNLNY"), Eagle Captive Reinsurance, LLC ("Eagle"), Nationwide Investment Services Corporation ("NISC") and Nationwide Investment Advisors, LLC ("NIA"). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a dormant Vermont domiciled special purpose financial insurance company and a nonadmitted subsidiary. NWSBL is an Ohio limited liability company that offers a securities-backed consumer lending product and is a nonadmitted subsidiary. JNL and JNLNY primarily offer individual deferred fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor and a nonadmitted subsidiary.
Business Segments
Management views the Company’s business primarily based on its underlying products and uses this basis to define its four reportable segments: Annuities, Retirement Solutions, Life Insurance and Corporate Solutions and Other.
"Pre-tax operating earnings" used below is defined as income before federal income tax expense and net realized capital gains and losses on investments.
Annuities
The Annuities segment consists of individual deferred annuity products and immediate annuities. Individual deferred annuity contracts consist of deferred variable annuity contracts, deferred fixed annuity contracts, deferred registered index-linked annuity contracts and deferred fixed indexed annuity contracts. Deferred annuity contracts provide the customer with tax-deferred accumulation of savings and flexible payout options including lump sum, systematic withdrawal or a stream of payments for life. In addition, deferred variable annuity contracts provide the customer with access to a wide range of investment options and asset protection features. Deferred fixed annuity contracts offered by the Company generate a return for the customer at a specified interest rate fixed for prescribed periods. Deferred registered index-linked annuity contracts and deferred fixed indexed annuity contracts are linked to the performance of an external index and subject to other factors that determine the performance of the contract. Immediate annuities differ from deferred annuities in that the initial premium is exchanged for a stream of income for a certain period and/or for the owner’s lifetime without future access to the original investment.

The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$11,211	$9,549	$7,733
Pre-tax operating earnings	$414	$171	$194
Retirement Solutions
The Retirement Solutions segment is composed of the private and public sector retirement plans businesses and retirement plan guarantee products. The private sector business primarily includes Internal Revenue Code ("IRC") Section 401-qualified plans funded through fixed and variable group annuity contracts. The public sector business primarily includes IRC Section 457(b) and Section 401(a) governmental plans, both in the form of full-service arrangements that provide plan administration along with fixed and variable group annuities, as well as in the form of administration-only business. The retirement plan guarantee products include solutions that offer guaranteed lifetime income and protection regardless of market performance. The Retirement Solutions segment also includes stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$4,452	$5,172	$6,148
Pre-tax operating earnings	$126	$139	$170
Life Insurance
The Life Insurance segment consists of life insurance products, including individual variable universal life insurance products, traditional life insurance products, fixed universal life insurance products and indexed universal life insurance products. Life insurance products provide a death benefit and, for certain products, allow the customer to build cash value on a tax-advantaged basis.
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$889	$888	$876
Pre-tax operating earnings	$41	$68	$110
Corporate Solutions and Other
The Corporate Solutions and Other segment consists of corporate-owned life insurance ("COLI") and bank-owned life insurance ("BOLI") products, PRT, small business group life insurance, spread income on Federal Home Loan Bank of Cincinnati ("FHLB") funding agreements and net investment income on invested assets not assigned to other reportable segments. Certain COLI and BOLI products include stable value wrap products and solutions.
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2024	2023	2022
Total revenues	$5,943	$4,586	$4,143
Pre-tax operating earnings	$1,113	$1,081	$360
Marketing and Distribution
The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide

Retirement Solutions, Inc. ("NRS"), Nationwide Securities, LLC ("NSLLC") and Nationwide Financial General Agency, Inc. ("NFGA"). The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.
Unaffiliated Distribution
Independent Broker-Dealers, Registered Investment Advisors, Regional Firms and Life Insurance Agencies. The Company sells individual annuities, mutual funds, group retirement plans, PRT and life insurance products through, or at the recommendation or direction of, independent broker-dealers, registered investment advisors and agencies (including brokerage general agencies in the Life Insurance and Annuities segments) and regional firms in each state and the District of Columbia. The Company also provides information and education to registered investment advisors who may recommend these products to their customers. The Company believes that it has developed strong relationships based on its diverse product mix, large selection of fund options and administrative technology. In addition to such relationships, the Company believes its financial strength and the Nationwide brand name are competitive advantages in these distribution channels. The Company regularly seeks to expand this distribution network.
Financial Institutions and Wirehouses. The Company markets individual annuities, mutual funds, private sector retirement plans and life insurance products through financial institutions and wirehouses, consisting primarily of banks and their subsidiaries. The Company markets individual annuities and life insurance products under its brand name and on a private-label basis. The Company believes that it has competitive advantages in this distribution channel, including its expertise in training financial institution personnel to sell annuities, life insurance and pension products, its breadth of product offerings, its financial strength, the Nationwide brand name and the ability to offer private-label products.
Pension Plan Administrators. The Company markets group retirement plans organized pursuant to IRC Section 401 and sponsored by employers as part of employee retirement programs through regional pension plan administrators. The Company also has linked pension plan administrators to the financial planning community to sell group pension products. The Company targets employers with 25 to 2,000 employees because it believes that these plan sponsors tend to require extensive record-keeping services from pension plan administrators, and therefore are more likely to become long-term customers.
Life Insurance Specialists. The Company markets COLI and BOLI through life insurance specialists, which are firms that specialize in the design, implementation and administration of executive benefit plans.
Affiliated Distribution
NRS. NRS markets various products and services to the public sector, primarily on a retail basis, through several sales organizations. NRS markets group variable annuities and fixed annuities, as well as administration and record-keeping services to state and local governments for use in their IRC Section 457 and Section 401(a) retirement programs. NRS maintains endorsement arrangements with state and local government entities, including the National Association of Counties and the International Association of Fire Fighters.
Affiliated Producers. The Company has affiliated producers that are authorized to distribute life insurance, annuity and mutual fund products, as well as individual securities and investment advisory services. Producers licensed and appointed through NFGA sell fixed life insurance and fixed annuities to individual consumers. Producers licensed and registered with NSLLC, a registered broker-dealer and federally registered investment advisor, offer variable life insurance and variable annuities, as well as various other securities and investment advisory services.
Reinsurance
The Company follows the industry practice of reinsuring with other companies a portion of its life insurance, annuity and accident and health risks in order to reduce the net liability on individual risks, to provide protection against large losses, achieve greater diversification of risks and obtain statutory capital relief. The maximum net amount at risk of individual ordinary life insurance retained by the Company on any one life is $10 million. The maximum net amount at risk of last survivor joint life insurance retained by the Company on any two lives is $15 million. The Company cedes insurance on both an automatic basis, whereby risks are ceded to a reinsurer on specific blocks of business where the underlying risks meet certain predetermined criteria, and on a facultative basis, whereby the reinsurer’s prior approval is required for each risk reinsured.
The Company has entered into reinsurance contracts with certain unaffiliated reinsurers to cede a portion of its general account life, annuity and accident and health business. Total amounts recoverable under these unaffiliated reinsurance contracts totaled $40 million and $58 million as of December 31, 2024 and 2023, respectively.

Under the terms of certain contracts, specified assets are generally placed in trusts as collateral for the recoveries. The trust assets are invested in investment-grade securities, the fair value of which must at all times be greater than or equal to 100% or 102% of the reinsured reserves, as outlined in each of the underlying contracts. Certain portions of the Company’s variable annuity guaranteed benefit risks are also reinsured. These treaties reduce the Company’s exposure to death benefit and income benefit guarantee risk in the Life Insurance and Annuities segments. The Company has no other material reinsurance arrangements with unaffiliated reinsurers.
The Company’s material reinsurance agreements with affiliates are the modified coinsurance agreement pursuant to which NLIC cedes nearly all of its accident and health insurance business not ceded to unaffiliated reinsurers to NMIC, the 100% coinsurance agreement with funds withheld with Eagle to cede specified guaranteed minimum death benefits ("GMDB") and guaranteed lifetime withdrawal benefits ("GLWB") obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain inforce and subsequently issued fixed individual deferred annuity contracts, the modified coinsurance agreement with NLAIC, pursuant to which NLIC assumes certain variable universal life insurance, whole life insurance and universal life insurance policies, and the 100% coinsurance agreement with NLAIC, pursuant to which NLIC assumes a certain life insurance contract, as described in Note 11 to the audited statutory financial statements included in the F pages of this report.
Ratings
Ratings with respect to claims-paying ability and financial strength are one factor in establishing the competitive position of insurance companies. These ratings represent each agency’s opinion of an insurance company’s financial strength, operating performance, strategic position and ability to meet its obligations to policyholders. Such factors are important to policyholders, agents and intermediaries. They are not evaluations directed toward the protection of investors and are not recommendations to buy, sell or hold securities. Rating agencies utilize quantitative and qualitative analysis, including the use of key performance indicators, financial and operating ratios and proprietary capital models to establish ratings for the Company and certain subsidiaries. Ratings are continually evaluated relative to performance, as measured using these metrics and the impact that changes in the underlying business in which it is engaged can have on such measures. In an effort to minimize the adverse impact of this risk, the Company maintains regular communications with the rating agencies, performs evaluations utilizing its own calculations of these key metrics and considers such evaluation in the way it conducts its business.
Ratings are important to maintaining public confidence in the Company and its ability to market annuity and life insurance products. Rating agencies continually review the financial performance and condition of insurers, including the Company. Any lowering of the Company’s ratings could have an adverse effect on the Company’s ability to market its products and could increase the rate of surrender of the Company’s products. Both of these consequences could have an adverse effect on the Company’s liquidity and, under certain circumstances, net income. As of December 31, 2024, NLIC has a financial strength rating of "A+" (Superior) from A.M. Best Company, Inc. ("A.M. Best") and its claims-paying ability/financial strength is rated "A1" (Good) by Moody’s Investors Service, Inc. ("Moody’s") and "A+" (Strong) by Standard & Poor’s Rating Services ("S&P").
Competition
The Company competes with many other insurers, as well as non-insurance financial services companies, some of which offer alternative products and, with respect to other insurers, have higher ratings than the Company. While no single company dominates the marketplace, many of the Company’s competitors have greater financial resources and larger market share than the Company. Competition in the Company’s lines of business is primarily based on price, product features, commission structure, perceived financial strength, claims-paying ability, customer and producer service and name recognition.
See also "Risk Factors – The Company operates in a highly competitive industry, which can significantly impact operating results."
Regulation
Regulation at State Level
NLIC and NLAIC are each domiciled and licensed in the State of Ohio as life insurers. The Ohio Department of Insurance ("the Department") serves as their domiciliary regulator. NLIC is licensed and regulated as a life insurer in all 50 states, the District of Columbia, Guam, Virgin Islands and Puerto Rico. NLAIC is licensed and regulated as a life insurer in 49 states (excluding New York) and the District of Columbia. JNL is domiciled in the State of Texas, with the Texas Department of

Insurance serving as its domiciliary regulator. JNL is licensed as a life insurer in 49 states (excluding New York) and the District of Columbia. JNLNY is domiciled and licensed as a life insurer in the state of New York with the New York State Department of Financial Services ("NY DFS") serving as its domiciliary regulator. Eagle is domiciled in Ohio and licensed as a special purpose financial captive insurance company regulated by the Department. Olentangy is domiciled in Vermont and is licensed in Vermont as a dormant special purpose financial insurance company regulated by the Vermont Department of Financial Regulation.
State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Among other areas, these authorities regulate advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; risk-based capital ("RBC") requirements; statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurers; environmental, social and governance ("ESG") rules and standards including management and disclosure of climate risks; and other matters.
The National Association of Insurance Commissioners ("NAIC") is the U.S. standard setting and regulatory support organization created and governed by the chief insurance regulatory authorities of the 50 states, the District of Columbia and the five U.S. territories. A primary mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Practices and Procedures Manual ("the Accounting Manual"). However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of NLIC, NLAIC, JNL, JNLNY and Eagle.
Insurance Holding Company Regulation
NLIC is a wholly-owned subsidiary of NFS, which in turn is a wholly-owned subsidiary of Nationwide Corp., a wholly-owned subsidiary of NMIC. NMIC is the ultimate controlling entity of the Nationwide group of companies. As such, Nationwide is subject to certain insurance laws of each of the states of domicile of its insurance subsidiaries and affiliates. All states have enacted legislation that requires each insurance holding company and each insurance company in an insurance holding company system to register with the insurance regulatory authority of the insurance company’s state of domicile and to furnish annually financial and other information concerning the operations of companies within the holding company system that materially affect the operations, management or financial condition of the insurers within such system (generally referred to as "insurance holding company acts"). Generally, under such laws, among other requirements, transactions within the insurance holding company system to which the Company’s operating insurance companies are a party must be fair and reasonable, and, if material or of a specified category, they require prior notice and approval or non-disapproval by the state of domicile and, in some cases, the state of commercial domicile of each insurance company that is party to the transaction. In addition, under such laws, a state insurance authority usually must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company domiciled in its state.
Group-Wide Supervision
The NAIC has promulgated model laws for adoption in the U.S. that would provide for "group-wide" supervision of certain insurance holding companies in addition to the current regulation of insurance subsidiaries. While the timing of their adoption and content will vary by jurisdiction, the following generally represent the areas of focus in these model laws: (1) uniform standards for insurer corporate governance; (2) group-wide supervision of insurance holding companies; (3) adjustments to RBC calculations to account for group-wide risks; and (4) additional regulatory and disclosure requirements for insurance holding companies.
Some laws which facilitate group-wide supervision have already been enacted in the jurisdictions in which the Company operates, such as Own Risk and Solvency Assessment ("ORSA") reporting, which requires larger insurers to assess the adequacy of its and its group’s risk management and current and future solvency position, and Corporate Governance Annual Disclosure reporting, which requires insurance groups to report on their governance structure, policies and practices. The NAIC utilizes a U.S. group capital calculation ("GCC") using an RBC aggregation methodology. The GCC is intended to be a financial tool to assist regulators in identifying risks that may emanate from a holding company system and to holistically understand the financial condition of non-insurance entities and how capital is distributed across an entire group. It is a quantitative measure used to complement the view of group-specific risks provided in the ORSA. In addition, the GCC is intended to comply with the requirements under the Covered Agreements with the European Union ("EU") and the United Kingdom ("UK"). The GCC met the requirement that the States have a "worldwide group capital calculation" in place by November 7, 2022 in order to avoid the EU or UK from imposing a group capital assessment or requirement at the level of the worldwide parent. In April 2022, Ohio adopted the revisions to the NAIC Insurance Holding Company System Model Act (#440) and Insurance Holding Company System Model Regulation (#450) to implement the GCC. Nationwide files its GCC with the Department annually.
Principle-Based Reserving
In June 2016, the NAIC adopted a recommendation that activated a principle-based reserving approach for life insurance products. Principle-based reserving replaced the previous formulaic basis for reserves which did not fully reflect the risks or costs of the liability or obligations of the insurer. The principle-based reserving approach had a three-year phase in period. At the Company’s discretion, it could be applied to new individual life business beginning as early as January 1, 2017 and was required to be applied for all new individual life business issued January 1, 2020 and later. The Company started the application of the principle-based reserving approach on all new individual life business on January 1, 2020. The principle-based reserving approach did not affect reserves for policies in force prior to January 1, 2020 and had no material impact on the Company’s statutory financial statements.
In 2019, the NAIC adopted revisions to the Valuation Manual Requirements for Principle-Based Reserves for Variable Annuities ("VM-21"), which provided comprehensive updates to the Commissioners Annuity Reserve Valuation Method of reserving for variable annuities. VM-21 provided the choice of (1) full adoption beginning January 1, 2020, (2) an election to grade in over 3 years, or (3) an election to grade in over 7 years, subject to commissioner discretion. The Company elected to fully adopt the change in reserving valuation basis as of January 1, 2020.
Captive Reinsurance Regulation
The NAIC Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," establishes statutory reserve requirements for term life insurance policies and universal life insurance policies with secondary guarantees, such as those issued by NLAIC and reinsured by Eagle. Actuarial Guideline 38 ("AG 38") clarifies the application of Regulation XXX with respect to certain universal life insurance products with secondary guarantees. As the result of an NAIC study on the use of captives and special purpose vehicles to transfer insurance risk-related products subject to Regulation XXX and AG 38, Actuarial Guideline 48 ("AG 48") was created. The purpose and intent of AG 48 is to establish uniform, national standards governing Regulation XXX and AG 38 reserve financing arrangements. The provisions of AG 48 apply to new reinsurance treaties that were issued on or after January 1, 2015. Policies covered by existing captive reinsurance treaties prior to the adoption of AG 48 were not impacted. The NAIC adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserve Financing Model Regulation ("Reserve Financing Model Regulation") in December 2016 to replace AG 48. The Reserve Financing Model Regulation is consistent with AG 48 and will replace AG 48 in a state upon the state’s adoption of the model law and regulation. The Reserve Financing Model Regulation became an NAIC accreditation standard on September 1, 2022, although states can use AG 48 to satisfy the accreditation requirement.
In 2018, the NAIC adopted a framework for proposed revisions to the current Actuarial Guideline No. 43 ("AG 43") and RBC "C-3 Phase II" system applicable to variable annuity reserves and capital requirements. Changes included: (i) aligning economically-focused hedge assets with liability valuations; (ii) reforming standard scenarios for AG 43 and C-3 Phase II; (iii) revising asset admissibility for derivatives and deferred tax assets; and (iv) standardizing capital market assumptions and aligning total asset requirements and reserves. The revised framework became effective January 1, 2020 through the establishment of VM-21 (and revisions to AG 43 to reference VM-21) and included an optional three-year phase in. The impact to the Company was minimal due to its continued utilization of a captive which was not impacted by VM-21 and resulted in a reduction of VM-21 related reserves that were not ceded to the captive.
Macro-Prudential Supervision
The NAIC has been focused on a Macro-Prudential Initiative ("MPI") to improve state macro-prudential supervisory tools. The MPI focuses on four areas for potential enhancement: (1) liquidity, (2) recovery and resolution, (3) capital stress testing and (4) identifying exposure concentrations. The NAIC explained that the key objectives of the MPI are to better monitor and respond to the impact of external financial and economic risk to supervised firms; better monitor and respond to risks emanating from or amplified by the supervised firms that might be transmitted externally and which may result in significant market impacts or financial, reputational, litigation or regulatory risks for the firm; and increase public awareness of NAIC/state monitoring capabilities regarding macro-prudential trends within the U.S. insurance sector and their implications. The NAIC adopted amendments to the Model Holding Company Act and Regulation that also implemented a filing requirement for a liquidity stress-testing ("LST") framework. The LST requires the ultimate controlling person of certain large U.S. life insurers and insurance groups meeting certain scope criteria based on the amounts of business written or material exposure to certain investment transactions, to file the results of the LST annually with a group’s lead state regulator. Nationwide files its LST with the Department annually.
Regulation of Dividends and Other Distributions
See Note 14 to the audited statutory financial statements in the F pages of this report for a discussion of dividend restrictions.
Annual and Quarterly Reports and Statutory Examinations
Insurance companies are required to file detailed annual and quarterly statutory financial statements with state insurance regulators in each of the states in which they do business, in accordance with accounting practices and procedures prescribed or permitted by state insurance regulatory authorities, and their business and accounts are subject to examination by such regulators at any time.
In addition, insurance regulators periodically examine an insurer’s financial condition, adherence to statutory accounting practices, and compliance with insurance department rules and regulations. NLIC, NLAIC, JNL and Eagle each file reports with state insurance departments regarding management’s assessment of internal controls over financial reporting in compliance with the Annual Financial Reporting Model Regulation, as adopted in the states in which they do business.
As part of their routine regulatory oversight process, state insurance regulatory authorities periodically conduct detailed examinations, generally once every three to five years, of the books, records and accounts of insurance companies domiciled in their states. Such examinations generally are conducted in coordination with the insurance departments of other domestic states under guidelines promulgated by the NAIC. The Department’s most recently completed financial examination of NLIC, NLAIC and Eagle concluded in 2023 and was for the five-year period ended December 31, 2021.
The most recently completed financial examination of JNL and JNLNY by the Texas Department of Insurance and NY DFS, respectively, was as of December 31, 2021 and concluded in 2023. Vermont, in coordination with the timing of the Department exams above, completed an examination of Olentangy in 2023 for the five-year period ended December 31, 2021.
The examinations for NLIC, NLAIC, JNL, JNLNY, Eagle and Olentangy were completed in 2023 and did not result in any significant issues or adjustments. The examination reports are available to the public.
Market Conduct
State insurance regulatory authorities regularly make inquiries, hold investigations and administer market conduct examinations with respect to insurers’ compliance with applicable insurance laws and regulations, including among other things, the form and content of disclosure to consumers, advertising, sales practices and complaint handling. State regulators have imposed significant fines on various insurers for improper market conduct. NLIC, NLAIC, JNL and JNLNY continually monitor sales, marketing and advertising practices and related activities of agents and personnel and provide continuing education and training in an effort to ensure compliance with applicable insurance laws and regulations. There can be no guarantee that any non-compliance with such applicable laws and regulations would not have a material adverse effect on the Company.
Guaranty Associations and Similar Arrangements
Each of the 50 states of the U.S. and the District of Columbia have laws requiring insurance companies doing business within its jurisdiction to participate in various types of guaranty associations or other similar arrangements. These arrangements provide certain levels of protection to policy owners from losses arising from insurance policies or annuity contracts issued by insurance companies that become impaired or insolvent. Typically, assessments are levied (up to prescribed limits) on member insurers on a basis which is related to the member insurer’s proportionate share of the business written by all member insurers, in the lines of business in which the impaired or insolvent member insurer was writing. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.

Assessments levied against the Company and subsidiaries during the past three years have not been material. The amount and timing of any future assessment on or refund to NLIC, NLAIC, JNL, or JNLNY under these laws are beyond the control of NLIC, NLAIC, JNL, and JNLNY. A portion of the assessments paid by NLIC, NLAIC, JNL, or JNLNY pursuant to these laws may be used as credits for a portion of NLIC, NLAIC, JNL, or JNLNY’s premium taxes. For the years ended December 31, 2024, 2023 and 2022, credits received by the Company have not been material.
Statutory Surplus
As licensed insurers, NLIC, NLAIC, JNL and JNLNY are subject to the supervision of the regulators of each state, and each state has the discretionary authority, in connection with the ongoing licensing of such entity, to limit or prohibit writing new business within its jurisdiction when, in the state’s judgment, such entity is not maintaining adequate statutory surplus or capital or is operating in a hazardous financial condition. The Company does not currently anticipate that any regulator would limit the amount of new business that NLIC, NLAIC, JNL and JNLNY may write due to an inability to meet the levels of statutory surplus required by the regulators. Olentangy is currently dormant and subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Vermont, and Eagle is subject to the specific requirements and restrictions of its Licensing Order, as issued by the State of Ohio.
Risk-Based Capital
As of December 31, 2024, NLIC, NLAIC, JNL, JNLNY and Eagle are subject to RBC requirements for life insurance companies. All states have adopted the NAIC RBC model law or a substantially similar law. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory surplus, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. The requirements result in insurers maintaining, for the protection of policyholders, capital in excess of statutory surplus requirements. Insurers having less statutory surplus than required by the RBC model formula will be subject to varying degrees of regulatory action depending on the level of capital inadequacy. Eagle is subject to the separate requirements and restrictions of its Licensing Order, as issued by the State of Ohio. See Note 14 to the audited statutory financial statements included in the F pages of this report for additional discussion of RBC requirements.
The NAIC often considers reforms to the RBC framework which can increase the Company’s capital requirements. The NAIC has undertaken a principle-based bond project, effective January 1, 2025, which includes consideration of factors to determine whether an investment in an asset-backed security qualifies for reporting on an insurer’s statutory financial statement as a bond on Schedule D, Part 1 (long-term bonds) as opposed to Schedule BA, Part 1 (other long-term invested assets), the latter of which has a higher risk charge. The NAIC is also reviewing the RBC treatment of collateralized loan obligations ("CLOs") on an interim and long-term basis, and on August 16, 2023, the NAIC increased the RBC factor for structured security residual tranches from 30% to 45%, which were effective for year-end 2024 RBC filings.
On August 13, 2023, the NAIC adopted a short-term solution related to the accounting treatment of an insurer’s negative Interest Maintenance Reserve ("IMR") balance, which may occur when a rising interest rate environment causes an insurer’s IMR balance to become negative as a result of bond sales executed at a capital loss. If this occurs, previous statutory accounting guidance required the non-admittance of negative IMR, which can impact how accurately an insurer’s surplus and financial strength are reflected in its financial statements and result in lower reported surplus and RBC ratios. The NAIC’s temporary statutory accounting guidance, which is effective through December 31, 2025, allows an insurer with an authorized control level RBC greater than 300% to admit negative IMR up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. The NAIC intends to develop a long-term solution for the accounting treatment of negative IMR.
Annuity Sales Practices
The Company’s annuity sales practices are subject to strict regulation. State insurance and certain federal regulators are becoming more active in adopting and enforcing suitability standards and other enhanced conduct standards that create additional responsibilities with respect to sales of annuities, both fixed and variable. Such regulations and responsibilities could increase the Company’s operational costs or compliance costs or burdens or expose the Company to increased liability for any violation of such regulations and responsibilities.
The NAIC adopted revisions to the Suitability in Annuity Transactions Model Regulation to incorporate a best interest standard of care for sales of annuity products. Several states have adopted the amendments, including Ohio. Additionally, some state insurance and securities regulators are actively engaged in the development and adoption of rulemaking in this space independent from the NAIC.

Regulation of Investments
The Company is subject to state laws and regulations that require diversification of its investment portfolios and limit the amount of investments in certain investment categories such as below-investment grade fixed income securities, real estate-related equity, foreign investments and common stocks. Failure to comply with these laws and regulations may cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus, and, in some instances, could require divestiture of such non-qualifying investments. The Company believes that its investments comply, in all material respects, with such laws and regulations as of December 31, 2024.
In recent years, the NAIC has been evaluating the risks associated with insurers’ investments in leveraged loans and CLOs. In March 2023, the NAIC adopted an amendment to the Purposes and Procedures Manual to assign risk weights to CLOs based on its own modeling as opposed to credit ratings. Under the amendment, the NAIC Structured Securities Group will model CLO investments and evaluate tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios to assign NAIC designations that reduce RBC arbitrage. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral, in order to avoid RBC arbitrage. The amendment became effective on January 1, 2024, with insurers first reporting the financially modeled NAIC designations for CLOs with their year-end 2024 financial statement filings.
Federal Initiatives
Although the U.S. federal government generally does not directly regulate the insurance business, federal legislation and administrative policies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") expand the federal presence in insurance oversight.
The Dodd-Frank Act established the Financial Stability Oversight Counsel ("FSOC"), which has authority to designate non-bank financial companies as systemically important financial institutions ("non-bank SIFIs"), thereby subjecting them to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. It is possible, although not likely, that the Company could be designated as a non-bank SIFI by the FSOC. Being so designated would subject the Company to enhanced oversight and prudential standards by the Federal Reserve, beyond those applicable to our competitors not so designated.
Following the establishment of the FSOC in 2012, rules and interpretative guidance were issued for assessing risks to financial stability and the process for designating non-bank SIFIs. After a period of proposals and comments, FSOC introduced a new analytical framework for identifying financial stability risks, effective November 14, 2023, and guidance for reviewing nonbank financial companies for potential SIFI designation, effective January 16, 2024. These replaced the previous versions from 2012 and 2019.
The updated 2024 framework mandates FSOC monitor the financial services marketplace to identify threats to financial stability, defined as events or conditions that could significantly impair the financial system's ability to support economic activity. Upon identifying a potential risk, FSOC evaluates the contributing vulnerabilities and the likelihood of the risk spreading throughout the financial system. FSOC has several risk mitigation tools to address the potential risk, including designating a nonbank financial company as a SIFI.
Under the 2024 guidance, FSOC employs a two-stage process to determine if a nonbank financial company should be designated a SIFI. In stage 1, the company undergoes a preliminary analysis based on quantitative and qualitative information from public and regulatory sources. Stage 2 involves a more detailed review and evaluation for companies requiring further scrutiny. A two-thirds vote of FSOC members is needed to designate a company as a SIFI. Designated companies are reviewed annually, and the designation can be removed if they no longer meet the criteria.
In addition, the Dodd-Frank Act established the Federal Insurance Office ("FIO") within the U.S. Department of the Treasury ("Treasury"), which has the authority to participate on behalf of the U.S. in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards, and, along with the U.S. Trade Representative, to enter into covered agreements with one or more foreign governments which have the ability to preempt inconsistent state insurance measures. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO will perform various functions with respect to insurance (other than health insurance), including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

Further, Dodd-Frank Act established the Consumer Financial Protection Bureau ("CFPB") as an independent agency within the Federal Reserve to supervise and regulate institutions that provide certain financial products and services to consumers. Although consumer financial products and services generally exclude the business of insurance, the CFPB does have authority to regulate non-insurance consumer financial products and services.
Securities Laws
Certain of NLIC and its subsidiaries’ products, policies and contracts are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission ("SEC") and under certain state securities laws. Certain separate accounts of NLIC, NLAIC, JNL and JNLNY are registered as investment companies under the Investment Company Act of 1940, as amended. Separate account interests under certain variable annuity contracts and variable insurance policies issued by NLIC, NLAIC, JNL and JNLNY are also registered under the Securities Act of 1933, as amended (the "Securities Act"). NISC, a subsidiary of the Company, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of, and subject to regulation by, the Financial Industry Regulatory Authority and is also subject to the SEC’s net capital rules.
NIA, a subsidiary of the Company, is an investment advisor registered under the Investment Advisers Act of 1940, as amended.
All aspects of investment advisory activities are subject to applicable federal and state laws and regulations in the jurisdictions in which they conduct business. These laws and regulations are primarily intended to benefit investment advisory clients and investment company shareholders and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the transaction of business for failure to comply with such laws and regulations. In such events, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the activities in which the investment advisor may engage, suspension or revocation of the investment advisor’s registration as an advisor, censure and fines.
Derivatives Regulation
The Company’s derivatives use is subject to statutory and regulatory requirements in the states of Ohio, the Company’s domiciliary state, and New York, where the Company is licensed to sell certain products. Each state requires the Company to follow a board-approved derivatives’ use plan. The Company’s derivatives use plan meets the requirements of both states. While the statutory constructs and regulatory oversight of Ohio and New York are historically consistent, there is a possibility the two states could diverge in their respective regulation of the Company’s derivatives use creating an additional expense or lost opportunity to the Company.
Title VII of the Dodd-Frank Act is a framework to regulate the over-the-counter ("OTC") derivatives markets through the required clearing of certain types of OTC transactions and the posting of collateral, each of which results in additional risk mitigation costs to the Company. NLIC and NLAIC, currently required to clear specified OTC derivatives products, are subject to the posting and collection of initial margin on its non-cleared OTC derivatives portfolios with certain of their counterparties. These initial margin requirements, in conjunction with variation margin requirements, may require the Company to hold more cash and highly liquid securities with lower yields than it might otherwise hold in the absence of the margin requirements; potentially resulting in a reduction of investment income. Furthermore, U.S. and global regulation of the derivatives markets continues to evolve, potentially creating unexpected costs as well as opportunities.
Environmental, Social and Governance Regulation
The Company is exposed to risks relating to ESG factors. Customers, regulators and other market participants may evaluate the Company’s business or other practices according to a variety of ESG standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, SEC, legislators and state insurance regulators, have proposed or adopted, or may propose or adopt, ESG legislation, rules or standards applicable to the Company. For example, the NAIC (led by the California Department of Insurance) has modified the Insurer Climate Risk Disclosure Survey to align with the standards established by the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures ("TCFD"), a recognized framework of recommendations that were developed to enhance climate-related disclosures. In March 2024, the SEC adopted final climate disclosure regulations that impose new reporting requirements for certain climate-related information including disclosure of the board’s existing oversight practices for climate-related risks and management’s role in assessing and managing material climate-related risks as well as describing internal processes for identifying, assessing, mitigating and disclosing material climate risks. The final regulation includes a phased-in compliance period, with the compliance date dependent on a filer’s status and content of disclosure. The impacts of the final regulation are being evaluated by the Company. However, the new rules have been paused by a U.S. appeals court in response to pending litigation. Some regulators are taking opposing positions on financial services companies’ consideration of ESG factors in carrying out their businesses. For instance, some states are prohibiting entities with state contracts from considering certain ESG factors, while others are encouraging consideration of such factors and promoting divestment from certain industries, especially carbon-based industries. Such opposing regulatory positions present potential difficulties for Nationwide’s Investment and Retirement Security businesses, which have extensive state contracts. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, the Company may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators or other constituents. As a result, the Company could face adverse regulatory, customer, media or public scrutiny related to ESG that potentially could have a negative impact on our business or reputation or lead to legal challenges. More specifically, climate risk has the potential for negative impacts resulting from damage to physical property insured or held as investments due to increase extreme weather events, financial losses or decreased revenues resulting from the transition to a low carbon economy and legal and regulatory losses attributable to climate change or failing to manage climate risk factors.
Management of Climate Risk
The NAIC, state legislators and state insurance regulators are evaluating issues related to the management of climate risk. The NAIC’s goal is to address climate-related risks through three areas of insurance regulation: financial risk analysis; insurance market availability and affordability; and consumer education and outreach. The NAIC’s executive-level Climate and Resiliency Task Force has four workstreams dedicated to this initiative.
In October 2023, California adopted legislation that requires businesses with total revenues over $1 billion and operating in California to disclose to an emissions reporting organization their Scope 1 and 2 greenhouse gas emissions starting in 2026 and Scope 3 starting in 2027.
In addition, in furtherance of the Executive Order on Climate-Related Financial Risk, dated May 20, 2021, the FIO sought public comment on climate-related financial risks in the insurance industry. In June 2023, the FIO released a report entitled, Insurance Supervision and Regulation of Climate-Related Risks, which assesses climate-related issues and gaps in the supervision and regulation of insurers. The report acknowledges that there are important existing efforts to incorporate climate-related risk into state insurance regulation and supervision, although they largely remain in the preliminary stage. The report encourages state insurance regulators and the NAIC to build on their progress and makes 20 policy recommendations to improve the supervision of climate-related risks, including that NAIC and state insurance regulators should prioritize the creation and use of new and effective climate-related risk tools and processes, such as the development of scenario analysis.
Diversity and Corporate Governance
The NAIC and state insurance regulators are also evaluating issues related to diversity within the insurance industry. In New York, the NY DFS issued a circular letter in 2021 stating that it expects the insurers it regulates to make diversity of their leadership a business priority and a key element of their corporate governance. The NY DFS published aggregate data from 2020 regarding the diversity of corporate boards and management from insures that met certain New York premium thresholds, although no further guidance was provided. The NAIC is also evaluating issues related to race, diversity and inclusion, and is examining practices in the insurance industry in order to determine how barriers are created that disadvantage people of color or historically underrepresented groups.
Privacy and Cybersecurity Regulation
The Company is regulated by the federal Gramm-Leach-Bliley Act ("GLBA") and subject to federal and state regulations promulgated thereunder that require financial institutions and other businesses to ensure the privacy, security and confidentiality of nonpublic personal information, including laws that regulate the use and disclosure of, among others, Social Security numbers and health information. Federal and state laws require notice to affected individuals, law enforcement, regulators and others if there is a breach of the security of certain personal information, including Social Security numbers and health information. Federal regulations require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited commercial e-mail, text or fax messages to consumers and customers. Federal laws and regulations regulate the permissible uses of certain personal information, including consumer report information. Federal and state legislatures and regulatory bodies continue to focus on regulation regarding these subjects, including the privacy of personal information, and the security of financial institutions’ information technology ("IT") systems and the information processed thereon. Despite functionally similar laws and regulations, there is ongoing risk of non-uniform regulatory interpretation and application due to the multiplicity of state and federal regulators examining the Company.

The California Consumer Privacy Act of 2018 ("CCPA") grants all California residents the right to know the information a business has collected from them and the sourcing and sharing of that information, as well as a right to have a business delete their personal information (with some exceptions). The CCPA’s definition of "personal information" is more expansive than those found in other privacy laws applicable to the Company in the U.S. Failure to comply with CCPA could result in regulatory fines, further, the law grants a right of action for any unauthorized disclosure of personal information as a result of failure to maintain reasonable security procedures. The CCPA became effective on January 1, 2020 and enforcement by California’s Attorney General began July 1, 2020. Final regulations were promulgated shortly thereafter. In November 2020, the CCPA was amended by the California Privacy Rights Act ("CPRA"), which became effective in most material respects on January 1, 2023. The CPRA provides expanded rights for California consumers (e.g., the right to correct inaccurate personal information) and created a new regulatory agency, the California Privacy Protection Agency, dedicated to enforcing Californians’ consumer privacy rights. Other U.S. states have enacted, or are considering, similar privacy laws. While most of the state consumer privacy laws which have been enacted include entity-wide exemptions for financial institutions that collect and use nonpublic personal information subject to the GLBA, Oregon and Minnesota have now enacted consumer privacy laws to which Nationwide is, or will be, subject.
New York’s cybersecurity regulation for financial services institutions requires entities, including insurance entities subject to the jurisdiction of the NY DFS, to establish and maintain a cybersecurity program designed to protect consumers’ private data. The regulation specifically provides for: (i) senior leader and Board oversight of the covered entity’s cybersecurity program; (ii) controls relating to the governance framework for a cybersecurity program; (iii) risk-based minimum standards for technology systems for data protection; (iv) requirements for cyber breach responses, including notice to the NY DFS of material events; and (v) identification and documentation of material deficiencies, remediation plans and annual certification of regulatory compliance with the NY DFS. On November 1, 2023, NY DFS adopted amendments to its cybersecurity regulation. Among other things, the amended regulation requires the Company’s Chief Executive Officer ("CEO") to sign an annual certification that Nationwide is complying with the cybersecurity regulation. Previously, this certification was signed by the Chief Information Security Officers ("CISO") only, but it must now be signed by both the CEO and CISO.
The NAIC adopted the Insurance Data Security Model Law (the "Cybersecurity Model Law"), which established standards for data security and notification of cybersecurity events in states where adopted. The Cybersecurity Model Law has been adopted in Ohio and multiple other states. Additional states may follow. The Cybersecurity Model Law, which is functionally similar to the NY DFS’ regulation, imposes significant regulatory burdens intended to protect the confidentiality, integrity and availability of the regulated entity’s information systems. The NAIC also has two privacy models, the Insurance Information and Privacy Protections Model Act (Model 670), and the Privacy of Consumer Financial and Health Information Regulation ("Model 672"). While the NAIC proposed replacing these two privacy models with a new model privacy law (i.e., Model 674) in 2023, it ultimately decided to revise Model 672 instead. In August 2024, the NAIC released draft revisions to Model 672. On September 30, 2024, the NAIC’s Privacy Protections (H) Working Group’s ("PPWG") held a meeting to discuss the section of the draft focused on third-party service providers.
The NAIC has also established a Big Data and Artificial Intelligence (H) Working Group ("BDAIWG") devoted to ensuring that regulations and regulatory activities appropriately protect consumers from harm which could result from technological developments in the insurance sector. The BDAIWG is considering such issues as the lack of transparency and potential for bias in algorithms used to synthesize big data. It has issued an artificial intelligence ("AI") survey for life insurance and is exploring the creation of a regulatory evaluation of third-party data and model vendors. On July 17, 2023, the NAIC’s Innovation, Cybersecurity, and Technology (H) Committee exposed for public comment a draft model bulletin which outlines how insurance departments should govern the development, acquisition and use of AI technologies, as well as the types of information that regulators may request during an investigation or examination of an insurer in relation to AI systems. The public comment period closed on September 5, 2023. The NAIC released a revised version of the bulletin on October 17, 2023, and it adopted a final version of the Model Bulletin on the Use of Artificial Intelligence Systems by Insurers during its Fall National Meeting in December 2023. The Company cannot predict what, if any, changes to laws or regulations may be enacted with regard to big data and AI.
In February 2022, the SEC proposed new rules for investment advisors, registered investment companies, and business development companies to enhance cybersecurity preparedness and improve the resilience against cybersecurity threats and attacks. Specifically, the proposal would: require advisers and funds to adopt and implement written policies and procedures that are reasonably designed to address cybersecurity risks; require advisers to report significant cybersecurity incidents to the SEC on proposed Form ADV-C; enhance adviser and fund disclosures related to cybersecurity risks and incidents; and require advisers and funds to maintain, make, and retain certain cybersecurity-related books and records. In March 2023, the SEC approved additional proposals for public comment to amend Privacy of Consumer Financial Information ("Regulation S-P") and Regulation Systems Compliance and Integrity. On May 16,

2024, the SEC adopted amendments to Regulation S-P. Among other things, the amendments require covered entities to adopt written policies and procedures to safeguard customer records and information, and to notify customers of data breaches within 30 days.
Compliance with existing and emerging privacy and cybersecurity regulations could result in increased compliance costs and/or lead to changes in business practices and policies, and any failure to protect the confidentiality of client information could adversely affect our reputation and have a material effect on our business, financial condition and results of operations. The Company cannot predict whether such rules would be adopted, or what effect such rules would have on its business or compliance costs.
Employee Retirement Income Security Act ("ERISA")
The ERISA contains fiduciary obligations that have been changing dramatically back and forth over the past few years. In 2016, the Department of Labor ("DOL") enacted a 2016 Fiduciary Rule that expanded the traditional Five Part Test as to who was a fiduciary under ERISA. However, on June 21, 2018, the United States Court of Appeals for the Fifth Circuit vacated the 2016 Fiduciary Rule. As a result, the fiduciary standards under ERISA revert to those in place before the issuance of the 2016 Rule. On June 29, 2020, the DOL further released technical amendments that reinstated the Five Part Test. On December 18, 2020, the DOL also adopted a new Prohibited Transaction Class Exemption ("PTE"), "Improving Investment Advice for Workers & Retirees" effective February 16, 2021. Although this was the current status of the law in 2023, the DOL proposed another Fiduciary Rule referred to as "the Retirement Security Rule." Like the 2016 Fiduciary Rule, the Retirement Security Rule would again significantly alter the Five Part Test, expand the definition of a fiduciary, and modify known exemptions. On April 23, 2024, the DOL adopted the Retirement Security Rule, effective September 23, 2024, with a one-year phase-in period for certain conditions of the related amended prohibited transaction exemptions. However, in July 2024, the U.S. Federal Courts for the Eastern District of Texas and the Northern District of Texas issued stays of the effective date of the Retirement Security Rule and the related prohibited transaction exemptions, pending reversal of the stays on appeal or a final decision on the merits by the courts.
See also "Risk Factors—Changes to regulations under ERISA could adversely affect the Company’s distribution model by restricting the Company’s ability to provide customers with advice."
Tax Matters
Life insurance products may be used to provide income tax deferral and income tax free death benefits. Annuity contracts may be used to provide income tax deferral. The value of these benefits is related to the level of income tax rates and capital gains tax rates. Changes to the income tax rates and the capital gains tax rates can affect the value of these benefits, and therefore the desirability of those products.
In August 2022, the Inflation Reduction Act ("Act") was signed into law. The Act includes a new Federal corporate alternative minimum tax, effective in 2023, that is based on the adjusted financial statement income set forth on the applicable financial statement of an Applicable Corporation. See Note 8 to the audited statutory financial statements included in the F pages of this report for additional discussion of the Act.
Additional changes to the IRC to address the fiscal challenges currently faced by the federal government may also be made. These changes could include changes to the taxation of life insurance, annuities, mutual funds, retirement savings plans, and other investment alternatives offered by the Company. Such changes to the IRC could have an adverse impact on the desirability of the products offered by the Company.
Employees
The Company does not have any employees of its own as its associates are employed by NMIC or NLAIC pursuant to the enterprise cost sharing agreements between the companies.
Risk Factors
Risks Related to Economic and Financial Market Conditions
Adverse capital and credit market conditions may significantly affect the Company’s ability to meet liquidity needs and access the capital required to operate its business, most significantly its insurance operations.
The Company’s insurance, annuity and investment products, as well as its investment returns and access to and cost of financing, are sensitive to disruptions, uncertainty or volatility in the capital and credit markets, thereby ultimately impacting the Company’s profitability and ability to support or grow its businesses. In the insurance industry, liquidity refers to the ability of an enterprise to generate adequate amounts of cash from its normal operations in order to meet its financial commitments. The principal sources of the Company’s liquidity are insurance premiums, annuity considerations, deposit funds and cash, including from its investment portfolio and assets. Sources of liquidity also include surplus notes and a variety of short-term debt instruments, including intercompany borrowings and FHLB programs.
In the event current resources do not satisfy the Company’s needs, the Company may have to seek additional financing. The availability of additional financing will depend on a variety of factors, including market conditions, the availability of credit generally and specifically to the financial services industry, market liquidity, the Company’s credit ratings, as well as the possibility that customers or lenders could develop a negative perception of the Company’s long- or short-term financial prospects if it incurs large investment losses or if its level of business activity decreases. Similarly, the Company’s access to funds may be impaired if regulatory authorities or rating agencies take negative actions against it. The Company’s internal sources of liquidity may prove to be insufficient, and in such a case, it may not be able to successfully obtain additional financing on favorable terms, or at all.
As such, the Company may be forced to issue debt with terms and conditions that may be unfavorable to it, bear an unattractive cost of capital or sell certain assets, any of which could decrease the Company’s profitability and significantly reduce its financial flexibility. The Company’s results of operations, financial condition and cash flows could be materially adversely affected by disruptions in the capital and credit market.
Difficult conditions in the global economy and capital markets could adversely affect the Company’s business and operating results.
At times throughout the past several years, volatile conditions have characterized financial markets. Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect the Company’s investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes.
General economic conditions could also adversely affect the Company by impacting consumer behavior and pressuring investment results. Consumer behavior changes could include decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in the investment portfolio.
The impact on distributors, vendors and customers of sustained or significant deterioration in economic conditions could adversely affect the Company’s business.
The Company is exposed to risks associated with the potential financial instability of its customers and distributors, many of whom may be adversely affected by volatile conditions in the financial markets or an economic slowdown. As a result of uncertainties with respect to financial institutions and the global credit markets, changes in energy costs, and other macroeconomic challenges currently or potentially affecting the economy of the U.S. and other parts of the world, customers and distributors may experience serious cash flow problems and other financial difficulties. In addition, events in the U.S. or foreign markets and political and social unrest in the U.S. and various countries around the world can impact the global economy and capital markets. The impact of such events is difficult to predict. Protectionist trade policy actions, such as tariffs and quotas could adversely affect the Company’s investment results, as an increase in the scope and size of tariffs could disrupt global supply chains and increase inflationary pressures which may have an adverse effect on economic activity. As a result, they may modify, delay, or cancel plans to buy or sell the Company’s products, or make changes in the mix of products bought or sold, that are unfavorable to the Company.
In addition, the Company is susceptible to risks associated with the potential financial instability of the vendors on which the Company relies to provide services or to whom the Company delegates certain functions. The same conditions that may affect the Company’s distributors could also adversely affect the Company’s vendors, causing them to significantly and quickly increase their prices or reduce their output. The Company’s business depends on its ability to perform, in an efficient and uninterrupted fashion, its necessary business functions, and any interruption in the services provided by third parties could also adversely affect the Company’s business, results of operations and financial condition.
Risks Related to Investments
The Company is exposed to financial market risk, which may adversely affect its results of operations and financial condition, and may cause the Company’s net investment income to vary from period to period.
The Company is exposed to financial market risk, including changes in interest rates, credit spreads, equity prices, real estate values, foreign currency exchange rates, domestic and foreign market volatility, the performance of the economy in general, the performance of specific obligors included in its portfolio and other factors outside the Company’s control.

Adverse changes in these rates, spreads and prices may occur due to changes in monetary policy and the economic climate, the liquidity of a market or market segment, investor return expectations and/or risk tolerance, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness.
The Company’s exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. The Company’s investment portfolio contains interest rate sensitive instruments, such as bonds and derivatives, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond its control. During periods of low or declining interest rates, as cash becomes available from premiums on insurance and annuity policies and from the maturity, redemption or sale of existing securities or from other sources or as securities are realized prior to maturity, the yield on new investments will be lower than that on existing investments, thus lowering the average yield that the Company earns on its investment portfolio. Conversely, inflation may increase and interest rates may suddenly spike, which could have a material effect on the Company’s results of operations, insofar as inflation may affect interest rates. Although the Company seeks to carefully measure and manage its interest rate risk positions, the Company’s estimate of the liability cash flow profile may be inaccurate, and it might need to sell assets in order to cover the liability, which could adversely affect the Company’s financial position and results of operations.
The Company’s insurance and investment products are also sensitive to interest rate fluctuations and expose the Company to the risk that falling interest rates or credit spreads will reduce the Company’s margin, or the difference between the returns earned on the investments that support the obligations under these products and the amounts that must be paid to policyholders and contractholders. Because the Company may reduce the interest rates credited on most of these products only at limited, pre-established intervals, and because some contracts have guaranteed minimum interest crediting rates, or may be subject to regulatory minimum rates, declines in interest rates may adversely affect the profitability of these products.
There may be economic scenarios, including periods of rising interest rates, that increase the attractiveness of other investments to the Company’s customers, which could increase life insurance policy loan, surrender, and withdrawal activity in a given period. Such situations could result in cash outflows requiring that the Company sell investments at a time when the prices of those investments are adversely affected, which may result in realized investment losses. Unanticipated withdrawals and terminations may also cause the Company to accelerate other expenses, which reduces net income in the period of the acceleration.
The Company’s exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. A widening of credit spreads would increase unrealized losses or decrease unrealized gains in the investment portfolio and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed securities. In addition, market volatility can make it difficult to value certain of the Company’s securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes due to market volatility, which could have a material adverse effect on the Company’s results of operations or financial condition.
The Company invests a portion of its portfolio in alternative investments, such as private equity funds, private debt, real estate funds, hedge funds and tax credit funds. The capital and surplus of the Company can be affected by changes in the underlying value of the investments. In addition, the timing and amount of distributions from such funds, which depend on particular events relating to the underlying investments, as well as the funds’ schedules for making distributions, can be inherently difficult to predict and can impact the Company’s net investment income and net realized capital gains and losses.
The Company’s exposure to equity risk relates primarily to the potential for lower earnings associated with certain of the Company’s insurance businesses, such as variable annuities and investment advisory business, in each case where fee income is generally earned based upon the fair value of the assets under management. In addition, certain of the Company’s annuity products offer guaranteed benefits, which increases its potential benefit exposure. Statutory reserve and capital requirements for these products are sensitive to market movements, which could deplete capital. Increased reserve and capital requirements could lead to rating agency downgrades.
The Company is exposed to many different industries, issuers, and counterparties, and routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, hedge funds and other investment funds and institutions. Many of these transactions expose the Company to credit risk in the event of default of the counterparty. While counterparty risk is generally secured, the Company’s credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due to it. The Company may have further exposure to these issuers in the form of holdings in unsecured debt instruments, derivative transactions and stock investments of these issuers. Realized losses or impairments to the carrying value of these assets may materially and adversely affect the Company’s business, results of operations and financial condition.
For additional information on market risk, see Quantitative and Qualitative Disclosures about Market Risk.
The Company uses derivative instruments to manage exposures and mitigate risks. These derivative instruments primarily include interest rate swaps, currency swaps, total return swaps, futures contracts and options. There can be no assurances these programs will successfully mitigate the associated risks. See Note 2 and Note 6 to the audited statutory financial statements in the F pages of this report for additional information regarding the Company’s use of derivatives instruments.
The Company maintains an Asset Valuation Reserve ("AVR") as established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The Company records an IMR established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. See Note 2 to the audited statutory financial statements included in the F pages of this report for additional information regarding the Company’s use of an AVR and IMR.
Some of the Company’s investments are relatively illiquid.
The Company holds certain investments that may lack liquidity, such as privately placed bonds and structured securities based upon residential or commercial mortgage loans or trust preferred securities, commercial mortgage loans, policy loans, consumer loans secured by securities portfolios, equity real estate, including real estate joint ventures and other limited partnership interests.
If the Company requires significant amounts of cash on short notice in excess of normal cash requirements or is required to post or return collateral in connection with the investment portfolio, derivatives transactions or securities lending activities, the Company may have difficulty selling these investments in a timely manner, be forced to sell them for less than the Company otherwise would have been able to realize, or both.
The Company does not expect to sell, nor is it more likely than not that it will be required to sell, bonds and stocks in an unrealized loss position. Investment losses, however, may be realized to the extent liquidity needs require the disposition of bonds and stocks in unfavorable interest rate, liquidity or credit spread environments.
Securities Lending can affect liquidity and exposes Nationwide to investment risk.
Nationwide currently engages in securities lending. Its securities lending program is managed through Bank of New York Mellon ("BNYM"). As its agent, BNYM lends out securities to approved borrowers and receives cash or U.S. government/agency collateral (non-cash loans). The cash collateral is invested in accordance with the approved investment policy. The investment policy currently is constrained to U.S. Government and Agency collateralized overnight reverse repurchase agreements. BNYM indemnifies Nationwide against borrower default and losses on non-cash loans. Nationwide bears the risks associated with cash investments. There is risk in the reverse repurchase agreements which the cash collateral is invested in. If the counterparty in the repurchase agreement defaults, Nationwide would retain the U.S. government bonds and/or U.S. agency bonds/mortgages. There is risk that the U.S. government bonds and/or U.S. agency bonds/mortgages have declined in value below the level of the cash invested.
The Company has exposure to mortgage-backed securities, which could cause declines in the value of its investment portfolio.
Securities and other capital markets products connected to residential mortgage lending, particularly those backed by non-agency loans, may become less liquid. The value of the Company’s investments in mortgage-backed securities may be negatively impacted by an unfavorable change in or increased uncertainty regarding delinquency rates, foreclosures, home prices, and refinancing opportunities. In addition, securities backed by commercial mortgages are sensitive to the strength of the related underlying mortgage loans, the U.S. economy, and the supply and demand for commercial real estate. Deterioration in the performance of the residential and commercial mortgage sector could cause declines in the value of that portion of the Company’s investment portfolios.

Defaults on commercial mortgage loans and volatility in performance may adversely affect the Company’s results of operations and financial condition.
A decline in the commercial real estate market within the U.S. resulting from changes in interest rates, real estate market conditions or an economic downturn may have a negative impact on the value of the Company’s commercial mortgage loan portfolio. The Company has a broadly diversified commercial mortgage loan portfolio (i.e., property type or geographic location), but negative developments across a certain property type or the occurrence of a negative event within a geographic region may have a significant negative impact, if the Company has some concentration risk within that property type or geographic region. The Company’s operations and financial conditions may be adversely affected by an increase in borrower defaults within the Company’s commercial mortgage loan portfolio.
The determination of the amount of allowances and impairments taken on the Company’s investments is judgmental and could materially impact the results of operations or financial position.
The Company’s determination of the amount of allowances and impairments varies by investment type and is based on its periodic evaluation and assessment of known and inherent risks associated with the relevant asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. The Company updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. Market volatility can make it more difficult to value the Company’s securities if trading in such securities becomes less frequent. In addition, a forced sale by holders of large amounts of a security, whether due to insolvency, liquidity, or other issues with respect to such holders, could result in declines in the price of a security. Furthermore, additional impairments may need to be taken or allowances provided for in the future. Historical trends may not be indicative of future impairments or allowances.
For additional information on the Company’s allowance and impairment review process, see Note 2 to the audited statutory financial statements included in the F pages of this report.
The Company’s valuation of investments is based on amortized cost, fair value, and the equity method of accounting in the Company’s statutory financial statements, which may be significantly different than the values at which the investments may ultimately be realized.
The Company’s investments primarily consist of bonds, stocks, investments in subsidiaries, mortgage loans, policy loans, cash equivalents, short-term investments and alternative investments. On the basis of accounting practices prescribed or permitted by the Department, as applicable, the carrying value of such investments is as follows:
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Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in fair value of bonds stated at fair value are charged to capital and surplus.
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Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation methodology, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).
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Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of "4" through "6", which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in fair value of stocks stated at fair value are charged to capital and surplus.
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The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC, JNL and Eagle, and wholly-owned noninsurance subsidiaries, NISC and NIA, are carried using the equity method of accounting. Investments in NLAIC, JNL and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.
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Commercial mortgage loans are recorded at unpaid principal balance, adjusted for premiums and discounts, less an allowance for credit losses.
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Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

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Cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools.
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Short-term investments primarily consist of outstanding unsecured promissory notes with initial maturity dates of one-year or less with certain affiliates. The Company carries short-term investments at amortized cost, which approximates fair value.
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Alternative investments are generally reported based on the equity method of accounting.
Investments not carried at fair value in the Company’s statutory financial statements (certain bonds and stocks and commercial mortgage loans) may have fair values which are substantially higher or lower than the carrying value reflected in the Company’s statutory financial statements. Each such asset class is regularly evaluated for impairment under the accounting guidance appropriate to the respective asset class.
The Company’s valuation of certain bonds and stocks held at fair value may include methodologies, estimates and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially and adversely affect the Company’s results of operations or financial condition.
See Note 2 to the audited statutory financial statements included in the F pages of this report, for a discussion of the Company’s fair value categories and valuation methodologies.
The determination of fair values in the absence of quoted market prices is based on valuation methodologies, values of securities the Company deems to be comparable, and assumptions deemed appropriate given the circumstances. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within the Company’s statutory financial statements, and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on the Company’s results of operations or financial condition.
Risks Related to the Legal and Regulatory Environment of the Insurance Industry
Certain changes in accounting and/or financial reporting standards issued by the National Association of Insurance Commissioners, state insurance departments, the Securities and Exchange Commission or other standard-setting bodies could have a material adverse impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are required to comply with the Statutory Accounting Principles ("SAP") established by the NAIC and adopted and administered by state departments of insurance. The various components of SAP (such as actuarial reserve methodologies) are subject to review by the NAIC and its task forces and committees, as well as by state insurance departments, in an effort to address emerging issues and otherwise improve or alter financial reporting. Calculations made in accordance with SAP also govern the ability of the Company’s insurance entities to pay dividends to their respective parent companies. The Company cannot predict whether or in what form changes will be enacted and, if so, whether the enacted changes will positively or negatively affect the Company’s insurance entities.
The Accounting Manual provides that state insurance departments may permit insurance companies domiciled therein to depart from SAP through prescribed practices or by granting them permitted practices.
NLIC and NLAIC have elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 ("OAC 3901-1-67") to its derivative instruments hedging indexed products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under OAC 3901-1-67, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims. The application of this prescribed practice on NLIC’s eligible derivative instruments and indexed products resulted in a change of NLIC’s statutory surplus by an immaterial amount as of December 31, 2024 and 2023. The application of this prescribed practice on NLAIC’s eligible derivative instruments and indexed products resulted in a decrease of NLIC’s subsidiary valuation of NLAIC by $227 million and $89 million as of December 31, 2024 and 2023, respectively.

Eagle applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law, which values assumed GMDB and GLWB risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLIC and NLAIC using an alternative reserving basis from the SAP detailed within the Accounting Manual pursuant to Ohio Revised Code Chapter 3964 and approved by the Department. The prescribed practice resulted in an increase of the Company’s subsidiary valuation of Eagle by $529 million and $228 million as of December 31, 2024 and 2023, respectively.
Effective October 1, 2023, Eagle was granted a permitted practice from the Department, allowing Eagle to carry a reinsurance recoverable asset under an excess of loss reinsurance agreement with a third-party reinsurer as an admitted asset that increased NLIC's subsidiary valuation of Eagle by $861 million and $853 million as of December 31, 2024 and 2023, respectively.
Prior to October 1, 2023, Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. on its statutory statements of admitted assets, liabilities and surplus at net admitted asset value for certain universal life and term life insurance policies. Effective October 1, 2023, Olentangy terminated this permitted practice due to NLAIC's recapture of the reinsurance agreements.
However, the Company cannot predict what permitted and prescribed practices any applicable state insurance department may allow or mandate in the future, nor can the Company predict whether or when the insurance departments of states of domicile of the Company’s competitors may permit them to utilize advantageous accounting practices that depart from SAP. Moreover, although states generally defer to the interpretations of the insurance department of the state of domicile with respect to the application of regulations and guidelines, neither the action of the domiciliary state nor the action of the NAIC is binding on a non-domiciliary state. Accordingly, a state could choose to follow a different interpretation. The Company can give no guarantees that future changes to SAP or components of SAP, or the ability to apply a prescribed practice or the granting of permitted practices to the Company’s competitors, will not have a material impact on the Company’s financial condition or results of operations.
The Company’s insurance entities are subject to extensive regulation.
The Company’s insurance entities are subject to extensive state regulatory oversight in the jurisdictions in which each does business, as well as to federal oversight with respect to certain portions of their business. Insurance companies are regulated by the insurance departments of the states in which they are domiciled or licensed. The primary purpose of such regulatory supervision is to protect policyholders, rather than the Company. State insurance authorities have broad administrative powers with respect to various aspects of the insurance business. Accordingly, the Company could be adversely affected by, among other things, changes in state law relating to advertising and marketing; privacy; acquisitions; payment of dividends; the form and content of insurance policies (including pricing); operating and agent licenses; regulation of premium rates; premium tax increases; rating and underwriting restrictions and limitations; asset and reserve valuation requirements; enterprise risk management; surplus requirements; accounting standards; RBC requirements, statutory reserve and capital requirements; assessments by guaranty associations; affiliate transactions; unfair trade and claims practices; admittance of assets to statutory surplus; maximum interest rates on life insurance policy loans and minimum accumulation or surrender values; cyber protocols; the type, amounts and valuations of investments permitted; reinsurance transactions, including the role of captive reinsurance; ESG rules and standards including management and disclosure of climate risks; AI regulations intended to eliminate bias or discrimination in data models, and other matters. Changes in state regulations, or in the interpretation or application of existing state laws or regulations may adversely impact the Company’s pricing, capital requirements, reserve adequacy or exposure to litigation and could increase the costs of regulatory compliance.
Changes are often implemented by state regulators in order to benefit policyholders to the detriment of insurers. State insurance regulators and the NAIC continually re-examine existing laws and regulations and may impose changes in the future that put further regulatory burdens on the Company, and thus, could have an adverse effect on its results of operations and financial condition.
In addition, state insurance laws, rather than federal bankruptcy laws, govern the liquidation or restructuring of insurance companies. Virtually all states in which the Company operates require the Company bear a portion of the loss suffered by some insureds as a result of impaired or insolvent insurance companies via participation in state guaranty associations.
From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, state authority to regulate insurance and reinsurance companies. In addition to legislative initiatives of this type, the NAIC and insurance regulators are regularly involved in a process of re-examining existing laws and regulations and their application to insurance and reinsurance companies.

At the federal level, the Company could be affected by laws and regulations that may affect certain aspects of the insurance industry. While the federal government in most contexts does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, including limitations on antitrust immunity, minimum solvency requirements, systemic risk regulation, grant of resolution authority to a federal agency, uniform market conduct standards, credit for reinsurance initiatives, other proposals at the federal level to replace or streamline state regulatory processes, employment and employee benefits regulation, financial services regulation, and federal taxation, can significantly affect the insurance business.
This state regulatory oversight and various proposals at the federal level could in the future adversely affect the Company’s ability to sustain adequate returns in certain lines of business. The Company cannot predict the effect any proposed or future legislation or change in the interpretation or application of existing laws or regulations may have on its financial condition or results of operations.
A failure to comply with rules and regulations in a jurisdiction could lead to disciplinary action, the imposition of fines or the revocation of the license, permission or authorization necessary to conduct the Company’s business in that jurisdiction, all of which could have a material adverse effect on the continued conduct of business in a particular jurisdiction.
The Company could be adversely affected if its controls designed to ensure compliance with guidelines, policies and legal and regulatory standards are not effective.
The Company’s business is highly dependent on the ability to engage on a daily basis in a large number of insurance underwriting, claims processing and investment activities, many of which are highly complex. These activities often are subject to internal guidelines and policies, as well as to legal and regulatory standards. A control system, no matter how well-designed and operated, can provide only reasonable assurance that the control system’s objectives will be met. Ineffective controls could lead to financial loss, unanticipated risk exposure (including underwriting, credit and investment risk) or damage to the Company’s reputation.
Litigation or regulatory actions could have a material adverse impact on the Company.
Current and future litigation or regulatory investigations and actions in the ordinary course of operating the Company’s business, including class action lawsuits, may negatively affect the Company by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring the Company to change certain aspects of its business operations, diverting management attention from other business issues, harming the Company’s reputation with customers or making it more difficult to retain current customers and to recruit and retain agents or Nationwide employees.
The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.
The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the SEC, the Financial Industry Regulatory Authority, the DOL, the IRS, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.
The amount of statutory capital and surplus that the Company and its insurance subsidiaries have and the amount of statutory capital and surplus they must hold can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control, including equity market and credit market conditions and the regulatory environment and rules.
The Company conducts the vast majority of its business through its licensed insurance entities. Insurance regulators and the NAIC prescribe accounting standards and statutory capital and reserve requirements for the Company and its U.S. insurance entities. The NAIC has established regulations that provide minimum capitalization requirements based on RBC formulas for life insurance companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risk, including equity, interest rate, operational and management and expense recovery risks associated with life and annuity products that contain death benefits and/or certain living benefits.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including the amount of statutory income or losses generated by the Company’s insurance entities (which itself is sensitive to equity market and credit market conditions), the amount of additional capital they must hold to support their business growth, changes in equity market levels, changes in reserve requirements, credit market volatility, changes in consumer behavior, the value of certain bonds in their investment portfolios, the value of certain derivative instruments that do not get hedge accounting treatment, changes in interest rates and foreign currency exchange rates, and changes to the NAIC RBC formulas. Nationally Recognized Statistical Rating Organizations ("NRSROs") may also implement changes to their internal models, which differ from the NAIC RBC model, which have the effect of increasing or decreasing the amount of statutory capital that the Company’s insurance entities must hold in order to maintain their current ratings. Increases in the amount of required statutory reserves reduce the statutory surplus used in calculating the Company’s insurance entities’ RBC ratios.
In addition, the NAIC often considers reforms to the RBC framework which can increase the Company’s capital requirements. See "Business - Regulation - Risk-Based Capital" for further discussion of potential changes to the RBC framework.
The Company’s insurance entities’ statutory surplus and RBC ratios have a significant influence on their financial strength ratings, which, in turn, are important to their ability to compete effectively. To the extent that any of the Company’s insurance entities’ statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, capital may need to be raised. If the Company is unable to raise additional capital in such a scenario, any ratings downgrade that followed could have a material adverse effect on its business, financial condition, results of operations and liquidity.
See Note 14 to the audited statutory financial statements included in the F pages of this report for further discussion of RBC.
Changes in tax laws could adversely affect the Company.
Congress has periodically considered legislation that, if enacted, could materially reduce or eliminate many of the tax advantages of purchasing and owning annuity and life insurance products, such as disallowing a portion of the income tax interest deduction for many businesses that own life insurance. In addition, Congress has considered proposals to further limit contributions to retirement plans and accelerate the distributions from such plans after the death of the participant. If these proposals or other changes affecting the taxation of life insurance and/or annuity contracts, or the qualification requirements for retirement plans, were to be enacted, the Company’s sale of COLI, BOLI, variable annuities, variable life products and other retirement plan products could be adversely affected.
Congress and various state legislatures also have considered proposals to reduce the taxation of certain products or investments that may compete with life insurance. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products, making them less competitive. Such proposals, if adopted, could have a material effect on the Company’s profitability and financial condition or ability to sell such products, and could result in the surrender of some existing contracts and policies.
The products that the Company sells have different tax characteristics, in some cases generating tax deductions for the Company. The level of profitability of certain products is significantly dependent on these characteristics and the Company’s ability to continue to generate taxable income, which is taken into consideration when pricing products and is a component of the Company’s capital management strategies. Accordingly, changes in tax law, the Company’s ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by the Company’s products, could impact product pricing and returns or require the Company to reduce its sales of these products or implement other actions that could be disruptive to the Company’s businesses. In addition, the adoption of "principle-based" approaches for statutory reserves may lead to significant changes to the way tax reserves are determined and thus reduce future tax deductions.
See "Business - Tax Matters" for further discussion of other changes in federal tax laws and regulations that may adversely affect the Company’s business, results of operations and financial condition.
Changes to regulations under ERISA could adversely affect the Company’s distribution model, by restricting the Company’s ability to provide customers with advice.
The prohibited transaction rules of ERISA and the IRC generally restrict the provision of investment advice to ERISA plans and participants and Individual Retirement Account ("IRAs") owners, if the investment recommendation results in fees paid to the individual advisor, his or her firm, or their affiliates, which vary according to the investment recommendation chosen.

Although the DOL issued final regulations which provide limited relief from these investment advice restrictions, the investment advice restrictions could restrict the ability of the Company’s affiliated broker-dealers and their registered representatives to provide investment advice to ERISA plans and participants and with respect to IRAs. Also, the investment advice restrictions may require the fee and revenue arrangements of certain advisory programs to be revenue neutral, resulting in potential lost revenues for these broker-dealers and their affiliates. The 2020 PTE, which took effect on February 16, 2021, was expected to ease some of the investment advice restrictions under ERISA. However, this expectation may change if the Retirement Security Act, discussed earlier, becomes law. Currently, the Retirement Security Act’s anticipated September 23, 2024, effective date has been stayed by Texas federal courts from going into effect pending the outcome of the underlying lawsuits challenging the rule and its amended exemptions.
In recent years, the DOL has issued or proposed several regulations that increase the level of disclosure that must be provided to plan sponsors and participants. These ERISA disclosure requirements will increase the Company’s regulatory and compliance burden, resulting in increased costs. See "Business – The Company’s insurance entities are subject to extensive regulation" for further information on the impact of regulations issued by the DOL.
Changes in state insurance laws regarding the suitability of product sales and fiduciary/best interest standards may affect the Company’s operations and profitability.
The Company’s annuity sales practices are currently subject to strict regulation. State insurance regulators are becoming more active in adopting and enforcing suitability standards with respect to sales of annuities, both fixed and variable. The NAIC amended its annuity suitability model regulation to incorporate a best interest standard. Many states have adopted the amendments, including Ohio. Some states have enacted or proposed legislation to impose new or expanded fiduciary/best interest standards on broker-dealers, investment advisors and/or insurance agents providing services to retail investors. Additionally, some state regulators have adopted or signaled they will be pursuing rule-making in this space. For example, the NY DFS amended the annuity suitability regulation to incorporate the best interest standard for annuity sales and they expanded its scope to include "in-force" recommendations and life insurance policies. Any material changes to the standards governing the Company’s sales practices, including applicable state laws and regulations, could affect the Company’s business, results of operations and financial condition. See "Business—Regulation—Annuity Sales Practices."
Risks Related to the Business and Operations of the Company
The Company is rated by S&P, Moody’s, and A.M. Best, and a decline in ratings could adversely affect the Company’s operations.
Financial strength and claims-paying ability ratings, which various NRSROs publish as indicators of an insurance company’s ability to meet contractholder and policyholder obligations, are important to maintaining public confidence, competitive position, and ability to market products. Such factors are important to policyholders, agents and intermediaries; however, they are not evaluations directed towards the protection of investors and are not recommendations to buy, sell or hold securities. Downgrades in NLIC and its subsidiaries’ financial strength ratings could have an adverse effect on their financial condition and certain of their results of operations in many ways, including reducing new sales and renewals of insurance products, annuities, and other investment products, adversely affecting their relationships with their sales force and independent sales intermediaries, materially increasing the number or amount of policy surrenders and withdrawals by contractholders and policyholders, requiring a reduction in prices to remain competitive, and adversely affecting their ability to obtain reinsurance at reasonable prices or at all.
Additionally, various NRSROs also publish credit ratings for NFS and several of its subsidiaries. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner and are important factors in the Company’s overall funding profile and ability to access certain types of liquidity. Downgrades in the credit ratings for NFS and its subsidiaries could have an adverse effect on the Company’s financial condition and results of operations in many ways, including adversely limiting access to capital markets, potentially increasing the cost of debt and requiring the posting of collateral.
Ratings are subject to ongoing review by A.M. Best, Moody’s, and S&P, and the maintenance of such ratings cannot be assured. If any rating is reduced from its current level, the Company’s financial position and results of operations could be adversely affected. The Company cannot predict what actions rating agencies may take, or what actions it may take in response to the actions of rating agencies, which could adversely affect its business. As with other companies in the financial services industry, the Company’s ratings could be downgraded at any time and without any notice by any NRSRO.
See "Business - Ratings" for further discussion of current financial strength, claims-paying ability and credit ratings.

Guarantees within certain of the Company’s and its insurance entities’ products may adversely affect the Company’s financial condition or results of operations.
The Company offers guarantees which can include a return of no less than the total deposits made on the contract less any customer withdrawals, total deposits made on the contract less any customer withdrawals plus a minimum return, or the highest contract value on a specified anniversary date minus any customer withdrawals following the contract anniversary. These guarantees can also include benefits payable in the event of death, upon annuitization, upon periodic withdrawal or at specified dates during the accumulation period.
NLIC remains ultimately liable for the specific guaranteed benefits and is subject to the risk that reinsurers are unable or unwilling to pay. In addition, NLIC is subject to the risk that hedging and other risk management procedures prove ineffective, or the estimates and assumptions made in connection with their use fail to reflect or correspond to the actual liability exposure, or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These risks, individually or collectively, may have a material adverse effect on the Company’s financial condition or results of operations.
An inability to access the Company’s credit facilities could have a material adverse effect on its financial condition and results of operations.
The Company maintains committed unsecured revolving credit facilities. The Company relies on these facilities as a potential source of liquidity, which could be critical in enabling it to meet its obligations as they come due, particularly during periods when alternative sources of liquidity are limited. The Company’s ability to borrow under these facilities is conditioned on the Company’s satisfaction of covenants and other requirements contained in the facilities. The Company’s failure to satisfy the requirements contained in the facilities would, among other things, restrict the Company’s access to the facilities when needed and, consequently, could have an adverse effect on the Company’s financial condition and results of operations.
Deviations from assumptions regarding future persistency, mortality, morbidity, and interest rates used in calculating reserve amounts could have a material adverse impact on the Company’s results of operations or financial condition.
The Company’s earnings significantly depend upon the extent to which the actual experience is consistent with the assumptions the Company uses in setting prices for its products and establishing liabilities for some future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much the Company will need to pay for future benefits and claims. The process of calculating reserve amounts for some products within a life insurance organization involves the use of a number of assumptions, including those related to persistency (how long a contract stays with a company), mortality (the likelihood of death or the likelihood of survival), morbidity (likelihood of sickness or disability) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). In addition, significant changes in mortality or morbidity could emerge gradually over time, due to changes in the natural environment, including climate change, the health habits of the insured population, treatment patterns and technologies for disease or disability, the economic environment, or other factors. Actual results could differ significantly from those assumed. Although the Company may be permitted to increase premiums or adjust other charges and credits during the life of certain policies or contracts, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability or may cause the policies or contracts to lapse. As such, significant deviations from one or more of these assumptions could result in a material adverse impact on the Company’s life insurance entities’ results of operations or financial condition.
Pricing of the Company’s insurance and deferred annuity products are also based in part upon expected persistency of these products, which is the probability that a policy or contract will remain in force from one period to the next. Persistency within the Company’s annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of the Company’s annuity products being higher than current account values, in light of poor equity market performance or extended periods of low interest rates, as well as other factors. Persistency could be adversely affected generally by developments affecting client perceptions of the Company, including perceptions arising from adverse publicity. Many of the Company’s products also provide the Company’s customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the policy’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of the Company’s annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first lifetime income withdrawal. Results may vary based on differences between actual and expected benefit utilization. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor-owned life insurance, and third-party investor strategies in the annuities business, could adversely affect the profitability of existing business and the Company’s pricing assumptions for new business.
The Company’s risk management policies, practices and procedures could leave it exposed to unidentified or unanticipated risks, which could negatively affect its business or result in losses.
The Company has developed an enterprise-wide risk management framework to mitigate risk and loss to the Company, and maintains policies, procedures and controls intended to identify, measure, monitor, report and analyze the risks to which the Company is exposed. Many of the Company’s risk management strategies or techniques are based upon historical customer and market behavior, and all such strategies and techniques are based to some degree on management’s subjective judgment. The Company cannot provide assurance that its risk management framework, including the underlying assumptions or strategies, will be accurate and effective.
The risk management policies and procedures, including hedge programs at NLIC and NLAIC, utilize derivative financial instruments, and expect to do so in the future. Nonetheless, the Company’s policies and procedures to identify, monitor, and manage both internal and external risks may not effectively mitigate these risks or predict future exposures, which could be different or significantly greater than expected. As the Company’s businesses change and the markets in which the Company operates evolve, the Company’s risk management framework may not evolve at the same pace as those changes. As a result, there is a risk that new products or new business strategies may present risks that are not appropriately identified, monitored or managed. Additional risks and uncertainties not currently known to the Company, or that it currently deems to be immaterial, may adversely affect its business, results of operations and financial condition.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism, or ongoing military and other actions may result in decreases in the Company’s net income, revenue, and assets under management and may adversely impact its investment portfolio.
A large-scale pandemic or epidemic, natural and man-made catastrophes, climate change, the continued threat or acts of terrorism within the U.S. and abroad, ongoing military and other actions, and heightened security measures in response to these types of threats may cause significant volatility and declines in the U.S., European, and other securities markets, loss of life, property damage, additional disruptions to commerce and reduced economic activity. As a result, the Company’s net income and/or revenue, and some of the assets in the Company’s investment portfolio, may be adversely affected by declines in the securities markets and economic activity.
The Company cannot predict whether or the extent to which industry sectors in which it maintains investments may suffer losses as a result of potential decreased commercial and economic activity, how any such decrease might impact the ability of companies within the affected industry sectors to pay the interest or principal on their securities, or how the value of any underlying collateral might be affected.
The Company operates in a highly competitive industry, which can significantly impact operating results.
The Company’s ability to compete is based on a number of factors including scale, service, product features, price, investment performance, commission structure, distribution capacity, financial strength ratings and name recognition. The Company competes with a large number of financial services companies such as banks, mutual funds, broker-dealers, insurers and asset managers, many of which have advantages over the Company in one or more of the above competitive factors. The Company’s revenues and profitability could be impacted negatively due to such competition. The competitive landscape in which the Company operates may be further affected by government-sponsored programs and longer-term fiscal policies. Competitors that receive governmental financing or other assistance or subsidies, including governmental guarantees of their obligations, may have or obtain pricing or other competitive advantages. Competitors that are not subject to the same regulatory framework may also have a pricing advantage as a result of lower capital requirements.
See "Business - Competition" for a further discussion of competitive factors affecting the Company.
The Company’s products and services are complex and are frequently sold through intermediaries, and a failure of such intermediaries to properly perform services, or their misrepresentation of the Company’s products or services, could have an adverse effect on the Company’s business, results of operations and financial condition.
Many of the Company’s products and services are complex and are frequently sold through intermediaries. In particular, the Company is reliant on intermediaries in its unaffiliated distribution channels to describe and explain its products to potential customers. The intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by the Company’s personnel or an intermediary, could adversely affect the Company’s reputation and business prospects, as well as lead to potential regulatory actions or litigation.
The Company’s business success depends, in part, on effective information technology systems and on continuing to develop and implement improvements in technology.
The Company depends in large part on technology systems for conducting business and processing claims, as well as for providing the data and analytics it utilizes to manage its business, and thus the Company’s business success is dependent on maintaining the effectiveness of existing technology systems and on continuing to develop and enhance technology systems that support its business processes and strategic initiatives in a cost- and resource- efficient manner. Some system development projects that are long-term in nature, may negatively impact the Company’s expense ratios as it invests in the projects, and may cost more to complete than the Company expects. In addition, system development projects may not deliver the benefits the Company expects once they are complete, or may be replaced or become obsolete more quickly than expected, which could result in accelerated recognition of expenses. If the Company does not effectively and efficiently manage and upgrade its technology portfolio, including with respect to the technology portfolio of its recently acquired businesses, or if the costs of doing so are higher than it expects, the Company’s ability to provide competitive services to new and existing customers in a cost-effective manner and its ability to implement its strategic initiatives could be adversely impacted.
The Company faces a risk of non-availability and increased cost of reinsurance.
Market conditions beyond the Company’s control determine the availability and cost of the reinsurance protection it purchases. The Company can offer no guarantees that reinsurance will remain continuously available to it to the same extent, and with the same terms and rates, as are currently available. If the Company is unable to maintain its current level of reinsurance or purchase new reinsurance protection in amounts that it considers sufficient and at prices that it considers acceptable, the Company would either have to be willing to accept an increase in its net exposures or reduce its insurance writings. A significant reinsurer’s insolvency or inability to make payments under the terms of a reinsurance treaty could subject the Company to credit risk with respect to its ability to recover amounts due from reinsurers. Because of the risks set forth above, the Company may not be able to collect all amounts due to it from reinsurers, and reinsurance coverage may not be available to it in the future at commercially reasonable rates or at all. These risks could have a material adverse effect on the results of operations or financial condition of the Company.
A breach of information security or other unauthorized data access could have an adverse impact on the Company’s business and reputation.
In the ordinary course of business, the Company collects, processes, transmits, and stores large quantities of personal information, customer financial and health information, and proprietary business information (collectively referred to herein as "Sensitive Information"). The secure processing, storage, maintenance, and transmission of this Sensitive Information are vital to the Company’s operations and business strategy. Although the Company undertakes substantial efforts to reasonably protect Sensitive Information, including internal processes and technological safeguards and defenses that are preventative or detective, and other commercially reasonable controls designed to provide multiple layers of security, Sensitive Information maintained by the Company may be vulnerable to attacks by computer hackers, to physical theft by other third-party criminals, or to other compromise due to error or malfeasance by an individual providing services. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, "hactivists," or state-sponsored groups, as well as non-technical attacks ranging from sophisticated social engineering to simple extortion or threats, which can lead to access, disclosure, disruption or further attacks. Over the past few years there has also been an increase in the sophistication and frequency of AI-driven cyber-attacks as AI technology has evolved rapidly. Such events may expose the Company to civil and criminal liability or regulatory action, require consumer and regulatory notification of the unauthorized data access harming its reputation among customers, deter people from purchasing the Company’s products, cause system interruptions, require significant technical, legal and other remediation expenses, and otherwise have an adverse impact on its business. Third parties to whom the Company outsources certain functions are also subject to the risks outlined above, and if such a third party suffers a breach of information security involving the Company’s Sensitive Information, such breach may result in the Company incurring substantial costs and other negative consequences, including a material adverse effect on its business, financial condition, results of operations and liquidity. The Company offers no guarantees that it will be able to implement information security measures to anticipate or prevent all breaches of information security.

Losses due to system failures or physical locations being unavailable to conduct business could have an adverse impact on the Company’s business and reputation.
Network, utility, telecommunications, business systems, hardware and/or software failures due to a computer virus or cyber-attack, such as a distributed denial of service attack, could prevent the Company from conducting its business for a sustained period of time. The Company’s facilities could be inaccessible due to a disaster, natural or man-made catastrophe, blackout, terrorist attack, pandemic or war. Even if the personnel providing services to the Company are able to report to work, they may be unable to perform their duties for an extended period of time if the Company’s data or systems are disabled or destroyed. There can be no assurance that the Company’s business continuation plans and insurance coverages would be effective in mitigating any negative effects on the Company’s operations or profitability, and the Company could be adversely impacted by any disruption of its ability to conduct business.
Nationwide employee error, misconduct, or excessive risks may be difficult to detect and prevent and could adversely affect the Company.
As an insurance enterprise, the Company is in the business of accepting certain risks. The associates who conduct the Company’s business, including executive officers and other members of management, sales managers, investment professionals, product managers, sales agents, and other personnel, do so in part by making decisions and choices that involve exposing the Company to risk. These include decisions such as setting underwriting guidelines and standards, product design and pricing, determining what assets to purchase for investment and when to sell them, deciding which business opportunities to pursue, and other decisions. Losses may result from, among other things, excessive risk, fraud, errors, failure to document transactions properly, failure to obtain proper internal authorization or failure to comply with regulatory requirements. Although the Company employs controls and procedures designed to monitor individual business decisions and prevent the Company from taking excessive risks, it is not always possible to deter or prevent individual misconduct, and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. The impact of those losses and excessive risks could harm the Company’s reputation and have a material adverse effect on the Company’s financial condition and business operations.
The Company’s business may be adversely affected if Nationwide is unable to hire and retain qualified employees.
There is significant competition from within the financial services and life insurance industries, and from businesses outside those industries, for qualified employees, especially those in key positions and those possessing highly specialized underwriting knowledge. The Company’s performance is largely dependent on the talents, efforts and proper conduct of highly-skilled individuals, including the Company’s senior executives. For many of the Company’s senior positions, it competes for talent not just with insurance or financial service companies, but with other large companies and other businesses. The Company’s continued ability to compete effectively in its business and to expand into new business areas depends on its ability to attract new personnel and to retain and motivate its existing personnel. If the Company is not able to successfully attract, retain, and motivate the personnel that provide services to it, its business, financial results and reputation could be materially and adversely affected.
The Company may be subject to intellectual property risk.
The Company relies on copyright, trademark, patent and trade secret laws, as well as various contractual rights and obligations, to protect its intellectual property. Although the Company uses a broad range of measures to protect its intellectual property rights, third parties may infringe or misappropriate its intellectual property. The Company may resort to litigation in order to enforce its intellectual property rights. Such litigation would represent a diversion of resources that may be significant in amount, and the final outcome of any litigation cannot be predicted with certainty. The Company’s inability to successfully secure or enforce the protection of the Company’s intellectual property assets, despite the Company’s best efforts, could have a material adverse effect on its business and ability to compete.
The Company also may be subject to costly litigation in the event that another party alleges that its operations or activities infringe upon that party’s intellectual property rights. The Company may be subject to claims by third parties for alleged infringement of third-party patents, copyrights, trademarks, trade secrets or breach of any license. If the Company were found to have infringed any third-party intellectual property rights, it could incur substantial liability, and in limited circumstances could be enjoined from providing certain products or services to its customers. Alternatively, the Company could be required to enter into costly licensing arrangements with third parties to resolve any alleged intellectual property infringement claims brought by third parties.

Acquisitions and integration of acquired businesses and dispositions or other structural changes may result in operating difficulties, unforeseen liabilities or asset impairments, and other unintended consequences.
From time to time, the Company may investigate and pursue acquisition or disposition opportunities if it believes that such opportunities are consistent with its long-term objectives and that the potential rewards of an acquisition or disposition justify the risks.
The Company’s ability to achieve certain financial benefits it anticipates from its acquisitions will depend in part upon its ability to successfully grow the businesses consistent with its anticipated acquisition economics. The Company’s financial results could be adversely affected by unanticipated performance issues, unforeseen liabilities, transaction-related charges, diversion of management time and resources to acquisition integration challenges or growth strategies, loss of key Nationwide employees, amortization of expenses related to intangibles, charges for impairment of long-term assets or goodwill and indemnifications.
The process of integrating an acquired company or business can be complex and costly and may create unforeseen operating difficulties and expenditures. Acquired businesses may not perform as projected, any cost savings and other synergies anticipated from the acquisition may not materialize and costs associated with the integration may be greater than anticipated. Acquired businesses may not be successfully integrated, resulting in substantial costs or delays and adversely affecting the Company’s ability to compete. Accordingly, the Company’s results of operations might be materially and adversely affected.
The Company faces compliance obligations and corresponding risk of noncompliance with, and enforcement action under, the Bank Secrecy Act and other anti-money laundering, and sanctions statutes and regulations.
A major focus of U.S. governmental policy on financial institutions is aimed at combating money laundering and terrorist financing. The USA PATRIOT Act of 2001 substantially broadened the scope of U.S. anti-money laundering laws and regulations by imposing significant new compliance and due diligence obligations on regulated companies, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the U.S., in certain circumstances, and by expanding the categories of financial institutions subject to such laws and regulations to include some categories of insurance companies. Certain financial institutions are also prohibited from entering into specified financial transactions and account relationships and must use enhanced due diligence procedures in their dealings with certain types of high-risk clients and implement a written customer identification program. Financial institutions must take certain steps to assist government agencies in detecting and preventing money laundering and report certain types of suspicious transactions without notifying the affected clients. Similarly, the U.S. government has been escalating the obligations and requirements associated with sanctions laws including those enforced by the Treasury Department’s Office of Foreign Assets Control ("OFAC"). Regulatory authorities routinely examine financial institutions to ensure that they have policies and procedures reasonably designed to comply with applicable requirements and for compliance with the policies and procedures and these substantive obligations. Failure of a financial institution to maintain and implement adequate programs, including policies and procedures, to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputational consequences for the institution. Regulatory authorities have imposed cease and desist orders and civil money penalties against institutions found to be violating these obligations. The Company and its subsidiaries are subject to OFAC’s regulations, and anti-money laundering statutes and certain regulations, and its compliance obligations under these rules result in increased costs and allocation of internal resources.
Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of the Company’s business.
The Company distributes many of its individual products through other financial institutions such as banks and broker−dealers. An increase in bank and broker−dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair the Company’s ability to expand its customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to the Company.
LEGAL PROCEEDINGS
See Note 13 to the audited statutory financial statements included in the F pages of this report for a discussion of legal proceedings.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES
There is no established public trading market for NLIC’s shares of common stock. All 3,814,779 issued and outstanding shares of NLIC’s common stock are owned by NFS. NLIC did not repurchase any shares of its common stock or sell any unregistered shares of its common stock during 2024.
There were no dividends paid in 2024, 2023 or 2022.
NLIC currently does not have a formal dividend policy.
See "Business - Regulation - Regulation of Dividends and Other Distributions and Risk-Based Capital" for further discussion of dividend restrictions.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE
Forward-Looking Information
The information included herein contains certain forward-looking statements with respect to the results of operations, businesses and financial condition of the Company made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, words such as "anticipate," "estimate," "expect," "intend," "plan," "believe," "project," "target," "will," "shall," "could," "may" and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements are based on current expectations and involve a number of risks and uncertainties that are difficult to predict. These forward-looking statements are not a guarantee of future performance, and certain important factors that may cause actual results to differ materially from those expressed or implied in such forward-looking statements include, among others, the following possibilities:
(a)
fluctuations in the results of operations or financial condition;
(b)
actual claims losses exceeding reserves for claims;
(c)
difficult economic and business conditions, including financial, capital and credit market conditions as a result of changes in interest rates or prolonged periods of low interest rates, equity prices, volatility, yields and liquidity in the equity and credit markets, as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, epidemics or pandemics, impacting financial markets generally and companies in the Company’s investment portfolio specifically;
(d)
the degree to which the Company chooses not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies the Company does implement;
(e)
changes in certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board ("FASB"), SEC, NAIC or other standard-setting bodies;
(f)
the inability to maintain the availability of systems and facilities in the event of a disaster, natural or man-made catastrophe, blackout, terrorist attack or war;
(g)
heightened competition that affects the cost of, and demand for, the Company’s products, specifically including the intensification of price competition, the entry of new competitors, consolidation, technological innovation and the development of new products by new and existing competitors;
(h)
adverse state and federal legislation and regulation, with respect to, among other things, tax law changes impacting the federal estate tax and tax treatment of life insurance and investment products; limitations on premium levels; restrictions on product approval and policy issuance; increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund service fee payments; changes affecting sales practices, including investigations and/or claims handling and escheat investigations; and regulatory actions of the DOL under ERISA, in particular proposed rule-making with respect to fiduciary obligations, rule-making adopted by regulatory authorities under the Dodd-Frank Act and the Federal Deposit Insurance Act, including SEC comprehensive rulemaking and guidance regarding standards of conduct for broker dealers and investment advisers;
(i)
the inability to mitigate the capital impact associated with statutory reserving and capital requirements;
(j)
failure to maintain or expand distribution channels;
(k)
possible difficulties in executing, integrating and realizing projected results of acquisitions, divestitures and restructurings;

(l)
loss of key vendor relationships or failure of a vendor to protect confidential and proprietary information or otherwise perform;
(m)
changes in interest rates and the equity markets causing a reduction in the market value of the Company’s investment portfolio, investment income and/or asset fees; an acceleration of other expenses; a reduction in separate account assets or a reduction in the demand for the Company’s products; increased liabilities related to living benefits and death benefit guarantees; or an impact on ultimate realizability of deferred tax assets;
(n)
outlook changes and downgrades in the financial strength and claims-paying ability ratings of the Company assigned by NRSROs;
(o)
competitive, regulatory or tax changes that affect the cost of, or demand for, products;
(p)
fluctuations in RBC levels;
(q)
settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheets;
(r)
deviations from assumptions regarding future persistency, mortality and morbidity rates (including as a result of natural and man-made catastrophes, pandemics, epidemics, malicious acts, terrorist acts and climate change), and interest rates used in calculating reserve amounts and in pricing products;
(s)
adverse results and/or resolution of litigation, arbitration, regulatory investigation and/or inquiry;
(t)
the availability, pricing and effectiveness of reinsurance;
(u)
the effectiveness of policies and procedures for managing risk;
(v)
interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;
(w)
adverse consequences, including financial and reputational costs, regulatory problems and potential loss of customers resulting from a breach of information security, a failure to meet privacy regulations, or inability to secure and maintain the confidentiality of proprietary or customers’ personal information;
(x)
the inability to protect intellectual property and defend against claims of infringement;
(y)
realized losses with respect to impairments of assets in the investment portfolio of the Company;
(z)
exposure to losses related to variable annuity guarantee benefits, including from downturns and volatility in equity markets;
(aa)
statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX, Guideline AXXX and principle-based reserving requirements;
(ab)
lack of liquidity in certain investments, access to credit facilities, or other inability to access capital; and
(ac)
defaults on commercial mortgages and volatility in their performance.
The Company undertakes no commitment to revise or update any forward-looking statements as a result of new information, future events or development, except as required by law. For a more complete description of the various risks, uncertainties, and other factors that could affect future results, see Risk Factors.
Overview
The following discussion provides an assessment of the financial position and results of operations of the Company for the three years ended December 31, 2024. This discussion and analysis is based on and should be read in conjunction with the audited statutory financial statements and related notes beginning on page F-1 of this report.
See Business – Overview for a description of the Company and its ownership structure.
See Business – Business Segments for a description of the components of each segment and a description of management’s primary profitability measure.
Revenues and Expenses
The Company earns revenues and generates cash primarily from life insurance premiums, annuity considerations, policy charges, accident and health insurance premiums and net investment income. Life insurance premiums are recognized as revenue over the premium paying period of the related policies. Annuity considerations are recognized as revenue when received. Policy charges are comprised of several components including asset fees, which are earned primarily from separate account values generated from the sale of individual and group variable annuities and life insurance products and cost of insurance charges earned on all life insurance products except traditional, which are assessed on the amount of insurance in force in excess of the related policyholder account value. Policy charges also include administrative fees, which include fees charged per contract on a variety of the Company's products and premium loads on universal life insurance products and surrender fees which are charged as a percentage of premiums/deposits withdrawn during a specified period for annuity and certain life insurance contracts. Accident and health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Net investment income includes earnings on investments supporting fixed annuities, FHLB funding agreements, certain life insurance products and earnings on invested assets not allocated to product segments, all net of related investment expenses.
Management makes decisions concerning the sale of invested assets based on a variety of market, business, tax and other factors. All realized gains and losses generated by these sales are reported in net realized capital gains and losses. Also included in net realized investment gains and losses are the impact of exercised, matured or terminated derivatives, with the exception of derivatives applying the prescribed practice under OAC 3901-1-67 which are recognized in net investment income. All charges related to other-than-temporary impairments of bonds, specific commercial mortgage loans, other investments, and changes in the valuation allowance not related to specific commercial mortgage loans are reported in net realized capital gains and losses.
The Company’s primary expenses include benefits to policyholders and beneficiaries, commissions and other business expenses. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits. Commissions include commissions paid by the Company to affiliates and non-affiliates on sales of products. See Business – Marketing and Distribution for a description of the Company’s unaffiliated and affiliated distribution channels.
Profitability
The Company’s profitability largely depends on its ability to effectively price and manage risk on its various products, administer customer funds and control operating expenses. Lapse rates on existing contracts also impact profitability. The lapse rate and distribution of lapses affect surrender charges.
In particular, the Company’s profitability is driven by premiums and annuity considerations for life and accident and health contracts, fee income on separate account products, general and separate account asset levels and management’s ability to manage interest spread income. Premiums and annuity considerations for life and accident and health contracts can vary based on a variety of market, business and other factors. While asset fees are largely at guaranteed annual rates, amounts earned vary directly with the underlying performance of the separate accounts. Interest spread income is comprised of net investment income, excluding any applicable allocated charges for invested capital, less interest credited to policyholder accounts. Interest spread income can vary depending on crediting rates offered by the Company, performance of the investment portfolio, including the rate of prepayments, changes in market interest rates and the level of invested assets, the competitive environment and other factors.
In addition, life insurance profits are significantly impacted by mortality, morbidity and persistency experience. Asset impairments and the tax position of the Company also impact profitability.
Fair Value Measurements
See Note 2 and Note 7 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s policies for fair value measurements of certain assets and liabilities.
Credit Risk Associated with Derivatives
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Significant Accounting Estimates and Significant Accounting Policies
The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.
See Note 2 to the audited statutory financial statements included in the F pages of this report for a summary of significant accounting policies.

Results of Operations
2024 Compared to 2023
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2024	2023	Change
Revenues
Premiums and annuity considerations	$16,402	$14,670	12%
Net investment income	3,329	3,136	6%
Other revenues	2,764	2,389	16%
Total revenues	$22,495	$20,195	11%
Benefits and expenses
Benefits to policyholders and beneficiaries	$20,838	$17,416	20%
Increase in reserves for future policy benefits and claims	1,967	3,747	(48% )
Net transfers from separate accounts	(3,469)	(3,742)	7%
Commissions	843	766	10%
Reserve adjustment on reinsurance assumed	(144)	(153)	6%
Other expenses	766	702	9%
Total benefits and expenses	$20,801	$18,736	11%
Income before federal income tax expense and net realized capital losses on investments	$1,694	$1,459	16%
Federal income tax expense	67	108	(38% )
Income before net realized losses on investments	$1,627	$1,351	20%
Net realized capital losses on investments, net of tax and transfers to the interest maintenance reserve	(476)	(402)	(18% )
Net income	$1,151	$949	21%
The Company recorded higher net income for the year ended December 31, 2024 compared to 2023, primarily due to smaller increases in reserves for future policy benefits and claims, higher premiums and annuity considerations and increased other revenues. These were partially offset by higher benefits to policyholders and beneficiaries, a decline in net transfers from separate accounts and higher net realized capital losses on investments.
The smaller increase in reserves for future policy benefits and claims was primarily related to decreases during 2024 in fixed COLI and BOLI product and general account PRT product reserves as compared to increases in 2023 as well as a smaller increase in individual deferred fixed annuity contract reserves. These were partially offset by larger increases in deferred registered index-linked annuity and immediate annuity contract reserves and a smaller decrease in individual deferred variable annuity contract guaranteed benefit reserves.
The increase in premiums and annuity considerations was primarily attributable to individual deferred variable annuity considerations, COLI and BOLI premiums, deferred registered index-linked annuity considerations and public sector retirement plan considerations, partially offset by decreases in individual deferred fixed annuity and private sector retirement plan considerations.
The increase in other revenues was primarily associated with COLI and BOLI products.
Higher benefits to policyholders and beneficiaries were principally related to surrender benefits in individual deferred variable annuity contracts and surrender and death benefits in COLI and BOLI products.
The decline in net transfers from separate accounts was primarily associated with higher year-over-year net transfers to separate accounts in variable COLI and BOLI products and separate account PRT products, partially offset by higher year-over-year net transfers from separate accounts in individual deferred variable annuity contracts and public sector retirement plans.
The increase in net realized capital losses on investments, net of tax and transfers, was primarily associated with derivative instruments.

2023 Compared to 2022
The following table summarizes the Company’s results of operations for the years ended:
	December 31,
(in millions)	2023	2022	Change
Revenues
Premiums and annuity considerations	$14,670	$14,535	1%
Net investment income	3,136	2,019	55%
Other revenues	2,389	2,346	2%
Total revenues	$20,195	$18,900	7%
Benefits and expenses
Benefits to policyholders and beneficiaries	$17,416	$15,963	9%
Increase in reserves for future policy benefits and claims	3,747	2,525	48%
Net transfers from separate accounts	(3,742)	(1,635)	(129% )
Commissions	766	810	(5% )
Reserve adjustment on reinsurance assumed	(153)	(161)	5%
Other expenses	702	564	24%
Total benefits and expenses	$18,736	$18,066	4%
Income before federal income tax expense and net realized capital (losses) gains on investments	$1,459	$834	75%
Federal income tax expense	108	100	8%
Income before net realized capital (losses) gains on investments	$1,351	$734	84%
Net realized capital (losses) gains on investments, net of tax and transfers to the interest maintenance reserve	(402)	240	(268% )
Net income	$949	$974	(3% )
The Company recorded lower net income for the year ended December 31, 2023 compared to 2022, primarily due to higher benefits to policyholders and beneficiaries, increases in reserves for future policy benefits and claims and net realized capital (losses) gains on investments, net of tax and transfers. These were partially offset by larger net transfers from separate accounts and increases in net investment income and premiums and annuity considerations.
Higher benefits to policyholders and beneficiaries were principally related to surrender benefits in individual deferred variable annuity contracts and private sector retirement plans.
The increase in reserves for future policy benefits and claims was primarily related to larger reserve increases in individual deferred fixed annuity and immediate annuity contracts that was partially offset by larger reserve decreases in private and public sector retirement plans and individual deferred variable annuity contracts.
Net realized capital losses on investments, net of tax and transfers during 2023 compared to gains in 2022 were primarily associated with derivative instruments in each period.
The increase in net transfers from separate accounts was primarily associated with individual deferred variable annuity contracts, variable COLI and BOLI products, separate account PRT products and retirement plan guarantee products.
The increase in net investment income was principally related to the Corporate Solutions and Other segment.
The increase in premiums and annuity considerations was primarily attributable to individual deferred fixed annuity and immediate annuity contract considerations, partially offset by decreases in deferred registered index-linked annuity contract, individual deferred variable annuity contract and retirement plan guarantee product considerations and COLI and BOLI product premiums.

Business Segments
Annuities
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$8,677	$7,368	18%
Net investment income	882	613	44%
Other revenues	1,652	1,568	5%
Total revenues	$11,211	$9,549	17%
Benefits and expenses
Benefits to policyholders and beneficiaries	$11,533	$8,867	30%
Increase in reserves for future policy benefits and claims	3,797	4,210	(10% )
Net transfers from separate accounts	(5,197)	(4,246)	(22% )
Commissions	624	542	15%
Reserve adjustment on reinsurance assumed	(144)	(153)	6%
Other expenses	184	158	16%
Total benefits and expenses	$10,797	$9,378	15%
Pre-tax operating earnings	$414	$171	142%
Pre-tax operating earnings increased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily driven by higher annuity considerations and net investment income, larger net transfers from separate accounts and a smaller increase in reserves for future policy benefits and claims, partially offset by higher benefits to policyholders and beneficiaries.
The increase in annuity considerations was due to higher sales of individual deferred variable annuity contracts that were driven by enhanced guaranteed benefits, deferred registered index-linked annuity contracts and immediate annuity products. These were partially offset by a decline in sales of individual deferred fixed annuity contracts due to intentional crediting rate actions.
The increase in net investment income was principally due to growth in individual deferred fixed annuity, deferred registered index-linked annuity and individual immediate annuity contracts.
The increase in net transfers from separate accounts primarily reflects higher benefits to policyholders and beneficiaries, partially offset by an increase in annuity considerations for individual deferred variable annuity contracts.
The smaller increase in reserves for future policy benefits and claims was driven by lower sales in individual deferred fixed annuity contracts that was partially offset by higher sales in deferred registered index-linked annuity and immediate annuity contracts and a smaller decrease in guaranteed benefit reserves in individual deferred variable annuity contracts.
The increase in benefits to policyholders and beneficiaries primarily reflects higher surrender benefits in individual deferred variable annuity contracts driven by positive year-over-year market performance increasing account values of surrendered contracts as the higher interest rate environment influenced participant lapse behavior.
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Annuities segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$7,368	$5,758	28%
Net investment income	613	346	77%
Other revenues	1,568	1,629	(4% )

	December 31,
(in millions)	2023	2022	Change
Total revenues	$9,549	$7,733	23%
Benefits and expenses
Benefits to policyholders and beneficiaries	$8,867	$7,978	11%
Increase in reserves for future policy benefits and claims	4,210	2,347	79%
Net transfers from separate accounts	(4,246)	(3,307)	(28% )
Commissions	542	546	(1% )
Reserve adjustment on reinsurance assumed	(153)	(161)	5%
Other expenses	158	136	16%
Total benefits and expenses	$9,378	$7,539	24%
Pre-tax operating earnings	$171	$194	(12% )
Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily driven by a larger increase in reserves for future policy benefits and claims and higher benefits to policyholders and beneficiaries, partially offset by higher annuity considerations, net transfers from separate accounts and net investment income.
The larger increase in reserves for future policy benefits and claims was driven by higher sales in individual deferred fixed annuity and immediate annuity contracts that was partially offset by larger outflows in individual deferred variable annuity contracts and lower sales in deferred registered index-linked annuity contracts.
The increase in benefits to policyholders and beneficiaries reflects higher surrender benefits in individual deferred variable annuity contracts driven by positive year-over-year market performance increasing account values of surrendered contracts as the increasing interest rate environment influenced participant lapse behavior.
The annuity considerations increase was due to higher sales of individual deferred fixed annuity and immediate annuity contracts that were driven by the increasing interest rate environment and partially offset by lower sales in deferred registered index-linked annuity and individual deferred variable annuity contracts due to recent market volatility.
The increase in net transfers from separate accounts primarily reflects a decrease in annuity considerations and higher benefits to policyholders and beneficiaries in individual deferred variable annuity contracts.
The increase in net investment income was principally due to growth in individual deferred fixed annuity, deferred registered index-linked annuity and individual immediate annuity contracts.
Retirement Solutions
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$3,498	$4,150	(16% )
Net investment income	788	835	(6% )
Other revenues	166	187	(11% )
Total revenues	$4,452	$5,172	(14% )
Benefits and expenses
Benefits to policyholders and beneficiaries	$6,758	$6,990	(3% )
Decrease in reserves for future policy benefits and claims	(1,440)	(1,469)	2%
Net transfers from separate accounts	(1,316)	(791)	(66% )
Commissions	80	89	(10% )
Other expenses	244	214	14%
Total benefits and expenses	$4,326	$5,033	(14% )

	December 31,
(in millions)	2024	2023	Change
Pre-tax operating earnings	$126	$139	(9% )
Pre-tax operating earnings decreased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily driven by lower annuity considerations, partially offset by higher net transfers from separate accounts.
The decrease in annuity considerations was primarily related to a decline in sales in fixed private sector retirement plans, partially offset by an increase in public sector retirement plans due to large case acquisitions.
The larger net transfers from separate accounts were principally related to public sector retirement plan products and driven by higher variable benefits to policyholders and beneficiaries, partially offset by increased variable considerations.
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Retirement Solutions segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$4,150	$5,097	(19% )
Net investment income	835	860	(3% )
Other revenues	187	191	(2% )
Total revenues	$5,172	$6,148	(16% )
Benefits and expenses
Benefits to policyholders and beneficiaries	$6,990	$6,662	5%
Decrease in reserves for future policy benefits and claims	(1,469)	(622)	(136% )
Net transfers from separate accounts	(791)	(320)	(147% )
Commissions	89	138	(36% )
Other expenses	214	120	78%
Total benefits and expenses	$5,033	$5,978	(16% )
Pre-tax operating earnings	$139	$170	(18% )
Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily driven by lower annuity considerations and larger benefits to policyholders and beneficiaries, partially offset by higher decrease in reserves for future policy benefits and claims and net transfers from separate accounts.
The decrease in annuity considerations was primarily related to the non-recurrence of a 2022 large case acquisition in retirement plan guarantee products and a reduced level of exchanges from noninsurance trust products in public sector retirement plans.
Benefits to policyholders and beneficiaries increased primarily due to surrender benefits in private sector retirement plan products, partially offset by decreases in surrender benefits in public sector retirement plan and retirement plan guarantee products.
The larger decrease in reserves for future policy benefits and claims in private and public sector retirement plan reserves primarily reflects lower participant account values due to higher volumes of withdrawals.
The larger net transfers from separate accounts was principally related to retirement plan guarantee products and driven by lower annuity considerations, partially offset by decreased surrender benefits to policyholders and beneficiaries.

Life Insurance
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$411	$412	(0% )
Net investment income	285	276	3%
Other revenues	193	200	(4% )
Total revenues	$889	$888	0%
Benefits and expenses
Benefits to policyholders and beneficiaries	$772	$673	15%
Increase in reserves for future policy benefits and claims	69	59	17%
Net transfers from separate accounts	(152)	(64)	(138% )
Commissions	25	25	0%
Other expenses	134	127	6%
Total benefits and expenses	$848	$820	3%
Pre-tax operating earnings	$41	$68	(40% )
Pre-tax operating earnings decreased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily due to higher benefits to policyholders and beneficiaries and larger increases in reserves for future policy benefits and claims, partially offset by higher net transfers from separate accounts.
The increase in benefits to policyholders and beneficiaries was primarily related to variable universal life insurance product and traditional life insurance product surrender and death benefits.
The larger increase in reserves for future policy benefits and claims was driven by a larger year-over-year increase in fixed and indexed universal life insurance product reserves that was partially offset by a larger year-over-year decrease in reserves for traditional life insurance products.
The higher net transfers from separate accounts reflects an increase in benefits to policyholders and beneficiaries for variable universal life insurance products.
2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Life Insurance segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$412	$415	(1% )
Net investment income	276	261	6%
Other revenues	200	200	0%
Total revenues	$888	$876	1%
Benefits and expenses
Benefits to policyholders and beneficiaries	$673	$659	2%
Increase in reserves for future policy benefits and claims	59	45	31%
Net transfers from separate accounts	(64)	(98)	35%
Commissions	25	26	(4% )
Other expenses	127	134	(5% )
Total benefits and expenses	$820	$766	7%
Pre-tax operating earnings	$68	$110	(38% )

Pre-tax operating earnings decreased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily due to lower net transfers from separate accounts, higher benefits to policyholders and beneficiaries and larger increases in reserves for future policy benefits and claims, partially offset by higher net investment income.
The lower net transfers from separate accounts reflects a decrease in benefits to policyholders and beneficiaries and transfers into fixed option funds for variable universal life insurance products.
The increase in benefits to policyholders and beneficiaries were primarily related to fixed universal life insurance product death benefits, partially offset by a decrease in variable universal life insurance product death and surrender benefits.
The increase in change in reserves for future policy benefits and claims was driven by a larger year over year increase in fixed and indexed universal life insurance products reserves that was partially offset by a larger year over year decrease in reserves for variable universal life insurance and traditional life insurance products.
Higher net investment income was primarily associated with growth in fixed universal life insurance products.
Corporate Solutions and Other
2024 Compared to 2023
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2024	2023	Change
Results of Operations
Revenues
Premiums and annuity considerations	$3,816	$2,740	39%
Net investment income	1,374	1,412	(3% )
Other revenues	753	434	74%
Total revenues	$5,943	$4,586	30%
Benefits and expenses
Benefits to policyholders and beneficiaries	$1,775	$886	100%
(Decrease) increase in reserves for future policy benefits and claims	(459)	947	(148% )
Net transfers to separate accounts	3,196	1,359	135%
Commissions	114	110	4%
Other expenses	204	203	0%
Total benefits and expenses	$4,830	$3,505	38%
Pre-tax operating earnings	$1,113	$1,081	3%
Pre-tax operating earnings increased for the year ended December 31, 2024 compared to the year ended December 31, 2023, primarily due to the current year decrease in reserves for future policy benefits and claims, higher premiums and annuity considerations and increased other revenues, partially offset by increases in net transfers to separate accounts and benefits to policyholders and beneficiaries.
The decrease in reserves for future policy benefits and claims during 2024 compared to the increase in 2023 was primarily associated with increased surrender activity and non-recurrence of 2023 large case acquisitions in fixed COLI and BOLI products as well as the net impact of lower general account PRT annuity sales and higher annuity benefits paid.
Higher premiums and annuity considerations were primarily driven by large case acquisitions in variable COLI products and higher separate account PRT annuity sales, partially offset by lower general account PRT annuity sales.
The increase in other revenues was primarily driven by larger internal replacements in COLI and BOLI products.
The increase in net transfers to separate accounts was principally attributable to higher variable COLI and BOLI product premiums and separate account PRT annuity considerations.
Increases in benefits to policyholders and beneficiaries was primarily driven by surrender and death benefits in COLI and BOLI products.

2023 Compared to 2022
The following table summarizes selected financial data for the Company’s Corporate Solutions and Other segment for the years ended:
	December 31,
(in millions)	2023	2022	Change
Results of Operations
Revenues
Premiums and annuity considerations	$2,740	$3,265	(16% )
Net investment income	1,412	552	156%
Other revenues	434	326	33%
Total revenues	$4,586	$4,143	11%
Benefits and expenses
Benefits to policyholders and beneficiaries	$886	$664	33%
Increase in reserves for future policy benefits and claims	947	755	25%
Net transfers to separate accounts	1,359	2,090	(35% )
Commissions	110	100	10%
Other expenses	203	174	17%
Total benefits and expenses	$3,505	$3,783	(7% )
Pre-tax operating earnings	$1,081	$360	200%
Pre-tax operating earnings increased for the year ended December 31, 2023 compared to the year ended December 31, 2022, primarily due to an increase in net investment income and lower net transfers to separate accounts, partially offset by decrease in premiums and annuity considerations, higher benefits to policyholders and beneficiaries and a larger increase in reserves for future policy benefits and claims.
The increase in net investment income was principally due to dividends received from Eagle included in invested assets not assigned to other reportable segments, interest income in the FHLB funding agreement program and growth in COLI, BOLI and PRT products.
The decline in net transfers to separate accounts was primarily attributable to lower premiums and annuity considerations due to the non-recurrence of 2022 large case acquisitions in variable COLI and BOLI products and lower separate account PRT annuity sales.
The non-recurrence of 2022 large case acquisitions in variable COLI and BOLI products was also the primary factor for the decrease in premiums and annuity considerations.
Increases in benefits to policyholders and beneficiaries was driven by interest expense in the FHLB funding agreement program, surrender benefits in COLI and BOLI products and annuity benefit payments in PRT products.
The increase in reserves for future policy benefits and claims was primarily associated with higher general account PRT annuity sales and increased renewal premiums in COLI and BOLI products.
Liquidity and Capital Resources
Liquidity and capital resources demonstrate the overall financial strength of the Company and its ability to generate cash flows from its operations and borrow funds at competitive rates to meet operating and growth needs. The Company’s operations have historically provided substantial cash flow. The Company has sufficient cash resources to meet all current obligations for policyholder benefits, withdrawals, surrenders, dividends and policy loans. The Company also participates in inter-company repurchase agreements or other borrowing arrangements with affiliates to satisfy short-term cash needs.
The most significant long-term contractual obligations of the Company relate to the future policy benefits and claims for its annuity and life insurance products. The Company purchases investments with durations aligned with the expected durations of the liabilities they support.
To mitigate the risks that actual withdrawals may exceed anticipated amounts or that rising interest rates may cause a decline in the value of the Company’s bond investments, the Company imposes market value adjustments or surrender charges on many of its products and offers products where the investment risk is transferred to the contractholder. Liabilities related to separate accounts, where the investment risk is typically borne by the contractholder, comprised 69.2% of total liabilities as of December 31, 2024 and 68.3% as of December 31, 2023.

A primary liquidity concern with respect to annuity and life insurance products is the risk of early policyholder withdrawal. The Company attempts to mitigate this risk by offering variable products where the investment risk is transferred to the policyholder, charging surrender fees at the time of withdrawal for certain products, applying a market value adjustment to withdrawals for certain products in the Company’s general account and monitoring and matching anticipated cash inflows and outflows.
For individual annuity products, surrender charges generally are calculated as a percentage of deposits and are assessed at declining rates during the first seven years after a deposit is made.
For group annuity products, surrender charge amounts and periods can vary significantly depending on the terms of each contract and the compensation structure for the producer. Generally, surrender charge percentages for group products are less than individual products because the Company incurs lower expenses at contract origination for group products. In addition, much of the general account group annuity reserves are subject to a market value adjustment at withdrawal.
Life insurance policies are less susceptible to withdrawal than annuity products because policyholders generally must undergo a new underwriting process and may incur a surrender fee in order to obtain a new insurance policy.
The short-term and long-term liquidity requirements of the Company are monitored regularly to match cash inflows with cash requirements. The Company reviews its short-term and long-term projected sources and uses of funds, investment and cash flow assumptions underlying these projections. The Company periodically adjusts to its investment policies to reflect changes in short-term and long-term cash needs and changing business and economic conditions.
Given the Company’s historical cash flows from operating and investing activities and current financial results, the Company believes that cash flows from activities over the next year will provide sufficient liquidity for the operations of the Company and sufficient funds for interest payments.
Borrowed Money
The Company is a party to a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2024 and 2023.
The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to the effective federal funds rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2024 and 2023.
The Company has agreements with the FHLB to provide short-term financing for operations. These agreements, which were renewed in June 2024 and expire June 2025, allow the Company access to borrow up to $1.1 billion. As of December 31, 2024 and 2023, the Company had no amounts outstanding under these agreements.
See Note 9 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of short-term debt and FHLB funding agreements.
Surplus Notes
The surplus notes below were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against the Company, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.
On December 19, 2001, the Company issued a $300 million surplus note to NFS, with an interest rate of 7.5%, and a maturity date of December 31, 2031. Interest on the note is subject to prior approval of the Department and is payable semi-annually on June 17 and December 17. The Company received approval from the Department and made all scheduled interest payments.
On June 27, 2002, the Company issued an additional $300 million surplus note to NFS, with an interest rate of 8.15%, and a maturity date of June 27, 2032. Interest on the note is subject to prior approval of the Department and is payable semi-annually on April 15 and October 15. The Company received approval from the Department and made all scheduled interest payments.
On December 23, 2003, the Company issued an additional $100 million surplus note to NFS, with an interest rate of 6.75%, and a maturity date of December 23, 2033. Interest on the note is subject to prior approval of the Department and is payable semi-annually on January 15 and July 15. The Company received approval from the Department and made all scheduled interest payments.

On December 20, 2019, the Company issued an additional $400 million surplus note to NFS, with an interest rate of 4.21%, and a maturity date of December 19, 2059. Interest on the note is subject to prior approval of the Department and is payable semi-annually on June 1 and December 1. The Company received approval from the Department and made all scheduled interest payments.
See Note 10 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s usage of surplus notes.
Regulatory Risk-based Capital
Each insurance company’s state of domicile imposes minimum RBC requirements that were developed by the NAIC. RBC is used to evaluate the adequacy of an insurer’s statutory capital and surplus in relation to the risks inherent in the insurer’s business related to asset quality, asset and liability matching, mortality and morbidity, and other business factors. Regulatory compliance is determined annually based on a ratio of a company’s regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Companies with a ratio below 200% (or below 250% with negative trends) are required to take corrective action steps. The Company exceeded the minimum RBC requirements for all periods presented.
See Note 14 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s regulatory RBC.
Investments
General
The Company’s assets are divided into separate account and general account assets. Of the Company’s total assets, $122.9 billion (65%) and $113.3 billion (64%) were held in separate accounts as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the Company held assets of $67.3 billion (35%) and $63.9 billion (36%) in general accounts, respectively, including $65.3 billion of general account invested assets as of December 31, 2024 compared to $61.9 billion as of December 31, 2023.
Separate account assets primarily consist of investments made with deposits from the Company’s variable annuity and variable life insurance business. Most separate account assets are invested in various mutual funds. After deducting fees or expense charges, investment performance is generally passed into the Company’s separate account assets through to the Company’s customers.
The following table summarizes the Company’s general account investments by asset category, as of the dates indicated:
	December 31, 2024		December 31, 2023
(in millions)	Carrying value	% of total	Carrying value	% of total
Invested assets:
Bonds	$45,798	70%	$43,867	71%
Stocks	3,971	6%	3,714	6%
Mortgage loans, net of allowance	9,619	15%	9,144	15%
Policy loans	1,038	2%	969	2%
Derivative assets	194	0%	113	0%
Cash, cash equivalents and short-term investments	1,687	3%	1,555	2%
Securities lending collateral assets	247	0%	359	1%
Other invested assets	2,776	4%	2,198	3%
Total invested assets	$65,330	100%	$61,919	100%
See Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for further information regarding the Company’s investments.
Bonds
The NAIC assigns securities quality ratings and uniform valuations (called NAIC designations), which are used by insurers when preparing their annual statements. For most securities, NAIC ratings are derived from ratings received from nationally recognized rating agencies. The NAIC also assigns ratings to securities that do not receive public ratings. The designations assigned by the NAIC range from class 1 (highest quality) to class 6 (lowest quality). Of the Company’s bonds, 96% were in the two highest NAIC designations as of December 31, 2024 and 2023.

Bonds are generally stated at amortized cost, except those with an NAIC designation of "6", which are stated at the lower of amortized cost or fair value. Changes in the fair value of bonds stated at fair value are charged to surplus.
The following table displays the NAIC designation of the Company’s investment in bonds, as of the dates indicated:
(in millions)	December 31, 2024			December 31, 2023
NAIC designation	Carrying value	Fair value	% of total statement value	Carrying value	Fair value	% of total statement value
1	$24,577	$22,976	54%	$23,341	$22,064	53%
2	19,281	18,056	42%	18,621	17,583	43%
3	1,223	1,177	3%	1,191	1,126	3%
4	536	533	1%	563	547	1%
5	170	161	0%	138	132	0%
6	11	18	0%	13	22	0%
	$45,798	$42,921	100%	$43,867	$41,474	100%
See Note 2 to the Company’s audited statutory financial statements included in the F pages of this report for the policy for valuation of bonds.
Loan-backed structured securities
Loan-backed and structured securities include residential mortgage-backed securities, commercial mortgage-backed securities and certain other asset-backed securities.
The following table displays the NAIC designation of the Company’s investment in loan-backed structured securities, as of the dates indicated:
(in millions)	December 31, 2024			December 31, 2023
NAIC designation	Statement Value	Fair Value	% of total statement value	Statement Value	Fair Value	% of total statement value
1	$8,657	$8,455	98%	$7,695	$7,440	97%
2	118	114	1%	125	118	2%
3	39	35	0%	49	42	1%
4	45	41	1%	38	33	0%
5	18	19	0%	15	16	0%
6	1	7	0%	2	9	0%
	$8,878	$8,671	100%	$7,924	$7,658	100%
Stocks
Stocks are largely comprised of investments in affiliated entities. Refer to Note 2 and Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for information on the valuation methodology and investment in subsidiaries.
Other Invested Assets
The Company’s other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnership, investment in Eagle accounted for under the equity method, and derivatives collateral and receivables.
The following table summarizes the composition of the Company’s carrying value of other invested assets, as of the dates indicated:
	December 31,
(in millions)	2024	2023
Alternative investments:
Private equity and debt funds	$1,485	$1,153
Real estate partnerships	1,068	879
Tax credit funds	70	90

	December 31,
(in millions)	2024	2023
Investment in Eagle	69	69
Total alternative investments	$2,692	$2,191
Derivatives collateral and receivables	84	7
Total other invested assets	$2,776	$2,198
Mortgage Loans, Net of Allowance
As of December 31, 2024, commercial mortgage loans were $9.6 billion, compared to $9.1 billion as of December 31, 2023. There were $434 million and $490 million of outstanding commitments to fund commercial mortgage loans as of December 31, 2024 and 2023, respectively.
As of December 31, 2024 and 2023, the Company has a diversified mortgage loan portfolio with no more than 22% and 23%, respectively, in a geographic region in the U.S., no more than 44% in a property type and no more than 1% with any one borrower.
See Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for additional information on the mortgage loan portfolio.
Other Investment Information
See Note 5 to the Company’s audited statutory financial statements included in the F pages of this report for additional information on the Company’s investment in subsidiaries, real estate, and securities lending agreements. See Note 6 to the Company’s audited statutory financial statements included in the F pages of this report for additional information on the Company’s derivative instruments.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk Sensitive Financial Instruments
The Company is subject to potential fluctuations in earnings and the fair value of some of its assets and liabilities, as well as variations in expected cash flows due to changes in interest rates and equity markets. The following discussion focuses on specific interest rate, foreign currency and equity market risks to which the Company is exposed and describes strategies used to manage these risks. This discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.
Interest Rate Risk
Fluctuations in interest rates can impact the Company’s earnings, cash flows and the fair value of some of its assets and liabilities. In a declining interest rate environment, the Company may be required to reinvest the proceeds from maturing and prepaying investments at rates lower than the overall portfolio yield, which could reduce future interest spread income. In addition, minimum guaranteed crediting rates on certain life and annuity contracts could prevent the Company from lowering its interest crediting rates to levels commensurate with prevailing market interest rates, resulting in a reduction to the Company’s interest spread income.
The following table presents account values by range of minimum guaranteed crediting rates and the current weighted average crediting rates for certain of the Company’s products, as of the dates indicated:
	Annuities[1]		Retirement Solutions[2]		Life Insurance[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
December 31, 2024
Minimum guaranteed crediting rate of 3.51% or greater	$-	-%	$-	-%	$506	4.00%	$1	4.00%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$167	3.45%	$2,591	3.50%	$-	-%	$-	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$995	2.81%	$669	2.70%	$582	3.09%	$2,237	3.11%

	Annuities[1]		Retirement Solutions[2]		Life Insurance[3]		Corporate Solutions and Other
(in millions)	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate	Account value	Weighted average crediting rate
Minimum guaranteed crediting rate of 0.01% to 2.00%	$372	1.99%	$12,169	2.32%	$161	2.47%	$2,189	3.21%
No minimum guaranteed crediting rate[4]	$3,609	-%	$3,461	2.44%	$-	-%	$-	-%

December 31, 2023
Minimum guaranteed crediting rate of 3.51% or greater	$-	-%	$-	-%	$527	4.00%	$1	4.00%
Minimum guaranteed crediting rate of 3.01% to 3.50%	$184	3.47%	$3,248	3.47%	$-	-%	$-	-%
Minimum guaranteed crediting rate of 2.01% to 3.00%	$1,167	2.81%	$2,902	2.39%	$592	3.09%	$2,256	3.09%
Minimum guaranteed crediting rate of 0.01% to 2.00%	$390	1.39%	$12,673	2.54%	$127	2.27%	$2,574	3.11%
No minimum guaranteed crediting rate[4]	$2,344	-%	$1,520	2.21%	$-	-%	$-	-%
1
Includes individual fixed annuity products and the fixed investment options selected within individual variable annuity and indexed products.
2
Includes group fixed annuity products.
3
Includes universal life insurance products and the fixed investment options selected within variable life insurance products.
4
Includes certain products with a stated minimum guaranteed crediting rate of 0%.
The Company attempts to mitigate this risk by managing the maturity and interest-rate sensitivities of certain of its assets to be consistent with those of liabilities. In addition, the Company adheres to a strict discipline of setting interest crediting rates on new business at levels believed to be adequate to provide returns consistent with management expectations.
A rising interest rate environment could also result in a reduction of interest spread income or an increase in policyholder surrenders. Existing general account investments supporting annuity liabilities had a weighted average maturity of approximately eight years as of December 31, 2024. Therefore, a change in portfolio yield will lag changes in market interest rates. This lag increases if the rate of prepayments of securities slows. To the extent the Company sets renewal rates based on current market rates, this will result in reduced interest spreads. Alternatively, if the Company sets renewal crediting rates while attempting to maintain a desired spread from the portfolio yield, the rates offered by the Company may be less than new money rates offered by competitors. This difference could result in an increase in surrender activity by policyholders. If unable to fund surrenders with cash flow from its operations, the Company might need to sell assets. The Company mitigates this risk by offering products that assess surrender charges and/or market value adjustments at the time of surrender, and by managing the maturity and interest-rate sensitivities of assets to approximate those of liabilities.
Asset/Liability Management Strategies to Manage Interest Rate Risk
The Company employs an asset/liability management approach tailored to the specific requirements of each of its products. Each line of business has investment guidelines based on its specific characteristics. The guidelines establish asset maturity and duration, quality and other relevant targets.
An underlying pool or pools of investments support each general account line of business. These pools consist of whole assets purchased specifically for the underlying line of business. In general, assets placed in any given portfolio remain there until they mature (or are called), but active management of specific securities and sectors may result in portfolio turnover or transfers among the various portfolios.
Investment strategies are executed by dedicated investment professionals based on the investment guidelines established for the various pools. To assist them in this regard, they receive periodic projections of investment needs from each line’s management team. Line of business management teams, investment portfolio managers and finance professionals periodically evaluate how well assets purchased and the underlying portfolio match the underlying liabilities for each line. In addition, sophisticated Asset/Liability Management models are employed to project the assets and liabilities over a wide range of interest rate scenarios to evaluate the efficacy of the strategy for a line of business.

Using this information, in conjunction with each line’s investment strategy, actual asset purchases or commitments are made. In addition, plans for future asset purchases are formulated when appropriate. This process is repeated frequently so that invested assets for each line match its investment needs as closely as possible. The primary objectives are to ensure that each line’s liabilities are invested in accordance with its investment strategy and that over- or under- investment is minimized.
As part of this process, the investment portfolio managers provide each line’s management team with forecasts of anticipated rates that the line’s future investments are expected to produce. This information, in combination with yields attributable to the line’s current investments and its investment "rollovers," gives the line management team data to use in computing and declaring interest crediting rates for their lines of business.
The Company’s risk management process includes modeling both the assets and liabilities over multiple stochastic scenarios, as well as certain deterministic scenarios. The Company considers a range of potential policyholder behavior as well as the specific liability crediting strategy. This analysis, combined with appropriate risk tolerances, drives the Company’s investment policy.
Use of Derivatives to Manage Interest Rate Risk
See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage interest rate risk.
Characteristics of Interest Rate Sensitive Financial Instruments
In accordance with SAP and as noted above, the majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company.
See Note 7 to the audited statutory financial statements included in the F pages of this report for a summary of the Company’s assets and liabilities held at fair value.
Foreign Currency Risk
As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. In an effort to mitigate this risk, the Company uses cross-currency swaps. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument generally offsets the changes in the functional-currency equivalent cash flows of the hedged item.
Credit Risk
Credit risk is the risk the Company assumes if its debtors, customers, reinsurers, or other counterparties and intermediaries may be unable or unwilling to pay their contractual obligations when they come due and may manifest itself through the downgrading of credit ratings of counterparties. It is the Company’s policy to monitor credit exposure within the investment portfolio to enable it to provide for future policy obligations and to minimize undue concentrations of assets in any single geographic area, industry, or entity.
See Note 6 to the audited statutory financial statements included in the F pages of this report for details regarding the Company’s evaluation of credit risk associated with derivatives.
Equity Market Risk
Asset fees calculated as a percentage of separate account assets are a significant source of revenue to the Company. As of December 31, 2024 and 2023, approximately 88% and 87% of separate account assets were invested in equity mutual funds, respectively. Gains and losses in the equity markets result in corresponding increases and decreases in the Company’s separate account assets and asset fee revenue.
The Company issues variable annuity contracts through its separate accounts, for which investment income and gains and losses on investments accrue directly to, and investment risk is borne by, the contractholder. The Company also provides various forms of guarantees to benefit the related contractholders. The Company’s primary guarantees for variable annuity contracts include GMDB and GLWB.
Many of the Company’s individual variable annuity contracts offer GMDB features. A GMDB generally provides a benefit if the annuitant dies and the contract value is less than a specified amount, which may be based on premiums paid less amounts withdrawn or contract value on a specified anniversary date. A decline in the stock market causing the contract value to fall below this specified amount, which varies from contract to contract based on the date the contract was entered into as well as the GMDB feature elected, will increase the net amount at risk, which is the GMDB in excess of the contract value. This could result in additional GMDB claims.
The Company offers certain indexed life insurance and annuity products for which the policyholders’ interest credits are based on market performance with caps and floors, and which may also include GMDB and GLWB.
See Note 2 to the audited statutory financial statements included in the F pages of this report for further information regarding these indexed features and guarantees.
Use of Derivatives to Manage Equity Market Risk
To mitigate these risks, the Company enters into a variety of derivatives including futures, options, index options and total return swaps.
See Note 6 to the audited statutory financial statements included in the F pages of this report for a discussion of the Company’s use of derivatives to manage these risks.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Directors of the Registrant
Name	Age	Date Service Began
John L. Carter	62	February 2013
Timothy G. Frommeyer	60	January 2009
Steven A. Ginnan	57	June 2018
Craig A. Hawley	56	August 2024
Holly R. Snyder	57	October 2021
Kirt A. Walker	61	November 2009
For biographical information on Mmes. Snyder and Messrs. Carter, Frommeyer, Ginnan, Hawley, and Walker, please see the information provided below in Executive Officers of the Registrant.
Executive Officers of the Registrant
Name	Age	Position with NLIC
John L. Carter	62	President and Chief Operating Officer
Vinita J. Clements	60	Executive Vice President-Chief Human Resources Officer
James R. Fowler	53	Executive Vice President-Nationwide Chief Technology Officer
Timothy G. Frommeyer	60	Executive Vice President
Mark S. Howard	62	Executive Vice President-Chief Legal Officer
Ramon Jones	55	Executive Vice President-Chief Marketing Officer
Michael W. Mahaffey	52	Executive Vice President-Chief Customer, Strategy and Innovation Officer
Tina S. Ambrozy	54	Senior Vice President-NF Strategic Customer Solutions
Ann S. Bair	62	Senior Vice President-Marketing Management-Financial Services
James D. Benson	59	Senior Vice President-Corporate Controller and Chief Accounting Officer
Joel L. Coleman	59	Senior Vice President-Chief Investment Officer
Rae Ann Dankovic	57	Senior Vice President-Chief Compliance Officer
Steven A. Ginnan	57	Senior Vice President-Chief Financial Officer-Nationwide Financial
Rona Guymon	50	Senior Vice President-Annuity Distribution
Craig A. Hawley	56	Senior Vice President-Nationwide Annuity
Kevin T. Jestice	44	Senior Vice President-Investment Management Group
David P. LaPaul	59	Senior Vice President and Treasurer
Juan J. Perez	44	Senior Vice President-Corporate Solutions
Denise L. Skingle	54	Senior Vice President-Finance & Strategy Legal and Corporate Secretary
Holly R. Snyder	57	Senior Vice President-Nationwide Life
Eric R. Stevenson	61	Senior Vice President-Retirement Solutions
Business experience for each of the individuals listed in the previous table is set forth below:

Kirt A. Walker has been a Director of NLIC since November 2009 and has been Chief Executive Officer of NMIC since October 2019. Immediately prior to that, Mr. Walker was President and Chief Operating Officer of NLIC from December 2009 to October 2019 and President and Chief Operating Officer-Nationwide Financial for NMIC from October 2009 to October 2019. Previously, he served as President and Chief Operating Officer-Nationwide Insurance for NMIC from February 2009 through October 2009, Division President-NI Eastern Operations for NMIC from March 2006 to February 2009, and President-Allied Insurance Operations from August 2003 through March 2006. Mr. Walker has been with Nationwide since 1986.
John L. Carter has been President and Chief Operating Officer of NLIC since October 2019. Previously, Mr. Carter was Senior Vice President–Nationwide Retirement Plans of NLIC from April 2013 to October 2019, President of Nationwide Retirement Solutions, Inc. from July 2015 to October 2019 and President and Chief Operating Officer of Nationwide Retirement Solutions, Inc. from July 2013 to July 2015. He has also served as a Director of NLIC since February 2013. Prior to that time, Mr. Carter served as Senior Vice President of other Nationwide companies from November 2005 to April 2013.
Vinita J. Clements has been Executive Vice President-Chief Human Resources Officer of NLIC since July 2021. Previously, Ms. Clements was Senior Vice President-Human Resources – P&C from November 2018-March 2021. She also served as Senior Vice President-Human Resources – NF from October 2017 to November 2018 and Vice President-Human Resources from January 2016 to October 2017 and Associate Vice President-Human Resources from January 2008 to January 2016.
James R. Fowler has been Executive Vice President-Nationwide Chief Technology Officer of NLIC since September 2021. Previously, Mr. Fowler was Executive Vice President-Chief Information Officer from August 2018 to September 2021. Prior to joining Nationwide, Mr. Fowler was Chief Information Officer for General Electric.
Timothy G. Frommeyer has been Executive Vice President of NLIC and several other Nationwide companies since October 1, 2021 and has served as a Director of NLIC since January 2009. Mr. Frommeyer is currently the CFO of Nationwide Mutual Insurance Company. Previously, Mr. Frommeyer was Senior Vice President–Chief Financial Officer since November 2005.
Mark S. Howard has been Executive Vice President-Chief Legal Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Mr. Howard is also Executive Vice President-Chief Legal Officer of Nationwide Mutual Insurance Company since April 2016. Prior to joining Nationwide, Mr. Howard served as Senior Vice President and Deputy General Counsel of USAA.
Ramon Jones has been Executive Vice President-Chief Marketing Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously, Mr. Jones served as Senior Vice President-Marketing – Financial Services. Mr. Jones has been with Nationwide since 2009.
Michael W. Mahaffey has been Executive Vice President-Chief Customer, Strategy and Innovation Officer of NLIC and Nationwide Life and Annuity Insurance Company since January 2024. Previously, Mr. Mahaffey served as Executive Vice President-Chief Strategy and Corporate Development Officer of NLIC and Nationwide Life and Annuity Insurance Company from December 2022 to January 2024. Previously, Mr. Mahaffey served as Senior Vice President-Chief Risk Officer, and Associate Vice President-Enterprise Risk Management. Mr. Mahaffey has been with Nationwide since 2005.
Tina S. Ambrozy has been Senior Vice President-NF Strategic Customer Solutions since October 2019. Currently, Ms. Ambrozy serves as President of NFS Distributors, Inc. and Nationwide Financial Assignment Company since December 2016 and President of Nationwide Investment Services Corporation since April 2017. Previously, Ms. Ambrozy was Senior Vice President-NF Sales and Distribution of NLIC from December 2016 to October 2019. Ms. Ambrozy has been with Nationwide since 1996.
Ann S. Bair has been Senior Vice President-Marketing Management - Financial Services since October 2020. Ms. Bair has been with Nationwide since 2006 in various marketing roles.
James D. Benson has been Senior Vice President-Corporate Controller and Chief Accounting Officer of NLIC and Nationwide Life and Annuity Insurance Company since December 2022. Previously Mr. Benson was Vice President-Controller from 2005-2011 and Senior Vice President-Controller from 2011-2014 of NLIC. Mr. Benson has been with Nationwide since 1997.
Joel L. Coleman has been Senior Vice President-Chief Investment Officer of NLIC since August 2020. Currently Mr. Coleman is President of Nationwide Asset Management, LLC since July 2020. Prior to joining Nationwide, Mr. Coleman was Chief Investment Officer of Transamerica.

Rae Ann Dankovic has been Senior Vice President-Chief Compliance Officer of NLIC since August 2021. Previously, Ms. Dankovic was Senior Vice President-Nationwide Financial Services Legal of NLIC from February 2013 to August 2021. Ms. Dankovic has been with Nationwide since 1993.
Steven A. Ginnan has been Senior Vice President-Chief Financial Officer-Nationwide Financial of NLIC and several other Nationwide companies since 2018 and has served as Director of NLIC since June 2018. Mr. Ginnan is also President of 525 Cleveland Avenue, LLC since June 2021. Previously Mr. Ginnan served as VP-NF Chief Actuary from August 2006 to September 2012; and VP-Nationwide Financial Services Chief Actuary.
Rona Guymon has been Senior Vice President-Annuity Distribution for NLIC and several other companies within Nationwide since February 2022. Previously, Ms. Guymon was Vice President, Annuity Distribution - Broker Dealer.
Craig A. Hawley has been Senior Vice President-Nationwide Annuity of NLIC and several other companies within Nationwide since August 2024. He has also served as a Director of NLIC since August 2024. Mr. Hawley is currently President of Olentangy Reinsurance, LLC since August 2024, Eagle Captive Reinsurance, LLC since August 2024, and President of Jefferson National Life Insurance Company and Jefferson National Life Insurance Company of New York since August 2024. Previously, Mr. Hawley served as Senior Vice President-Retirement Solutions Sales from January 2022 to August 2024, and Senior Vice President-Annuity Distribution from October 2019 to January 2022. Mr. Hawley has been with Nationwide since March 2017 and was previously with Jefferson National Life Insurance Company in a legal role.
Kevin T. Jestice has been Senior Vice President–Investment Management Group of NLIC since February 2023. Previously, Mr. Jestice was Vice President-Internal Sales Services – Institutional Investments Distribution. Prior to joining Nationwide, Kevin was Principal, Head of Enterprise Advice with Vanguard.
David P. LaPaul has been Senior Vice President and Treasurer of NLIC as well as other Nationwide companies since November 2010. Mr. LaPaul is also a Director for several Nationwide companies. Mr. LaPaul has been with Nationwide since 2010.
Juan J. Perez has been Senior Vice President-Corporate Solutions of NLIC since February 2021 and several other companies within Nationwide. Mr. Perez has been with Nationwide since 2009 in various product, financial, business development roles.
Denise L. Skingle has been Senior Vice President-Finance & Strategy Legal and Corporate Secretary of NLIC and several other companies within Nationwide since June 2020. Ms. Skingle has been with Nationwide since September 2005.
Holly R. Snyder has been Senior Vice President-Nationwide Life since October 2019. Ms. Snyder also serves as Director for NLIC since October 2019. Ms. Snyder has been with Nationwide since 2003 in various product, financial, business development roles.
Eric R. Stevenson has been Senior Vice President-Retirement Solutions of NLIC and several other companies within Nationwide since February 2021. Mr. Stevenson also serves as Director for several companies within Nationwide. Previously, he was Senior Vice President-Workplace Solutions from November 2020 to February 2021 and Senior Vice President-Retirement Plan Sales from January 2019 to November 2020.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the NMIC Human Resources Committee has made under those programs, and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers (NEOs):
2024 Named Executive Officers
John L. Carter – President and Chief Operating Officer ("PEO" of NLIC)
Steven A. Ginnan – Chief Financial Officer – Nationwide Financial ("PFO" of NLIC)
Kirt A. Walker – NMIC Chief Executive Officer
Eric S. Henderson – Senior Vice President – Nationwide Annuity
Eric R. Stevenson – Senior Vice President – Retirement Solutions

Executive Summary
Our mission is to protect people, businesses, and futures with extraordinary care. We exist to create value for members and businesses by protecting what is important to them, helping them build a secure financial future, and providing the best personalized customer experience through competitively priced, high-quality products. We motivate our executives to achieve these goals, in part, by delivering direct rewards including base salary, annual and long-term incentives, and other benefits and perquisites. Consistent with our pay for performance philosophy, we focus our compensation programs on sustained financial performance. Compensation levels will increase or decrease to the extent we meet our pre-established performance expectations.
The discussion below is intended to show how:
•
our financial planning process leads to financial and individual objectives;
•
we identify our industry peers to determine market-competitive levels of target rewards;
•
we incorporate financial and individual objectives into our incentive programs;
•
our executive compensation program is designed to closely link pay and performance and align the interests of our executives with our members;
•
we consider individual performance and use other non-financial factors to create flexibility in our compensation programs; and
•
we consider both the level and form of these rewards, which we believe help us to attract and retain the executive talent that is necessary to create and maintain stakeholder value.
Compensation Process and Roles
Organizational Structure with Respect to Compensation Decisions
Our Named Executive Officers provide services to other Nationwide companies in addition to NLIC. Decisions regarding the total compensation levels of our Named Executive Officers are made by the NMIC Human Resources Committee based on their roles within NFS and NMIC, as applicable. The NMIC Human Resources Committee does not directly consider the roles of Named Executive Officers with respect to NLIC in determining total compensation. Instead, NLIC pays an allocable portion of total compensation for its Named Executive Officers, which is determined pursuant to a cost-sharing agreement among several Nationwide companies. The remainder of the compensation of NLIC’s executive officers was allocated to and paid by other Nationwide companies according to the terms of the cost-sharing agreement.
Amounts we disclose in this prospectus reflect only compensation allocated to and paid by NLIC or its subsidiaries; however, performance is measured at the NFS and/or NMIC level, which includes NLIC performance, when determining compensation for our Named Executive Officers. As a result, metrics and results discussed herein will refer to NFS or NMIC metrics and results, as applicable. The methods we use for the allocation of compensation paid to our Named Executive Officers varies by officer and the type of compensation and is discussed in more detail in "2024 Compensation Program Design and Implementation."
NMIC Board of Directors and NMIC Human Resources Committee
As delegated by our Board of Directors, the NMIC Human Resources Committee's primary purpose is to discharge the responsibilities of the board as to the compensation of our executive officers. The NMIC Human Resources Committee also carries out the Board of Directors' oversight responsibilities by reviewing our human resources, compensation, and benefits practices.
The operation of the NMIC Human Resources Committee is outlined in a charter that has been adopted by the NMIC Board of Directors. The charter provides that the committee's duties include, among other things:
•
establishment of an overall compensation philosophy;
•
oversight and review of human resources programs for directors, executive officers, and associates;
•
approval of salaries, incentive compensation plans, and awards under such plans for certain executive officers, including the NEOs; and
•
oversight of people and culture risk practices, including policy, strategy, tolerance, and control. Key areas of risk oversight include key person risk and succession planning, employment practices, workplace safety, organizational culture, and compensation design.

The NMIC Human Resources Committee is actively engaged throughout the year and met six times during 2024, including executive sessions without management present. The graphic below summarizes the activities performed during a typical compensation cycle.

Compensation Consultants
The NMIC Human Resources Committee has the sole authority to retain and terminate any consultant assisting in the evaluation of compensation and has the power to retain and terminate independent counsel, auditors or others to assist in the conduct of any investigation into matters within the NMIC Human Resources Committee's scope of responsibilities. Compensation Advisory Partners LLC (CAP), the NMIC Human Resources Committee’s external consultant, attended NMIC Human Resources Committee meetings to provide information and perspective on competitive compensation practices, compensation trends on regulatory updates, the competitiveness of executive pay levels, and the alignment of executive pay with company performance, and to raise issues to be addressed by management and/or the NMIC Human Resources Committee. With committee concurrence, management at times directed CAP to collect and analyze data and develop needed background material. CAP has also recommended changes to pay programs and compensation. Management representatives and CAP consultants attend executive sessions of committee meetings as required.
The NMIC Human Resources Committee annually reviews CAP’s independence, considering, among other factors, that CAP provides no other services for us other than those related to its engagement by the NMIC Human Resources Committee as described above. Based on this review, the NMIC Human Resources Committee has determined CAP’s work for the committee to be free from conflicts of interest.
Compensation Governance
Under the guidance of the NMIC Human Resources Committee, Nationwide’s executive compensation programs align with industry best practices including:
WHAT WE DO	WHAT WE DON’T DO
Pay for Performance. A significant percentage of total compensation is pay-at-risk that is connected to performance.	No guaranteed annual salary increases. Annual salary increases are based on evaluations of individual performance and market data.
Independent Compensation Consultant. The NMIC Human
Resources Committee retains an independent consultant to avoid conflicts of interest with the business and management. Other consulting services provided to management are subject to
approval by the NMIC Human Resources Committee.
No Incentive for Short-term Results to the Detriment of Long-term Goals and Results. NEOs’ pay mix is heavily weighted toward long-term incentives.

WHAT WE DO	WHAT WE DON’T DO
Generally, Target Pay at the Median of Market Comparator
Groups. We aim to target compensation at the median of
companies comparable to us in size. We review the peer group annually to ensure alignment of the industry, companies with whom we compete for talent, business complexity, lines of
business, and company size based on revenue.
No Excessive Perquisites. We provide limited perquisites and personal benefits.
Maximum Payout Caps for Broad-based Annual and Long- term Incentive Plans. The maximum payment prior to the exercise of discretion is two times the target amount.
No Excessive Severance Benefits. Severance benefits for the
CEO are limited to two times base salary and annual incentives;
and for Named Executive Officers other than the CEO, severance benefits are limited to one times base salary and annual
incentive.

Clawback of Incentive Compensation. Incentive compensation
is subject to clawback if a material financial accounting
restatement occurs or if we must materially adjust the results of a metric used for funding incentive compensation plans.
Additional events that would trigger the clawback policy include detrimental conduct and solicitation of employees.
No Above Market Target Pay Philosophy. We generally do not aim to position target compensation for our Named Executive Officers above market median.
Meaningful Stretch Goals. We establish clear and measurable performance goals at the beginning of performance cycles. We review the actual pay and performance relationships annually.	No Plans That Encourage Excessive Risk Taking. Risk mitigation is included in sales, broad-based annual, and long- term plan design, and a risk assessment and mitigation plan is reviewed annually.
Role of Executives in Establishing the Compensation of our Named Executive Officers
Upon request of the NMIC Human Resources Committee, members of management may also attend meetings to provide information and answer questions regarding our strategic objectives, financial performance, and legal and regulatory issues impacting the committee's functions. Mr. Walker attends a portion of the meetings of the NMIC Human Resources Committee and assists the Committee by providing recommendations regarding compensation for Mr. Carter. Messrs. Walker, Carter, and Frommeyer assist the NMIC Human Resources Committee by providing recommendations regarding the compensation of Messrs. Ginnan, Henderson, and Stevenson. The NMIC Human Resources Committee and the entire NMIC Board of Directors, as applicable, as described in "Benchmarking and Compensation Target-Setting Process" and "Determination of the Final Annual Incentive Payments", exercise their discretion to modify or accept these recommendations. The NMIC Human Resources Committee also meets in executive session without management when discussing compensation matters and on other occasions as determined by the NMIC Human Resources Committee.
Compensation Objectives and Philosophy
The objectives of our compensation programs are to:
•
align the interests of executives with those of stakeholders;
•
maintain a strong link between pay and individual, line of business, and company performance; and
•
attract, retain, and motivate top-caliber executive officers with compensation that is competitive in level and form.

Compensation Element	Description	Purpose
Base Salary	Cash compensation that is a fixed element of total compensation.	● attract and retain top-caliber executive talent ● recognize executive officers' skills, competencies, experience, and job responsibilities
Annual Incentives	Cash payments awarded after the completion of a one-year performance period.	● reward executives for achieving annual performance goals

Compensation Element	Description	Purpose
Long-term Incentives	Cash awards based on performance over multiple years and subject to forfeiture.
● reward executives for sustained
long-term performance
● retain and motivate executives to ensure
business stability and success
● recognize the achievement of
performance objectives that drive
long-term success, financial stability, and
create value for our customers
● align the interests of executives with
long-term value of our members

Executive Benefits and Perquisites	Includes pension plans, deferred compensation plans, and limited personal perquisites.	● attract and retain top-caliber executive talent ● provide income after retirement and enable saving of income for retirement
Benchmarking and Compensation Decision Process
The NMIC Human Resources Committee uses competitive market analysis to compare our compensation practices to those of companies that compete with us for customers, capital and/or executive-level talent and are similar to us in size, scope, and/or business focus. Our market data sources include publicly disclosed compensation information from companies in two peer groups (described below) that the NMIC Human Resources Committee has identified to provide a holistic view of the competitive market, together with commercially available financial services industry and general industry compensation surveys. For certain Named Executive Officers, we average peer group and survey market data specific to the financial services industry because the NMIC Human Resources Committee believes it is appropriate to compare our positions to others in our market for talent that require similar skills, knowledge, and experience. We also review general industry data to supplement the industry-specific view. We use data sources we believe have the best matches for our positions.
Annually, CAP reviews the Insurance/Financial Services Peer Group and recommends changes, as needed, based on the following criteria:
•
Peer group median revenue should approximate Nationwide’s revenue, and peer companies should generally have revenue between one-third and three-times Nationwide’s revenue;
•
Peer group industry representation should be balanced, reflecting an appropriate mix of insurance and other related industries, as appropriate; and
•
Peer group business mix (i.e., Property & Casualty insurance vs. other insurance and financial services) and geographic footprint (i.e., U.S. vs. non-U.S. operations) should be, on average, comparable to Nationwide.
The review that CAP performed in 2023 resulted in the following companies in the Insurance/Financial Services Peer Group to be used to inform 2024 target compensation recommendations:
•
AFLAC, Incorporated
•
American Express Company
•
American International Group, Inc.
•
Capital One Financial Corporation
•
Chubb Limited
•
Equitable Holdings, Inc.
•
Lincoln National Corporation
•
Met Life, Inc.
•
Principal Financial Group, Inc.
•
The Progressive Corporation
•
Prudential Financial, Inc.
•
The Allstate Corporation
•
The Hartford Insurance Group, Inc.
•
The PNC Financial Services Group, Inc.
•
The Travelers Companies, Inc.
•
U.S. Bancorp
•
Unum Group
•
Wells Fargo & Company

The NMIC Human Resources Committee removed Athene Holding Ltd. From the peer group in 2023.
Public Company Peer Group Proxy Data	Priority	Number of Companies	Revenue (Median)	Assets (Median)
Insurance/Financial Services Peer Group[1]	Primary Reference Point	19	$ 32.6 billion	$ 272.9 billion
General Industry Peer Group[2] (includes the 50 companies closest to Nationwide in the Fortune rankings that publicly disclose executive compensation)	Supplemental Reference Point	50	$51.5 billion	N/A
Nationwide			$ 29.2 billion	$ 270.2 billion
1
2024 insurance/financial services peer group determination
2
Fortune 500 rank for 2024 general industry peer group determination
We generally target pay at the market median because we believe this is a competitive and responsible pay position, necessary to compete for talent; however, when necessary to attract or retain exceptional talent or a unique skill set, we may target total compensation or an individual element of compensation above the median. Annually, we engage in a talent planning process to:
•
anticipate talent demands and identify implications;
•
identify critical roles;
•
conduct talent assessments; and
•
identify successors for critical roles.
The NMIC Human Resources Committee determines the total compensation levels for the Named Executive Officers (which are benchmarked to the competitive external market) as well as the individual elements distributed among base salary and annual and long-term incentives. Annually, we review and may adjust targets for company and individual performance to recognize competitive market compensation and performance in determining the final compensation we deliver to executive officers. The following is an overview of these review procedures.
John L. Carter
In November 2023, CAP also conducted an analysis of competitive market data for Mr. Carter’s roles to inform 2024 compensation recommendations. CAP summarized the 25th, median (50th), and 75th percentile market data for each position and explained any adjustments necessary to attain appropriately competitive compensation. The NMIC Human Resources Committee approved the 2024 executive compensation structure and insurance and financial services peer group used to inform executive compensation decisions. The compensation elements included in the analysis were: base salary, target annual incentive opportunity and target total cash compensation, and target long-term incentive opportunity and target total direct compensation. The analysis considered the size and complexity of each executive’s roles, as measured by assets or direct written premiums, compared to the market data. CAP also considered factors such as:
•
the comparability of job responsibilities to benchmark job responsibilities;
•
experience, tenure, and performance of each executive; and
•
the responsibilities, internal equity, and strategic importance of the positions.
Kirt A. Walker
CAP provided recommendations for Mr. Walker's 2024 compensation program and met with the NMIC Human Resources Committee, which determined a recommendation for Mr. Walker's compensation targets. CAP conducted an analysis of competitive market data in November 2023 to inform 2024 compensation decisions for Mr. Walker. The NMIC Human Resources Committee reviewed and approved 2024 compensation targets for Mr. Walker. The NMIC Human Resources Committee's final decision on target compensation was subject to the NMIC Board of Directors’ assessment of Mr. Walker’s 2023 performance. The NMIC Human Resources Committee met with the NMIC Board to review and approve the target compensation for Mr. Walker.

Steven A. Ginnan, Eric S. Henderson, and Eric R. Stevenson
In November 2023, Nationwide management conducted an analysis of competitive market data for Messrs. Ginnan’s, Henderson’s, and Stevenson’s roles to inform 2024 compensation recommendations. As a delegate of the NMIC Human Resources Committee, Mr. Walker approved the target compensation for Messrs. Ginnan, Henderson, and Stevenson on behalf of the Committee.
2024 Target Compensation Levels and Mix
We compensate executive officers through a mix of base salary, annual incentives, long-term incentives, benefit plans, perquisites, and deferred compensation plans. The plans and the target opportunities for base salary and annual and long-term incentives are reviewed annually by the NMIC Human Resources Committee to ensure total compensation and the mix of pay elements are competitive and changes reflect both the competitive market data and company needs. This ensures we continue to retain talent in key areas and provides a framework for recruiting new talent.
We determine an appropriate mix of pay elements by using the market data as a guideline. In practice, we may adjust individual elements above or below the mix represented in the market data while maintaining the recommended target total compensation range. Some of the reasons we may deviate from the mix of elements represented in market data include:
•
recruiting needs based on compensation received by a candidate in previous positions;
•
year-to-year variation in the market data, indicating the market data may be volatile;
•
differences between the specific responsibilities of our executives' positions and the positions represented in the market data; and
•
a desire to change the alignment of our incentives between annual and long-term goals for certain positions.
For 2024, the analysis resulted in the following compensation levels and mix at target for the Named Executive Officers:
2024 Target Total Direct Compensation

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2024-2026 Performance Period (percentage of target total compensation)	Target Total Direct Compensation	Percentage of Target Total Compensation Attributed to Target Incentives
Carter, John L.	$500,406	175%	$875,710	$1,929,275	$3,305,391	85%
	(15% )		(27% )	(58% )

Executive	Base Salary (percentage of target total compensation)	Target Annual Incentive Percent of Base Salary (percentage of target total compensation)	Target Annual Incentive	Target Long-Term Incentive for 2024-2026 Performance Period (percentage of target total compensation)	Target Total Direct Compensation	Percentage of Target Total Compensation Attributed to Target Incentives
Ginnan, Steven A.	$305,808	80%	$244,646	$345,122	$895,576	66%
	(34% )		(27% )	(39% )
Walker, Kirt A.	$377,255	250%	$943,137	$3,561,727	$4,882,118	92%
	(8% )		(19% )	(73% )
Henderson, Eric S.	$382,629	100%	$382,629	$441,495	$1,206,752	68%
	(31% )		(31% )	(37% )
Stevenson, Eric R.	$297,675	110%	$327,443	$364,500	$989,618	70%
	(30% )		(33% )	(38% )
The elements summarized in the table and chart above illustrate the following points relative to our executive compensation philosophy:
•
Consistent with market practices, a relatively small percentage of the target total direct compensation is provided as base salary, as the NMIC Human Resources Committee believes compensation should be delivered to our Named Executive Officers based on performance.
•
A substantial percentage of the target total direct compensation is comprised of variable incentives, delivered through a mix of annual incentives, which are more focused on short-term financial results, and long-term incentives, which are focused on achievements over multiple years and most closely align with building sustained value for our stakeholders. The NMIC Chief Executive Officer's target pay mix is more heavily weighted toward long-term incentives (73% of target direct compensation), consistent with the role.
The charts below illustrate the percentage change in target total direct compensation, which includes changes to base salary, total target cash (which includes base salary and target annual incentives), and/or long-term incentive targets for the Named Executive Officers in 2024 as compared to 2023.
Target Total Direct Compensation Change in 2024

2024 Compensation Program Design and Implementation
We discuss the following items in this section:

•
what we intend to accomplish with our compensation programs;
•
how we determine the amount for each element of compensation; and
•
the impact of performance on compensation.
The principal elements of 2024 compensation for our Named Executive Officers were base salary and annual and long-term incentives. Each serves a different purpose, as discussed above in "Compensation Objectives and Philosophy."
Base Salary
Our overall pay philosophy is to establish base salaries that are generally at the median of the companies represented in the market data. We typically base a departure from the median on factors such as incumbent experience and industry or functional expertise, scope of job responsibilities as compared to similar positions in the market, special retention needs, and executive performance. In determining adjustments to the Named Executive Officers' salaries for 2024, the NMIC Human Resources Committee evaluated the following:
•
salaries for comparable positions in the marketplace, taking scope of responsibility into account;
•
our recent financial performance, both overall and with respect to key financial indicators;
•
the annual performance evaluation of each executive officer compared to previously established objectives; and
•
internal pay equity.
Base salary rates for the Named Executive Officers increased by an average of 2.6% in 2024. The overall salary increase percentage reflects the impact of competitive market data, a challenging labor market, and individual and company performance.
Annual Incentives
In 2024, we used the Performance Incentive Plan, or "PIP," to provide a portion of at-risk pay to our Named Executive Officers, which promoted our pay-for-performance philosophy. Below are the highlights of our annual incentive plan design and the changes we made in 2024.
•
The PIP provides participants with direct financial rewards in the form of annual incentives the participants earn subject to the achievement of key financial and strategic objectives.
•
In 2024, one set of PIP metrics applied to all Named Executive Officers and reflected a blend of enterprise, corporate staff, and major business line results.
•
The design of incentive plans and reward programs has been used to reinforce a "One Nationwide" strategy, drive an enterprise perspective, and support the alignment of our business operating model.
•
Business unit weights reflect a blend of profit, growth, expense, and customer metrics.
•
Customer metrics are measured at the business unit level, reflecting a blend of internal measures and external customer metrics.
•
The enterprise metric continues to be Consolidated Net Operating Income (CNOI).
•
The maximum payment for each participant is 200% of the participant’s target amount. Any adjustments to printed performance results for incentive purposes are presented to and approved by the NMIC Human Resources Committee. Adjustments to printed performance results for incentive purposes may be made for one-time or unusual financial items that have impacted actual performance, but which management believes should not be included to penalize or receive credit for incentive purposes. Examples may include, but are not limited to:
•
Gains and losses from the acquisition or divestiture of businesses and/or operations;
•
Non-recurring, unanticipated tax adjustments; and
•
Errors and/or omissions during target calculations.
No discretionary adjustments were made in 2024.
•
In 2024, Messrs. Henderson’s and Stevenson’s annual incentive plan included a blend of 60% PIP and 40% Sales Incentive Plan or "SIP," metrics to provide a portion of at-risk pay for their roles. The SIP plan provides direct financial rewards in the form of short-term incentives for the achievement of key enterprise, financial services business unit, and sales and renewal metrics in the annuity and retirement solutions product lines.
•
Our plan also allows the Chief Executive Officer to recommend use of discretion, on approval by the NMIC Human Resources Committee, based on defined guiding principles. Any and all annual incentive performance scores (and corresponding incentive pools), and individual incentive payments may be adjusted up to +/-15%. Proposed adjustments greater than +/-15% require Board approval. The purpose of CEO discretion is to determine if the accomplishments are not adequately reflected in the calculated performance score.
•
The rationale for such discretion may include, but is not limited to:
◼
changes in industry and competitive conditions after target setting;
◼
execution and achievement of key performance indicators that have a longer-term financial impact; and
◼
performance on key performance indicators such as customer experience, associate engagement, Agency ratings, etc. that may not be reflected in the financial results.
Calculating the 2024 Annual Incentive Scores
All Named Executive Officers are compensated using a mix of enterprise, corporate staff, and major business unit metrics. To calculate the overall performance scores for the financial metrics, the performance score on each applicable metric is weighted, adjusted if applicable, and summed, as shown below:

We define the financial goals used in the tables below as follows:
Metric	Definition
Enterprise Metric
Consolidated Net Operating Income (CNOI)
Consolidated Net Operating Income "CNOI" measures our profitability from continuing operations. CNOI excludes the impact of realized gains and losses on sales of investments and hedging instruments, certain hedged items, credit losses, discontinued operations, and extraordinary items, net of tax.

P&C Business Unit Metrics
P&C Adjusted General Operating Expenses	Excludes Incentives, Defense & Adjusting, Commissions, Premium Tax, Fees and all other.
P&C Premium Growth	The increase or decrease in the current performance year-ending business unit premium over the prior performance year-ending business unit premium, as a percentage.
P&C Non-Weather Loss Ratio
Net incurred losses from non-weather perils, excluding contingent suits, divided by earned insurance premiums in the current year. Incurred losses only reflect losses from the current year and prior year development from the previous year.

P&C JD Powers/CEM Customer Metric	Performance results are calculated by averaging the quartile rankings of each product line.
NF Business Unit Metrics

Metric	Definition
NF Return on Capital (adjusted for excess capital)
NF net operating income for the year, excluding interest income on excess capital and adding back debt expense, divided by the total NF equity plus long-term debt at the beginning of the year, excluding excess capital.

NF Adjusted General Operating Expenses	Excludes sales incentives, management incentives, premium and other taxes, licenses and fees, and contingent suits.
NF Sales Growth
NF sales primarily include individual and group annuity considerations, as well as life and specialty insurance premiums calculated in accordance with statutory accounting practices. In addition, NF sales include deposits on administration-only and group trust products within our retirement solutions segment, as well as sales associated with our institutional fund business and securities-backed lending program.

NF Asset Retention
Percentage of assets retained in NF’s key businesses year-over-year. This is calculated in each of the business segments. NF’s retention rate is then calculated using a segment weighting based on revenue.

NF JD Power/Market Metrics	Performance results are calculated by averaging the quartile rankings of each product line.
NF Retirement Solutions Sales Metrics
NF RS: EM/Inst/Govt	First year emerging market, public sector and institutional retirement solutions sales
NF RS: Renewal	Reoccurring public sector retirement solutions sales and private sector retirement solutions sales
NF RS: NWA – EM New	New emerging market, Nationwide Advantage retirement solutions sales
NF RS: IPG	In Plan Guarantee sales
NF Annuity Sales Metrics
NF Annuity: VA	All variable annuity sales with living benefits.
NF Annuity: RILA	All Registered Indexed-Linked Annuity sales (Nationwide Defined Protection Annuity 2.0, Nationwide Defined Protection Annuity, and Nationwide Defender Annuity).
NF Annuity: FIA	All Fixed Index Annuity sales.
NF Annuity: FBB	All non-living benefit sales sold through Advisory or Fee Based Brokerage and JP Morgan Multi-Asset Choice product for annuities sales.
NF Annuity: SPIA/Trad Fix	All single-premium immediate annuity (SPIA) and traditional fixed annuity sales.
Corporate Staff Metrics
Corporate Staff Expense	Includes Finance, HR, Legal, Marketing Staff, Customer, CRE, Aviation, and IT Run. Excludes Brand, IT Build, Foundation/ Charitable Contributions, Management incentives.
CEO Supplemental Metrics
Financial Strength	Manage our business for sustained financial strength.
Customer Centricity	Enhance customer centricity and enable extraordinary care.
Operational Excellence	Deliver operational excellence.
2024 PIP Metrics, Weights, and Performance
Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, (Weight)	Mr. Henderson (Weight)	Mr. Stevenson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2024 Incentive Performance Results	Metric Performance Score
Enterprise Metric

Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, (Weight)	Mr. Henderson (Weight)	Mr. Stevenson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2024 Incentive Performance Results	Metric Performance Score
Enterprise Consolidated Net Operating Income	25.5	30.00	18.00	18.00	$1,240	$2,480	$3,472	$3,151	1.74
NF Business Unit Metrics
NF Return on Capital	7.89	9.29	12.00	12.00	6.9%	11.5%	13.2%	13.7%	2.00
NF Expense: Adjusted General Operating Expenses	3.95	4.64	6.00	6.00	$1,812	$1,759	$1,706	$1,730	1.55
NF Sales Growth	8.88	10.45	13.50	13.50	$41,527	$43,713	$44,899	$50,823	2.00
NF Customer: Asset Retention	3.95	4.64	6.00	6.00	89.85%	92.35%	93.35%	91.03%	0.74
NF Customer: NF JD Power/Market Metrics[1]	2.96	3.48	4.50	4.50	N/A	N/A	1st quartile	2nd quartile	1.33
P&C Business Unit Metrics
Expense: P&C Adjusted General Operating Expenses	3.34	3.93	0.00	0.00	$3,050	$2,961	$2,872	$2,873	1.99
P&C Written Premium Growth	3.34	3.93	0.00	0.00	-5.68%	-3.18%	-1.18%	-9.50%	0.00
P&C Non-Weather Loss Ratio	13.36	15.71	0.00	0.00	48.11%	46.11%	45.11%	43.21%	2.00
P&C Customer: JD Power/CEM Customer Metric[1]	3.34	3.93	0.00	0.00	N/A	3rd quartile	1st quartile	3rd quartile	1.00
NF Annuity Sales Metrics
NF Annuity: VA/RILA/FIA	0.00	0.00	30.00	0.00	$7,536.0	$10,048.0	$12,560.0	$12,321.9	1.91
NF Annuity: SPIA/Trad Fix	0.00	0.00	10.00	0.00	$3,114.0	$4,152.0	$5,190.0	$5,007.1	1.82
NF Retirement Solutions Sales Metrics
NF RS: EM/Inst/Govt	0.00	0.00	0.00	12.00	$3,319.5	$4,426.0	$5,532.5	$5,020.2	1.54
NF RS: Renewal	0.00	0.00	0.00	16.00	$9,310.9	$10,954.0	$12,049.4	$11,389.2	1.40
NF RS: IPG	0.00	0.00	0.00	6.00	$2,055.0	$2,740.0	$3,425.0	$3,635.9	2.00
NF RS: EM New	0.00	0.00	0.00	6.00	$262.5	$350.0	$402.5	$316.0	0.81
Corporate Staff Metric
Corporate Staff Expense	8.50	10.00	0.00	0.00	$1,871	$1,816	$1,762	$1,765	1.94
CEO Supplemental Metrics

Metric ($ in millions)	Mr. Walker (Weight)	Messrs. Carter, Ginnan, (Weight)	Mr. Henderson (Weight)	Mr. Stevenson (Weight)	Threshold (0.50)	Target (1.00)	Maximum (2.00)	2024 Incentive Performance Results	Metric Performance Score
Financial Strength, Customer- Centricity, and Operational Excellence	15.00	0.00	0.00	0.00	Qualitative and quantitative supplemental metrics[2]				1.83
1
Performance results are calculated by averaging the quartile rankings of each product line. Actual calibration for 3rd quartile is 0.67, 2nd quartile is 1.33, and 1st quartile is 2.00.
2
Supplemental Metrics includes objectives related to financial strength, operational excellence, and customer centricity. Metrics include qualitative and quantitative metrics approved by the NMIC Board of Directors.
Determination of the Final Annual Incentive Payments
To determine the 2024 annual incentive compensation payments for our Named Executive Officers, the NMIC Human Resources Committee assessed each executive officer's performance under the PIP, considering the metrics in the tables above in addition to the executive officer's overall performance, our overall financial performance, and management's assessment of performance on individual objectives.
The actual amounts the Named Executive Officers received under the PIP depended solely on the achievement of the approved metrics and the discretion of the NMIC Human Resources Committee to reward individual performance, as described above.
The performance assessment for Mr. Walker, the NMIC Chief Executive Officer, also included supplemental components, which were approved by the NMIC Human Resources Committee. These emphasized:
•
developing world class organization, talent, and culture;
•
enabling execution of strategy with accountability; and,
•
building an accountable and transparent organization.
Each independent director completed a formal evaluation of Mr. Walker’s performance against the non-financial objectives and gave a rating on a five-point scale. After summarizing the results and meeting with the Chair of the NMIC Human Resources Committee, CAP and the NMIC Human Resources Committee met with the NMIC Board of Directors to approve the overall non-financial performance score for Mr. Walker. The score, expressed as a multiple of the weighted target amount, was incorporated into the overall PIP score and approved by the NMIC Board of Directors.
The resulting cash payments for our Named Executive Officers are below:
Executive	Target	Annual Incentive Payment vs. Target	Payment	Summary of Rationale
John L. Carter[1]	$875,710	173.4% of Target	$1,518,852	Performance compared to the PIP enterprise scorecard objectives
Steven A. Ginnan[1]	$244,646	181.9% of Target	$445,012	Performance compared to the PIP enterprise scorecard objectives
Kirt A. Walker[2]	$943,137	171.9% of Target	$1,621,723	Performance compared to the PIP enterprise scorecard objectives and supplemental objectives
Eric S. Henderson[3]	$382,629	177.6% of Target	$679,548	Performance compared to PIP enterprise and NF business unit; and SIP annuity scorecard objectives

Executive	Target	Annual Incentive Payment vs. Target	Payment	Summary of Rationale
Eric R. Stevenson[4]	$327,443	159.6% of Target	$522,598	Performance compared to PIP enterprise and NF business unit; and SIP retirement solutions scorecard objectives
1
Messrs. Carter and Ginnan’s 2024 annual incentive payment included an individual performance discretion adjustment of $30,145 and $29,113 respectfully, to recognize them for achieving above goal performance results.
2
Mr. Walker’s 2024 annual incentive payment did not include individual discretion. Mr. Walker’s award was based on the 85% PIP scorecard results and 15% supplemental objective results.
3
Mr. Henderson’s 2024 annual incentive payment did not include individual discretion. Mr. Henderson’s award was based on the 60% NF PIP scorecard results and 40% annuity sales results.
4
Mr. Stevenson’s 2024 annual incentive payment did not include individual discretion. Mr. Stevenson’s award was based on the 60% NF PIP scorecard results and 40% retirement solutions sales results.
Long-Term Incentives: Long-Term Performance Plan (LTPP)
Three-year Performance Cycle
Consistent with our philosophy of emphasizing pay that is performance-based, long-term incentive compensation constitutes a substantial portion of each Named Executive Officer's total compensation package. The LTPP is intended to accomplish the following objectives:
•
reward sustained long-term value creation with appropriate consideration of risk capacity, appetite, and limits;
•
deliver market-competitive target compensation consistent with organizational performance; and
•
retain and motivate executives to ensure business stability and success.
In 2024, the NMIC Human Resources Committee used the LTPP to award long-term incentives to the Named Executive Officers. The goals used are:
•
Sales and Direct Written Premium growth; and
•
Capital Strength measured by Standard & Poor's capital calculation.
Minimum performance on both metrics is required for a score above 0.0. A situation where Sales and DWP Growth plan is achieved, and Capital Strength is at least AA+ results in a score of 1.00; higher or lower scores will be achieved according to the extent each metric is above or below target. Performance is measured at the end of each year over a three-year period and the final score is the average of the three previous years’ annual scores. A time value of money factor of 3.00% is added to the final payment to account for the length of time between the grant of the target award and the payment.

Three-year Cycle LTPP Performance Matrix and Results for 2024 Year

Executive	2022-2024 LTPP Target	2022-2024 LTPP Payment vs. Target	2022-2024 LTPP Payment[1]
John L. Carter	$1,657,971	193.6% of Target	$3,210,495
Steven A. Ginnan	$225,079	193.6% of Target	$435,844
Kirt A. Walker	$3,001,763	193.6% of Target	$5,812,614
Eric S. Henderson	$441,495	193.6% of Target	$854,910
Eric R. Stevenson	$364,500	193.6% of Target	$705,818
1
2022-2024 LTPP payments were based on a performance factor of 1.88 and time value of money factor of 3.00%.
The 2024 LTPP grants for the 2024-2026 performance cycle are described in "Grants of Plan-Based Awards."
Clawback Policy
If we are required to prepare a material financial accounting restatement or to materially adjust the results of a metric used for funding incentive compensation plans, we may recover from any current or former person we determine to be an elected officer any amount more than what should have been paid, up to and including:
•
The amount of any incentive award under the PIP or LTPP to the extent the restatement impacts the amount awarded;
•
The total amount of awards granted to the extent the restatement impacts the amounts that would have been granted, with such awards valued in good faith at the discretion of the NMIC Board of Directors; and
•
Any other amount determined by the NMIC Board of Directors, in its sole discretion, to have been improperly awarded.
Recovery may, at the NMIC Board of Directors' discretion, be in the form of an adjustment to future incentive awards, as applicable.
For adjustments to incentive plan funding metrics that are not related to an accounting restatement but are considered material for incentive payment purposes, the impacts will be analyzed to determine the degree of incentive plan materiality, and if recovery or additional payments are required, the adjustments will be applied during the next incentive plan payout.

In addition, if an elected officer engages in detrimental conduct, we may recover from the officer all or any portion of incentive compensation that was paid or payable to the officer within the three-year period preceding the date on which we become aware that the officer engaged in detrimental conduct.
For this purpose, "Detrimental Conduct" means any of the following conduct:
•
Misconduct, gross negligence, or commission of a material error, including in a supervisory capacity, that causes, or might reasonably be expected to cause, material reputational, financial or other harm to the Company
•
Material violation of any applicable Company policies, including the Company’s written code of business conduct and ethics
•
Material breach of any written non-competition, non-disclosure, or non-solicitation agreement in effect with the Company.
Personal Benefits and Perquisites
Together with perquisites and other personal benefits, which are the same for all associates (such as health and welfare benefits and pension and savings plans), we provide to our executive officers non-qualified pension and savings plans, deferred compensation plans and personal perquisites, all of which we believe are consistent with market competitive practices. For more information about these personal benefits and perquisites, see the "Summary Compensation Table."
Termination Benefits and Payments
It is Nationwide's practice to provide severance agreements to the NMIC Chief Executive Officer and a limited number of senior executive officers, including our Named Executive Officers. We believe these agreements are a standard industry practice for these positions and are necessary to attract and retain executive officers at this level. Annually, the NMIC Human Resources Committee reviews a competitive analysis of the provisions to ensure alignment with industry practices. The agreements provide certain protections to the executive officer regarding compensation and benefits. In exchange for those protections, the executive officer agrees to keep our information confidential, and agrees not to solicit our employees or customers and not to compete with Nationwide for a specified period following termination. We provide additional information with respect to post-termination benefits provided under these severance agreements in "Potential Payments Upon Termination or Change of Control."
Benefit	Mr. Walker	Messrs. Carter, Ginnan, Henderson and Stevenson
Severance benefits	● 2 x salary	● 1 x salary
Annual bonus for the year of termination	● 2 x actual bonus	● 1 x actual bonus
Outstanding LTPP performance cycles	● Actual payout in accordance with plan vesting provisions	● Actual payout in accordance with plan vesting provisions
Lump sum and gross-up for continuation of health care benefits	● 24 months	● 12 months
Retirement benefits	● Bridge to early retirement if terminated within 3 years of age 55 ● Lump sum for company contribution to 401(k) and Supplemental 401(k) for 24 months	● Bridge to early retirement if terminated within 3 years of age 55 ● Lump sum for company contribution to 401(k) and Supplemental 401(k) for 12 months
Restrictive clauses	● Non-compete for 2 years ● Non-solicitation for 2 years ● Confidentiality	● Non-compete for 1 year ● Non-solicitation for 1 year ● Confidentiality
Certain termination-of-employment events may trigger post-termination payments and benefits if a severance agreement does not apply to the payments and benefits. Those events include retirement, severance, termination for cause, death, disability, and voluntary termination. The details of the benefits and payments made upon termination are also described in "Potential Payments Upon Termination or Change of Control."
Impact of Regulatory Requirements on Compensation
There were no regulatory requirements that influenced our compensation arrangements.

Risk Mitigation in Plan Design
Nationwide’s Enterprise Risk & Capital Management capabilities are linked with business planning and execution. The Risk Appetite framework is embedded in strategy development and informs key decisions regarding growth, resource allocation, product development and pricing, strategic asset allocation, asset-liability management, risk transfer, and target returns. Nationwide has spent considerable time developing an appropriate compensation plan to motivate prudent risk taking in pursuit of business objectives. Our compensation plan strengthens the culture of risk management across the organization through risk and capital metrics embedded in the design. The NMIC Human Resources Committee annually reviews our alignment with governance best practices and regulatory requirements regarding the risks inherent in our compensation policies and practices. The risk assessment is comprehensive and:
•
includes the appropriate review of potential areas of risk in the incentive plans, and design features and internal control processes / governance that mitigate risk and support responsible decision making;
•
considers overall enterprise risk management at Nationwide and interplay with compensation programs; and
•
incorporates checks and balances as it relates to performance measurement, risk considerations, and the structure upon which rewards are earned.
We believe that our executive and broad-based compensation programs do not provide incentives for excessive risk taking and do not lead to risks that are reasonably likely to have a material adverse effect on the company.
Compensation Tables
Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation[1]	Change in Pension Value and Non- qualified Deferred Compensation Earnings[3]	All Other Compensation	Total
John L. Carter President and Chief Operating Officer	2024	$486,539	$0	$3,373,621	$756,614	$50,634 [4]	$4,667,408
	2023	$510,055	$0	$2,488,999	$939,766	$46,805	$3,985,625
	2022	$422,254	$0	$1,970,433	$0	$32,479	$2,425,166
Steven A. Ginnan Chief Financial Officer - Nationwide Financial	2024	$304,007	$0	$424,927	$116,216	$21,552 [5]	$866,702
	2023	$299,300	$0	$343,678	$313,815	$12,831	$969,624
	2022	$240,724	$0	$346,181	$0	$8,026	$594,931
Kirt A. Walker NMIC Chief Executive Officer	2024	$377,255	$0	$4,981,157	$809,593	$84.250 [6]	$6,252,255
	2023	$410,240	$0	$3,885,678	$1,584,447	$75,830	$5,956,195
	2022	$348,789	$0	$3,094,766	$246,180	$53,514	$3,743,249
Eric S. Henderson SVP - Nationwide Annuity	2024	$380,930	$0	$1,141,954	$377,653	$33,818 [7]	$1,934,355
	2023	$398,615	$0	$891,518	$379,805	$21,650	$1,691,588
	2022	$401,569	$0	$977,424	$0	$24,455	$1,403,448
Eric R. Stevenson SVP – Nationwide Retirement Solutions	2024	$296,367	$0	$1,071,129	$240,278	$28,016 [8]	$1,635,790
	2023	-	-	-	-	-	-
	2022	-	-	-	-	-	-
1
Amounts in the summary compensation table above reflect incentive compensation earned under the PIP for the 2023 performance year and the allocated amounts earned under the LTPP for the 2021-2023 cycle that were paid in 2024.
2
Amounts in the table below reflect incentive compensation earned under the PIP for the 2024 performance year and the allocated amounts earned under the LTPP for the 2022-2024 cycle that were paid in 2025.

2025 Incentive Payment Summary2
Executive	2025 PIP Payment	2025 LTPP Payment	2025 Incentive Payments
Mr. Carter	$1,518,852	$3,210,495	$4,729,346
Mr. Ginnan	$445,012	$435,844	$880,855
Mr. Walker	$1,621,723	$5,812,614	$7,434,337
Mr. Henderson	$679,548	$854,910	$1,534,459
Mr. Stevenson	$522,598	$705,818	$1,228,416
3
The change in pension value reflected in summary table includes the change in the NEO’s accumulated benefit under the NRP and SRP. In accordance with Instruction 3 to Item 402(c)(2)(viii), negative values are shown as $0.
4
Includes the contribution we made on behalf of Mr. Carter in the amount of $50,634 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
5
Includes the contribution we made on behalf of Mr. Ginnan in the amount of $21,552 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
6
Includes the actual incremental cost of Mr. Walker's personal use of the company plane in the amount of $27,603; the contribution we made on behalf of Mr. Walker in the amount of $55,361 under the Nationwide Supplemental Defined Contribution Plan; a tax gross-up in the amount of $607 for the actual cost of an executive physical; and $479 the company-paid portion for parking expenses and automotive service in the executive parking garage.
7
Includes the contribution we made on behalf of Mr. Henderson in the amount of $33,818 the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
8
Includes the contribution we made on behalf of Mr. Stevenson in the amount of $28,016 under the Nationwide Supplemental Defined Contribution Plan. Aggregate value of perquisites and personal benefits is less than $10,000.
Grants of Plan-Based Awards in 2024
		Estimated Future Payouts Under Non-equity Incentive Plan Awards
Name	Grant date	Threshold	Target	Maximum
John L. Carter	2/7/2024 [1,2]	$437,855	$875,710	$2,014,133
	2/7/2024 [3]	$0	$1,929,275	$3,974,307
Steven A. Ginnan	2/7/2024 [1,2]	$122,323	$244,646	$562,686
	2/7/2024 [3]	$0	$345,122	$710,951
Kirt A. Walker	2/7/2024 [1,2]	$471,569	$943,137	$2,169,215
	2/7/2024 [3]	$0	$3,561,727	$7,337,158
Eric S. Henderson	2/7/2024 [1,2]	$191,315	$382,629	$880,046
	2/7/2024 [3]	$0	$441,495	$909,480
Eric R. Stevenson	2/7/2024 [1,2]	$163,722	$327,443	$753,119
	2/7/2024 [3]	$0	$364,500	$750,870
1
We calculated thresholds for metrics other than CNOI separately after a $350.0 million performance level was achieved on CNOI. Actual payment may be less than the amount shown for threshold.
2
Represents PIP award. The maximum reflects a 200% maximum performance-based payout and potential discretionary adjustment of 15% that would require NMIC Human Resources Committee approval and any adjustments beyond 15% require NMIC Board of Directors approval.
3
Represents an award under the LTPP for the 2024-2026 performance period. A time value of money factor of 3.15 will be added to the final payment.
Annual Incentive Compensation
On February 6, 2024, we granted annual incentive target opportunities to our Named Executive Officers. The amounts earned for 2024 annual award opportunities are reflected in the "Summary Compensation Table." In 2024, goals under the PIP were met at 159.6% to 181.9% of the target amount. Additional detail is provided in "2024 Compensation Program Design and Implementation."

Long-term Incentive Compensation
On February 6, 2024, we granted long-term incentive target opportunities to Named Executive Officers. The long-term plan performance is based on NF Sales and DWP Growth, and S&P Capital Strength. Performance is measured annually and averaged at the end of a three-year period to determine a final performance score. A time value of money factor of 3.15% was added to the final payment based on the Guaranteed Investment Contract rate as reviewed and approved by the NMIC Human Resources Committee at the time awards are granted.
Pension Benefits for 20241
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[2]	Payments During Last Fiscal Year[3]
John L. Carter	Nationwide Retirement Plan – Account Balance	18.2	$238,111	$–
	Nationwide Supplemental Retirement Plan	18.2	$4,012,301	$–
Steven A. Ginnan	Nationwide Retirement Plan – Final Average Pay	24.3/8.0	$547,882	$–
	Nationwide Supplemental Retirement Plan	25.0	$1,178,438	$–
Kirt A. Walker	Nationwide Retirement Plan – Final Average Pay	18.0/8.0	$341,272	$–
	Nationwide Supplemental Retirement Plan	25.0	$5,902,434	$–
Eric S. Henderson	Nationwide Retirement Plan – Final Average Pay	29.8/8.0	$1,427,306	$–
	Nationwide Supplemental Retirement Plan	28.8	$3,953,476	$–
Eric R. Stevenson	Nationwide Retirement Plan – Account Balance	18.0	$341,246	$–
	Nationwide Supplemental Retirement Plan	16.0	$1,785,618	$–
1
Effective as of January 1, 2024, the Nationwide Retirement Plan ("NRP") was divided into two separate pension plans. The NRP essentially was renamed the Nationwide Retirement Plan – Account Balance (collectively the "NRP-AB"). The Nationwide Retirement Plan – Final Average Pay ("NRP-FAP") was created as a new plan to provide benefits attributable to participants with a final average pay formula benefit or a final average pay formula benefit with an account balance benefit. Effective as of January 1, 2024, the assets and liabilities attributable to the NRP-FAP participants were spun off to the NRP-FAP.
2
These amounts are unaudited.
3
No Named Executive Officer received pension benefits payments in 2024.
The "Pension Benefits for 2024" table reports the years of credited service and the present value of accrued benefits under the Nationwide Retirement Plan Account Balance (collectively the "NRP,") and the Nationwide Supplemental Retirement Plan, or "SRP," as of December 31, 2024. We discuss these plans in more detail below. The reported values are the present value of accrued benefits with benefit commencement occurring at normal retirement age, which is age sixty-five, payable as a life annuity. Optional payment forms are available with reduced payments. A full single lump sum payment option is generally not available. Where applicable, the "Number of years credited service" column for the NRP will reflect years credited for purposes of the final average pay formula and the account balance formula, respectively.
Credited Service
The credited service reported in the "Pension Benefits for 2024" table represents complete years of credited service under the NRP and SRP; however, the NRP and the SRP provide for crediting of service in different ways. The NRP provides one month of credited service for each month a participant works, beginning with the participant's hire date. The SRP credits service based on the date an individual first becomes a participant. For details regarding how the SRP credits service, see the "Nationwide Supplemental Retirement Plan" section below. We do not provide credited service under the NRP or the SRP on a more favorable basis for the named executives than for other eligible participants.
Present Value of Accumulated Benefits
The reported present values of accumulated benefits, which are payable as a life annuity, are based upon the benefit earned from service and compensation as of December 31, 2024. The present values assume the participant survives to and commences his or her benefit at the earliest age at which unreduced benefits are payable, which is age sixty-five.
We base the present value determinations on the measurement date, discount rate, and post-retirement mortality in accordance with FASB ASC 715, Compensation-Retirement Benefits. For the December 31, 2024, and 2023 valuations, the discount rates used under this guidance were 5.60% and 4.95%, respectively. There is no mortality discount prior to age sixty-five in the values reported above.
Pension plan compensation includes base salary and certain management incentives.

Qualified and Supplemental Pension Plans
Nationwide Retirement Plans (Final Average Pay and Account Balance)
Effective as of January 1, 2024, Nationwide maintains two separate qualified defined benefit plans. One is called the Nationwide Retirement Plan – Final Average Pay ("NRP-FAP") and the other is called the Nationwide Retirement Plan – Account Balance ("NRP-AB").
Nationwide employees, including the Named Executive Officers, whose pension benefit is based solely on an account balance formula, participate in the NRP-AB. Any participant, including a Named Executive Officer, whom we hired on or after January 1, 2022, will receive benefits under the NRP-AB.
The NRP-FAP and NRP-AB are collectively referred to as the "NRP". Participants become fully vested in the NRP after the completion of three years of service. The accrued benefit is payable as a life annuity. Optional payment forms are available, however, with reduced payments. A full, single lump sum payment option is generally not available.
The NRP allows a participant the option of receiving his or her benefit at any age, provided that he or she is vested when he or she leaves Nationwide. If a participant terminates his or her employment with Nationwide before age sixty-five, and decides to receive benefits before age sixty-five, the participant will receive an actuarially reduced monthly benefit amount to reflect the longer payout period due to early distribution.
The NRP provides a pre-retirement death benefit payable to a participant's spouse. The NRP also provides for the funding of retiree medical benefits under Section 401(h) of the Internal Revenue Code.
The Final Average Pay Formula
We compute the final average pay, or "NRP-FAP", formula benefit as follows:
•
1.25% of the participant's final average compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years subject to the limitations set forth in the Internal Revenue Code; plus
•
0.50% of the participant's final average compensation in excess of Social Security covered compensation, as defined below, multiplied by the number of years of service, up to a maximum of thirty-five years and subject to the limitations set forth in the Internal Revenue Code.
For services rendered prior to January 1, 1996, final average compensation is equal to the average of the highest three consecutive covered compensation amounts of the participant in the participant's last ten years of service. For services rendered on January 1, 1996, or later, final average compensation is equal to the average of the highest five consecutive covered compensation amounts of the participant in the participant's last ten years of service. The NRP defines covered compensation to mean all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excluding:
•
severance pay and other amounts following the later of: (i) the pay period that includes the participant's date of termination, or (ii) the pay period in which the participant's date of termination is posted to Nationwide’s payroll system;
•
company car value or subsidy or reimbursement for loss of company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provisions of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date on which a participant's employment status changes from eligible to ineligible and during the period he or she is ineligible.

Covered compensation is subject to Internal Revenue Code limits and, for purposes of determining final average compensation, is calculated on a calendar-year basis.
Social Security covered compensation means the average of the Social Security wage bases in effect during the thirty-five-year period ending with the last day of the year that the participant attains Social Security retirement age. The portion of a participant's benefit attributable to years of service with certain Nationwide companies credited prior to 1996 is also subject to post-retirement increases following the commencement of benefits or the participant's attainment of age sixty-five, whichever is later.
Account Balance Formula
For employees hired (or rehired) before January 1, 2002, benefits are the greater of the FAP formula determination or the account balance formula, described below. These benefits are provided under the NRP-FAP. We use the account balance formula to determine the retirement benefit under the NRP for all employees hired or rehired on or after January 1, 2002, which are provided under the NRP-AB. For the NRP-FAP, the notional account under the account balance formula is comprised of the following components:
•
Opening Balance Amount: We determined the accrued benefit under the FAP formula as of December 31, 2001, and converted this accrued benefit into a lump sum that reflected the current value of that benefit; plus
•
Pay Credits: We add amounts to the account every pay period based on the participant's years of service and compensation. The pay credits range from 3% of pay if the participant has up to thirty-five months of service, plus 3% of pay over the Social Security wage base for the year in question, to 7% of pay for those with over twenty-two years of service, plus 4% of pay over the Social Security wage base for the year in question; plus
•
Interest Credits: We add interest amounts to the account on a biweekly basis based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
Effective January 1, 2010, participants eligible for the FAP formula are not eligible to receive pay credits under the account balance formula after December 31, 2009; however, such participants do continue to receive interest credits on their account balance benefit.
Participants under the FAP-AB receive pay credits and interest credits as noted in the description above, but do not have an opening account balance, since they did not have a final average pay benefit that needed to be converted into an opening account balance.
Transition from FAP Formula to Account Balance Formula for Certain NRP-FAP Participants
Notwithstanding the foregoing description of NRP-FAP benefit calculation(s), for participants who were actively employed and accruing benefits under the FAP formula as of December 31, 2016, but had not yet attained age 55 as of such date, their FAP benefit accruals ceased as of such date. These participants accrue NRP-FAP benefits under the account balance formula after December 31, 2016. As a result, such participants’ overall accrued benefit under the NRP will generally be equal to the sum of:
The FAP benefit accumulated through December 31, 2016
PLUS
The account balance benefit accrued after December 31, 2016.
Nationwide Supplemental Retirement Plan
Nationwide maintains the Nationwide Supplemental Retirement Plan, or "SRP," an unfunded, nonqualified supplemental defined benefit plan. The SRP provides supplemental retirement benefits to individuals who are in an executive-level position and who are receiving compensation in excess of the limits set by Section 401(a)(17) of the Internal Revenue Code. An individual's participation in the SRP begins the first day of January of the calendar year following the date they meet the eligibility requirements.
Individuals who became participants prior to January 1, 2013 generally receive the following benefits under the SRP:
•
1.25% of the participant's final average compensation, as defined in the "Final Average Pay Formula" section above, multiplied by the number of years of service, up to a maximum of forty years; plus
•
0.75% of the participant's final average compensation in excess of Social Security-covered compensation, as defined in " Final Average Pay Formula " above, multiplied by the number of years of service, up to a maximum of forty years; minus

•
benefits the executive accrued under the NRP.
Individuals who became participants on or after January 1, 2013 receive the following benefits under the SRP:
•
a pay credit for each year in which the participant is employed on December 31 equal to 7% of the excess of such participant’s covered compensation for such year over the limit set by Section 401(a)(17) of the Internal Revenue Code; plus
•
a biweekly interest credit based on the thirty-year United States Treasury bill rate in effect from the second month preceding the current quarter. The minimum interest rate is 3.25%.
For purposes of the SRP, the definition of "covered compensation" is the same as described above in the "Final Average Pay Formula" section, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide.
To the extent permitted under the rules governing nondiscrimination for the NRP, all or a portion of the benefit under the SRP for participants who were fully vested on December 31, 2008, was transferred to the NRP.
In addition, the SRP provides all participants with a minimum benefit equal to the accrued benefit under the SRP as of December 31, 2007. For participants who first became eligible on or after January 1, 1999, and before January 1, 2007, benefits vest over a period of five years. Benefits vest for participants who first become eligible on or after January 1, 2007, over a period of 49 months. The vested percentage is based on the lesser of the participant's vested percentage in the NRP or the vested percentage pursuant to a specified vesting percentage schedule under the SRP.
For all individuals who are new participants on or after January 1, 2009, the SRP credits service by providing twelve months of credited service on the date they become a participant and credits twelve months of service for each subsequent calendar year only if the individual meets the eligibility requirements as of the last day of the calendar year. For individuals who were participants in the SRP before January 1, 2009, the SRP provides one month of credited service for each month the participant performs service, beginning on the participant's date of hire through December 31, 2007. After December 31, 2007, these participants received credits for twelve months of service for a calendar year only if the individual meets the SRP eligibility requirements as of the last day of the calendar year.
Effective January 1, 2010, the SRP no longer provides a subsidized early retirement benefit for participants whose benefit calculation includes months of credited service accrued or credited on or after January 1, 2010. For an affected participant, the SRP determines his or her benefit by providing the greatest of three benefit calculations:
•
his or her SRP benefit as of December 31, 2007, with the subsidized early retirement factors;
•
his or her total benefit as of December 31, 2009 minus the benefits accrued under the NRP at date of termination, with the subsidized early retirement factors; or
•
his or her SRP benefit without subsidized early retirement factors at the date of termination.
Effective January 1, 2016, the maximum number of SRP participation service years includable in an individual’s benefit determination under the SRP is reduced from 40 years to 25 years. For SRP participants who had more than 25 years of participation service as of December 31, 2015, the maximum number of SRP participation years included in the SRP benefit determination is the total number of participation years as of December 31, 2015 (not to exceed 40 years). In addition, an additional vesting criterion is added to the SRP. In lieu of the previous four-year vesting schedule, participants now become 100% vested in their SRP benefit upon the attainment of 120 months of vesting service. Participants who were 100% vested as of January 1, 2016 will remain 100% vested. However, any participant who was not 100% vested had his vesting percentage, as of December 31, 2015, frozen until such time as he attains 120 months of vesting service. These participants become 100% vested at 120 months of vesting service. Lastly, effective as of January 1, 2016, SRP participants must be age 55 or older at the date of termination of employment to be eligible to receive benefits under the SRP.
Nationwide Savings Plan
The Nationwide Savings Plan, or the "NSP," is a qualified 401(k) plan that includes a qualified cash or deferred arrangement and covers eligible employees of Nationwide. Under the NSP, our Named Executive Officers and other eligible participants may elect to contribute between 1% and 80% of their compensation to accounts established on their behalf. Participant contributions are in the form of voluntary, pre-tax salary deductions or after-tax "Roth 401(k)" salary deductions. Participants who reach the age of fifty during the plan year may also make "catch up" contributions for that year of up to the IRS published limits. Nationwide makes matching employer contributions for the benefit of their participating employees, at a rate of 50% of the first 8% of compensation deferred or contributed to the NSP by each employee. The NSP holds all amounts that the participants contribute in a separate account for each participant and invests the amounts in the available investment options chosen by the participant.
For purposes of the NSP, covered compensation includes all wages reported on a Form W-2 Wage and Tax Statement from Nationwide, plus compensation deferred under Sections 125, 132(f)(4) and 401(k) of the Internal Revenue Code and excludes:
•
severance pay and other amounts following the later of (i) the pay period that includes the participant's date of termination, and (ii) the pay period in which the participant's date of termination is posted to Nationwide's payroll system;
•
company car value or subsidy or reimbursement for loss of a company car;
•
a lump-sum payment for vacation days made upon termination of employment or pursuant to an election by the participant;
•
imputed income, executive officer perquisites and benefits paid under any long-term performance or equity plan;
•
income imputed to any participant as a result of the provision of health or other benefits to members of the participant's household;
•
any payment made to a participant to offset the tax cost of other amounts Nationwide paid that are included in the participant's income for federal tax purposes;
•
any payment of deferred compensation made prior to the participant's severance date or on account of a participant's severance date;
•
expense reimbursement or expense allowances including reimbursement for relocation expenses;
•
retention payments made on or after January 1, 2002;
•
all gross-up payments, including the related compensation payment, made on or after January 1, 2002; and
•
compensation earned following the date a participant’s employment status changes from eligible to ineligible and during the period he or she is employed in an ineligible status.
Covered compensation is subject to Internal Revenue Code limits and is calculated on a calendar-year basis.
A participant is eligible to receive the value of his or her vested account balance upon termination of his or her employment. However, he or she may withdraw all or a part of the amounts credited to his or her account prior to termination, such as upon attainment of age fifty-nine and one-half years old and 60 months of service with Nationwide. A participant is immediately vested in all amounts credited to his or her account as a result of salary deferrals or after-tax contributions and earnings or losses on those deferrals or contributions, as applicable. Vesting in employer matching contributions and earnings or losses on those contributions occurs on a pro rata basis over a period of five years.
The NSP offers an automatic enrollment and automatic increase feature, the latter of which applies to participants contributing less than 12% of their compensation.
Nationwide Supplemental Defined Contribution Plan
The Nationwide Supplemental Defined Contribution Plan, or "NSDC Plan," is an unfunded, nonqualified defined contribution supplemental benefit plan. The NSDC Plan provides benefits equal to employer matching contributions that would have been made for the participants under the NSP but for the Internal Revenue Code's limitation on compensation that can be considered for deferrals to the NSP. Only executives of Nationwide whose annual compensation is in excess of the limit set forth in the Internal Revenue Code are eligible to participate in the NSDC Plan. The benefits under the plan vest after five years of participation.
For purposes of the NSDC Plan, "covered compensation" refers to covered compensation as defined in "Nationwide Savings Plan" above, without the Internal Revenue Code limits and including, at the time of deferral, any compensation that would be deferred pursuant to an individual compensation agreement with Nationwide. We credit individual accounts under the NSDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the NSDC Plan. No guaranteed or above-market earnings are available under the NSDC Plan. Participants may change their investment options on a daily basis.
Payouts under the NSDC Plan are made as follows:
•
credits made for plan years prior to 1996, and earnings on those amounts, are paid in January of the year following the year the participant’s employment terminates;

•
unless otherwise elected in accordance with the terms of the NSDC Plan, credits made to the NSDC Plan for years after 1995, and earnings on those amounts, are paid in 10 installments for participants who qualify for a benefit from the NRP and whose account balance exceeds $25,000, and in a single lump sum payment for all other participants.
Nonqualified Deferred Compensation for 2024
Name	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year[2]	Aggregate Earnings in Last Fiscal Year[3]	Aggregate Withdrawals/ Distributions[4]	Aggregate Balance at Last Fiscal Year End[5]
John L. Carter	$201,283	$47,213	$143,736	$0	$2,104,905
Steven A. Ginnan	$0	$14,205	$10,251	$0	$120,589
Kirt A. Walker	$0	$50,801	$75,242	$26,716	$1,024,999
Eric S. Henderson	$0	$22,105	$7,634	$0	$260,032
Eric R. Stevenson	$0	$15,378	$5,432	$11,524	$140,919
1
Amount represents voluntary deferrals to the Nationwide Individual Deferred Compensation Plan.
2
Amount represents company contributions to the NSDC Plan.
3
Amount represents investment gain from applicable nonqualified deferred compensation plans attributable to all prior year deferrals in the plans. Investment gains or losses are attributable to the investment selections the executive officer makes. Executive officers may choose from approximately fifty investment options for the Nationwide Individual Deferred Compensation Plan and the NSDC Plan, and from sixteen investment options for the Nationwide Economic Value Incentive Plan.
4
Amount represents distributions from the Nationwide Individual Deferred Compensation Plan.
5
Represents balances in the following plans: the Nationwide Individual Deferred Compensation Plan, the NSDC Plan and the Nationwide Economic Value Incentive Plan. The Nationwide Economic Value Incentive Plan is a terminated plan that provided for involuntarily deferred compensation we may still pay to an executive officer based on his or her distribution election.
Nonqualified Deferred Compensation Plans
We provide a voluntary deferred compensation plan to allow executives to prepare for retirement.
Nationwide Individual Deferred Compensation Plan
Under the "Nationwide Individual Deferred Compensation Plan," or "IDC Plan," eligible executives of Nationwide may elect to defer payment of compensation otherwise payable to them. Eligible executive officers may enter into deferral agreements in which they may annually elect to defer up to 80% of their salary and short-term incentive compensation they earn during the following year or performance cycle. Participants may also defer up to 80% of the long-term incentive compensation they earn during the following performance cycle. Deferral elections are effective prospectively. Amounts an executive officer defers under the IDC Plan are generally payable in cash in annual installments beginning in January of the calendar year immediately following the calendar year in which the executive officer terminates his or her employment, including due to the death of the participant. However, an executive officer may elect to receive payments after the expiration of the deferral period the executive officer elects, from one to fifteen years from the year in which the deferral of compensation applies. If the entire (post-2005) account balance is less than $25,000 at the time a payment is due, the entire account balance will be distributed, regardless of the distribution election on file. We credit individual accounts under the IDC Plan with deferral amounts and earnings or losses based on the net investment return on the participant's choice of investment measures offered under the IDC Plan. No guaranteed or above-market earnings are available under the IDC Plan. The IDC Plan permits participants to make investment changes on a daily basis. Each participant is always fully vested in his or her accrued amount.
The IDC Plan permits a participant or beneficiary to take an unscheduled withdrawal from his or her account provided that such elective withdrawal applies only to amounts earned and vested, including earnings, on or before December 31, 2004, and any such withdrawal is subject to a 10% early withdrawal penalty.
Payments Made Upon Standard Termination
General Termination Payments
Regardless of the manner in which an executive officer’s employment terminates, he or she is entitled to receive the following amounts, which are earned during employment:
•
vested amounts contributed, plus related earnings under, the NSP, the IDC Plan, and the NSDC Plan;

•
amounts accrued and vested under the NRP and the SRP; and
•
unused paid time off, up to specified limits and subject to certain limitations as specified within our paid time off plan.
Annual Incentive Awards
The effect of a termination of employment on certain executive officers' annual incentives is controlled by the terms of the PIP. Under these plans, unless otherwise provided by the NMIC Human Resources Committee in connection with specified terminations of employment, we make a payment of an annual incentive only if, and to the extent, the executive officer has attained the performance goals with respect to the related performance period, and only if we employ the executive officer through the end of the performance period. In addition, an executive officer must be employed through the date the annual award is paid. However, in the event an executive officer's employment terminates during the performance period, or prior to the date awards are paid, due to death or disability, the executive officer or the executive officer's deemed beneficiary (determined pursuant to the terms of the PIP) will receive a portion or all of the incentive as the NMIC Human Resources Committee determines. In the event an executive officer's employment terminates prior to the date PIP payments are paid due to retirement or termination of the executive officer's employment without cause, the executive officer will remain eligible to receive a portion of the incentive, based on the amount of time the executive officer was employed during the performance period on the date the PIP payment is paid and the executive officer's attainment of the performance goals for the performance period.
Nationwide Long-Term Performance Plan
The LTPP plan design measures performance over a three-year period. The design requires both sales and direct written premium growth and capital strength in order for participants to receive payments, which will range from zero to two times the target amount. If a voluntary termination of employment or termination for cause occurs prior to the last day of the performance period, an executive officer's outstanding target award opportunities will be forfeited. If a termination is due to death, disability or retirement the target award opportunity will be prorated based on the number of days worked in the performance period. Because the termination payment tables that follow assume that the Named Executive Officers worked through all three years of the 2022-2024 performance period, through the first and second years of the 2023-2025 performance period, and through the first year of the 2024-2026 performance period, the amounts shown in the tables relating to the awards under the LTPP reflect prorated opportunities for termination without cause or for termination due to death, disability or retirement, which would be paid after December 31, 2024 or 2025 (as applicable), based on actual performance. Organizational performance was estimated at target performance for 2025 and 2026 for purposes of these tables.
Executive Severance Agreements
Nationwide has entered into executive severance agreements with the Named Executive Officers. The severance agreements are not triggered upon a voluntary termination of employment.
Nationwide entered into an agreement with Mr. Henderson effective as of January 1, 2017. Nationwide entered into an agreement with Mr. Ginnan effective as of April 3, 2018. Nationwide entered into a new agreement with Mr. Carter on November 1, 2019, effective as of October 8, 2019, which replaced his original executive severance agreement dated October 1, 2012. Nationwide entered into an agreement with Mr. Stevenson on November 1, 2019, effective as of October 8, 2019. Nationwide entered into a new agreement with Mr. Walker as the new Chief Executive Officer on November 4, 2019. The new agreement was effective as of January 1, 2020 and replaced his original executive severance agreement dated January 1, 2016. For Mr. Henderson, the initial term ended on December 31, 2017, with automatic one-year renewals commencing on January 1, 2018, unless Nationwide or the executive officer gives notice of nonrenewal. For Mr. Ginnan, the initial term ended on December 31, 2018, with automatic one-year renewals commencing on January 1, 2019, unless Nationwide or the executive officer gives notice of nonrenewal. For Messrs. Carter, Walker and Stevenson, the initial term ended on December 31, 2020, with automatic one-year renewals commencing on January 1, 2021, unless Nationwide or the executive officer gives notice of nonrenewal. Nationwide entered into amendments to the severance agreements with Messrs. Henderson and Ginnan on November 1, 2019. The amendments, effective for terminations after December 31, 2019, provide updated terms with respect to the arbitration dispute resolution process, the jurisdiction and venue of any dispute regarding the restrictive covenants in the executive severance agreements, and the required return of Nationwide property upon termination.
The agreements provide that Nationwide will pay salary, incentive compensation, and benefits as determined by Nationwide's Board of Directors, or a committee thereof, as well as certain payments and benefits upon specified termination events.

The following description of the executive officers’ agreements and the amounts presented in the tables that follow are based on the terms of the agreements as they existed on December 31, 2024 and assume a termination of employment, and such triggering events as are contemplated by the executive severance agreements, occurred on December 31, 2024.
The executive severance agreements in effect as of December 31, 2024, for the executive officers are substantially similar to each other, with certain differences reflected in Mr. Walker’s agreement and highlighted below. Each agreement contains material non-competition, non-solicitation and confidentiality provisions, which condition Nationwide's promises to pay severance on the executive officer's compliance with such provisions. The agreements also condition receipt of severance upon the execution of a binding release of Nationwide and other related parties.
Under the executive severance agreements in effect as of December 31, 2024, upon a termination by Nationwide without cause, the following payments and benefits would be provided:
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual base salary in effect immediately before the termination, payable within 30 days following the executive's termination date;
•
a lump-sum cash payment equal to one times (two times, for Mr. Walker) the annual incentive compensation that would have been earned pursuant to the PIP during the fiscal year in which the executive officer's termination date occurs, based on actual performance over the full year, payable when annual bonuses are paid to our other executives;
•
a lump-sum cash payment equal to the cost, including a gross-up payment to cover income and FICA taxes on the payment, to the executive officer of continuing the medical, dental and vision coverage under COBRA, or under the retiree medical provisions of Nationwide's medical plan, if applicable, for the executive officer, his or her spouse and dependents, for the one-year period (two-year period, for Mr. Walker) following the executive's termination date;
•
supplemental benefits equal to the benefits the executive officer would have been entitled to receive on the termination date under certain retirement and deferred compensation plans, had the executive officer been fully vested in those plans on the termination date, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
in the event that the executive officer's termination date occurs within three years of the date on which the executive officer would have been first eligible to retire under the NRP, a supplemental benefit equal to the benefits the executive officer would have received under the NRP and the SRP had the executive officer earned service and age credit for the period ending on the earlier of three years after the executive officer's termination date or the earliest date the executive officer would have been eligible to retire under the NRP and had the executive officer been fully vested under those plans, less any benefits the executive officer actually receives under those plans, paid at the time the executive's benefits are otherwise paid under the applicable plans;
•
a lump-sum cash payment equal to the matching contributions that Nationwide would have made for the executive officer under the NSP and the NSDC Plan during the one-year period (two-year period, for Mr. Walker) following the termination date, as if the executive officer's contributions had continued in the same amount and at the same rate in effect immediately prior to the executive officer's termination date, payable within 30 days following the executive's termination date;
•
service and age credits for the purpose of eligibility under Nationwide's retiree medical plan, as if the executive officer had continued employment through the one-year period (two-year period, for Mr. Walker) following the termination date;
•
the right to retain certain office equipment and furniture used at the executive officer's home; and
•
amounts earned, accrued or owed but not paid and benefits owed under employee benefit plans and programs.
Payments Made Upon Retirement
If an executive officer were to retire on December 31, 2024, the executive officer would receive the full three-year 2022-2024 LTPP award, an amount equal to two-thirds of the total target incentive opportunity for the 2023-2025 performance period and one-third of the total target incentive opportunity for the 2024-2026 performance period multiplied by the respective performance scores paid in the year following the end of the performance periods. For purposes of LTPP awards, retirement means a termination of employment on or after the date on which the executive officer has attained:
•
Normal Retirement Age;
•
age fifty-five and completed 120 months of vesting service; or
•
age sixty-two and completed sixty months of vesting service,

as determined under the NRP.
The PIP provides that if an executive officer retires, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on actual performance for the year.
Payments Made Upon Death or Disability
If an executive officer dies or becomes disabled, in addition to any applicable benefits listed in "Payments Made Upon Standard Termination," the executive officer will receive benefits under our disability plan or his named beneficiary will receive payments under Nationwide's life insurance plan, as appropriate. In addition, under the PIP, the executive officer will receive his or her annual incentive compensation earned during the fiscal year in which the termination occurs. The annual compensation payment is prorated to reflect services performed through the date of employment termination and is based on the actual performance for the year.
Potential Payments Made Upon a Change of Control or Termination Upon or Following a Change of Control
The PIP and the LTPP do not provide for special treatment of awards upon a change in control.
The following tables reflect our estimates of the payments and benefits our Named Executive Officers would have received in lump sum if a termination of employment or a change of control had occurred on December 31, 2024.
John L. Carter
President and Chief Operating Officer - Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$1,518,852	$–	$–	$1,518,852	$1,518,852
Long-term incentives:
LTPP 22-24 award[2]	$3,210,495	$3,210,495	$–	$3,210,495	$3,210,495
LTPP 23-25 award[3]	$2,074,091	$2,074,091	$–	$2,074,091	$2,074,091
LTPP 24-26 award[3]	$882,253	$882,253	$–	$882,253	$882,253
Life insurance proceeds	$–	$–	$–	$1,808,695	$–
Cash severance[4]	$–	$1,441,564	$–	$–	$–
Total compensation	$7,685,691	$7,608,403	$–	$9,494,386	$7,685,691
1
Reflects the amount Mr. Carter would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Carter would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Carter would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Carter would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Carter would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Carter and his children. The amounts were not reduced to their present value.
Steven A. Ginnan
SVP and Chief Financial Officer – Nationwide Financial
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$445,012	$–	$–	$445,012	$445,012

Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Long-term incentives:
LTPP 22-24 award[2]	$435,844	$435,844	$–	$435,844	$435,844
LTPP 23-25 award[3]	$395,762	$395,762	$–	$395,762	$395,762
LTPP 24-26 award[3]	$157,823	$157,823	$–	$157,823	$157,823
Life insurance proceeds	$–	$–	$–	$494,574	$–
Cash Severance[4]	$–	$601,002	$–	$–	$–
Total compensation	$1,434,441	$1,590,431	$–	$1,929,015	$1,434,441
1
Reflects the amount Mr. Ginnan would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Ginnan would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Ginnan would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Ginnan would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Ginnan would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Ginnan and his family. The amounts were not reduced to their present value.
Kirt A. Walker
NMIC Chief Executive Officer
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$1,621,723	$–	$–	$1,621,723	$1,621,723
Long-term incentives:
LTPP 22-24 award[2]	$5,812,614	$5,812,614	$–	$5,812,614	$5,812,614
LTPP 23-25 award[3]	$3,596,604	$3,596,604	$–	$3,596,604	$3,596,604
LTPP 24-26 award[3]	$1,628,770	$1,628,770	$–	$1,628,770	$1,628,770
Life insurance proceeds	$–	$–	$–	$887,658	$–
Cash Severance[4]	$–	$2,786,479	$–	$–	$–
Total compensation	$12,659,711	$13,824,467	$–	$13,547,369	$12,659,711
1
Reflects the amount Mr. Walker would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Walker would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Walker would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Walker would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon a termination employment without cause or upon death, disability or retirement on December 31, 2024. Mr. Walker would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of two times base salary; two times the 2024 matching amounts in the NSP and NSDC Plan; two times the 2024 annual incentive bonus; and the annual COBRA rate for 2025 and 2026, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Walker and his spouse. The amounts were not reduced to their present value.

Eric S. Henderson
President - Nationwide Annuity
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual-term incentives:
Annual incentive[1]	$679,548	$–	$–	$679,548	$679,548
Long-term incentives:
LTPP 22-24 award[2]	$854,910	$854,910	$–	$854,910	$854,910
LTPP 23-25 award[3]	$506,276	$506,276	$–	$506,276	$506,276
LTPP 24-26 award[3]	$201,895	$201,895	$–	$201,895	$201,895
Life insurance proceeds	$–	$–	$–	$2,133,155	$–
Cash Severance[4]	$–	$856,751	$–	$–	$–
Total compensation	$2,242,629	$2,419,832	$–	$4,375,784	$2,242,629
1
Reflects the amount Mr. Henderson would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Henderson would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Henderson would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Henderson would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Henderson would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.
4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Henderson and his family. The amounts were not reduced to their present value.
Eric R. Stevenson
President, Nationwide Retirement Plans
Benefits and Payments upon Termination	Voluntary Termination	Termination Without Cause	For Cause Termination	Death or Disability	Retirement
Annual incentives:
Annual incentive[1]	$522,598	$–	$–	$522,598	$522,598
Long-term incentives:
LTPP 22-24 award[2]	$705,818	$705,818	$–	$705,818	$705,818
LTPP 23-25 award[3]	$417,984	$417,984	$–	$417,984	$417,984
LTPP 24-26 award[3]	$166,685	$166,685	$–	$166,685	$166,685
Life insurance proceeds	$–	$–	$–	$1,816,425	$–
Cash severance[4]	$–	$670,947	$–	$–	$–
Total compensation	$1,813,085	$1,961,434	$–	$3,629,510	$1,813,085
1
Reflects the amount Mr. Stevenson would receive with respect to the 2024 annual incentive payment under the PIP upon a termination of employment, except for cause, on December 31, 2024. The PIP requires that plan participants be employed on the date PIP awards are paid. However, since Mr. Stevenson would have qualified for retirement on December 31, 2024, he would receive the PIP payment. The "Termination Without Cause" column does not include the 2024 annual incentive opportunity, as the severance agreement provides that the annual incentive payment under the agreement is in lieu of the payment that would be made under the PIP. The amounts were not reduced to their present value.
2
Reflects the amount Mr. Stevenson would receive with respect to the 2022-2024 awards under the LTPP upon a termination of employment, except for cause, on December 31, 2024.
3
Reflects the amount Mr. Stevenson would receive with respect to the 2023-2025 and 2024-2026 awards under the LTPP upon termination on December 31, 2024. Mr. Stevenson would have qualified for retirement under the LTPP. Accordingly, the amounts shown assume a two-thirds distribution of the total 2023-2025 award, which would be paid in 2026, and a one-third distribution of the total 2024-2026 award, which would be paid in 2027, using a performance score that was estimated as of December 31, 2024. The amounts were not reduced to their present value.

4
Includes lump-sum cash amounts equal to the sum of one times base salary; one times the 2024 matching amounts in the NSP and NSDC Plan; one times the 2024 annual incentive bonus; and the annual COBRA rate, grossed up for FICA and income taxes, in effect at the time of termination for Mr. Stevenson and his spouse. The amounts were not reduced to their present value.
Directors Compensation for 2024
Each of the directors of NLIC are also employees of NMIC and do not receive any additional compensation for their service as members of the NLIC Board of Directors.
CEO Pay Ratio
As detailed in Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. John A. Carter, our Principal Executive Officer (PEO):
For 2024, our last completed fiscal year:
•
the total compensation for the PEO and median employee is calculated based on allocated total compensation to NLIC; and
•
the annual total compensation allocated to NLIC for the median employees (other than our PEO) was $46,381; and
•
the annual total compensation of our PEO, as reported in the "Summary Compensation Table", was $4,667,408; and
•
our PEO’s total annual allocated compensation to NLIC was approximately 101 times that of the median of the annual total compensation of all of our employees.
To identify the median of the annual compensation of all of our employees, and to determine the annual total compensation of our median employee and our PEO, we took the following steps:
1.
We determined that, as of December 31, 2024, our NLIC employee population consisted of 4,727 associates.
2.
To identify the median employee, we calculated total compensation, which is calculated by adding annual base pay earnings (which is determined based on the actual number of hours all employees are scheduled to work in a year), annual and long-term incentives earned in 2024, contributions made on behalf of the associate under the Nationwide Supplemental Defined Contribution Plan, change in pension value, and recognition awards. We used this method to determine the median employee because it enabled us to identify an employee based on a measure that approximated total annual compensation of all employees in a typical year.
3.
Once we identified our median employee, we identified all elements of annual compensation as required by the "Summary Compensation Table" calculations, resulting in the amount shown above. With respect to the annual total compensation of our PEO, we used the number reported in the Total column of the "Summary Compensation Table" shown above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information regarding beneficial ownership as of March 1, 2025, of the holders of our common stock. Our directors and executive officers do not beneficially own any of our common stock.

Common Stock
The following table sets forth the number of issued and outstanding shares of our common stock owned by each person or entity known by us to be the beneficial owner of more than five percent of such common stock.
Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Nationwide Financial Services, Inc. 1 Nationwide Plaza Columbus, Ohio 43215	3,814,779 shares	100%
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
NLIC has entered into significant, recurring transactions and agreements with NMIC, other affiliates and subsidiaries as a part of its ongoing operations. These include annuity and life insurance contracts, office space cost sharing arrangements, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies.
See Note 12 (Transactions with Affiliates) to the audited financial statements included in the F pages of this report for further discussion of related party transactions, including amounts specifically allocated to NLIC under the Cost Sharing Agreement.
License to Use Nationwide Name and Service Marks
We have a license to use the "Nationwide" trade name and certain other service marks solely for the purpose of identifying and advertising our long-term savings and retirement business and related activities.
Policies and Procedures for Review and Approval of Related Person Transactions
We have a written conflict of interests policy that is administered by the Office of Ethics. All executive officers and directors are subject to the policy, which is designed to cover related persons transactions with executive officers, directors and their immediate family members. The policy prohibits:
•
using position at Nationwide or affiliation with any Nationwide company for personal gain or advantage; and
•
any interest or association that interferes with independent exercise of judgment in the best interest of Nationwide.
We require our executive officers and directors to annually complete a conflict of interests certificate. This certificate requires the executive officers and directors to represent that they have read the Code of Conduct, which contains the conflict of interests policy, and disclose any conflicts of interests. Each reported possible conflict of interest is reviewed by the Office of Ethics and addressed by appropriate action. The Office of Ethics submits an annual summary report to the Audit Committee covering each conflict of interest reported by a director or an executive officer who reports to Mr. Walker, and the disposition of each matter. An annual summary report of the matters disclosed by other elected officers is submitted to the Chief Legal Officer.

NATIONWIDE LIFE INSURANCE COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2024

Independent Auditors’ Report

Audit Committee of the Board of Directors

Nationwide Life Insurance Company:

Opinions

We have audited the financial statements of Nationwide Life Insurance Company (the Company), which comprise the statutory statements of admitted assets, liabilities, capital and surplus as of December 31, 2024 and 2023, and the related statutory statements of operations, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2024, and the related notes to the statutory financial statements.

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities, capital and surplus of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flow for each of the years in the three-year period ended December 31, 2024, in accordance with accounting practices prescribed or permitted by the Ohio Department of Insurance (Department) described in Note 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the statutory financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2024 and 2023, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2024.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the Department, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices described in Note 2 and U.S. generally accepted accounting principles, although not reasonably determinable, are presumed to be material and pervasive.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the Company’s subsidiary received permission from the Department in 2023 to account for an excess of loss reinsurance recoverable as an admitted asset. Under prescribed statutory accounting practices, the excess of loss reinsurance recoverable would not be an admitted asset. As of December 31, 2024 and 2023, the permitted accounting practice increased statutory surplus over what it would have been had that prescribed accounting practice been followed. Our opinions are not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the Department. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information included in Schedule I Summary of Investments - Other Than Investments in Related Parties, Schedule III Supplementary Insurance Information, Schedule IV Reinsurance, and Schedule V Valuation and Qualifying Accounts is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Securities and Exchange Commission’s Regulation S-X. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with GAAS. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ KPMG LLP

Columbus, Ohio

March 20, 2025

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Admitted Assets, Liabilities, Capital and Surplus

	December 31,
(in millions, except share amounts)	2024	2023

Admitted assets
Invested assets
Bonds	$45,798	$43,867
Stocks	3,971	3,714
Mortgage loans, net of allowance	9,619	9,144
Policy loans	1,038	969
Derivative assets	194	113
Cash, cash equivalents and short-term investments	1,687	1,555
Securities lending collateral assets	247	359
Other invested assets	2,776	2,198
Total invested assets	$65,330	$61,919
Accrued investment income	699	965
Deferred federal income tax assets, net	660	632
Other assets	580	404
Separate account assets	122,872	113,270
Total admitted assets	$190,141	$177,190

Liabilities, capital and surplus
Liabilities
Future policy benefits and claims	$51,793	$49,373
Policyholders’ dividend accumulation	361	380
Asset valuation reserve	950	841
Payable for securities	845	512
Securities lending payable	247	359
Funds held under coinsurance	1,199	1,323
Other liabilities	1,018	1,447
Accrued transfers from separate accounts	(1,685)	(1,548)
Separate account liabilities	122,872	113,270
Total liabilities	$177,600	$165,957

Capital and surplus
Capital shares ($1 par value; authorized - 5,000,000 shares, issued and outstanding - 3,814,779 shares)	$4	$4
Surplus notes	1,100	1,100
Special surplus funds	116	93
Additional paid-in capital	2,543	2,443
Unassigned surplus	8,778	7,593
Total capital and surplus	$12,541	$11,233
Total liabilities, capital and surplus	$190,141	$177,190

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Operations

	Years ended December 31,
(in millions)	2024	2023	2022

Revenues
Premiums and annuity considerations	$16,402	$14,670	$14,535
Net investment income	3,329	3,136	2,019
Other revenues	2,764	2,389	2,346
Total revenues	$22,495	$20,195	$18,900

Benefits and expenses
Benefits to policyholders and beneficiaries	$20,838	$17,416	$15,963
Increase in reserves for future policy benefits and claims	1,967	3,747	2,525
Net transfers from separate accounts	(3,469)	(3,742)	(1,635)
Commissions	843	766	810
Reserve adjustment on reinsurance assumed	(144)	(153)	(161)
Other expenses	766	702	564
Total benefits and expenses	$20,801	$18,736	$18,066

Income before federal income tax expense and net realized capital (losses) gains on investments	$1,694	$1,459	$834
Federal income tax expense	67	108	100

Income before net realized capital (losses) gains on investments	$1,627	$1,351	$734
Net realized capital (losses) gains on investments, net of federal income tax expense (benefit) of $1, $(4) and $3 in 2024, 2023 and 2022, respectively, and excluding $(53), $(30) and $(103) of net realized capital losses transferred to the interest maintenance reserve in 2024, 2023 and 2022, respectively	(476)	(402)	240
Net income	$1,151	$949	$974

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Changes in Capital and Surplus

(in millions)	Capital shares	Surplus notes	Special surplus funds	Additional paid-in capital	Unassigned surplus	Capital and surplus
Balance as of December 31, 2021	$4	$1,100	$-	$1,998	$5,989	$9,091

Correction of error (see Note 2)	-	-	-	-	(39)	(39)
Balance as of January 1, 2022	$4	$1,100	$-	$1,998	$5,950	$9,052

Net income	-	-	-	-	974	974
Change in asset valuation reserve	-	-	-	-	(97)	(97)
Change in deferred income taxes	-	-	-	-	28	28
Change in net unrealized capital gains and losses, net of tax expense of $37	-	-	-	-	(40)	(40)
Change in nonadmitted assets	-	-	-	-	(33)	(33)
Capital contributions from Nationwide
Financial Services, Inc.	-	-	-	310	-	310
Other, net	-	-	-	-	1	1
Balance as of December 31, 2022	$4	$1,100	$-	$2,308	$6,783	$10,195

Net income	-	-	-	-	949	949
Change in asset valuation reserve	-	-	-	-	(103)	(103)
Change in deferred income taxes	-	-	-	-	132	132
Change in net unrealized capital gains and losses, net of tax benefit of $37	-	-	-	-	(77)	(77)
Change in nonadmitted assets, including admitted disallowed interest maintenance reserve	-	-	93	-	(126)	(33)
Capital contributions from Nationwide
Financial Services, Inc.	-	-	-	135	-	135
Other, net	-	-	-	-	35	35
Balance as of December 31, 2023	$4	$1,100	$93	$2,443	$7,593	$11,233

Net income	-	-	-	-	1,151	1,151
Change in asset valuation reserve	-	-	-	-	(109)	(109)
Change in deferred income taxes	-	-	-	-	28	28
Change in net unrealized capital gains and losses, net of tax expense of $53	-	-	-	-	32	32
Change in nonadmitted assets	-	-	-	-	66	66
Capital contributions from Nationwide
Financial Services, Inc.	-	-	-	100	-	100
Other, net	-	-	23	-	17	40
Balance as of December 31, 2024	$4	$1,100	$116	$2,543	$8,778	$12,541

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Statutory Statements of Cash Flow

	Years ended December 31,
(in millions)	2024	2023	2022

Cash flows from operating activities:
Premiums collected, net of reinsurance	$16,395	$14,675	$14,545
Net investment income	3,570	2,775	2,064
Other revenue	2,440	2,021	3,178
Policy benefits and claims paid	(20,851)	(17,567)	(15,962)
Commissions, operating expenses and taxes, other than federal income tax paid	(1,455)	(1,268)	(1,275)
Net transfers from separate accounts	3,332	3,792	1,658
Policyholders’ dividends paid	(28)	(28)	(30)
Federal income taxes (paid) recovered	(93)	98	(261)
Net cash provided by operating activities	$3,310	$4,498	$3,917

Cash flows from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	$6,588	$2,594	$3,444
Stocks	60	46	19
Mortgage loans	754	635	1,139
Derivative assets	-	-	431
Other invested assets and other	769	467	641
Total investment proceeds	$8,171	$3,742	$5,674
Cost of investments acquired:
Bonds	$(8,665)	$(6,256)	$(6,024)
Stocks	(438)	(35)	(901)
Mortgage loans	(1,206)	(1,370)	(1,305)
Derivative assets	(302)	(556)	-
Other invested assets and other	(862)	(766)	(1,057)
Total investments acquired	$(11,473)	$(8,983)	$(9,287)
Net increase in policy loans	(69)	(37)	(19)
Net cash used in investing activities	$(3,371)	$(5,278)	$(3,632)

Cash flows from financing activities and miscellaneous sources:
Capital contributions from Nationwide Financial Services, Inc.	$100	$135	$310
Net change in deposits on deposit-type contract funds and other insurance liabilities	499	270	391
Other cash (used) provided	(406)	309	(1)
Net cash provided by financing activities and miscellaneous	$193	$714	$700

Net increase (decrease) in cash, cash equivalents and short-term investments	$132	$(66)	$985
Cash, cash equivalents and short-term investments at beginning of year	1,555	1,621	636
Cash, cash equivalents and short-term investments at end of year	$1,687	$1,555	$1,621
Supplemental disclosure of non-cash activities:
Exchange of bond investments	$386	$385	$349
Intercompany transfer of securities from merger	$-	$203	$-

See accompanying notes to statutory financial statements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(1)	Nature of Operations

Nationwide Life Insurance Company (“NLIC” or “the Company”) is an Ohio domiciled stock life insurance company. The Company is a member of the Nationwide group of companies (“Nationwide”), which is comprised of Nationwide Mutual Insurance Company (“NMIC”) and all of its subsidiaries and affiliates.

All of the outstanding shares of NLIC’s common stock are owned by Nationwide Financial Services, Inc. (“NFS”), a holding company formed by Nationwide Corporation, a wholly-owned subsidiary of NMIC.

The Company is a leading provider of long-term savings and retirement products in the United States of America (“U.S.”). The Company develops and sells a wide range of products and services, which include fixed, variable and registered index-linked annuities, public and private sector group retirement plans including retirement guarantee products, life insurance, investment advisory services, pension risk transfer (“PRT”) contracts and other investment products. The Company is licensed to conduct business in all fifty states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands.

The Company sells its products through a diverse distribution network. Unaffiliated entities that sell, recommend or direct the purchase of the Company’s products to their own customer bases include independent broker-dealers, financial institutions, wirehouses and regional firms, pension plan administrators, life insurance agencies, life insurance specialists and registered investment advisors. Affiliates that market products directly to a customer base include Nationwide Retirement Solutions, Inc., Nationwide Securities, LLC and Nationwide Financial General Agency, Inc. The Company believes its broad range of competitive products, strong distributor relationships and diverse distribution network position it to compete effectively under various economic conditions.

Wholly-owned subsidiaries of NLIC as of December 31, 2024 include Nationwide Life and Annuity Insurance Company (“NLAIC”) and its wholly-owned subsidiaries, Olentangy Reinsurance, LLC (“Olentangy”) and Nationwide SBL, LLC (“NWSBL”), Jefferson National Life Insurance Company (“JNL”) and its wholly-owned subsidiary, Jefferson National Life Insurance Company of New York (“JNLNY”), Eagle Captive Reinsurance, LLC (“Eagle”), Nationwide Investment Services Corporation (“NISC”) and Nationwide Investment Advisors, LLC (“NIA”). NLAIC primarily offers individual annuity contracts including fixed annuity contracts, group annuity contracts including PRT contracts, universal life insurance, variable universal life insurance, term life insurance and corporate-owned life insurance on a non-participating basis. Olentangy is a dormant Vermont domiciled special purpose financial insurance company and a nonadmitted subsidiary. NWSBL is an Ohio limited liability company that offers a securities-backed consumer lending product and is a nonadmitted subsidiary. JNL and JNLNY primarily offer individual deferred fixed and variable annuity products. Eagle is an Ohio domiciled special purpose financial captive insurance company. NISC is a registered broker-dealer. NIA is a registered investment advisor and a nonadmitted subsidiary.

The Company is subject to regulation by the insurance departments of states in which it is domiciled and/or transacts business and undergoes periodic examinations by those departments.

As of December 31, 2024 and 2023, the Company did not have a significant concentration of financial instruments in a single investee, industry or geographic region. Also, the Company did not have a concentration of business transactions with a particular customer, lender, distribution source, market or geographic region in which a single event could cause a severe impact to the Company’s financial position after considering insurance risk that has been transferred to external reinsurers.

(2)	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statutory financial statements requires the Company to make estimates and assumptions that affect the amounts reported in the statutory financial statements and accompanying notes. Significant estimates include certain investment and derivative valuations and future policy benefits and claims. Actual results could differ significantly from those estimates.

Basis of Presentation

Effective October 1, 2023, Jefferson National Financial Corporation (“JNFC”), a holding company and wholly-owned subsidiary of the Company, completed a merger agreement with the Company. Pursuant to the merger agreement, which was deemed a statutory merger, the operations of JNFC were merged with and into the Company, with the Company continuing as the surviving corporation. Concurrently, JNL, a wholly-owned subsidiary of JNFC prior to the merger, became a wholly-owned subsidiary of the Company. There was not a material impact on the Company’s surplus as a result of the merger.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The statutory financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Ohio Department of Insurance (“the Department”). Prescribed statutory accounting practices are those practices incorporated directly or by reference in state laws, regulations and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state but allowed by the domiciliary state regulatory authority.

NLIC and NLAIC have elected to apply a prescribed practice promulgated under Ohio Administrative Code Section 3901-1-67 (“OAC 3901-1-67”) to its derivative instruments hedging indexed products and indexed annuity reserve liabilities in order to better align the measurement of indexed product reserves and the derivatives that hedge them. Under OAC 3901-1-67, derivative instruments are carried at amortized cost with the initial hedge cost amortized over the term and asset payoffs realized at the end of the term being reported through net investment income, rather than the derivative instruments being carried at fair value with asset payoffs realized over the term through net realized capital gains and losses. Additionally, the cash surrender value reserves for indexed annuity products only reflect index interest credits at the end of the crediting term as compared to partial index interest credits accumulating throughout the crediting term in increase in reserves for future policy benefits and claims.

Eagle applies one prescribed practice with multiple applications as provided under the State of Ohio’s captive law, which values assumed guaranteed minimum death benefits (“GMDB”) and guaranteed lifetime withdrawal benefits (“GLWB”) risks on variable annuity contracts from NLIC and GLWB risks on fixed indexed annuity contracts from NLIC and NLAIC using an alternative reserving basis from the Statutory Accounting Principles detailed within the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) pursuant to Ohio Revised Code Chapter 3964 and approved by the Department.

Effective October 1, 2023, Eagle was granted a permitted practice from the Department, allowing Eagle to carry a reinsurance recoverable asset under an excess of loss reinsurance agreement with a third-party reinsurer as an admitted asset.

Prior to October 1, 2023, Olentangy was granted a permitted practice from the State of Vermont allowing Olentangy to carry the assets placed into a trust account by Union Hamilton Reinsurance Ltd. on its statutory statements of admitted assets, liabilities and surplus at net admitted asset value for certain universal life and term life insurance policies. Effective October 1, 2023, Olentangy terminated this permitted practice due to NLAIC’s recapture of the reinsurance agreements.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

If the prescribed or permitted practices were not applied, the Company’s risk-based capital (“RBC”) would continue to be above regulatory action levels. A reconciliation of the Company’s net income between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	State of domicile	December 31,
			2024	2023	2022

Net Income
Statutory Net Income		OH	$1,151	$949	$974
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	OH	270	110	(43)
Reserves for indexed annuities	51	OH	(308)	(75)	15
Tax impact	101	OH	8	(7)	6

NAIC SAP			$1,121	$977	$952

A reconciliation of the Company’s capital and surplus between NAIC SAP and prescribed and permitted practices is shown below:

(in millions)	SSAP #	State of domicile	As of December 31,
			2024	2023

Surplus
Statutory Capital and Surplus		OH	$12,541	$11,233
State Prescribed Practice:
OAC 3901-1-67:
Derivative instruments	86	OH	350	84
Reserves for indexed annuities	51	OH	(389)	(82)
Tax impact	101	OH	8	-
Subsidiary Valuation - NLAIC	51,86,101	OH	227	89
Subsidiary valuation - Eagle	51	OH	(529)	(228)
State Permitted Practice:
Subsidiary valuation - Eagle	61R	OH	(861)	(853)

NAIC SAP			$11,347	$10,243

Statutory accounting practices vary in some respects from U.S. generally accepted accounting principles (“GAAP”), including the following practices:

Financial Statements

●	Statutory financial statements are prepared using language and groupings substantially the same as the annual statements of the Company filed with the NAIC and state regulatory authorities;

●

assets must be included in the statutory statements of admitted assets, liabilities, capital and surplus at net admitted asset value and nonadmitted assets are excluded through a charge to capital and surplus;

●

an asset valuation reserve (“AVR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability, and changes in the AVR are reported directly in capital and surplus;

●

an interest maintenance reserve (“IMR”) is established in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies and is reported as a liability or other asset, and the amortization of the IMR is reported as revenue;

●	the expense allowance associated with statutory reserving practices for investment contracts held in the separate accounts is reported in the general account as a negative liability;

●	accounting for contingencies requires recording a liability at the midpoint of a range of estimated possible outcomes when no better estimate in the range exists;

●	surplus notes are accounted for as a component of capital and surplus;

●	costs related to successful policy acquisitions are charged to operations in the year incurred;

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

●	negative cash balances are reported as negative assets;

●	certain income and expense items are charged or credited directly to capital and surplus;

●	amounts on deposit in internal qualified cash pools are reported as cash equivalents;

●	the statutory statements of cash flow are presented on the basis prescribed by the NAIC; and

●	the statutory financial statements do not include accumulated other comprehensive income.

Future Policy Benefits and Claims

●	Deposits to universal life contracts, investment contracts and limited payment contracts are included in revenue; and

●	future policy benefit reserves are based on statutory requirements.

Reinsurance Ceded

●	Certain assets and liabilities are reported net of ceded reinsurance balances; and

●	provision is made for amounts receivable and outstanding for more than 90 days through a charge to capital and surplus.

Investments

●	Investments in bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value;

●	investments in preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value;

●	other-than-temporary impairments on bonds, excluding loan-backed and structured securities, are measured based on fair value and are not reversible;

●	the proportional amortized cost method is utilized to determine the liquidation value of Low-Income Housing Tax Credit Funds (“Tax Credit Funds”);

●

admitted subsidiary, controlled and affiliated (“SCA”) entities are not consolidated; rather, those investments are generally carried at audited statutory capital and surplus or GAAP equity, as appropriate, and are recorded as an equity investment in stocks or other invested assets;

●

equity in earnings of subsidiary companies is recognized directly in capital and surplus as net unrealized capital gains or losses, while dividends from unconsolidated companies are recorded in operations as net investment income;

●

undistributed earnings and valuation adjustments from investments in joint ventures, partnerships and limited liability companies are recognized directly in capital and surplus as net unrealized capital gains or losses; and

●	gains on sales of investments between affiliated companies representing economic transactions are deferred at the parent level until the related assets are paid down or an external sale occurs.

Separate Accounts

●	Assets and liabilities of guaranteed separate accounts are reported as separate account assets and separate account liabilities, respectively.

Derivative Instruments

●	Derivatives used in effective hedging transactions are valued in a manner consistent with the hedged asset or liability;

●

with the exception of derivatives applying the prescribed practice under OAC 3901-1-67, unrealized gains and losses on derivatives that are not considered to be effective hedges are charged to capital and surplus;

●	interest earned on derivatives is charged to net investment income; and

●	embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Goodwill

●	Goodwill is limited to 10% of the prior reporting period’s adjusted statutory surplus, with any goodwill in excess of this limitation nonadmitted through a charge to surplus; and

●	goodwill is amortized and charged to surplus.

Federal Income Taxes

●

Changes in deferred federal income taxes are recognized directly in capital and surplus with limitations on the amount of deferred tax assets that can be reflected as an admitted asset (15% of capital and surplus); and

●	uncertain tax positions are subject to a “more likely than not” standard for federal and foreign income tax loss contingencies only.

Nonadmitted Assets

●

In addition to the nonadmitted assets described above, certain other assets are nonadmitted and charged directly to capital and surplus. These include prepaid assets, certain software and other receivables outstanding for more than 90 days.

The financial information included herein is prepared and presented in accordance with SAP prescribed or permitted by the Department. Certain differences exist between SAP and GAAP, which are presumed to be material.

Revenues and Benefits

Life insurance premiums are recognized as revenue over the premium paying period of the related policies when due. Annuity considerations are recognized as revenue when received. Health insurance premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Policy benefits and claims that are expensed include interest credited to policy account balances, benefits and claims incurred in the period in excess of related policy reserves and other changes in future policy benefits.

Future Policy Benefits and Claims

Future policy benefits for traditional products are based on statutory mortality and interest requirements without consideration of withdrawals. The principal statutory mortality tables and interest assumptions used on policies in force are the 1958 Commissioner’s Standard Ordinary (“CSO”) table at interest rates of 2.5%, 3.0%, 3.5%, 4.0% and 4.5%, the 1941 CSO table at an interest rate of 2.5%, the 1980 CSO table at interest rates of 4.0%, 4.5%, 5.0% and 5.5%, the 2001 CSO table at an interest rate of 4.0% and 3.5% and the 2017 CSO table at an interest rate of 3.5% and 4.5%. The Company has applied principle-based reserving to all new individual life business. For business subject to principle-based reserving, additional reserves may be held where the deterministic and/or stochastic reserves are in excess of net premium reserves, as defined by Valuation Manual 20, Requirements for Principle-Based Reserves for Life Products (“VM-20”).

Future policy benefits for universal life and variable universal life contracts have been calculated based on participants’ contributions plus interest credited on any funds in the fixed account less applicable contract charges. These policies have been adjusted for possible future surrender charges in accordance with the Commissioner’s Reserve Valuation Method (“CRVM”). For business subject to principle-based reserving, the Company has calculated reserves under VM-20.

Future policy benefits for annuity products have been established based on contract term, interest rates and various contract provisions. Individual deferred annuity contracts issued in 1990 and after have been adjusted for possible future surrender charges in accordance with the Commissioner’s Annuity Reserve Valuation Method (“CARVM”).

Future policy benefits for PRT contracts have been established in accordance with the CRVM. Statutory reserves for PRT business written during or after 2020 are calculated as the present value of future benefit payments, using the prescribed 1994 Group Annuity Mortality (“GAM”) table along with the AA projection mortality improvement scale and prescribed valuation rates as specified in Chapter 22 of the Valuation Manual. For the PRT business written before 2020, the statutory reserves are calculated using prescribed GAM tables and valuation interest rates that vary by issue year, as specified in the Standard Valuation Law.

The Company calculated its reserves for variable annuities using a stochastic reserve or alternate methodology, which is floored at the cash surrender value, per Valuation Manual 21, Requirements for Principle-Based Reserves for Variable Annuities.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The aggregate reserves for individual accident and health policies consist of active life reserves, disabled life reserves and unearned premium reserves. The active life reserves for disability income are reserved for on the net level basis, at a 3.0% interest rate, using either the 1964 Commissioner’s Disability Table (for policies issued prior to 1982) or the 1985 Commissioner’s Individual Disability Table A (for policies issued after 1981). The active life reserves for major medical insurance (both scheduled and unscheduled benefits) are based on the benefit ratio method for policies issued after 1981.

The active life reserves for accident and health policies are reserved for on the net level basis, at a 3.0% interest rate, using either the 1956 Inter-Company Hospital-Surgical tables, the 1974 Medical Expense tables or the 1959 Accidental Death Benefits table.

The disabled life reserves for accident and health policies are calculated using the 1985 Commissioner’s Individual Disability Table A at a 3.0% interest rate. Unearned premium reserves are based on the actual gross premiums and actual days.

The aggregate reserves for group accident and health and franchise accident and health policies consist of disabled life reserves and unearned premium reserves. Reserves for benefits payable on disabled life claims are based on the 2012 Group Long-Term Disability Valuation Table, at varying interest rates of 2.75% - 6.0%, for group policies and the 1987 Commissioner’s Group Disability Table, at varying interest rates of 2.75% - 10.25%, for franchise policies.

Future policy benefits and claims for group long-term disability policies are the present value (discounted between 2.75% and 6.00%) of amounts not yet due on reported claims and an estimate of amounts to be paid on incurred but unreported claims. Future policy benefits and claims on other group health policies are not discounted.

The Company issues fixed and floating rate funding agreements to the Federal Home Loan Bank of Cincinnati (“FHLB”). The liabilities for such funding agreements are treated as annuities under Ohio law for life insurance companies and recorded in future policy benefits and claims. Refer to Note 9 for additional details.

Separate Accounts

Separate account assets represent contractholders’ funds that have been legally segregated into accounts with specific investment objectives. Separate account assets are primarily recorded at fair value, with the value of separate account liabilities set to equal the fair value of separate account assets. Separate account assets are primarily comprised of public, privately-registered and non-registered mutual funds, whose fair value is primarily based on the funds’ net asset value. Other separate account assets are recorded at fair value based on the methodology that is applicable to the underlying assets. In limited circumstances, other separate account assets are recorded at book value when the policyholder does not participate in the underlying portfolio experience.

Separate account liabilities, in conjunction with accrued transfers from separate accounts, represent contractholders’ funds adjusted for possible future surrender charges in accordance with the CARVM and the CRVM, respectively. The difference between full account value and CARVM/CRVM is reflected in accrued transfers to/from separate accounts, as prescribed by the NAIC, in the statutory statements of admitted assets, liabilities, capital and surplus. The annual change in the difference between full account value and CARVM/CRVM and its applicable federal income tax is reflected in the statutory statements of operations as part of the net transfers to/from separate accounts and federal income tax, respectively.

Retained Assets

The Company does not retain beneficiary assets. During a death benefit claim, the death benefit settlement method is payment to the beneficiary in the form of a check or electronic funds transfer.

Investments

Bonds and stocks of unaffiliated companies. Bonds are generally stated at amortized cost, except those with an NAIC designation of “6”, which are stated at the lower of amortized cost or fair value. Preferred stocks are generally stated at amortized cost, except those with an NAIC designation of “4” through “6”, which are stated at the lower of amortized cost or fair value. Common stocks are stated at fair value. Changes in the fair value of bonds and stocks stated at fair value are charged to capital and surplus.

Loan-backed and structured securities, which are included in bonds in the statutory financial statements, are stated in a manner consistent with the bond guidelines, but with additional consideration given to the special valuation rules implemented by the NAIC applicable to residential mortgage-backed securities that are not backed by U.S. government agencies, commercial mortgage-backed securities and certain other structured securities. Under these guidelines, an initial and adjusted NAIC designation is determined for each security. The initial NAIC designation, which takes into consideration the security’s amortized cost relative to an NAIC-prescribed valuation matrix, is used to determine the reporting basis (i.e., amortized cost or lower of amortized cost or fair value).

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Interest income is recognized when earned, while dividends are recognized when declared. The Company nonadmits investment income due and accrued when amounts are over 90 days past due.

For investments in loan-backed and structured securities, the Company recognizes income and amortizes discounts and premiums using the effective-yield method based on prepayment assumptions, generally obtained using a model provided by a third-party vendor, and the estimated economic life of the securities. When actual prepayments differ significantly from estimated prepayments, the effective-yield is recalculated to reflect actual payments to date and anticipated future payments. Any resulting adjustment is included in net investment income in the period the estimates are revised. All other investment income is recorded using the effective-yield method without anticipating the impact of prepayments.

Purchases and sales of bonds and stocks are recorded on the trade date, with the exception of private placement bonds, which are recorded on the funding date. Realized gains and losses are determined on a specific identification method on the trade date.

Independent pricing services are most often utilized to determine the fair value of bonds and stocks for which market quotations, quotations on comparable securities or models are used. These are compared to pricing from additional sources when available. Pricing may also be received directly from third-party managers who utilize various methodologies, primarily discounted cash flow models using market-based interest rates and spreads, adjusted for borrower-specific factors. For these bonds and stocks, the Company obtains the pricing services’ and managers’ methodologies and classifies the investments accordingly in the fair value hierarchy.

Corporate pricing matrices are used in valuing certain bonds. The corporate pricing matrices were developed using publicly and privately available spreads segmented by various weighted average lives and credit quality ratings. Certain private placement bonds have adjusted spreads to capture the impacts of liquidity premium based on industry sector. The weighted average life and credit quality rating of a particular bond to be priced using those matrices are important inputs into the model and are used to determine a corresponding spread that is added to the appropriate industry sector or U.S. Treasury yield to create an estimated market yield for that bond. The estimated market yield and other relevant factors are then used to estimate the fair value of the particular bond.

Non-binding broker quotes are also utilized to determine the fair value of certain bonds when deemed appropriate or when valuations are not available from independent pricing services or corporate pricing matrices. These bonds are classified with the lowest priority in the fair value hierarchy as only one broker quote is ordinarily obtained, the investment is not traded on an exchange, the pricing is not available to other entities and/or the transaction volume in the same or similar investments has decreased. Inputs used in the development of prices are not provided to the Company by the brokers, as the brokers often do not provide the necessary transparency into their quotes and methodologies. At least annually, the Company performs reviews and tests to ensure that quotes are a reasonable estimate of the investment’s fair value. Price movements of broker quotes are subject to validation and require approval from the Company’s management. Management uses its knowledge of the investment and current market conditions to determine if the price is indicative of the investment’s fair value.

For all bonds, the Company considers its ability and intent to hold the security for a period of time sufficient to allow for the anticipated recovery in value, the expected recovery of principal and interest and the extent to which the fair value has been less than amortized cost. If the decline in fair value to below amortized cost is determined to be other-than-temporary, a realized loss is recorded equal to the difference between the amortized cost of the investment and its fair value.

The Company periodically reviews loan-backed and structured securities in an unrealized loss position by comparing the present value of cash flows, including estimated prepayments, expected to be collected from the security to the amortized cost basis of the security. If the present value of cash flows expected to be collected, discounted at the security’s effective interest rate, is less than the amortized cost basis of the security, the impairment is considered other-than-temporary and a realized loss is recorded.

All other bonds in an unrealized loss position are periodically reviewed to determine if a decline in fair value to below amortized cost is other-than-temporary. Factors considered during this review include timing and amount of expected cash flows, ability of the issuer to meet its obligations, financial condition and future prospects of the issuer, amount and quality of any underlying collateral and current economic and industry conditions that may impact an issuer.

Stocks may experience other-than-temporary impairment based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the stock to recovery. If a stock is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the investment and its fair value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Investments in subsidiaries. The investment in the Company’s wholly-owned insurance subsidiaries, NLAIC, JNL and Eagle, are carried using the equity method of accounting applicable to U.S. insurance SCA entities. This requires the investment to be recorded based on the value of its underlying audited statutory surplus. Furthermore, the equity method of accounting would be discontinued if the investment is reduced to zero, unless the Company has guaranteed obligations of the subsidiary or otherwise committed to provide further financial support. The Company’s investment in NISC and NIA, wholly-owned non-insurance subsidiaries, are carried using the equity method of accounting applicable to U.S. non-insurance SCA entities. This requires the investment to be recorded based on its underlying audited GAAP equity. Investments in NLAIC, JNL and NISC are included in stocks, and the investment in Eagle is included in other invested assets on the statutory statements of admitted assets, liabilities, capital and surplus.

Mortgage loans, net of allowance. The Company holds commercial mortgage loans that are collateralized by properties throughout the U.S. Mortgage loans are held at unpaid principal balance adjusted for premiums and discounts, less an allowance for credit losses. The Company also holds commercial mortgage loans of these property types that are under development. Mortgage loans under development are collateralized by first-priority liens on real estate, partnership equity interests and common stock.

As part of the underwriting process, specific guidelines are followed to ensure the initial quality of a new mortgage loan. Third-party appraisals are obtained to support loaned amounts as the loans are collateral dependent or guaranteed.

The collectability and value of a mortgage loan is based on the ability of the borrower to repay and/or the value of the underlying collateral. Many of the Company’s mortgage loans are structured with balloon payment maturities, exposing the Company to risks associated with the borrowers’ ability to make the balloon payment or refinance the property. Loans are considered delinquent when contractual payments are 90 days past due.

Mortgage loans require an allowance for credit losses when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When management determines that a loan requires an allowance for credit losses, a provision for losses is established equal to the difference between the carrying value and the fair value of the collateral less costs to sell. Allowance for credit losses charges are recorded in net unrealized capital gains and losses. In the event an allowance for credit losses charge is reversed, the recovery is also recorded in net unrealized capital gains and losses. If the mortgage loan is determined to be other-than-temporarily impaired, a realized loss is recorded equal to the difference between the cost basis of the loan and the fair value of the collateral less estimated costs to obtain and sell. Any previously recorded allowance for credit losses is reversed.

Management evaluates the credit quality of individual mortgage loans and the portfolio as a whole through a number of loan quality measurements, including, but not limited to, loan-to-value (“LTV”) and debt service coverage (“DSC”) ratios. The LTV ratio is calculated as a ratio of the amortized cost of a loan to the estimated value of the underlying collateral. DSC is the amount of cash flow generated by the underlying collateral of the mortgage loan available to meet periodic interest and principal payments of the loan. These loan quality measurements contribute to management’s assessment of relative credit risk in the mortgage loan portfolio. Based on underwriting criteria and ongoing assessment of the properties’ performance, management believes the amounts, net of an allowance for credit losses, are collectible. This process identifies the risk profile and potential for loss individually and in the aggregate for the commercial mortgage loan portfolios. These factors are updated and evaluated at least annually. Due to the nature of the collateral underlying mortgage loans under development, these loans are not evaluated using the LTV and DSC ratios described above and instead are evaluated using other qualitative metrics.

Interest income on performing mortgage loans is recognized in net investment income over the life of the loan using the effective-yield method. Loans in default or in the process of foreclosure are placed on non-accrual status. Interest received on non-accrual status mortgage loans is included in net investment income in the period received. Loans are restored to accrual status when the principal and interest is current and it is determined the future principal and interest payments are probable or the loan is modified.

Policy loans. Policy loans, which are collateralized by the related insurance policy, are held at the outstanding principal balance and do not exceed the net cash surrender value of the policy. As such, no valuation allowance for policy loans is required.

Cash and cash equivalents. Cash and cash equivalents include highly liquid investments with original maturities of less than three months and amounts on deposit in internal qualified cash pools. The Company and various affiliates maintain agreements with Nationwide Cash Management Company (“NCMC”), an affiliate, under which NCMC acts as a common agent in handling the purchase and sale of short-term securities for the respective accounts of the participants in the internal qualified cash pool.

Short-term investments. Short-term investments primarily consist of outstanding unsecured promissory notes with initial maturity dates of one-year or less with certain affiliates. The Company carries short-term investments at amortized cost, which approximates fair value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Securities Lending. The Company has entered into securities lending agreements with a custodial bank whereby eligible securities are loaned to third parties, primarily major brokerage firms. These transactions are used to generate additional income in the securities portfolio. The Company is entitled to receive from the borrower any payments of interest and dividends received on loaned securities during the loan term. The agreements require a minimum of 102% of the fair value of the loaned securities to be held as collateral. Cash collateral is invested by the custodial bank in investment-grade securities, which are included in the total invested assets of the Company. Periodically, the Company may receive non-cash collateral, which would be recorded off-balance sheet. The Company recognizes loaned securities in bonds. A securities lending payable is recorded for the amount of cash collateral received. If the fair value of the collateral received (cash and/or securities) is less than the fair value of the securities loaned, the shortfall is nonadmitted. Net income received from securities lending activities is included in net investment income. Because the borrower or the Company may terminate a securities lending transaction at any time, if loans are terminated in advance of the reinvested collateral asset maturities, the Company would repay its securities lending obligations from operating cash flows or the proceeds of sales from its investment portfolio, which includes significant liquid securities.

Other invested assets. Other invested assets consist primarily of alternative investments in private equity funds, private debt funds, tax credit funds, real estate partnerships, limited liability companies, joint ventures and the investment in Eagle. Except for investments in certain tax credit funds, these investments are recorded using the equity method of accounting. Changes in carrying value as a result of the equity method are reflected as net unrealized capital gains and losses as a direct adjustment to capital and surplus. Gains and losses are generally recognized through income at the time of disposal or when operating distributions are received. Partnership interests in tax credit funds are held at amortized cost with amortization charged to net investment income over the period in which the tax benefits, primarily credits, are earned. Tax credits are recorded as an offset to tax expense in the period utilized.

The Company sold $3.2 billion, $3.1 billion and $2.9 billion in Tax Credit Funds to unrelated third parties with outstanding guarantees as of December 31, 2024, 2023 and 2022, respectively. The Company guarantees after-tax benefits to the third-party investors through periods ending in 2042. These guarantees are in effect for periods of approximately 15 years each. The Tax Credit Funds provide a stream of tax benefits to the investors that will generate a yield and return of capital. If the tax benefits are not sufficient to provide these cumulative after-tax yields, the Company must fund any shortfall. The maximum amount of undiscounted future payments that the Company could be required to pay the investors under the terms of the guarantees is $2.4 billion as of December 31, 2024, but the Company does not anticipate making any material payments related to the guarantees. The Company’s risks are mitigated in the following ways: (1) the Company has the right to buyout the equity related to the guarantee under certain circumstances, (2) the Company may replace underperforming properties to mitigate exposure to guarantee payments, (3) the Company oversees the asset management of the deals and (4) changes in tax laws are explicitly excluded from the Company’s guarantees of after-tax benefits.

Derivative Instruments

The Company uses derivative instruments to manage exposures and mitigate risks primarily associated with interest rates, equity markets and foreign currency. These derivative instruments primarily include interest rate swaps, cross-currency swaps, total return swaps, futures and options.

Derivative instruments used in hedging transactions considered to be effective hedges are reported in a manner consistent with the hedged items. With the exception of derivatives applying the prescribed practice under OAC 3901-1-67, derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value with changes in fair value recorded in capital and surplus as unrealized gains or losses.

The fair value of derivative instruments is determined using various valuation techniques relying predominantly on observable market inputs and internal models. These inputs include interest rate swap curves, credit spreads, interest rates, counterparty credit risk, equity volatility and equity index levels.

The Company’s derivative transaction counterparties are generally financial institutions. To reduce the credit risk associated with open contracts, the Company enters into master netting agreements which permit the closeout and netting of transactions with the same counterparty upon the occurrence of certain events. In addition, the Company attempts to reduce credit risk by obtaining collateral from counterparties. The determination of the need for and the levels of collateral vary based on an assessment of the credit risk of the counterparty. The Company accepts collateral in the forms of cash and marketable securities. Non-cash collateral received is recorded off-balance sheet.

Cash flows and payment accruals on derivatives are recorded in net investment income in the statutory statements of operations and cash flow. Cash flows associated with the acquisition, maturity, and termination of derivative instruments are recorded as investing activities in derivative assets in the statutory statements of cash flow.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect the Company’s view of market assumptions in the absence of observable market information. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. In determining fair value, the Company uses various methods, including market, income and cost approaches.

The Company categorizes its financial instruments into a three-level hierarchy based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument in its entirety.

The Company categorizes assets and liabilities held at fair value in the statutory statements of admitted assets, liabilities, capital and surplus as follows:

Level 1. Unadjusted quoted prices accessible in active markets for identical assets or liabilities at the measurement date and mutual funds where the value per share (unit) is determined and published daily and is the basis for current transactions.

Level 2. Unadjusted quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active or inputs (other than quoted prices) that are observable or that are derived principally from or corroborated by observable market data through correlation or other means. Primary inputs to this valuation technique may include comparative trades, bid/asks, interest rate movements, U.S. Treasury rates, Secured Overnight Financing Rate (“SOFR”), prime rates, cash flows, maturity dates, call ability, estimated prepayments and/or underlying collateral values.

Level 3. Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimates of the assumptions market participants would use at the measurement date in pricing the asset or liability. Consideration is given to the risk inherent in both the method of valuation and the valuation inputs. Primary inputs to this valuation technique include broker quotes and comparative trades.

The Company reviews its fair value hierarchy classifications for assets and liabilities quarterly. Changes in the observability of significant valuation inputs identified during these reviews may trigger reclassifications. Reclassifications are reported as transfers at the beginning of the reporting period in which the change occurs.

Asset Valuation Reserve

The Company maintains an AVR as prescribed by the NAIC for the purpose of offsetting potential credit related investment losses on each invested asset category, excluding cash, policy loans and income receivable. The AVR contains a separate component for each category of invested assets. The change in AVR is charged or credited directly to capital and surplus.

Interest Maintenance Reserve

The Company records an IMR as prescribed by the NAIC, which represents the net deferral for interest-related gains or losses arising from the sale of certain investments, such as bonds, mortgage loans and loan-backed and structured securities sold. The IMR is applied as follows:

•

for bonds, the designation from the NAIC Capital Markets and Investments Analysis Office must not have changed more than one designation between the beginning of the holding period and the date of sale;

•	the bond must never have been classified as a default security;

•

for mortgage loans, during the prior two years, they must not have had interest more than 90 days past due, been in the process of foreclosure or in the course of voluntary conveyance, nor had restructured terms; and

•	for loan-backed and structured securities, all interest-related other-than-temporary impairments and interest- related realized gains or losses on sales of the securities.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The realized gains or losses, net of related federal income tax, from the applicable bonds and mortgage loans sold, have been removed from the net realized gain or loss amounts and established as the IMR. The IMR is amortized into income such that the amount of each capital gain or loss amortized in a given year is based on the excess of the amount of income which would have been reported that year, if the asset had not been disposed of over the amount of income which would have been reported had the asset been repurchased at its sale price. In the event the unamortized IMR liability balance is negative, the balance is reclassified to an asset and evaluated for admittance under INT 23-01, Net Negative (Disallowed) Interest Maintenance Reserve (“INT 23-01”). The Company utilizes the grouped method for amortization. Under the grouped method, the IMR is amortized into income over the remaining period to expected maturity based on the groupings of the individual securities into five-year bands. Refer to Recently Adopted Accounting Standards for additional discussion of IMR.

Goodwill

For companies whose operations are primarily insurance related, goodwill is the excess of the cost to acquire a company over the Company’s share of the statutory book value of the acquired entity. Goodwill is recorded in stocks in the statutory statements of admitted assets, liabilities and surplus. Goodwill is amortized on a straight-line basis over the period of economic benefit, not to exceed ten years, with a corresponding charge to surplus. Goodwill was immaterial as of December 31, 2024 and 2023.

Federal Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets, net of any nonadmitted portion and statutory valuation allowance, and deferred tax liabilities, are recognized for the expected future tax consequences attributable to differences between the statutory financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income or loss in the years in which those temporary differences are expected to be recovered or settled. The change in deferred taxes is recognized directly in surplus, with the impact of taxes on unrealized capital gains or losses and nonadmitted assets reported separately in the statutory statements of changes in capital and surplus.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to change the provision for federal income taxes recorded in the statutory financial statements, which could be significant.

Tax reserves are reviewed regularly and are adjusted as events occur that the Company believes impact its liability for additional taxes, such as lapsing of applicable statutes of limitations, conclusion of tax audits or substantial agreement with taxing authorities on the deductibility/nondeductibility of uncertain items, additional exposure based on current calculations, identification of new issues, release of administrative guidance or rendering of a court decision affecting a particular tax issue. The Company believes its tax reserves reasonably provide for potential assessments that may result from Internal Revenue Service (“IRS”) examinations and other tax-related matters for all open tax years.

The Company is included in the NMIC consolidated federal income tax return.

Reinsurance Ceded

The Company cedes insurance to other companies in order to limit potential losses and to diversify its exposures. Such agreements do not relieve the Company of its primary obligation to the policyholder in the event the reinsurer is unable to meet the obligations it has assumed. Reinsurance premiums ceded and reinsurance recoveries on benefits and claims incurred are deducted from the respective income and expense accounts. Assets and liabilities related to reinsurance ceded are reported in the statutory statements of admitted assets, liabilities, capital and surplus on a net basis within the related future policy benefits and claims of the Company.

Participating Business

Participating business, which refers to policies that participate in profits through policyholder dividends, represented approximately 3% of the Company’s life insurance in force in 2024 and 2023, and 47% and 48% of the number of life insurance policies in force in 2024 and 2023, respectively. The provision for policyholder dividends was based on the respective year’s dividend scales, as approved by the Board of Directors. Policyholder dividends are recognized when declared. No additional income was allocated to participating policyholders during 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Correction of Error

During 2022, the Company identified and corrected an error in annuity product allocation drivers for general operating expenses between the Company and NLAIC that resulted in an understatement of the Company’s general insurance expenses for the years ended December 31, 2021, 2020 and 2019. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors (“SSAP No. 3”), the total prior period correction was recorded as a decrease to total surplus of $45 million, a decrease to total assets of $13 million and an increase to total liabilities of $32 million as of January 1, 2022. Additionally, the Company’s subsidiary, NLAIC, identified and corrected errors as of January 1, 2022 that increased the Company’s investment in NLAIC and total surplus by $6 million. The net decrease to the Company’s total surplus of $39 million in 2022 as a result of these corrections is reported as a negative adjustment to unassigned surplus.

Recently Adopted Accounting Standards

Effective December 31, 2023, the Company adopted INT 23-04, Life Reinsurance Liquidation Questions, that addresses accounting and reporting questions about a recent life reinsurer liquidation. On July 18, 2023, Scottish Re U.S. (“SRUS”) was declared insolvent and ordered liquidated by the Court of Chancery of the State of Delaware, resulting in termination of the reinsurance agreements between the Company and SRUS on September 30, 2023, and recapture of the ceded liabilities. The Company has accrued adequate provisions as of December 31, 2023, in accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, related to SRUS reinsurance recoverables. During 2024, the Company received a final payment from the assets previously held in a trust by SRUS that secured annuity reinsurance recoverables of $19 million in full satisfaction of the outstanding annuity reinsurance recoverables from SRUS.

Effective September 30, 2023, the Company adopted INT 23-01, a short-term solution related to the accounting treatment of an insurer’s negative IMR balance. INT 23-01 allows an insurer with an authorized control level RBC greater than 300%, after an adjustment to total adjusted capital, to admit negative IMR up to 10% of its general account capital and surplus, subject to certain restrictions and reporting obligations. There is no admitted disallowed IMR in the separate accounts. Fixed income investments generating IMR losses comply with the Company’s investment policies. There are no deviations from the investment policies and sales were not compelled by liquidity pressures. The Company has not allocated gains or losses to IMR from derivatives that were reported at fair value prior to the termination of the derivative. As of December 31, 2024 and 2023, the Company has $116 million and $93 million, respectively, of admitted disallowed IMR in capital and surplus in the general account.

Subsequent Events

The Company evaluated subsequent events through March 20, 2025, the date the statutory financial statements were issued.

On January 30, 2025, the Company entered into a definitive Purchase Agreement to acquire the employer stop loss business of The Allstate Corporation, which comprises Direct General Life Insurance Company, NSM Sales Corporation and The Association Benefits Solution, LLC, for $1.25 billion. The transaction is subject to regulatory approvals and other customary closing conditions.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(3)	Analysis of Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics

The following table summarizes the analysis of individual annuity actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2024
Subject to discretionary withdrawal:
With market value adjustment	$7,075	$41	$-	$7,116	8%
At book value less current surrender charge of 5% or more	2,849	-	-	2,849	4%
At fair value	-	-	64,460	64,460	80%
Total with market value adjustment or at fair value	$9,924	$41	$64,460	$74,425	92%
At book value without adjustment (minimal or no charge or adjustment)	3,446	-	5	3,451	4%
Not subject to discretionary withdrawal	2,867	-	56	2,923	4%
Total, gross	$16,237	$41	$64,521	$80,799	100%
Less: Reinsurance ceded	(88)	-	-	(88)
Total, net	$16,149	$41	$64,521	$80,711

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$65	$-	$-	$65

December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$4,389	$64	$-	$4,453	6%
At book value less current surrender charge of 5% or more	2,210	-	-	2,210	3%
At fair value	10	-	61,993	62,003	83%
Total with market value adjustment or at fair value $	6,609	$64	$61,993	$68,666	92%
At book value without adjustment (minimal or no charge or adjustment)	3,532	-	6	3,538	5%
Not subject to discretionary withdrawal	2,342	-	62	2,404	3%
Total, gross	$12,483	$64	$62,061	$74,608	100%
Less: Reinsurance ceded	(98)	-	-	(98)
Total, net	$12,385	$64	$62,061	$74,510

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$78	$-	$-	$78
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the analysis of group annuity actuarial reserves by withdrawal characteristics, as of the dates indicated:

(in millions)	General account[1]	Separate account with guarantees	Separate account non- guaranteed	Total	% of Total
December 31, 2024
Subject to discretionary withdrawal:
With market value adjustment	$16,049	$1,696	$-	$17,745	42%
At book value less current surrender charge of 5% or more	-	-	-	-	0%
At fair value	-	-	19,048	19,048	46%
Total with market value adjustment or at fair value	$16,049	$1,696	$19,048	$36,793	88%
At book value without adjustment (minimal or no charge or adjustment)	3,558	-	-	3,558	8%
Not subject to discretionary withdrawal	1,175	478	2	1,655	4%
Total, gross	$20,782	$2,174	$19,050	$42,006	100%
Less: Reinsurance ceded	(26)	-	-	(26)
Total, net	$20,756	$2,174	$19,050	$41,980

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$-	$-	$-	$-

December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$17,300	$1,857	$-	$19,157	45%
At book value less current surrender charge of 5% or more	2	-	-	2	0%
At fair value	-	-	17,922	17,922	43%
Total with market value adjustment or at fair value	$17,302	$1,857	$17,922	$37,081	88%
At book value without adjustment (minimal or no charge or adjustment)	3,867	-	-	3,867	9%
Not subject to discretionary withdrawal	1,237	102	-	1,339	3%
Total, gross	$22,406	$1,959	$17,922	$42,287	100%
Less: Reinsurance ceded	(29)	-	-	(29)
Total, net	$22,377	$1,959	$17,922	$42,258

Amount included in ‘Subject to discretionary withdrawal at book value less current surrender charge of 5% or more’ that will move to ‘Subject to discretionary withdrawal at book value without adjustment (minimal or no charge or adjustment)’	$2	$-	$-	$2
[1]	Includes reserves applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the analysis of deposit-type contracts and other liabilities without life or disability contingencies by withdrawal characteristics, as of the dates indicated:

(in millions)	General account	Separate account non- guaranteed	Total	% of Total
December 31, 2024
Subject to discretionary withdrawal:
With market value adjustment	$1	$-	$1	0%
At fair value	10	-	10	0%
Total with market value adjustment or at fair value	$11	$-	$11	0%
At book value without adjustment (minimal or no charge or adjustment)	835	2	837	17%
Not subject to discretionary withdrawal	4,113	18	4,131	83%
Total, gross	$4,959	$20	$4,979	100%
Less: Reinsurance ceded	-	-	-
Total, net	$4,959	$20	$4,979
December 31, 2023
Subject to discretionary withdrawal:
With market value adjustment	$1	$-	$1	0%
At fair value	-	-	-	0%
Total with market value adjustment or at fair value	$1	$-	$1	0%
At book value without adjustment (minimal or no charge or adjustment)	781	2	783	17%
Not subject to discretionary withdrawal	3,677	17	3,694	83%
Total, gross	$4,459	$19	$4,478	100%
Less: Reinsurance ceded	-	-	-
Total, net	$4,459	$19	$4,478

The following table is a reconciliation of total annuity actuarial reserves and deposit fund liabilities, as of the dates indicated:

	December 31,
(in millions)	2024	2023
Life, accident and health annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$36,892	$34,748
Supplemental contracts with life contingencies, net	13	14
Deposit-type contracts	4,959	4,459
Subtotal	$41,864	$39,221
Separate accounts annual statement:
Annuities, net (excluding supplemental contracts with life contingencies)	$85,786	$82,006
Other contract deposit funds	20	19
Subtotal	$85,806	$82,025
Total annuity actuarial reserves and deposit fund liabilities, net	$127,670	$121,246

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the analysis of life insurance actuarial reserves by withdrawal characteristics, as of the dates indicated:

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2024
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$50	$50	$-	$-	$-
Universal life	2,560	2,568	2,729	-	-	-
Universal life with secondary guarantees	486	430	1,154	-	-	-
Indexed universal life with secondary guarantees	408	327	438	-	-	-
Other permanent cash value life insurance	-	1,838	2,305	-	-	-
Variable life	3,125	3,166	3,295	35,196	35,192	35,277
Subtotal	$6,579	$8,379	$9,971	$35,196	$35,192	$35,277
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	127	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	18	-	-	-
Disability - disabled lives	-	-	60	-	-	-
Miscellaneous reserves	-	-	32	-	-	-
Total, gross	$6,579	$8,379	$10,209	$35,196	$35,192	$35,277
Less: Reinsurance ceded	(8)	(8)	(138)	-	-	-
Total, net	$6,571	$8,371	$10,071	$35,196	$35,192	$35,277

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

	General account			Separate account - nonguaranteed
(in millions)	Account value	Cash value	Reserve	Account value	Cash value	Reserve
December 31, 2023
Subject to discretionary withdrawal, surrender values or policy loans:
Term policies with cash value	$-	$10	$10	$-	$-	$-
Universal life	2,616	2,629	2,790	-	-	-
Universal life with secondary guarantees	453	390	1,032	-	-	-
Indexed universal life with secondary guarantees	341	265	367	-	-	-
Other permanent cash value life insurance	-	1,919	2,398	-	-	-
Variable life	3,435	3,483	3,603	29,611	29,607	29,607
Subtotal	$6,845	$8,696	$10,200	$29,611	$29,607	$29,607
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	-	-	181	-	-	-
Accidental death benefits	-	-	1	-	-	-
Disability - active lives	-	-	17	-	-	-
Disability - disabled lives	-	-	59	-	-	-
Miscellaneous reserves	-	-	32	-	-	-
Total, gross	$6,845	$8,696	$10,490	$29,611	$29,607	$29,607
Less: Reinsurance ceded	(8)	(8)	(151)	-	-	-
Total, net	$6,837	$8,688	$10,339	$29,611	$29,607	$29,607

The following table is a reconciliation of life insurance actuarial reserves, as of the dates indicated:

	December 31,
(in millions)	2024	2023
Life, accident and health annual statement:
Life Insurance, net	$9,971	$10,241
Accidental death benefits, net	1	1
Disability - active lives, net	18	17
Disability - disabled lives, net	54	53
Miscellaneous reserves, net	27	27
Subtotal	$10,071	$10,339
Separate accounts annual statement:
Life insurance[1]	$35,585	$29,909
Subtotal	$35,585	$29,909
Total life insurance actuarial reserves, net	$45,656	$40,248
[1]	Life insurance account value, cash value and reserve include separate accounts with guarantees of $308 million and $302 million for universal life as of December 31, 2024 and 2023, respectively.

The total direct premium written by managing general agents and third-party administrators was $528 million, $451 million and $415 million as of December 31, 2024, 2023 and 2022, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(4)	Separate Accounts

The Company’s separate account statement includes assets legally insulated from the general account as of the dates indicated, attributed to the following product lines:

	December 31, 2024		December 31, 2023
(in millions)	Separate account assets legally insulated	Separate account assets (not legally insulated)	Separate account assets legally insulated	Separate account assets (not legally insulated)
Product / Transaction:
Individual annuities	$70,404	$-	$67,634	$-
Group annuities	16,203	-	15,453	-
Life insurance	35,783	-	30,082	-
Pension risk transfer group annuities	482	-	101	-
Total	$122,872	$-	$113,270	$-

The following table summarizes amounts paid towards separate account guarantees by the general account and related risk charges paid by the separate account for the years ended:

(in millions)	Total paid toward separate account guarantees	Risk charges paid to general account
2024	$25	$741
2023	$78	$780
2022	$79	$722
2021	$12	$674
2020	$26	$631

The Company does not engage in securities lending transactions within its separate accounts.

Most separate accounts held by the Company relate to individual and group variable annuity and variable universal life insurance contracts of a non-guaranteed return nature. The net investment experience of the separate accounts is credited directly to the contract holder and can be positive or negative. The individual variable annuity contracts generally provide an incidental death benefit of the greater of account value or premium paid (net of prior withdrawals). However, many individual variable annuity contracts also provide death benefits equal to (i) the most recent fifth-year anniversary account value, (ii) the highest account value on any previous anniversary, (iii) premiums paid increased 5% or certain combinations of these, all adjusted for prior withdrawals. The death benefit and cash value under the variable universal life policies may vary with the investment performance of the underlying investments in the separate accounts. The assets and liabilities of these separate accounts are carried at fair value and are non-guaranteed.

Certain other separate accounts offered by the Company contain groups of variable universal life policies wherein the assets supporting account values on the underlying policies reside in private placement separate accounts. They provide a quarterly interest rate based on a crediting formula that reflects the market value to book value ratio of the investments, investment portfolio yield and a specified duration.

Certain other separate accounts relate to a guaranteed term option, which provides a guaranteed interest rate that is paid over certain maturity durations ranging from three to ten years, so long as certain conditions are met. If amounts allocated to the guaranteed term option are distributed prior to the maturity period, a market value adjustment can be assessed. The assets and liabilities of these separate accounts are carried at fair value.

The Company has a separate account that holds group annuity contracts offered through the Company’s PRT business, wherein the Company provides guaranteed benefit payments to annuitants. The Company issues PRT business out of both the general and separate accounts, and within both, the assets and liabilities of this business are carried at amortized cost. The PRT separate account business has been included as a nonindexed guarantee less than or equal to 4%.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Another separate account offered by the Company contains a group of universal life policies wherein the assets supporting the account values on the underlying policies reside in a private placement separate account. It provides an annual interest rate guarantee, subject to a minimum guarantee of 3%. The interest rate declared each year reflects the anticipated investment experience of the account. The business has been included as a nonindexed guarantee less than or equal to 4%.

The following tables summarize the separate account reserves of the Company, as of the dates indicated:

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2024
Premiums, considerations or deposits	$500	$-	$9,207	$9,707
Reserves
For accounts with assets at:
Fair value	$1,629	$108	$118,868	$120,605
Amortized cost	786	-	-	786
Total reserves[1]	$2,415	$108	$118,868	$121,391
By withdrawal characteristics: With market value adjustment	$1,629	$108	$-	$1,737
At fair value	-	-	118,785	118,785
At book value without market value adjustment and with current surrender charge less than 5%	308	-	7	315
Subtotal	$1,937	$108	$118,792	$120,837
Not subject to discretionary withdrawal	478	-	76	554
Total reserves[1]	$2,415	$108	$118,868	$121,391
1

The total reserves balance does not equal the liabilities related to separate accounts of $122.9 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.5 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

(in millions)	Nonindexed guarantee less than or equal to 4%	Nonindexed guarantee more than 4%	Nonguaranteed separate accounts	Total
December 31, 2023
Premiums, considerations or deposits	$88	$-	$6,181	$6,269
Reserves
For accounts with assets at:
Fair value	$1,781	$143	$109,609	$111,533
Amortized cost	401	-	-	401
Total reserves[1]	$2,182	$143	$109,609	$111,934
By withdrawal characteristics: With market value adjustment	$1,779	$143	$-	$1,922
At fair value	-	-	109,522	109,522
At book value without market value adjustment and with current surrender charge less than 5%	304	-	6	310
Subtotal	$2,083	$143	$109,528	$111,754
Not subject to discretionary withdrawal	99	-	81	180
Total reserves[1]	$2,182	$143	$109,609	$111,934
1

The total reserves balance does not equal the liabilities related to separate accounts of $113.3 billion in the statutory statements of admitted assets, liabilities, capital and surplus by $1.3 billion, due to an adjustment for CARVM/CRVM reserves and other liabilities that have not been allocated to the categories outlined above.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table is a reconciliation of net transfers from separate accounts, as of the dates indicated:

	December 31,
(in millions)	2024	2023	2022
Net transfers as reported in the statutory statements of operations of the separate accounts:
Transfers to separate accounts	$9,707	$6,268	$7,757
Transfers from separate accounts	(12,859)	(9,446)	(8,860)
Net transfers from separate accounts	$(3,152)	$(3,178)	$(1,103)
Reconciling adjustments:
Exchange accounts offsetting in the general account	(431)	(889)	(606)
Fees not included in general account transfers	57	41	47
Other miscellaneous adjustments not included in the general account balance	57	284	27
Net transfers as reported in the statutory statements of operations	$(3,469)	$(3,742)	$(1,635)

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(5)	Investments

Bonds and Stocks

The following table summarizes the carrying value, the excess of fair value over carrying value, the excess of carrying value over fair value and the fair value of bonds and stocks, as of the dates indicated:

(in millions)	Carrying value	Fair value in excess of carrying value	Carrying value in excess of fair value	Fair value
December 31, 2024
Bonds:
U.S. Government	$65	$-	$1	$64
States, territories and possessions	823	4	69	758
Political subdivisions	289	5	22	272
Special revenues	2,893	23	317	2,599
Industrial and miscellaneous	32,850	191	2,484	30,557
Loan-backed and structured securities	8,878	50	257	8,671
Total bonds	$45,798	$273	$3,150	$42,921
Common stocks unaffiliated	$221	$-	$-	$221
Preferred stocks unaffiliated	42	-	-	42
Total unaffiliated stocks[1]	$263	$-	$-	$263
Total bonds and unaffiliated stocks[1]	$46,061	$273	$3,150	$43,184

December 31, 2023
Bonds:
U.S. Government	$173	$3	$-	$176
States, territories and possessions	609	10	44	575
Political subdivisions	371	11	21	361
Special revenues	2,994	57	248	2,803
Industrial and miscellaneous	31,796	311	2,206	29,901
Loan-backed and structured securities	7,924	38	304	7,658
Total bonds	$43,867	$430	$2,823	$41,474
Common stocks unaffiliated	$231	$-	$-	$231
Preferred stocks unaffiliated	47	-	1	46
Total unaffiliated stocks[1]	$278	$-	$1	$277
Total bonds and unaffiliated stocks[1]	$44,145	$430	$2,824	$41,751
1

Excludes affiliated common stocks with a carrying value of $3.7 billion and 3.4 billion as of December 31, 2024 and 2023, respectively. Affiliated common stocks include investment in NLAIC and JNL of $3.5 billion and $209 million as of December 31, 2024, respectively. Affiliated common stocks include investment in NLAIC and JNL of $3.2 billion and $203 million as of December 31, 2023, respectively.

The carrying value of bonds on deposit with various states as required by law was immaterial as of December 31, 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the carrying value and fair value of bonds, by contractual maturity, as of December 31, 2024. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without early redemption penalties:

(in millions)	Carrying value	Fair value
Bonds:
Due in one year or less	$1,460	$1,454
Due after one year through five years	11,078	10,795
Due after five years through ten years	10,554	9,999
Due after ten years	13,828	12,002
Total bonds excluding loan-backed and structured securities	$36,920	$34,250
Loan-backed and structured securities	8,878	8,671
Total bonds	$45,798	$42,921

The following table summarizes the fair value and unrealized losses on bonds and stocks (amount by which cost or amortized cost exceeds fair value), for which other-than-temporary declines in value have not been recognized, based on the amount of time each type of bond or stock has been in an unrealized loss position, as of the dates indicated:

	Less than or equal to one year		More than one year		Total
(in millions)	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
December 31, 2024
Bonds:
U.S. Government	$53	$1	$1	$-	$54	$1
States, territories and possessions	280	10	326	60	606	70
Political subdivisions	12	1	137	21	149	22
Special revenues	439	16	1,686	301	2,125	317
Industrial and miscellaneous	5,205	165	18,171	2,484	23,376	2,649
Loan-backed and structured securities	358	2	2,177	258	2,535	260
Total bonds	$6,347	$195	$22,498	$3,124	$28,845	$3,319
Common stocks unaffiliated	$-	$-	$-	$-	$-	$-
Preferred stocks unaffiliated	3	-	1	-	4	-
Total unaffiliated stocks	$3	$-	$1	$-	$4	$-
Total bonds and unaffiliated stocks	$6,350	$195	$22,499	$3,124	$28,849	$3,319

December 31, 2023
Bonds:
U.S. Government	$79	$-	$1	$-	$80	$-
States, territories and possessions	30	-	373	44	403	44
Political subdivisions	51	-	148	21	199	21
Special revenues	45	1	1,934	247	1,979	248
Industrial and miscellaneous	1,093	43	21,615	2,266	22,708	2,309
Loan-backed and structured securities	485	2	4,671	303	5,156	305
Total bonds	$1,783	$46	$28,742	$2,881	$30,525	$2,927
Common stocks unaffiliated	$-	$-	$37	$5	$37	$5
Preferred stocks unaffiliated	3	-	6	-	9	-
Total unaffiliated stocks	$3	$-	$43	$5	$46	$5
Total bonds and unaffiliated stocks	$1,786	$46	$28,785	$2,886	$30,571	$2,932

As of December 31, 2024, management evaluated securities in an unrealized loss position for impairment. As of the reporting date, the Company has the intent and ability to hold these securities until the fair value recovers, which may be at maturity, and therefore, does not consider the securities to be other-than-temporarily impaired.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

As of December 31, 2024, the Company had the intent to sell an immaterial balance of loan-backed and structured securities identified as having an other-than-temporary impairment. There were no loan-backed and structured securities with an other-than-temporary impairment that were intended to be sold as of December 31, 2023.

Mortgage Loans, Net of Allowance

The following table summarizes the amortized cost of mortgage loans and the related allowance for credit losses as of the dates indicated:

	December 31,
(in millions)	2024	2023
Total amortized cost	$9,619	$9,146
Less: Allowance for credit losses	-	2
Mortgage loans, net of allowance[1,2]	$9,619	$9,144

1	For the years ended December 31, 2024, 2023 and 2022, changes in the allowance for credit losses were immaterial and due to current period provisions.

2

Effective January 1, 2023, the Company changed its method for reserving for mortgage loans by removing the need for a non-specific reserve. In the Company’s judgment, the change in reserving approach appropriately reflects the credit risk inherent for mortgage loans held. The impact of the change was recorded as a reversal of the non-specific reserves, resulting in an increase to unassigned surplus of $4 million and recorded through ‘Other, net’ activity within the statutory statements of changes in capital and surplus. There was no impact on net income.

As of December 31, 2024 and 2023, the Company’s mortgage loans classified as delinquent and/or in non-accrual status were immaterial.

The following table summarizes the LTV ratio and DSC ratio of the mortgage loan portfolio as of the dates indicated:

	LTV ratio			DSC ratio
(in millions)	Less than 90%	90% or greater	Total	Greater than 1.00	Less than or equal to 1.00	Total
December 31, 2024
Apartment	$3,790	$58	$3,848	$3,771	$77	$3,848
Industrial	1,977	62	2,039	2,039	-	2,039
Office	902	178	1,080	1,046	34	1,080
Retail	1,974	12	1,986	1,978	8	1,986
Other	250	-	250	207	43	250
Total[1]	$8,893	$310	$9,203	$9,041	$162	$9,203
Weighted average DSC ratio	2.16	1.39	2.13	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	60%	72%	60%

December 31, 2023
Apartment	$3,831	$22	$3,853	$3,823	$29	$3,852
Industrial	1,842	-	1,842	1,842	-	1,842
Office	1,057	71	1,128	1,126	3	1,129
Retail	1,888	8	1,896	1,887	9	1,896
Other	256	-	256	216	40	256
Total[1]	$8,874	$101	$8,975	$8,894	$81	$8,975
Weighted average DSC ratio	2.20	1.33	2.19	n/a	n/a	n/a
Weighted average LTV ratio	n/a	n/a	n/a	56%	71%	57%

1	Excludes $416 million and $171 million of commercial mortgage loans that were under development as of December 31, 2024 and 2023, respectively.

As of December 31, 2024 and 2023, the Company has a diversified mortgage loan portfolio with no more than 22% and 23%, respectively, in a geographic region in the U.S., no more than 44% in a property type and no more than 1% with any one borrower. The maximum and minimum lending rates for mortgage loans originated or acquired during 2024 were 12.0% and 5.1%, respectively, and for those originated or acquired during 2023 were 9.2% and 4.8%, respectively. As of December 31, 2024 and 2023, the maximum LTV ratio of any one loan at the time of loan origination was 89% and 78%, respectively. As of December 31, 2024 and 2023, the Company did not hold mortgage loans with interest 90 days or more past due. Additionally, there were no taxes, assessments or amounts advanced and not included in the mortgage loan portfolio.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Securities Lending

The fair value of loaned securities was $1.1 billion and $922 million as of December 31, 2024 and 2023, respectively. The Company held $247 million and $359 million of cash collateral on securities lending as of December 31, 2024 and 2023, respectively. The carrying value and fair value of reinvested collateral assets were $247 million and $359 million and had a contractual maturity of under 30 days as of December 31, 2024 and 2023, respectively. The fair value of bonds acquired with reinvested collateral assets was $252 million and $366 million as of December 31, 2024 and 2023, respectively. There are no securities lending transactions that extend beyond one year as of the reporting date. The Company received $834 million and $584 million of non-cash collateral on securities lending as of December 31, 2024 and 2023, respectively.

Net Investment Income

The following table summarizes net investment income by investment type, for the years ended:

	December 31,
(in millions)	2024	2023	2022
Bonds	$2,151	$1,917	$1,511
Mortgage loans	413	357	334
Other invested assets	740	868	196
Policy loans	46	43	42
Derivative instruments[1]	39	24	19
Other	83	62	44
Gross investment income	$3,472	$3,271	$2,146
Investment expenses	(143)	(135)	(127)
Net investment income	$3,329	$3,136	$2,019

1	Includes net investment income applying the prescribed practice under OAC 3901-1-67, as disclosed in Note 2.

The amount of investment income due and accrued that was nonadmitted as of December 31, 2024 and 2023 was immaterial. Investment income due and accrued as of December 31, 2024 and 2023 that was admitted was $699 million and $965 million, respectively.

Net Realized Capital Gains and Losses

The following table summarizes net realized capital gains and losses for the years ended:

		December 31,
(in millions)	2024	2023	2022
Gross gains on sales	$55	$31	$31
Gross losses on sales	(102)	(68)	(149)
Net realized capital losses on sales	$(47)	$(37)	$(118)
Net realized derivative (losses) gains	(445)	(378)	284
Other-than-temporary impairments	(36)	(21)	(26)
Total net realized capital (losses) gains	$(528)	$(436)	$140
Tax expense (benefit) on net (losses) gains	1	(4)	3
Net realized capital (losses) gains, net of tax	$(529)	$(432)	$137
Less: Net realized capital losses transferred to the IMR	(53)	(30)	(103)
Net realized capital (losses) gains, net of tax and transfers to the IMR	$(476)	$(402)	$240

For the year ended December 31, 2024, gross realized gains and gross realized losses on sales of bonds were $29 million and $97 million, respectively. For the year ended December 31, 2023, gross realized gains and gross realized losses on sales of bonds were $25 million and $64 million, respectively. For the year ended December 31, 2022, gross realized gains and gross realized losses on sales of bonds were $7 million and $145 million, respectively.

The Company did not enter into any material repurchase transactions that would be considered wash sales during the years ended December 31, 2024, 2023 and 2022.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Investment Commitments

The Company had unfunded commitments related to its investment in limited partnerships and limited liability companies totaling $1.3 billion and $1.0 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, there were $267 million and $99 million of commitments to purchase private placement bonds, respectively. There were $434 million and $490 million of outstanding commitments to fund mortgage loans as of December 31, 2024 and 2023, respectively.

(6)	Derivative Instruments

The Company is exposed to certain risks related to its ongoing business operations which are managed using derivative instruments.

Interest rate risk management. In the normal course of business, the Company enters into transactions that expose it to interest rate risk arising from mismatches between assets and liabilities. The Company may use interest rate swaps and futures to reduce or alter interest rate exposure.

Interest rate contracts are used by the Company in association with fixed and variable rate investments to achieve cash flow streams that support certain financial obligations of the Company and to produce desired investment returns. As such, interest rate contracts are generally used to convert fixed rate cash flow streams to variable rate cash flow streams or vice versa.

Equity market risk management. The Company issues a variety of insurance products that expose it to equity risks. To mitigate these risks, the Company enters into a variety of derivatives including equity index futures and options.

Indexed crediting risk management. The Company issues a variety of insurance and annuity products with indexed crediting features that expose the Company to risks related to the performance of an underlying index. To mitigate these risks, the Company enters into a variety of derivatives including index options, total return swaps and futures. The underlying indices can have exposure to equites, commodities and fixed income securities.

Other risk management. As part of its regular investing activities, the Company may purchase foreign currency denominated investments. These investments and the associated income expose the Company to volatility associated with movements in foreign exchange rates. As foreign exchange rates change, the increase or decrease in the cash flows of the derivative instrument are intended to mitigate the changes in the functional-currency equivalent cash flows of the hedged item. To mitigate this risk, the Company uses cross-currency swaps.

Credit risk associated with derivatives transactions. The Company periodically evaluates the risks within the derivative portfolios due to credit exposure. When evaluating this risk, the Company considers several factors which include, but are not limited to, the counterparty credit risk associated with derivative receivables, the Company’s own credit as it relates to derivative payables, the collateral thresholds associated with each counterparty and changes in relevant market data in order to gain insight into the probability of default by the counterparty. The Company also considers the impact credit exposure could have on the effectiveness of the Company’s hedging relationships. As of December 31, 2024 and 2023, the impact of the exposure to credit risk on the fair value measurement of derivatives and the effectiveness of the Company’s hedging relationships was immaterial.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the fair value, carrying value and related notional amounts of derivative instruments, as of the dates indicated:

(in millions)	Notional amount	Net carrying Value	Fair value asset	Fair value liability	Average fair value
December 31, 2024
Interest rate swaps	$2,483	$-	$-	$-	$-
Options	196	2	4	-	-
Cross currency swaps	1,748	170	172	(11)	1
Futures	1,852	-	-	-	-
Total return swaps	600	16	16	-
Total derivatives¹	$6,879	$188	$192	$(11)	$1

December 31, 2023
Interest rate swaps	$2,410	$-	$-	$-	$-
Options	137	1	7	-	-
Cross currency swaps	1,621	94	120	(22)	1
Futures	2,925	-	-	-	-
Total derivatives¹	$7,093	$95	$127	$(22)	$1
1	Fair value balance excludes immaterial accrued interest on derivative assets for December 31, 2024 and 2023.

The Company received $717 million and $253 million of cash collateral and held $125 million and $49 million of securities off-balance sheet as collateral for derivative assets as of December 31, 2024 and 2023, respectively. Cash and securities pledged for derivative liabilities were immaterial as of December 31, 2024 and 2023. The impact of netting as a result of master netting agreements reduced the fair value of derivative assets and liabilities by $10 million and $20 million as of December 31, 2024 and 2023, respectively. As a result, the Company’s uncollateralized position for derivatives instruments was immaterial in each respective period. In addition, the Company posted initial margin on derivative instruments of $229 million and $256 million as of December 31, 2024 and 2023, respectively.

The following table summarizes net gains and losses on derivatives programs by type of derivative instrument, as of the dates indicated:

	Net realized (losses) gains recorded in operations			Unrealized gains (losses) recorded in capital and surplus
	December 31,			December 31,
(in millions)	2024	2023	2022	2024	2023	2022
Cross currency swaps	$1	$-	$1	$78	$(43)	$103
Futures	(446)	(378)	283	131	(173)	124
Total return swaps	-	-	-	16	-	-
Total	$(445)	$(378)	$284	$225	$(216)	$227

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(7)	Fair Value Measurements

The following table summarizes assets and liabilities held at fair value as of December 31, 2024:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$11	$-	$-	$11
Common stocks unaffiliated	39	182	-	-	221
Preferred stocks unaffiliated	-	32	10	-	42
Derivative assets	-	16	-	-	16
Separate account assets	112,173	1,558	35	7,927	121,693
Assets at fair value	$112,212	$1,799	$45	$7,927	$121,983

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2024:

(in millions)	Preferred stocks unaffiliated	Separate account assets	Assets at fair value
Balance as of December 31, 2023	$7	$51	$58
Net gains (losses):
In surplus	(1)	5	4
Purchases	4	-	4
Sales	-	(21)	(21)
Balance as of December 31, 2024	$10	$35	$45

The following table summarizes assets and liabilities held at fair value as of December 31, 2023:

(in millions)	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
Assets
Bonds	$-	$7	$-	$-	$7
Common stocks unaffiliated	67	164	-	-	231
Preferred stocks unaffiliated	-	39	7	-	46
Separate account assets	104,555	1,637	51	6,430	112,673
Assets at fair value	$104,622	$1,847	$58	$6,430	$112,957

The following table presents the rollforward of Level 3 assets and liabilities held at fair value during the year ended December 31, 2023:

(in millions)	Preferred stocks unaffiliated	Separate account assets	Assets at fair value
Balance as of December 31, 2022	$6	$55	$61
Net gains (losses):
In surplus	1	(1)	-
Purchases	3	-	3
Sales	(3)	(3)	(6)
Balance as of December 31, 2023	$7	$51	$58

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the carrying value and fair value of the Company’s assets and liabilities not held at fair value as of the dates indicated. The valuation techniques used to estimate these fair values are described below or in Note 2.

	Fair Value
(in millions)	Level 1	Level 2	Level 3	Total fair value	Carrying value
December 31, 2024
Assets:
Bonds	$64	$36,103	$6,743	$42,910	$45,787
Mortgage loans, net of allowance	-	-	8,446	8,446	9,619
Policy loans	-	-	1,038	1,038	1,038
Derivative assets	-	172	4	176	178
Cash, cash equivalents and short-term investments	(66)	1,753	-	1,687	1,687
Securities lending collateral assets	247	-	-	247	247
Separate account assets	37	749	352	1,138	1,179
Total assets	$282	$38,777	$16,583	$55,642	$59,735
Liabilities:
Investment contracts	$-	$-	$3,306	$3,306	$3,605
Derivative liabilities	-	11	-	11	6
Total liabilities	$-	$11	$3,306	$3,317	$3,611
December 31, 2023
Assets:
Bonds	$175	$35,293	$5,999	$41,467	$43,860
Mortgage loans, net of allowance	-	-	8,047	8,047	9,144
Policy loans	-	-	969	969	969
Derivative assets	-	120	7	127	113
Cash, cash equivalents and short-term investments	(52)	1,607	-	1,555	1,555
Securities lending collateral assets	359	-	-	359	359
Separate account assets	5	411	157	573	597
Total assets	$487	$37,431	$15,179	$53,097	$56,597
Liabilities:
Investment contracts	$-	$-	$3,265	$3,265	$3,242
Derivative liabilities	-	22	-	22	17
Total liabilities	$-	$22	$3,265	$3,287	$3,259

Mortgage loans, net of allowance. The fair values of mortgage loans are primarily estimated using discounted cash flow analyses based on interest rates currently being offered for similar loans to borrowers with similar credit ratings.

Policy loans. The carrying amount reported in the statutory statements of admitted assets, liabilities, capital and surplus approximates fair value as policy loans are fully collateralized by the cash surrender value of underlying insurance policies.

Securities lending collateral assets. These assets are comprised of bonds and short-term investments and the respective fair values are estimated based on the fair value methods described in Note 2.

Investment contracts. For investment contracts without defined maturities, fair value is the amount payable on demand, net of surrender charges. For investment contracts with known or determined maturities, fair value is estimated using discounted cash flow analysis. Interest rates used in this analysis are similar to currently offered contracts with maturities consistent with those remaining for the contracts being valued. The fair value of adjustable-rate contracts approximates their carrying value.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(8)	Federal Income Taxes

The following tables summarize the net admitted deferred tax assets, as of the dates indicated:

	December 31, 2024
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$950	$4	$954
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$950	$4	$954
Less: Deferred tax assets nonadmitted	(169)	-	(169)
Net admitted deferred tax assets	$781	$4	$785
Less: Deferred tax liabilities	(103)	(22)	(125)
Net admitted deferred tax assets	$678	$(18)	$660

	December 31, 2023
(in millions)	Ordinary	Capital	Total
Total gross deferred tax assets	$953	$21	$974
Statutory valuation allowance adjustment	-	-	-
Adjusted gross deferred tax assets	$953	$21	$974
Less: Deferred tax assets nonadmitted	(222)	-	(222)
Net admitted deferred tax assets	$731	$21	$752
Less: Deferred tax liabilities	(105)	(15)	(120)
Net admitted deferred tax assets	$626	$6	$632

The following table summarizes components of the change in deferred income taxes reported in capital and surplus before consideration of nonadmitted assets and changes from the prior year, as of the dates indicated:

	December 31,
(in millions)	2024	2023	Change
Adjusted gross deferred tax assets	$954	$974	$(20)
Total deferred tax liabilities	(125)	(120)	(5)
Net deferred tax assets	$829	$854	$(25)
Less: Tax effect of unrealized gains and losses			(53)
Change in deferred income tax			$28

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following tables summarize components of the admitted deferred tax assets calculation, as of the dates indicated:

	December 31, 2024
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$1	$1
Adjusted gross deferred tax assets expected to be realized[1]	657	2	659
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	124	1	125
Admitted deferred tax assets	$781	$4	$785

	December 31, 2023
(in millions)	Ordinary	Capital	Total
Federal income taxes recoverable through loss carryback	$-	$3	$3
Adjusted gross deferred tax assets expected to be realized[1]	623	6	629
Adjusted gross deferred tax assets offset against existing gross deferred tax liabilities	108	12	120
Admitted deferred tax assets	$731	$21	$752

1

Note that this amount is calculated as the lesser of the adjusted gross deferred tax assets expected to be realized following the balance sheet date or the adjusted gross deferred tax assets allowed per the limitation threshold. For the years ended December 31, 2024 and 2023, the threshold limitation for adjusted capital and surplus was $1.8 billion and $1.6 billion, respectively.

The adjusted capital and surplus used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was $11.8 billion and $10.5 billion as of December 31, 2024 and 2023, respectively. The ratio percentage used to determine the recovery period and adjusted gross deferred tax assets allowed per the limitation threshold was 1,108% and 1,062% as of December 31, 2024 and 2023, respectively.

The following tables summarize the impact of tax planning strategies, as of the dates indicated:

	December 31, 2024
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	17.06%	0.33%	17.39%

	December 31, 2023
	Ordinary	Capital	Total
Adjusted gross deferred tax assets	0.00%	0.00%	0.00%
Net admitted adjusted gross deferred tax assets	7.19%	0.00%	7.19%

The Company’s tax planning strategies included the use of affiliated reinsurance for the years ended December 31, 2024 and 2023.

There are no temporary differences for which deferred tax liabilities are not recognized for the years ended December 31, 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the tax effects of temporary differences and the change from the prior year, for the years ended:

	December 31,
(in millions)	2024	2023	Change
Deferred tax assets
Ordinary:
Future policy benefits and claims	$244	$231	$13
Investments	114	110	4
Deferred acquisition costs	350	297	53
Tax credit carry-forward	180	259	(79)
Other	62	56	6
Subtotal	$950	$953	$(3)
Nonadmitted	(169)	(222)	53
Admitted ordinary deferred tax assets	$781	$731	$50
Capital:
Investments	4	21	(17)
Subtotal	$4	$21	$(17)
Admitted capital deferred tax assets	$4	$21	$(17)
Admitted deferred tax assets	$785	$752	$33
Deferred tax liabilities
Ordinary:
Investments	$(70)	$(68)	$(2)
Future policy benefits and claims	(15)	(22)	7
Other	(18)	(15)	(3)
Subtotal	$(103)	$(105)	$2
Capital:
Investments	(22)	(15)	(7)
Subtotal	$(22)	$(15)	$(7)
Deferred tax liabilities	$(125)	$(120)	$(5)
Net deferred tax assets	$660	$632	$28

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion of the total deferred tax assets will not be realized. Valuation allowances are established when necessary to reduce the deferred tax assets to amounts expected to be realized. Based on the Company’s analysis, it is more likely than not that the results of future operations and the implementation of tax planning strategies will generate sufficient taxable income to enable the Company to realize all deferred tax assets. Therefore, no valuation allowances have been established as of December 31, 2024 and 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The following table summarizes the Company’s income tax incurred and change in deferred income tax. The total income tax and change in deferred income tax differs from the amount obtained by applying the federal statutory rate to income before tax as follows, for the years ended:

		December 31,
(in millions)	2024	2023	2022
Current income tax expense	$68	$104	$103
Change in deferred income tax (without tax on unrealized gains and losses)	(28)	(132)	(28)
Total income tax expense (benefit) reported	$40	$(28)	$75
Income before income and capital gains taxes	$1,219	$1,053	$1,077
Federal statutory tax rate	21%	21%	21%
Expected income tax expense at statutory tax rate	$256	$221	$226
(Decrease) increase in actual tax reported resulting from:
Dividends received deduction	(172)	(211)	(80)
Tax credits	(44)	(45)	(58)
Other	-	7	(13)
Total income tax expense (benefit) reported	$40	$(28)	$75

The Company incurred $1 million in federal income tax expense in 2023, which is available for recoupment in the event of future net losses.

The following table summarizes operating loss or tax credit carry-forwards available as of December 31, 2024:

(in millions)	Amount	Origination	Expiration
Operating loss carryforwards	$2	2017	2032
Business credits	$22	2018	2038
Business credits	$27	2019	2039
Business credits	$29	2020	2040
Business credits	$28	2021	2041
Business credits	$27	2022	2042
Business credits	$24	2023	2043
Business credits	$23	2024	2044

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company is included in the NMIC consolidated federal income tax return which includes the following entities:

Nationwide Mutual Insurance Company	Nationwide Financial General Agency, Inc.
Allied Insurance Company of America	Nationwide Financial Services, Inc.
Allied Property & Casualty Insurance Company	Nationwide General Insurance Company
Allied Texas Agency, Inc.	Nationwide Indemnity Company
AMCO Insurance Company	Nationwide Insurance Company of America
American Marine Underwriters	Nationwide Insurance Company of Florida
Crestbrook Insurance Company	Nationwide Investment Services Corporation
Depositors Insurance Company	Nationwide Life and Annuity Insurance Company
DVM Insurance Agency, Inc.	Nationwide Life Insurance Company
Eagle Captive Reinsurance, LLC	Nationwide Lloyds
Freedom Specialty Insurance Company	Nationwide Property & Casualty Insurance Company
Harleysville Insurance Company of New York	Nationwide Retirement Solutions, Inc.
Harleysville Insurance Company	Nationwide Sales Solutions, Inc.
Harleysville Insurance Company of New Jersey	Nationwide Trust Company, FSB
Harleysville Lake States Insurance Company	NBS Insurance Agency, Inc.
Harleysville Preferred Insurance Company	NFS Distributors, Inc.
Harleysville Worcester Insurance Company	Registered Investment Advisors Services, Inc.
Jefferson National Life Insurance Company	Retention Alternatives, Ltd.
Jefferson National Life Insurance Company of New York	Retention Alternatives Ltd. In Respect of Cell No. 1
Lone Star General Agency, Inc.	Segregated Account
National Casualty Company	Scottsdale Indemnity Company
Nationwide Advantage Mortgage Company	Scottsdale Insurance Company
Nationwide Affinity Insurance Company of America	Scottsdale Surplus Lines Insurance Company
Nationwide Agent Risk Purchasing Group. Inc.	Titan Insurance Company
Nationwide Agribusiness Insurance Company	Titan Insurance Services, Inc.
Nationwide Assurance Company	Veterinary Pet Insurance Company
Nationwide Cash Management Company	Victoria Fire & Casualty Company
Nationwide Corporation	Victoria Select Insurance Company
Nationwide Financial Assignment Company	VPI Services, Inc.

The method of allocation of regular tax among the companies is based upon separate return calculations with current benefit for tax losses and credits utilized in the consolidated return. Effective January 1, 2023, the Company revised its tax sharing agreement to address corporate alternative minimum tax (“CAMT”). If the consolidated federal income tax return group is an Applicable Corporation and has a CAMT liability, all members of the group will be treated as Applicable Corporations subject to CAMT. CAMT is paid by affiliates based on the ratio of the subsidiary’s CAMT liability to the total CAMT liabilities of all subsidiaries.

The Company did not have any protective tax deposits under Section 6603 of the Internal Revenue Code as of December 31, 2024 and 2023.

The Company does not have any tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of the reporting date.

In August 2022, the Inflation Reduction Act of 2022 (“Act”) was passed by the U.S. Congress and signed into law. The Act includes a new Federal CAMT, effective in 2023, that is based on the adjusted financial statement income (“AFSI”) set forth on the applicable financial statement (“AFS”) of an Applicable Corporation. A corporation is an Applicable Corporation if its rolling average pre-tax AFSI over three prior years (starting with 2020-2022) is greater than $1 billion. The $1 billion threshold is determined on a controlled-group basis by aggregating the AFSI of all entities treated as a single employer under tax law. The controlled-group’s AFS is generally treated as the AFS for all separate entities in the controlled-group. Except under limited circumstances, once a corporation is an Applicable Corporation, it is an Applicable Corporation in all future years.

An Applicable Corporation is not automatically subject to a CAMT liability. An Applicable Corporation’s tentative CAMT liability is equal to 15% of its adjusted AFSI, and CAMT is payable to the extent the tentative CAMT liability exceeds its regular corporate income tax. However, any CAMT paid would be indefinitely available as a credit carryover that could reduce future regular tax in excess of CAMT. For financial statement reporting, in the event an Applicable Corporation is subject to CAMT there will be no impact to total tax as any CAMT paid will be offset by the establishment of a deferred tax asset for the credit carryover.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company comprises a controlled-group of entities and has determined that it will be an Applicable Corporation in 2024. In making such determination, the Company has made certain interpretations of, and assumptions regarding, the CAMT provisions of the Act. While the U.S. Treasury Department issued proposed regulations on September 12, 2024, there remain many open questions and significant portions of the guidance will not be effective until the regulations are issued in final form. However, the proposed regulations, including the portions not effective until finalized, will not materially impact the Company’s financial statements.

The Company has made an accounting policy election to disregard CAMT when evaluating the need for a valuation allowance for its non-CAMT deferred tax assets.

For the years ended December 31, 2024 and 2023, the Act did not impact the Company’s total tax.

(9)	Short-Term Debt and FHLB Funding Agreements

Short-Term Debt

The Company is a party to a $750 million revolving variable rate credit facility agreement. The Company had no amounts outstanding under the facility as of December 31, 2024 and 2023.

The Company has entered into an agreement with its custodial bank to borrow against the cash collateral that is posted in connection with its securities lending program. The maximum amount available under the agreement is $350 million. The borrowing rate on this program is equal to Effective Federal Funds Rate plus 0.18%. The Company had no amounts outstanding under this agreement as of December 31, 2024 and 2023.

The terms of certain debt instruments contain various restrictive covenants, including, but not limited to, minimum statutory surplus defined in the agreements. The Company was in compliance with all covenants as of December 31, 2024 and 2023.

The amount of interest paid on short-term debt was immaterial in 2024, 2023 and 2022.

FHLB Funding Agreements

The Company is a member of the FHLB. Through its membership, the FHLB established the Company’s capacity for short-term borrowings and cash advances under the funding agreement program at up to 40% of total admitted assets.

The Company’s Board of Directors has authorized the issuance of funding agreements up to $6.0 billion to the FHLB, shared between the Company and NLAIC, in exchange for cash advances, which are collateralized by pledged securities. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money. FHLB membership requires the Company to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The Company has $20 million in membership stock as of December 31, 2024 and 2023, none of which is eligible for redemption. As part of the agreement, the Company purchased and held an additional $160 million and $144 million in activity stock and an immaterial amount in excess stock as of December 31, 2024 and 2023, respectively, which is included in stocks on the statutory statements of admitted assets, liabilities, capital and surplus. The Company’s liability for advances from the FHLB was $3.6 billion and $3.3 billion as of December 31, 2024 and 2023, respectively, which is included in future policy benefits and claims on the statutory statements of admitted assets, liabilities, capital and surplus. Certain outstanding advances are subject to prepayment penalties under these agreements. The maximum amounts of aggregate advances from the FHLB were $3.6 billion and $3.3 billion for the years ended December 31, 2024 and 2023, respectively.

The Company has agreements with the FHLB to provide short-term financing for operations. These agreements, which were renewed in June 2024 and expire June 2025, allow the Company access to borrow up to $1.1 billion. As of December 31, 2024 and 2023, the Company had no amounts outstanding under these agreements.

Bonds and mortgage loans with a carrying value of $5.4 billion (2.9% of total admitted assets) and fair value of $4.8 billion

(2.5% of total admitted assets) as of December 31, 2024 and carrying value of $5.3 billion (3.0% of total admitted assets) and fair value of $4.6 billion (2.6% of total admitted assets) as of December 31, 2023 were pledged as collateral under FHLB agreements, as a condition for withdrawal, and are included in bonds and mortgage loans on the statutory statements of admitted assets, liabilities, capital and surplus. The maximum amount of collateral pledged to the FHLB had a carrying value of $5.5 billion and fair value of $4.9 billion for the year ended December 31, 2024, and a carrying value of $5.3 billion and fair value of $4.6 billion for the year ended December 31, 2023.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

(10)	Surplus Notes

The following table summarizes the carrying value of surplus notes issued by the Company to NFS, as of the dates indicated:

(in millions)
Date issued	Interest rate	Par value	Carrying value	Interest and/ or principal paid in current year	Total interest and/ or principal paid	Unapproved interest and/or principal	Date of maturity
December 31, 2024
12/19/2001	7.50%	$300	$300	$23	$518	$-	12/31/2031
6/27/2002	8.15%	300	300	24	545	-	6/27/2032
12/23/2003	6.75%	100	100	7	139	-	12/23/2033
12/20/2019	4.21%	400	400	17	84	-	12/19/2059
Total		$1,100	$1,100	$71	$1,286	$-
December 31, 2023 12/19/2001	7.50%	$300	$300	$23	$495	$-	12/31/2031
6/27/2002	8.15%	300	300	24	521	-	6/27/2032
12/23/2003	6.75%	100	100	7	132	-	12/23/2033
12/20/2019	4.21%	400	400	16	67	-	12/19/2059
Total		$1,100	$1,100	$70	$1,215	$-

The surplus notes were issued in accordance with Section 3901.72 of the Ohio Revised Code. The principal and interest on these surplus notes shall not be a liability or claim against NLIC, or any of its assets, except as provided in Section 3901.72 of the Ohio Revised Code. The Department must approve interest and principal payments before they are paid.

(11)	Reinsurance

The Company has 100% coinsurance agreements with funds withheld with Eagle to cede specified GMDB and GLWB obligations provided under substantially all of the variable annuity contracts and certain fixed indexed annuity contracts issued and to be issued by NLIC. While the GMDB and GLWB contract riders are ceded by NLIC to Eagle, the base annuity contracts and any non-reinsured risks will be retained by NLIC. Amounts ceded to Eagle during 2024, 2023 and 2022 included premiums of $643 million, $635 million and $637 million, respectively, benefits and claims, net of third-party reinsurance recoveries, of $23 million, $73 million, and $75 million respectively, net investment earnings on funds withheld assets of $43 million, $55 million and $52 million, respectively, and an expense allowance for third-party reinsurance premiums of $1 million, $1 million and $2 million, respectively. As of December 31, 2024 and 2023, the carrying value of the funds withheld assets recorded within funds held under coinsurance was $1.2 billion and $1.3 billion, respectively, which consists of bonds and cash equivalents that had a carrying value of $1.1 billion and $1.2 billion, respectively, and mortgage loans that had a carrying value of $70 million and $73 million, respectively. As of December 31, 2024 and 2023, the Company’s reserve credit for guaranteed benefits ceded under the reinsurance agreements was $46 million and $91 million, respectively. Amounts payable to Eagle related to the reinsurance agreements were $116 million and $377 million as of December 31, 2024 and 2023, respectively.

The Company has a reinsurance agreement with NMIC whereby nearly all of the Company’s accident and health business not ceded to unaffiliated reinsurers is ceded to NMIC on a modified coinsurance basis. Either party may terminate the agreement on January 1 of any year with prior notice. Under a modified coinsurance agreement, the ceding company retains invested assets, and investment earnings are paid to the reinsurer. Under the terms of the Company’s agreement, the investment risk associated with changes in interest rates is borne by the reinsurer. Risk of asset default is retained by the Company, although a fee is paid to the Company for the retention of such risk. The ceding of risk does not discharge the Company, as the original insurer, from its primary obligation to the policyholder. Amounts ceded to NMIC include revenues of $354 million, $307 million and $287 million for the years ended December 31, 2024, 2023 and 2022, respectively, while benefits, claims and expenses ceded were $341 million, $301 million and $267 million, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company has an intercompany reinsurance agreement with NLAIC whereby certain inforce and subsequently issued fixed individual deferred annuity contracts are assumed on a modified coinsurance basis. Under modified coinsurance agreements, the ceding company retains invested assets and investment earnings are paid to the reinsurer. Under terms of the agreement, the Company bears the investment risk associated with changes in interest rates. Risk of asset default remains with NLAIC, and the Company pays a fee to NLAIC for the retention of such risk. The agreement will remain inforce until all contract obligations are settled. The ceding of risk does not discharge the original insurer from its primary obligation to the contractholder. Amounts assumed from NLAIC are included in the Company’s statutory statements of operations for 2024, 2023 and 2022 and include considerations of $4 million, $46 million and $10 million, respectively, net investment income of $25 million, $31 million and $35 million, respectively, and benefits, claims and other expenses of $145 million, $186 million and $161 million, respectively. The reserve adjustment for 2024, 2023 and 2022 of $(143) million, $(153) million and $(161) million, respectively, represents changes in reserves related to this fixed block of business, offset by investment earnings on the underlying assets. Policy reserves under this agreement totaled $619 million and $737 million as of 2024 and 2023, respectively, and amounts payable related to this agreement were $2 million and $6 million as of December 31, 2024 and 2023, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby certain variable universal life insurance, whole life insurance and universal life insurance policies are assumed on a modified coinsurance basis. Total policy reserves under this treaty were $34 million as of December 31, 2024 and 2023. Total premiums assumed under this treaty were $11 million, $12 million and $12 million during 2024, 2023 and 2022, respectively.

The Company has an intercompany reinsurance agreement with NLAIC whereby a certain life insurance contract is assumed on a 100% coinsurance basis. Policy reserves assumed under this agreement totaled $154 million as of December 31, 2024 and 2023.

The Company has entered into reinsurance contracts to cede a portion of its individual annuity and life insurance business to unaffiliated reinsurers. Total reserve credits taken as of December 31, 2024 and 2023 were $252 million and $278 million, respectively. The ceding of risk does not relieve the Company, as the original insurer, from its primary obligation to the policyholder.

(12)	Transactions with Affiliates

The Company has entered into significant, recurring transactions and agreements with NMIC, and other affiliates and subsidiaries as a part of its ongoing operations. These include, but are not limited to, annuity and life insurance contracts, and agreements related to reinsurance, cost sharing, tax sharing, administrative services, marketing, intercompany loans, intercompany repurchases, cash management services and software licensing. In addition, several benefit plans sponsored by NMIC are available to Nationwide employees, for which the Company has no legal obligations. Measures used to determine the allocation among companies includes individual employee estimates of time spent, special cost studies, the number of full-time employees and other methods agreed to by the participating companies in conformity with NAIC statutory accounting principles. In addition, the Company may underwrite insurance policies for its officers, directors, and/or other personnel providing services to the Company. The Company may offer discounts on certain products that are subject to applicable state insurance laws and approvals.

Affiliate receivables and payables are the result of cost sharing and intercompany service agreements between the Company and its affiliates in which settlement has not yet occurred. Affiliate receivables are presented net of affiliate payables when the Company has the right to offset. The net amounts due from affiliates were $41 million and $19 million as of December 31, 2024 and 2023, respectively, and are included in other assets in the Company’s statutory statements of admitted assets, liabilities, capital and surplus. The net amounts due to affiliates were $56 million and $133 million as of December 31, 2024 and 2023, respectively, and are included in other liabilities in the Company’s statutory statements of admitted assets, liabilities, capital and surplus. These arrangements are subject to written agreements which require that intercompany balances be settled within a certain time period, generally 30 to 60 days.

The Company and various affiliates share a home office, other facilities, equipment, common management and administrative services. In addition, NMIC provided data processing, systems development, hardware and software support, telephone, mail and other services to the Company, based on specified rates for units of service consumed pursuant to the enterprise cost sharing agreement. The Company was allocated costs from NMIC totaling $276 million, $245 million, and $285 million for the years ended December 31, 2024, 2023 and 2022, respectively.

The Company has issued group annuity and life insurance contracts and performs administrative services for various employee benefit plans sponsored by NMIC or its affiliates. Total account values of these contracts were $3.3 billion and

$3.4 billion as of December 31, 2024 and 2023, respectively. Total revenues from these contracts were $117 million, $125 million and $127 million for the years ended December 31, 2024, 2023 and 2022, respectively, and include policy charges, net investment income from investments backing the contracts and administrative fees. Total interest credited to the account balances were $76 million, $84 million and $87 million for the years ended December 31, 2024, 2023 and 2022, respectively.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company receives an annual fee payable from the Tax Credit Funds, for which it is a guarantor and Managing Member, for its services in connection with the oversight of the performance of the Investee Partnerships and the compliance by their managing members and managing agents thereof with the provisions of the various operating level agreements and applicable laws. The amount the Company earned for the years ended December 31, 2024, 2023 and 2022 were immaterial.

Funds of Nationwide Variable Insurance Trust Funds (“NVITF”), a group of Nationwide businesses that develops, sells and services mutual funds, are offered to the Company’s customers as investment options in certain of the Company’s products. As of December 31, 2024 and 2023, customer allocations to NVITF totaled $65.4 billion and $63.9 billion, respectively. For the years ended December 31, 2024, 2023 and 2022, NVITF paid the Company $246 million, $234 million and $242 million, respectively, for the distribution and servicing of these funds.

Amounts on deposit with NCMC for the benefit of the Company were $1.0 billion and $1.3 billion as of December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, amounts on deposit with NCMC were comprised of $938 million and $1.0 billion, respectively, of cash and cash equivalents, with remaining amounts in short-term investments.

Certain annuity products are sold through affiliated companies, which are also subsidiaries of NFS. Total commissions and fees paid to these affiliates for the years ended December 31, 2024, 2023 and 2022 were $53 million, $63 million and $112 million, respectively.

The Company provides commercial mortgage loans to subsidiaries of Nationwide Realty Investors, LTD, a subsidiary of NMIC, with interest rates ranging from 3.62% to 4.90% and maturity dates ranging from January 2031 to July 2041. As of December 31, 2024 and 2023, the Company had $286 million and $304 million, respectively, outstanding under these arrangements.

The Company also participates in intercompany repurchase agreements with affiliates whereby the seller transfers securities to the buyer at a stated value. Upon demand or after a stated period, the seller repurchases the securities from the buyer at the original sales price plus interest. As of December 31, 2024 and 2023, the Company had no outstanding borrowings from affiliated entities under such agreements. The amounts the Company incurred for interest expense on intercompany repurchase agreements during 2024, 2023 and 2022 were immaterial.

During 2024 and 2023, the Company received capital contributions of $100 million and $135 million, respectively, from NFS. During 2025, the Company received an additional capital contribution of $25 million from NFS as of the subsequent event date.

During 2024, the Company paid capital contributions to NLAIC of $400 million. During 2023, there were no capital contributions paid to NLAIC by the Company. During 2025, the Company paid capital contributions to NLAIC of $100 million as of the subsequent event date.

The Company has a replacement unsecured promissory note and revolving line of credit agreement with JNLNY whereby JNLNY can borrow up to $5 million. No amounts have been drawn on the note as of December 31, 2024 and 2023, or through the subsequent event date.

Pursuant to financial support agreements, the Company has agreed to provide NLAIC and JNL with the minimum capital and surplus required by each state in which NLAIC and JNL does business. These agreements do not constitute the Company as guarantor of any obligation or indebtedness of NLAIC or JNL or provide any creditor of NLAIC or JNL with recourse to or against any of the assets of the Company.

Eagle’s surplus position is evaluated quarterly to determine if an additional surplus contribution is required from the Company or if a distribution to the Company can be declared as of each quarter end. During 2023, the Company made surplus contributions to Eagle. On September 29, 2023, the Company made a surplus contribution to Eagle of $10 million. During 2024 and 2023 Eagle declared distributions to the Company based on their earned surplus position. On February 11, 2025, the Company received a dividend distribution of $107 million that was declared on December 31, 2024. The dividend receivable was recorded in investment income due and accrued as of December 31, 2024. On November 8, 2024, the Company received a dividend distribution of $81 million that was declared on September 30, 2024. On August 9, 2024, the Company received a dividend distribution of $131 million that was declared on June 28, 2024. On May 10, 2024, the Company received a dividend distribution of $365 million that was declared on March 29, 2024. On February 9, 2024, the Company received a total distribution of $421 million that was declared on December 29, 2023 and consisted of a return of contributed surplus of $10 million and a dividend of $411 million. The return of contributed surplus receivable was recorded in other invested assets and the dividend receivable was recorded in investment income due and accrued as of December 31, 2023. On August 10, 2023, the Company received a dividend distribution of $205 million that was declared on June 30, 2023. On May 9, 2023, the Company received a dividend distribution of $204 million that was declared on March 31, 2023. On February 10, 2023, the Company received a total distribution of $332 million that was declared on December 30, 2022 and consisted of a return of contributed surplus of $221 million and a dividend of $111 million.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

The Company and NWSBL have entered into a $850 million unsecured promissory note and revolving line of credit agreement whereby NWSBL can borrow up to $850 million from the Company for up to 364 days after the date of the agreement with the outstanding balance being reported in short-term investments on the statutory statements of admitted assets, liabilities, capital and surplus. As of December 31, 2023, NWSBL had an outstanding borrowing of $328 million. During 2024, additional draws increased the outstanding balance to $363 million when, on February 28, 2024, the outstanding balance was repaid and a $850 million replacement agreement was entered into with a draw amount of $363 million at an interest rate of 1-month SOFR plus 0.90% and a maturity date of February 27, 2025. As of December 31, 2024, NWSBL had an outstanding balance of $706 million. During 2025, additional draws increased the outstanding balance to $731 million when, on February 27, 2025, the outstanding balance was repaid and a $850 million replacement agreement was entered into with a draw amount of $746 million at an interest rate of 1-month SOFR plus 0.9% and a maturity date of February 26, 2026. The outstanding balance on this note is $771 million as of the subsequent event date.

The Company utilizes the look-through approach in valuing its investment in Nationwide Real Estate Investors (NLIC), LLC (“NW REI (NLIC)”), a subsidiary of NMIC, at $325 million and $251 million as of December 31, 2024 and 2023, respectively. NW REI (NLIC)’s financial statements are not audited and the Company has limited the value of its investment in NW REI (NLIC) to the value contained in the audited financial statements of the underlying investments. All liabilities, commitments, contingencies, guarantees or obligations of the NW REI (NLIC), which are required under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in NW REI (NLIC), if not already recorded in the financial statements of NW REI (NLIC).

NMIC sponsors multiple benefit plans for its current and former employees including two qualified defined benefit pension plans, the Nationwide Retirement Plan – Account Balance and the Nationwide Retirement Plan – Final Average Pay, collectively the “Pension Plans”. On December 10, 2024, the Pension Plans purchased group annuity contracts that transferred certain obligations to the Company and NLAIC. The impact of this transaction was immaterial to net income and capital and surplus.

(13)	Contingencies

Legal and Regulatory Matters

The Company is subject to legal and regulatory proceedings in the ordinary course of its business. These include proceedings specific to the Company and proceedings generally applicable to business practices in the industries in which the Company operates. The outcomes of these proceedings cannot be predicted due to their complexity, scope, and many uncertainties. The Company believes, however, that based on currently known information, the ultimate outcome of all pending legal and regulatory proceedings is not likely to have a material adverse effect on the Company’s financial condition.

The various businesses conducted by the Company are subject to oversight by numerous federal and state regulatory entities, including but not limited to the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Department of Labor, the IRS, the Office of the Comptroller of the Currency and state insurance authorities. Such regulatory entities may, in the normal course of business, be engaged in general or targeted inquiries, examinations and investigations of the Company and/or its affiliates. With respect to all such scrutiny directed at the Company or its affiliates, the Company is cooperating with regulators.

Guarantees

In accordance with SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets, for all guarantees made to or on behalf of wholly-owned subsidiaries, no initial liability recognition has been made and there is no net financial statement impact related to these guarantees.

The contractual obligations under NLAIC’s single premium deferred annuity (“SPDA”) contracts in force and issued before September 1, 1988 are guaranteed by the Company. Total SPDA contracts affected by this guarantee in force were immaterial as of December 31, 2024 and 2023.

The Company has guaranteed the obligations and liabilities of NISC, including, without limitation, the full and prompt payment of all accounts payable to any party now or in the future. If for any reason NISC fails to satisfy any of its obligations, the Company will cause such obligation, loss or liability to be fully satisfied.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Notes to December 31, 2024, 2023 and 2022 Statutory Financial Statements

Indemnifications

In the normal course of business, the Company provides standard indemnifications to contractual counterparties. The types of indemnifications typically provided include breaches of representations and warranties, taxes and certain other liabilities, such as third-party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated, and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

(14)	Regulatory Risk-Based Capital, Dividend Restrictions and Unassigned Surplus

The NAIC RBC model law requires every insurer to calculate its total adjusted capital and RBC requirement to ensure insurer solvency. Regulatory guidelines provide for an insurance commissioner to intervene if the insurer experiences financial difficulty, as evidenced by a company’s total adjusted capital falling below established relationships to required RBC. The model includes components for asset risk, liability risk, interest rate exposure and other factors. The State of Ohio, where the Company is domiciled, imposes minimum RBC requirements that are developed by the NAIC. The formulas in the model for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of total adjusted capital to authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, all of which require specified corrective action. The Company exceeded the minimum RBC requirements for all periods presented.

The State of Ohio insurance laws require insurers to seek prior regulatory approval to pay a dividend or distribution of cash or other property if the fair market value thereof, together with that of other dividends or distributions made in the preceding twelve months, exceeds the greater of (i) 10% of surplus as regards policyholders as of the prior December 31 or (ii) the net income of the insurer as of the prior year. No dividends were paid by the Company to NFS for the years ended December 31, 2024 and 2023. The Company’s surplus as regards policyholders as of December 31, 2024, was $12.5 billion and statutory net income for 2024 was $1.2 billion. As of January 1, 2025, the Company has the ability to pay dividends to NFS totaling $1.3 billion without obtaining prior approval.

The State of Ohio insurance laws also require insurers to seek prior regulatory approval for any dividend or distribution paid from other than earned surplus. Earned surplus is defined under the State of Ohio insurance laws as the amount equal to the Company’s unassigned funds as set forth in its most recent statutory financial statements, including net unrealized capital gains and losses or revaluation of assets. Additionally, following any dividend, an insurer’s policyholder surplus must be reasonable in relation to the insurer’s outstanding liabilities and adequate for its financial needs. The payment of dividends by the Company may also be subject to restrictions set forth in the insurance laws of the State of New York that limit the amount of statutory profits on the Company’s participating policies (measured before dividends to policyholders) available for the benefit of the Company and its stockholder.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule I  Summary of Investments – Other Than Investments in Related Parties

As of December 31, 2024:

(in millions)	Column A	Column B	Column C	Column D
	Type of investment	Cost	Fair value	Amount at which is shown in the statutory statements of admitted assets, liabilities, capital and surplus
	Bonds:
	U.S. Treasury securities and obligations of U.S. government corporations	$65	$64	$65
	U.S. government and agencies	76	76	76
	Obligations of states and political subdivisions	3,423	3,091	3,423
	Foreign governments	519	474	519
	Public utilities	5,008	4,584	4,972
	All other corporate, mortgage-backed and asset-backed securities	36,880	34,632	36,743
	Total fixed maturity securities	$45,971	$42,921	$45,798
	Equity securities:
	Common Stocks:
	Banks, trust and insurance companies	26	39	39
	Industrial, miscellaneous and all other	183	182	182
	Nonredeemable preferred stocks	38	42	42
	Total equity securities[1]	$247	$263	$263
	Mortgage loans	9,619		9,619
	Cash, cash equivalents and short-term investments	1,687		1,687
	Policy loans	1,039		1,038
	Other long-term investments[2]	2,821		2,821
	Total invested assets	$61,384		$61,226

1	Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $3.7 billion are excluded.
2

Includes derivatives, securities lending reinvested collateral assets and other invested assets. Amount does not agree to the statutory statements of admitted assets, liabilities, capital and surplus as investments in related parties of $396 million are excluded.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule III  Supplementary Insurance Information

As of December 31, 2024, 2023 and 2022 and for each of the years then ended (in millions):

Column A	Column B	Column C	Column D	Column E	Column F
Year: Segment	Deferred policy acquisition costs[1]	Future policy benefits, losses, claims and loss expenses	Unearned premiums[2]	Other policy claims and benefits payable[2]	Premium revenue
2024
Annuities		$18,942			$8,677
Retirement Solutions		18,911			3,498
Life Insurance		5,532			411
Corporate Solutions and Other		8,408			3,816
Total		$51,793			$16,402
2023
Annuities		$15,213			$7,368
Retirement Solutions		20,351			4,150
Life Insurance		5,428			412
Corporate Solutions and Other		8,381			2,740
Total		$49,373			$14,670
2022
Annuities		$10,635			$5,758
Retirement Solutions		21,824			5,097
Life Insurance		5,353			415
Corporate Solutions and Other		7,670			3,265
Total		$45,482			$14,535

Column A	Column G	Column H	Column I	Column J	Column K
Year: Segment	Net investment income[3]	Benefits, claims, losses and settlement expenses[4]	Amortization of deferred policy acquisition costs[1]	Other operating expenses	Premiums written
2024
Annuities	$882	$15,954		$184
Retirement Solutions	788	5,398		244
Life Insurance	285	866		105
Corporate Solutions and Other	1,374	1,430		204
Total	$3,329	$23,648		$737
2023
Annuities	$613	$13,619		$158
Retirement Solutions	835	5,610		214
Life Insurance	276	757		101
Corporate Solutions and Other	1,412	1,943		203
Total	$3,136	$21,929		$676
2022
Annuities	$346	$10,871		$136
Retirement Solutions	860	6,178		120
Life Insurance	261	730		105
Corporate Solutions and Other	552	1,519		174
Total	$2,019	$19,298		$535

1	Deferred policy acquisition costs and amortization of deferred policy acquisition costs are not applicable for statutory basis of accounting.
2	Unearned premiums and other policy claims and benefits payable are included in Column C amounts.
3

Allocations of net investment income and certain operating expenses are based on numerous assumptions and estimates and reported segment operating results would change if different methods were applied.

4	Benefits to policyholders and beneficiaries, increase in reserves for future policy benefits and claims and commissions are included in Column H amounts.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule IV  Reinsurance

As of December 31, 2024, 2023 and 2022 and each of the years then ended:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount
2024
Life insurance in force	$153,575	$(24,712)	$557	$129,420
Premiums:
Life Insurance	$3,977	$(140)	$11	$3,848
Accident and health insurance	531	(540)	9	-
Total	$4,508	$(680)	$20	$3,848

2023
Life insurance in force	$147,725	$(26,722)	$579	$121,582
Premiums:
Life Insurance	$2,931	$(143)	$12	$2,800
Accident and health insurance	457	(465)	9	-
Total	$3,388	$(608)	$21	$2,800

2022
Life insurance in force	$145,173	$(29,598)	$605	$116,180
Premiums:
Life Insurance	$3,473	$(144)	$12	$3,341
Accident and health insurance	425	(424)	-	1
Total	$3,898	$(568)	$12	$3,342

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

NATIONWIDE LIFE INSURANCE COMPANY

(a wholly owned subsidiary of Nationwide Financial Services, Inc.)

Schedule V  Valuation and Qualifying Accounts

Years ended December 31, 2024, 2023 and 2022:

(in millions)
Column A	Column B	Column C	Column D	Column E
	Balance at	Charged to		Balance at
	beginning	costs and		end of
Description	of period	expenses	Deductions[1]	period
2024
Valuation allowances - mortgage loans	$2	$-	$(2)	$-

2023
Valuation allowances - mortgage loans[2]	$1	$1	$-	$2

2022
Valuation allowances - mortgage loans	$43	$(5)	$-	$38
1	Amounts generally represent recoveries, payoffs and sales.
2	Effective January 1, 2023, the Company changed its method for reserving for mortgage loans. Refer to Note 5 for further discussion and the resulting impacts of the change.

See accompanying notes to statutory financial statements and report of independent registered public accounting firm.

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $306,831.07
Printing Costs: $33,845.16
Accounting expenses: $33,000
Legal expenses: $3,854
Cost of Independent Registered Public Accounting Firm Consent: $15,000
Cost of Independent Registered Public Accounting Firm Audit of Registrant’s Financial Statements: $6,090,794
Item 14.
Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•
any threatened, pending or completed civil action, suit or proceeding;
•
any threatened, pending or completed criminal action, suit or proceeding;
•
any threatened, pending or completed administrative action or proceeding;
•
any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.
Recent Sales of Unregistered Securities.
Not Applicable
Item 16.
Exhibits and Financial Statement Schedules
(A)
Exhibits
(1)	Not applicable
(2)
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life
Insurance Company effective December 31, 2009-filed previously on January 4, 2010, with N-4 Registration
No. 333-164125.

(3)	(a)
Amended Articles of Incorporation Nationwide Life Insurance Company-filed previously on October 2,
2008, with Pre-Effective Amendment No. 3 to Form S-1 for Nationwide Life Insurance Company,
Registration No. 333-149613.

(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations- filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
(4)	(a)	Individual Annuity Contract-(Form No. VACC-0124AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(b)	Contract Specification Page (Form No. VABB-0130AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(c)	Application - (Form No. VAAA-0178M3) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(d)
Increase in Remaining Preferred Withdrawal Amount After A Long-Term Care or Terminal Illness or
Injury Event Endorsement (Form No. VAZZ-0207AO) - Filed previously on November 17, 2023, with
S-1 Registration No. 333-275629.

(4)	(e)	Strategy Endorsement - (Form No. VAZZ-0235AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(f)	Market Value Adjustment (MVA) Endorsement - (Form No. VAZZ-0236AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(g)	Tax Endorsements
(1) IRA Endorsement (Form No. ICC22-AAZZ-0112AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(2) Roth Endorsement (Form No. ICC22-AAZZ-0114AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629
(3) Simple Endorsement (Form No. ICC22-AAZZ-0116AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4) Qualified Plan Endorsement (Form No. ICC22-AAZZ-0118AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629
(5) Qualified Plan Endorsement for 401k (Form No. ICC22-AAZZ-0124AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(6) Civil Union Endorsement (Form No. VAZZ-0170NJ) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(7) Beneficial Ownership Endorsement for Qualified Contracts (Form No. VAZZ-0208AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(8) Beneficial Ownership Endorsement for Non-Qualified Contracts (Form No. VAZZ-0209AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(9) Charitable Remainder Trust Annuity Endorsement (Form No. VAZZ-0210AO) - Filed previously on November 17, 2023, with S-1 Registration No. 333-275629.
(4)	(h)	Individual Annuity Contract (Form No. ICC24-VACC-0124AO) - Filed previously on January 29, 2025, with S-1 Registration No. 333-275629.
(4)	(i)	Strategy Endorsement (Form No. ICC24-VAZZ-0235AO) - Filed previously on January 29, 2025, with S-1 Registration No. 333-275629.
(4)	(j)	MVA Endorsement (Form No. ICC24-VAZZ-0236AO) - Filed previously on January 29, 2025, with S-1 Registration No. 333-275629.
(5)	Opinion Regarding Legality – Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10a)
Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company - filed previously on March 27, 2012 with Post-Effective Amendment No. 17 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-49112.

(10b)
Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide
Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates – filed previously on March 30, 2020 with Form S-1, Registration No. 333-
237472.

(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant – Attached hereto.
(22)	Not applicable
(23)	(i) Consent of Independent Registered Public Accounting Firm – Attached hereto.
(23)	(ii) Consent of Counsel – Attached hereto as Exhibit 5.
(24)	Power of Attorney – Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101.INS)	Not applicable
(101.SCH)	Not applicable
(101.CAL)	Not applicable
(101.DEF)	Not applicable
(101.LAB)	Not applicable
(101.PRE)	Not applicable
(107)	Filing Fee Table – Attached hereto.
(B)
Financial Statement Schedules
All required financial statement schedules of Nationwide Life Insurance Company are included in Part I of this registration statement.
Item 17.
Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on April 7, 2025.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ John L. Carter*
John L. Carter President and Chief Operating Officer
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on April 7, 2025.
/s/ JOHN L. CARTER*
John L. Carter, President and Chief Operating Officer and Director (Principal Executive Officer)
/s/ TIMOTHY G. FROMMEYER*
Timothy G. Frommeyer, Executive Vice President and Director
/s/ CRAIG A. HAWLEY*
Craig A. Hawley, Senior Vice President-Nationwide Annuity and Director
/s/ STEVEN A. GINNAN*
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director (Chief Financial Officer)
/s/ HOLLY R. SNYDER*
Holly R. Snyder, Senior Vice President and Director
/s/ KIRT A. WALKER*
Kirt A. Walker, Director
/s/ JAMES D. BENSON*
James D. Benson, Senior Vice President-Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
*By: /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact Pursuant to Power of Attorney